     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 1998.

                                            REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                         CHEMICAL LOGISTICS CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                             5169                            76-0547326
   (State or other jurisdiction       (Primary Standard Industrial             (I.R.S. Employer
of incorporation or organization)     Classification Code Number)           Identification Number)

                             808 TRAVIS, SUITE 1135
                              HOUSTON, TEXAS 77002
                                 (713) 228-1555
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                             ---------------------

                               FRANCIS S. KALMAN
                            CHIEF FINANCIAL OFFICER
                             808 TRAVIS, SUITE 1135
                              HOUSTON, TEXAS 77002
                                 (713) 228-1555
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                             ---------------------

                                    copy to:

                MELISSA M. BALDWIN                                    GENE J. OSHMAN
              ANDREWS & KURTH L.L.P.                               BAKER & BOTTS, L.L.P.
              600 TRAVIS, SUITE 4200                                   910 LOUISIANA
               HOUSTON, TEXAS 77002                                HOUSTON, TEXAS 77002
                  (713) 220-4200                                      (713) 229-1234

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.
                             ---------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
                                                                PROPOSED MAXIMUM
             TITLE OF EACH CLASS OF SECURITIES                 AGGREGATE OFFERING         AMOUNT OF
                      TO BE REGISTERED                              PRICE(1)           REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value................................      $58,880,000              $17,370
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o).
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                                           SUBJECT TO COMPLETION

                                                                          , 1998

                                3,200,000 SHARES
                                     (Logo)

                         CHEMICAL LOGISTICS CORPORATION
                                  COMMON STOCK
                               ------------------

     All of the 3,200,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), offered hereby are being offered by Chemical Logistics Corporation (the "Company"). The Company was founded in July 1997 to acquire nine companies engaged in the chemical distribution business (the "Founding Companies") and has conducted no operations to date. Prior to this offering, there has been no public market for the Common Stock. It is currently estimated
that the initial public offering price will be between $      and $      per
share. For information relating to factors to be considered in determining the initial public offering price, see "Underwriting." The Company intends to make application to list the Common Stock on The New York Stock Exchange under the symbol "CLS." Of the net proceeds to the Company from the sale of the Common Stock offered hereby, approximately $31.1 million will be paid to the stockholders of the Founding Companies in connection with the acquisition of the Founding Companies. See "Use of Proceeds."
                             ---------------------
           THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
                 SEE "RISK FACTORS" BEGINNING ON PAGE 7 HEREOF.
                             ---------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
          AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
                                                                      UNDERWRITING              PROCEEDS
                                                PRICE TO              DISCOUNTS AND                TO
                                                 PUBLIC                COMMISSIONS             COMPANY(1)
----------------------------------------------------------------------------------------------------------------
Per Share..............................             $                       $                       $
----------------------------------------------------------------------------------------------------------------
Total(2)...............................             $                       $                       $
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

(1) Before deducting expenses of the offering payable by the Company estimated at $4,300,000.

(2) The Company has granted to the Underwriters a 30-day option to purchase up to an additional 480,000 shares of Common Stock solely to cover over-allotments, if any. To the extent the option is exercised, the Underwriters will offer the additional shares at the Price to Public shown above. If the option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be
    $            , $            and $            , respectively. See
    "Underwriting."
                             ---------------------
     The shares of Common Stock are offered by the several Underwriters, subject to prior sale, when, as and if delivered to and accepted by them and subject to their right to reject any order in whole or in part. It is expected that delivery of such shares of Common Stock will be made at the offices of BT Alex.
Brown Incorporated, Baltimore, Maryland, on or about                , 1998.

BT ALEX. BROWN
                            DONALDSON, LUFKIN & JENRETTE

                                                  SANDERS MORRIS MUNDY
             The date of this Prospectus is                , 1998.

                                   [GRAPHICS]

                             ---------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SPECIFICALLY, THE UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH THIS OFFERING AND MAY BID FOR AND PURCHASE SHARES OF THE COMMON STOCK IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

     Concurrently with and as a condition to the consummation of the offering made hereby (the "Offering"), Chemical Logistics Corporation plans to acquire, in separate transactions (collectively, the "Acquisitions"), for consideration including cash and shares of its Common Stock (the "Acquisitions Consideration"), the following nine entities engaged in the chemical distribution business: G. S. Robins & Company ("Robins"), Industrial Chemicals, Inc. ("Industrial"), Southwest Solvents & Chemicals and certain of its affiliated entities ("Southwest Solvents"), Chemical Solvents, Inc. and one affiliated entity ("Chemical Solvents"), Tilley Chemical Company, Inc. and one affiliated entity ("Tilley"), Cron Chemical Corporation and certain of its affiliated entities ("Cron"), Brown Chemical Company, Inc. and one affiliated entity ("Brown"), Tarr, Inc. and certain of its affiliated entities ("Tarr") and American Chemicals Co., Inc. ("American") (the foregoing companies referred to herein as the "Founding Companies"). Unless otherwise indicated, references herein to "CLC" mean Chemical Logistics Corporation, and references to the "Company" mean CLC and the Founding Companies collectively.

     The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, the information and share and per share data in this Prospectus (i) have been adjusted for (a) the Acquisitions, (b) the effects of certain pro forma adjustments to the historical financial statements, (c) the consummation of the Offering and (d) a 16.59366-for-1 stock split of the Common Stock effected in July 1998, and (ii) assume that the Underwriters' over-allotment option is not exercised.

                                  THE COMPANY

     CLC was founded in July 1997 to create a premier national chemical distribution company with a wide range of value-added services, broad line of product offerings and extensive geographic coverage, and to participate in the consolidation of the chemical distribution industry. The Company operates an extensive sales and distribution network focused primarily in the United States, with 41 facilities serving 47 states, and distributes a broad line of chemicals to over 10,000 customers in a number of industries including paint and coatings, water treatment, pharmaceuticals, oil and gas, chemical processing, textiles, food and beverage, fragrances, cosmetics, soaps and detergents, semiconductor, mining and metal treatment, pulp and paper, ink, rubber and plastics. The customers range in size from small manufacturing facilities to national and multinational corporations such as McCormick & Company, Incorporated, The Procter & Gamble Company and Archer-Daniels-Midland Company. In addition to providing basic customer services such as the warehousing, transporting, blending, packaging and labeling of chemicals, the Company also provides value-added services requiring specialized facilities and expertise such as quality assurance and laboratory analysis, contract drumming, specialized packaging and bagging, bar coding, integrated supply (including inventory management, remote tank monitoring and just-in-time delivery) and export containerization.

     Concurrently with the closing of the Offering, CLC will acquire the nine Founding Companies with pro forma combined 1997 revenues of $366 million, making the Company one of the largest chemical distribution companies in North America. The Founding Companies have been in existence for 49 years on average, and the continuing senior executive officers of the Founding Companies have an average of 25 years experience in the industry. One of these executives currently serves as president of the industry's trade association, the National Association of Chemical Distributors ("NACD"), and principals of four of the Founding Companies currently serve on the 13-member Board of Directors of the NACD. Additionally, one principal has served as president of the Chemical Education Foundation and two principals currently serve as trustees of this foundation.

     Based on industry data, the Company believes that sales by chemical distribution companies in the United States were approximately $18 billion in 1997. The chemical distribution industry is becoming an increasingly important component of the U.S. chemical supply chain as chemical manufacturers and end users demand greater product and service capability from chemical distribution companies and aggressively reduce their overall number of distributor relationships in order to control costs. At the same time, and in common with certain other U.S. distribution industries, chemical distribution companies are facing increasing costs for technology, infrastructure and regulatory compliance. In this evolving, competitive environment, the Company believes that its size, wide range of value-added services, broad line of product offerings and extensive geographic coverage will allow it to be an industry leader.

     The chemical distribution industry is highly fragmented. The Company believes, based on industry data, that there are more than 1,000 chemical distribution businesses in the United States consisting of a small number of regional or national companies and a much larger number of relatively small, owner-operated businesses that have limited access to capital and that offer a limited range of services. At this time, many of these companies are not in direct competition with the Company due to differences in services and products offered. The Company believes that the fragmented nature of the industry presents substantial consolidation and growth opportunities for relatively large companies with a disciplined acquisition program, a decentralized operating strategy and access to financial resources.

STRATEGY

     The Company plans to achieve its goal of becoming a premier, broad line national chemical distribution company by accelerating internal growth, by implementing its operating strategy and by expanding through acquisitions. The key elements of the Company's strategy are as follows:

     Internal Growth Strategy. The Company intends to pursue internal growth by promoting national account sales, cross selling its expanded product lines and services and implementing best practices across the Founding Companies. The Company believes that significant demand exists from large multi-location companies to utilize the services of a limited number of chemical distribution companies capable of providing comprehensive chemical product sourcing and services on a regional or national basis. The Company intends to leverage its sales and distribution network across the United States to obtain additional business from existing customers that operate on a regional and national basis, as well as new business from multi-location companies that previously could not be serviced by the Founding Companies individually. Also, the Company believes it will be able to expand sales to existing customers and to obtain new customers by offering a broader line of products than has been offered by the Founding Companies individually, complemented by a broader array of specialized services. In addition, the Company intends to implement a company-wide marketing program and to foster a culture of cooperation and teamwork that emphasizes the dissemination of best practices among its local management teams.

     Operating Strategy. The key elements of the Company's operating strategy are to centralize certain corporate functions in order to obtain operating efficiencies and to maintain a decentralized operating management in order to continue to provide superior customer service; to provide value-added services and become more integrated into the customers' internal use and handling of chemical products; and to implement a company-wide management information system. At the corporate level, the Company will consolidate functions such as risk management and insurance, finance and accounting and employee benefits to eliminate duplicative administrative and other costs that otherwise would be incurred at each of its operating locations. At the operating subsidiary level, the Company will adopt a regional approach to the U.S. chemical distribution market by creating four U.S. geographic regions that in most cases will be managed by selected Founding Company principals. The Company will employ a decentralized management structure that focuses management of each operating subsidiary on day-to-day operating matters, maintaining existing and building new customer and supplier relationships, as well as assisting in the identification of potential acquisition candidates. Also, the Company will continue to develop and provide value-added services designed to meet each customer's needs, thereby expanding product sales. Following the Offering, the Company expects to use the Chempax(TM) management information system, which is currently used by a majority of the Founding Companies, as the Company's primary management information system. The Company's objective over time is to implement a centralized, real time management information system linking all stocking locations, chemical terminal locations, warehouses and sales offices with Company management.

     Acquisition Strategy. The Company believes that the U.S. chemical distribution industry presents significant consolidation opportunities, with over 350 companies it views currently as potential acquisition candidates. The Company intends to pursue an aggressive but disciplined acquisition program to acquire chemical distribution companies in order to increase sales to industries and markets currently served by the Company; to enter new industries and markets; to develop new relationships with domestic and international chemical suppliers; and to expand its range of products and services. The Company believes that the senior management of the Founding Companies will be instrumental in identifying and completing future acquisitions, as several of the principals of the Founding Companies have held leadership roles in various industry organizations and have developed extensive relationships with NACD members.

     The Company believes that the prominence and operating strength of the Founding Companies and the experience of its senior management will provide the Company with significant competitive advantages as it pursues its strategy.

                                  THE OFFERING

Common Stock offered
hereby.....................  3,200,000 shares

Common Stock to be
outstanding after the
  Offering(1)..............  12,194,531 shares

Use of proceeds............  To pay the cash portion of the purchase price for the Founding Companies, to pay certain indebtedness of the Founding Companies, to pay expenses incurred in connection with the organization of CLC and the Offering and for general corporate purposes. See "Use of Proceeds."

Proposed NYSE trading
symbol.....................  CLS
---------------

(1) Includes (i) 6,543,329 shares to be issued to the owners of the Founding Companies, (ii) 3,200,000 shares to be sold in the Offering, (iii) 656,697 shares issued to the management and directors of CLC, (iv) 1,570,441 shares issued to the principals of Bellmeade Capital Partners, L.L.C. ("BCP") and
    (v) 224,064 shares issued to or held by consultants to and employees of BCP. Excludes options to purchase approximately 1,070,000 shares which are expected to be granted upon consummation of the Offering. See "Management," "Certain Transactions" and "Description of Capital Stock."

                                  RISK FACTORS

     Prospective investors should carefully consider all information set forth in this Prospectus and, in particular, should evaluate the specific factors set forth under "Risk Factors" for risks involved with an investment in the Common Stock.

                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     CLC will acquire the Founding Companies simultaneously with, and as a condition to, the consummation of the Offering. For financial statement presentation purposes, CLC has been identified as the "accounting acquiror." The following summary pro forma combined financial data present certain data for the Company, as adjusted for (i) the effects of the Acquisitions, (ii) the effects of certain other pro forma adjustments to the historical financial statements and (iii) the consummation of the Offering and the application of the net proceeds therefrom. The unaudited pro forma combined statement of operations data assume that the Acquisitions, Offering and related transactions were closed on January 1, 1997 and are not necessarily indicative of the results that the Company would have obtained had these events actually then occurred or of the Company's future results. During the periods presented below, the Founding Companies were not under common control or management and, therefore, the data presented may not be comparable to or indicative of post-combination results to be achieved by the Company. The summary pro forma combined financial data are based on preliminary estimates, available information and certain assumptions that Company management deems appropriate and should be read in conjunction with the other financial information included elsewhere in this Prospectus. See "Selected Financial Data," the Unaudited Pro Forma Combined Financial Statements and notes thereto, and the historical financial statements for the Founding Companies and the notes thereto, all included elsewhere in this Prospectus.

                                                                     PRO FORMA COMBINED
                                                            -------------------------------------
                                                             YEAR ENDED        THREE MONTHS ENDED
                                                            DECEMBER 31,           MARCH 31,
                                                                1997                  1998
                                                            ------------       ------------------
STATEMENT OF OPERATIONS DATA:
  Net sales...............................................  $   365,910           $    89,503
  Cost of sales...........................................      293,017                71,504
                                                            -----------           -----------
  Gross profit............................................       72,893                17,999
                                                            -----------           -----------
  Operating and delivery expenses.........................       22,861                 5,753
  Selling, general and administrative expenses(1).........       30,092                 8,014
  Goodwill amortization(2)................................        1,917                   479
  Depreciation............................................        4,639                 1,249
                                                            -----------           -----------
  Income from operations..................................       13,384                 2,504
  Interest and other income (expense), net(3).............       (1,222)                 (269)
                                                            -----------           -----------
  Income before income taxes..............................       12,162                 2,235
  Income tax expense(4)...................................        5,698                 1,047
                                                            -----------           -----------
  Net income..............................................  $     6,464           $     1,188
                                                            ===========           ===========
  Net income per share....................................  $      0.53           $      0.10
                                                            ===========           ===========
  Shares used in computing pro forma net income per
     share(5).............................................   12,194,531            12,194,531

                                                                    MARCH 31, 1998(6)(7)
                                                              --------------------------------
                                                                 PRO FORMA
                                                                 COMBINED       AS ADJUSTED(8)
                                                              ---------------   --------------
BALANCE SHEET DATA:
  Working capital/(deficit).................................     $(20,245)(9)      $ 23,044
  Total assets..............................................      193,493           191,269
  Long-term debt, net of current maturities.................       15,579            18,759
  Total stockholders' equity................................       73,577           113,917

---------------

(1) The pro forma combined statement of operations data reflect an aggregate of approximately $3.4 million and $0.4 million for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively, in pro forma reductions in salary, bonus and benefits to the owners of the Founding Companies to which they have agreed prospectively. Additionally, the data reflect the reversal of the nonrecurring portion of the noncash compensation charge of $5.0 million recognized by CLC for the quarter ended March 31, 1998 related to the issuance of Common Stock to management. See "Certain Transactions."

(2) Reflects amortization of the goodwill to be recorded as a result of the Acquisitions over a 40-year period and computed on the basis described in the notes to the Unaudited Pro Forma Combined Financial Statements.

(3) Includes the elimination of interest expense of $0.1 million and $20,000 for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively, due to the planned repayment of certain of the Founding Companies' existing debt, net of additional interest expense related to new debt incurred by CLC.

(4) Assumes all pretax income before nondeductible goodwill is subject to a 41% overall tax rate.

(5) Includes (i) 6,543,329 shares to be issued to the owners of the Founding Companies, (ii) 3,200,000 shares to be sold in the Offering, (iii) 656,697 shares issued to the management and directors of CLC, (iv) 1,570,441 shares issued to the principals of BCP and (v) 224,064 shares issued to or held by consultants to and employees of BCP. Excludes options to purchase approximately 1,070,000 shares, which are expected to be granted upon consummation of the Offering.

(6) Reflects the Acquisitions and related transactions as if they had occurred on March 31, 1998 as described in the notes to the Unaudited Pro Forma Combined Financial Statements. The unaudited pro forma combined balance sheet data is based upon preliminary estimates, available information and certain assumptions that management deems appropriate and should be read in conjunction with the other financial information and historical financial statements, and notes thereto, included elsewhere in this Prospectus.

(7) A number of the Founding Companies have historically elected S Corporation status for tax purposes. Prior to the Acquisitions, these Founding Companies will make distributions to their stockholders totaling approximately $8.7 million. In order to fund these distributions, the Founding Companies will borrow approximately $8.7 million.

(8) Reflects the closing of the Offering and the Company's application of the net proceeds therefrom and the additional borrowings to repay and refinance certain indebtedness of the Founding Companies. See "Use of Proceeds" and "Certain Transactions."

(9) Includes $31.1 million payable to owners of the Founding Companies, representing the cash portion of the Acquisitions Consideration.

         SUMMARY INDIVIDUAL FOUNDING COMPANY HISTORICAL FINANCIAL DATA

     The following table presents certain summary historical statement of operations data of the Founding Companies for each of their three most recent fiscal years and for the three months ended March 31, 1997 and 1998. The historical statement of operations data below has not been adjusted for the pro forma adjustments related to contractually agreed reductions in salaries and benefits, or any other pro forma adjustments, reflected in the Unaudited Pro Forma Combined Financial Statements included elsewhere in this Prospectus. The statement of operations data presented below has been audited for certain of the Founding Companies and certain of the periods as reflected in the historical financial statements of such Founding Companies, included elsewhere in this Prospectus. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                                              THREE MONTHS
                                                                                                  ENDED
                                                                    FISCAL YEARS(1)           MARCH 31,(2)
                                                              ---------------------------   -----------------
                                                               1995      1996      1997      1997      1998
                                                              -------   -------   -------   -------   -------
                                                                              (IN THOUSANDS)
ROBINS
  Net sales.................................................  $58,236   $59,387   $61,445   $14,936   $14,323
  Gross profit..............................................   11,126    11,087    12,270     2,814     2,565
  Income from operations....................................    1,903     1,283     2,258       269        44
INDUSTRIAL
  Net sales.................................................  $42,880   $44,726   $51,599   $11,724   $12,436
  Gross profit..............................................    9,406     9,726    12,051     2,696     2,767
  Income from operations....................................      647       421     1,119        14       240
SOUTHWEST SOLVENTS
  Net sales.................................................  $50,621   $46,642   $47,219   $10,951   $11,170
  Gross profit..............................................    8,537     8,504     8,429     2,077     2,111
  Income from operations....................................      415       684       883       395       331
CHEMICAL SOLVENTS
  Net sales.................................................  $45,406   $40,874   $41,164   $ 9,730   $ 9,896
  Gross profit..............................................   11,981    10,576    10,831     2,647     2,931
  Income from operations....................................    2,807     1,636     1,788       167       483
TILLEY
  Net sales.................................................  $36,707   $38,281   $40,715   $10,165   $ 9,816
  Gross profit..............................................    5,966     5,989     6,693     1,669     1,709
  Income from operations....................................    1,356     1,189     1,818       472       454
CRON
  Net sales.................................................  $38,432   $41,760   $38,755   $ 9,199   $11,094
  Gross profit..............................................    5,996     6,893     6,197     1,413     1,637
  Income from operations....................................    1,195     1,514       846        88       350
BROWN
  Net sales.................................................  $30,996   $33,767   $34,311   $ 8,707   $ 9,160
  Gross profit..............................................    5,287     5,592     5,950     1,531     1,668
  Income from operations....................................      689       943     1,061       295       385
TARR
  Net sales.................................................  $30,097   $32,216   $31,662   $ 7,864   $ 6,183
  Gross profit..............................................    5,485     6,516     6,707     1,704     1,551
  Income from operations....................................      354       586       579       282        89
AMERICAN
  Net sales.................................................  $19,241   $19,370   $19,040   $ 4,989   $ 4,547
  Gross profit..............................................    2,992     3,160     3,411       938       825
  Income from operations....................................       22        59       588       147       169

---------------

(1) The fiscal years presented are the years ended December 31, 1995, 1996 and 1997, except for Industrial for which the fiscal years presented are the years ended February 29, 1996, February 28, 1997 and 1998; Tilley for which the fiscal years presented are the years ended October 31, 1995, 1996 and 1997; Cron for which the fiscal years presented are the years ended September 30, 1995, 1996 and 1997; and American for which the fiscal years presented are the years ended June 30, 1996 and 1997, and the year ended March 31, 1998.

(2) The periods presented above are for the three months ended March 31, 1997 and 1998, except for Industrial for which the periods presented are for the three months ended May 31, 1997 and 1998.

                                  RISK FACTORS

     Prospective investors should consider carefully, in addition to the other information contained in this Prospectus, the following factors before purchasing the shares of Common Stock offered hereby. Information contained in this Prospectus is based on beliefs of, and information currently available to, the Company's management as well as estimates and assumptions made by the Company's management, and may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). When used in this Prospectus, words such as "may," "will," "expect," "intend," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology, as they relate to the Company or the Company's management, identify forward-looking statements. The following matters and certain other factors noted throughout this Prospectus constitute cautionary statements identifying important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements.

ABSENCE OF COMBINED OPERATING HISTORY

     CLC was organized in July 1997 but has conducted no operations, other than in connection with the Offering and the Acquisitions, and generated no revenue to date. CLC has entered into agreements to acquire the Founding Companies simultaneously with, and as a condition to, the closing of the Offering. The Founding Companies have been operating as separate entities and there can be no assurance that the Company will be able to integrate the operations of these businesses successfully or to institute the necessary systems and procedures, including accounting and financial reporting systems, to manage the combined enterprise on a profitable basis. In addition, there can be no assurance that the recently assembled management group will be able to oversee the combined enterprise and effectively implement the Company's operating or growth strategies. The pro forma combined financial results of the Founding Companies cover periods during which the Founding Companies and CLC were not under common control or management and, therefore, may not be indicative of the Company's future financial or operating results. The success of the Company will depend on management's ability to integrate the Founding Companies and other future acquisitions into one organization in a profitable manner. The inability of the Company to successfully integrate the Founding Companies and to coordinate and integrate certain operational, administrative, banking, insurance and accounting functions and computer systems would have a material adverse effect on the Company's financial condition and results of operations.

RISKS RELATED TO ACQUISITION STRATEGY

     The Company's strategy for growth significantly relies on the acquisition of additional chemical distribution companies. The Company expects to face competition for acquisition candidates, which may limit the number of acquisition opportunities and may lead to higher acquisition prices. There can be no assurance that the Company will be able to identify, acquire or profitably manage additional businesses or to integrate successfully any acquired businesses into the Company without substantial costs, delays or other operational or financial difficulties. Further, acquisitions (including the acquisitions of the Founding Companies) involve a number of special risks, including failure of the acquired businesses to achieve expected results, diversion of management's attention, failure to retain key personnel, customers and suppliers of the acquired businesses and contingent and latent risks (including environmental risks) associated with the past operations of, and other unanticipated problems, events or liabilities arising from the acquired businesses, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations. The Company's recourse against the owners of the Founding Companies or of other acquired businesses may be limited. In addition, there can be no assurance that the Founding Companies or other businesses acquired in the future will achieve anticipated net sales and earnings or that the Company will achieve any or all of the other goals of its acquisition strategy. Acquisitions accounted for as purchases may result in substantial annual noncash amortization charges for goodwill and other intangible assets in the Company's statements of operations. See "Business -- Strategy."

RISKS RELATED TO INTERNAL GROWTH AND OPERATING STRATEGIES

     Although the Company intends to seek to improve the profitability of the Founding Companies and any subsequently acquired businesses by various means, including realizing efficiencies and centralizing certain administrative functions, there can be no assurance that the Company will be able to do so. The Company does not currently sell all products or provide all services at each of its locations and there can be no assurance regarding when, if ever, it will do so. The Company's ability to maintain or increase the profitability of the Founding Companies and any subsequently acquired businesses will be affected by various factors, including demand for the Company's products and services, the Company's ability to expand the range of products and services offered by each Founding Company and by any subsequently acquired businesses and the Company's ability to enter new markets successfully. Many of these factors are beyond the control of the Company, and there can be no assurance that the Company's strategies will be successful or that it will be able to generate cash flow adequate to support its operations and internal growth. A key component of the Company's strategy is to operate the Founding Companies and subsequently acquired businesses on a decentralized basis, with local management retaining responsibility for day-to-day operations, maintaining existing and building new customer and supplier relationships, profitability and the growth of the business. If proper business controls are not implemented or if management of the Founding Companies and subsequently acquired businesses are not successful in adopting an integrated operating approach, this decentralized operating strategy could result in inconsistent operating, administrative and financial practices at the Founding Companies and subsequently acquired businesses and the Company's overall profitability could be adversely affected. The chemical distribution industry is subject to technological change, product innovation and substitution, and enhancement and changes in supplier and customer requirements. The operations of the Company may be affected by these changes. The Company's failure to anticipate or respond to these developments may have a material adverse effect on the Company's financial condition and results of operations. See "Business -- Strategy."

MANAGEMENT OF GROWTH

     The Company expects to grow both internally and through acquisitions. Management expects to expend significant time and effort in evaluating, completing and integrating acquisitions and opening new facilities. The Company may not be able to bid on certain national sales account opportunities if it does not continue to add new geographic locations. There can be no assurance that the Company's systems, procedures and controls will be adequate to support the Company's operations as they expand. Any future growth also will impose significant additional responsibilities on members of senior management, including the need to identify, recruit and integrate new senior level managers and executives. There can be no assurance that such additional managers and executives will be identified and retained by the Company. To the extent that the Company is unable to manage its growth efficiently and effectively, or is unable to attract and retain additional qualified managers and executives, the Company's financial condition and results of operations could be materially adversely affected. See "Business -- Strategy."

INTEGRATION OF AND RELIANCE ON COMPUTER SYSTEMS

     The Company's success will be dependent in part on its ability to coordinate and integrate the management and information systems ("MIS") of the Founding Companies that are used for ordering products, recording and analyzing financial results, controlling inventory and performing other important functions. There can be no assurance that the Company will be able to coordinate and integrate the MIS economically or that the Company will not experience delays, disruptions and unanticipated expenses in doing so. Any such event could have a material adverse effect on the Company's business, financial condition and results of operations. The Company will not be able to fully achieve certain contemplated operating efficiencies and competitive advantages until it has fully coordinated and integrated the MIS. Until the Company establishes coordinated and integrated MIS, which may not occur for several years, it will rely primarily on the separate systems of the Founding Companies. After the MIS are integrated, the Company will rely heavily on them in its daily operations. Consequently, any interruption in the operation of the MIS may have a material adverse effect on the Company's business, financial condition and results of operations. Also, the total future cost to the Company associated with evaluating and modifying its computer systems to address potential year 2000 compliance issues has not been determined. There can be no assurance as to the ultimate effect of year 2000 compliance issues on the Company or that such issues will not have a material adverse effect on the Company's financial condition and results of operations.

COMPETITION

     The Company is engaged in a highly fragmented and competitive industry. Competition is based primarily on service, product pricing, quality and geographic coverage. The Company competes with a large number of chemical distribution companies on a national, regional and local basis, as well as chemical traders and brokers and chemical manufacturers, some of which may have greater financial resources and greater geographic coverage than the Company and some of which are public companies or divisions of public companies. The Company may also face competition for acquisition candidates from these companies, some of which have been active in the acquisition market for chemical distribution businesses. Other smaller chemical distribution companies may also seek acquisitions from time to time. See "Business -- Competition." There can be no assurance that such competition will not have a material adverse effect on the Company's financial condition and results of operations.

ACQUISITION FINANCING

     The Company's acquisition strategy will require substantial capital. The Company intends to use its Common Stock for a portion of the consideration for some or all future acquisitions. If the Common Stock does not maintain a sufficient valuation or potential acquisition candidates are unwilling to accept Common Stock as part of the consideration for the sale of their businesses, the Company may be required to utilize more of its cash resources, if available, in order to pursue its acquisition program. If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through future debt or equity financings. Using cash or debt to complete acquisitions and finance internal growth could substantially limit the Company's financial flexibility, and using equity may result in dilution of the ownership interests of the then-existing stockholders of the Company. There can be no assurance that the Company will be able to obtain financing if and when it is needed or that, if available, it will be available on terms the Company deems acceptable. As a result, the Company might be unable to pursue its acquisition strategy successfully. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Combined Liquidity and Capital Resources" and "Business -- Strategy."

RELIANCE ON INDUSTRIES SUBJECT TO FLUCTUATING DEMAND

     Certain of the Company's products are sold to customers in industries and markets that experience cyclicality or significant fluctuations in demand based on economic conditions, energy prices, consumer demand, changing supplier and customer practices, environmental regulations, weather conditions and other factors beyond the control of the Company. No assurance can be given that the Company will be able to increase or maintain its level of sales particularly in periods of economic stagnation or downturn.

POTENTIAL COSTS OF ENVIRONMENTAL COMPLIANCE

     The Company is subject to federal, state, local and foreign environmental laws, rules, regulations, and ordinances, including those concerning emissions and discharges, and the generation, handling, storage, transportation, treatment, disposal and import and export of hazardous materials ("Environmental Laws"). The operation of the Company's facilities and the distribution of chemical products entail risks under Environmental Laws, many of which provide for substantial remediation costs in the event of discharges of contaminants and fines and sanctions for violations. In addition, compliance with existing and future Environmental Laws may require significant capital expenditures by the Company. There can be no assurance that past or future operations will not result in the Company incurring material environmental liabilities and costs or that compliance with Environmental Laws will not require material capital expenditures by the Company, each of which could have a material adverse effect on the Company's results of operations and financial condition. At some of the Company's sites, surface or subsurface contamination has been established, the full extent of which is unknown. No assurance can be given that material liabilities will not be incurred in the future as a result of the existing contamination. In addition, although the Company intends to conduct appropriate due diligence with respect to environmental matters in connection with future acquisitions, there can be no assurance that the Company will be able to identify or be indemnified for all potential environmental liabilities relating to any acquired business. Although the Company has obtained insurance and indemnities for certain contamination conditions, such insurance and indemnities are limited. See
"Business -- Environmental and Health Regulation" and "Business -- Risk Management and Insurance."

FLUCTUATIONS IN OPERATING RESULTS

     The Company's results of operations may fluctuate significantly from quarter to quarter or year to year because of a number of factors, including the timing of future acquisitions, fluctuations in the demand for its distribution services and competitive factors. Additionally, the Company's distribution activities involve chemical products the prices of which fluctuate over time. Future price fluctuations may have a negative impact on the Company and its results of operations. Accordingly, quarterly comparisons of the Company's revenues and operating results for a period should not be relied on as an indication of future performance, and the results of any period may not be indicative of results to be expected for future periods. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

CONTROL BY EXISTING MANAGEMENT AND STOCKHOLDERS

     Following the completion of the Acquisitions and the Offering, the Company's executive officers and directors, former stockholders of the Founding Companies and persons affiliated with some or all of the above will beneficially own approximately 74% of the total outstanding shares of Common Stock (approximately 71% if the Underwriters' over-allotment option is exercised in full). These persons, if acting in concert, will be able to continue to exercise control over the Company's affairs, to elect the Board of Directors and to control the disposition of any matter submitted to a vote of stockholders. See "Principal Stockholders."

PROCEEDS OF OFFERING PAYABLE TO AFFILIATES

     Of the net proceeds of the Offering, $31.1 million will be paid as the cash portion of the purchase price for the Founding Companies. Some of the recipients of these funds will become directors of the Company or holders of more than 5% of the Common Stock. See "Principal Stockholders." Prior to the Acquisitions, the Founding Companies will borrow an aggregate of approximately $8.7 million to fund substantially all of the S Corporation Distributions. The Company intends to assume or refinance through its revolving credit facility substantially all of the indebtedness of the Founding Companies. Additionally, BCP has agreed to advance to CLC, until the consummation of the Acquisitions and the Offering, such funds as are necessary to pay the transaction costs associated with the Acquisitions and the Offering. BCP will be reimbursed from the proceeds of the Offering in respect of such expenses. As of July 15, 1998, BCP had advanced the Company approximately $1.8 million for such expenses. See "Use of Proceeds" and "Certain Transactions."

OPERATING HAZARDS

     The Company's operations are subject to the numerous hazards associated with the handling, transportation, blending, storage, sale, ownership and other activities relating to chemicals. These hazards include, but are not limited to, storage tank or pipeline leaks and ruptures, explosions, fires, chemical spills, discharges or releases of toxic substances or gases, mechanical failures, transportation accidents, any of which could materially and adversely affect the Company. These hazards can cause personal injury and loss of life, severe damage to or destruction of property and equipment, environmental damage and may result in suspension of operations. The Company will maintain insurance coverage in the amounts and against the risks it believes are in accordance with industry practice, but this insurance will not cover all types or amounts of liabilities. No assurance can be given either that (i) this insurance will be adequate to cover all losses or liabilities the Company may incur in its operations or (ii) the Company will be able to maintain insurance of the types or at levels that are adequate or at reasonable rates.

NO PRIOR MARKET; POSSIBLE VOLATILITY OF STOCK

     Prior to the Offering, no public market for the Common Stock has existed, and the initial public offering price, which will be determined by negotiation between the Company and representatives of the Underwriters, may not be indicative of the price at which the Common Stock will trade after the Offering. See "Underwriting" for the factors to be considered in determining the initial public offering price. The Company intends to make application to list the Common Stock on the NYSE, but no assurance can be given that an active trading market for the Common Stock will develop or, if developed, continue after the Offering. The market price of the Common Stock after the Offering may be subject to significant fluctuations from time to time in response to numerous factors, including variations in the reported financial results of the Company from both prior results and anticipated results and changing conditions in the economy in general or in the industrial sector in particular. In addition, the stock markets experience significant price and volume volatility from time to time which may affect the market price of the Common Stock for reasons unrelated to the Company's performance.

DEPENDENCE ON KEY PERSONNEL

     The Company's operations are dependent on the continued efforts of its executive officers and senior management and other key personnel of the Founding Companies. Furthermore, the Company will be dependent on the senior management of companies that may be acquired in the future. Although the Company will enter into an employment agreement with each of the Company's executive officers, there can be no assurance that any individual will continue in such capacity for any particular period of time. The loss of key personnel, or the inability to hire and retain qualified employees, could have an adverse effect on the Company's business, financial condition and results of operations. See "Management."

RISKS ASSOCIATED WITH DISTRIBUTION SUPPLY CONTRACTS

     The products distributed by the Company are obtained through supply relationships with chemical producers. Typically, the Company's supply contracts have one-year terms with evergreen provisions that automatically renew the contracts for additional one-year terms unless notice of termination is provided (which notice may be, under certain agreements, as short as 30 days). In addition, many of the Company's supply contracts are subject to termination as a result of a change in control, including the Acquisitions. The Company has long-established relationships with many of its suppliers. There can be no assurance, however, that the Company's relationships or agreements with such suppliers will not be terminated and, if terminated, that they can be replaced. There also can be no assurance that manufacturers will be willing to extend their current relationship with a Founding Company to other Founding Companies or the Company as a whole.

SHARES ELIGIBLE FOR FUTURE SALE

     As of July 15, 1998, 2,401,202 shares of Common Stock were issued and outstanding. Simultaneously with the closing of the Offering, the stockholders of the Founding Companies will receive, in the aggregate, 6,543,329 shares of Common Stock as a portion of the consideration for their businesses. Additionally, prior to the closing of the Offering, the Company expects to issue 50,000 shares of Common Stock to newly hired management personnel. None of these 8,994,531 shares of Common Stock was or will be issued in a transaction registered under the Securities Act, and, accordingly, such shares may not be sold except in transactions registered under the Securities Act or pursuant to an exemption from registration, including the exemptions contained in Rules 144 and 701 under the Securities Act. In addition, the owners of the Founding Companies, management, the principals of BCP and certain consultants have agreed with the Company not to sell, contract to sell or otherwise dispose of any shares of Common Stock received as consideration in the Acquisitions for a period of two years following receipt thereof. When these shares become saleable, the market price of the Common Stock could be materially adversely affected by the sale of substantial amounts of the shares in the public market. The current stockholders of the Company (including the stockholders of the Founding Companies) have certain piggy-back registration rights with respect to their shares.

     Upon the closing of the Offering, the Company will have outstanding options to purchase up to a total of approximately 1,070,000 shares of Common Stock issued pursuant to the Company's 1998 Stock Plan (the "Plan"). A total of 15% of the Company's outstanding shares will be issuable pursuant to the Plan. The Company intends to file a registration statement covering all the shares subject to these options under the Securities Act. See "Management -- 1998 Stock Plan."

     The Company currently intends to file a registration statement covering up to an additional 5,000,000 shares of Common Stock under the Securities Act for its use in connection with future acquisitions. These shares generally will be freely tradeable after their issuance by persons not affiliated with the Company unless the Company contractually restricts their resale.

     The Company has agreed not to offer, sell or otherwise dispose of any shares of Common Stock or other securities convertible into or exchangeable or exercisable for shares of Common Stock for a period of 180 days after the date of this Prospectus, except as consideration for acquisitions of businesses or on exercise of options granted under the Plan, without the prior written consent of BT Alex. Brown Incorporated. All directors, officers and current stockholders of the Company and persons acquiring shares of Common Stock in connection with the Acquisitions have agreed not to (i) offer, pledge, sell or otherwise dispose of any shares of Common Stock, (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the shares of Common Stock owned by such person or (iii) request the registration for the offer or sale of Common Stock for a period of 180 days without the prior written consent of BT Alex. Brown Incorporated.

     There can be no assurance that the resale or the availability for sale of the shares of Common Stock eligible for future sale will not have an adverse effect on the prevailing market price of the Common Stock.

CERTAIN ANTI-TAKEOVER PROVISIONS

     The Company's Amended and Restated Certificate of Incorporation, Bylaws, employment agreements and employee benefit plans contain provisions which may have the effect of delaying, deferring or preventing a change in control of the Company. For example, the Company's Amended and Restated Certificate of Incorporation and Bylaws provide for, among other things, a classified Board of Directors, the prohibition of stockholder action by written consent and the affirmative vote of at least 66 2/3% of all outstanding shares of Common Stock to approve the removal of directors from office. The Company's Board of Directors has the authority to issue shares of preferred stock in one or more series and to fix the rights and preferences of the shares of any such series without stockholder approval. Any series of preferred stock is likely to be senior to the Common Stock with respect to dividends, liquidation rights and, possibly, voting. In addition, the Board of Directors may issue certain rights pursuant to the rights plan authorized by the Amended and Restated Certificate of Incorporation. The ability to issue preferred stock or rights could have the effect of discouraging unsolicited acquisition proposals. The Company's employee stock option plans contain provisions that allow for, among others, the acceleration of vesting or payment of awards granted under such plans in the event of a "change of control," as defined in such plans. In addition, the Company has entered into employment agreements with certain executive officers and key employees allowing for cash payments under certain circumstances following a change in control, as defined, of the Company.

IMMEDIATE AND SUBSTANTIAL DILUTION

     The purchasers of the shares of Common Stock offered hereby will experience immediate dilution in the net tangible book value of their shares of $11.94 per share (assuming an initial public offering price of $15.00 per share). See "Dilution." In the event the Company issues additional shares of Common Stock in the future, including shares which may be issued in connection with acquisitions or other public or private financings, purchasers of Common Stock in the Offering may experience further dilution in the net tangible book value per share of the Common Stock. See "Dilution."

SIGNIFICANT MATERIALITY OF GOODWILL

     The Company's balance sheet immediately following the Offering and consummation of the Acquisitions will include an amount designated as "goodwill" that represents 40.1% of total assets and 67.2% of stockholders' equity. Goodwill arises when an acquiror pays more for a business than the fair value of the tangible and separately measurable intangible net assets. Generally accepted accounting principles require that this and all other intangible assets be amortized over the period benefited. Management has determined that the period benefited by the goodwill will be no less than 40 years. If management were not to separately recognize a material intangible asset having a benefit period less than 40 years, or were not to give effect to shorter benefit periods of factors giving rise to a material portion of the goodwill, earnings reported in periods immediately following the acquisition would be overstated. In later years, the Company would be burdened by a continuing charge against earnings without the associated benefit to income valued by management in arriving at the consideration paid for the businesses. Earnings in later years also could be significantly affected if management determined then that the remaining balance of goodwill was impaired. Management has reviewed with its independent accountants all of the factors and related future cash flows which it considered in arriving at the amount incurred to acquire each of the Founding Companies. Management concluded that the anticipated future cash flows associated with intangible assets recognized in the acquisitions will continue indefinitely, and there is no persuasive evidence that any material portion will dissipate over a period shorter than 40 years.

                                  THE COMPANY

     CLC was founded in July 1997 to create a premier national chemical distribution company with a wide range of value-added services, broad line of product offerings and extensive geographic coverage, and to participate in the consolidation of the chemical distribution industry. Concurrently with and as a condition to the closing of the Offering, CLC will acquire the nine Founding Companies. For 1997, the Founding Companies, which have been in business for an average of 49 years, had pro forma combined annual revenues of approximately $366 million with sales in 47 states. The Acquisitions Consideration to be paid by the Company consists of approximately $31.1 million in cash and 6,543,329 shares of Common Stock. The Acquisitions Consideration was determined by negotiations among CLC and representatives of the Founding Companies. See "Certain Transactions." A brief description of each of the Founding Companies is set forth below.

     ROBINS. Robins, a distributor of a broad line of organic and inorganic chemicals, was founded in 1923 and is headquartered in St. Louis, Missouri. Robins operates through nine distribution and storage facilities located in Illinois, Missouri and Kansas. Robins has approximately 120 employees, including 22 sales personnel and 17 customer representatives, and operates a fleet of 15 tractors and 45 trailers. A tenth facility, which is located in Cedar Rapids, Iowa, is under construction and will be leased by Robins beginning in the third quarter of 1998. Robins had revenues of approximately $61.4 million for the year ended December 31, 1997. Robins services over 1,200 customers, distributing over 1,500 products to a customer base including the food processing, water treatment, paint and coatings, pharmaceuticals, compounding, ice melt and chemical processing industries. Recently, Robins has increased its mixing, blending and formulating capabilities to meet market demand. G. Stephen Robins, president of Robins, will sign a three-year employment agreement to continue in his position as president of Robins following the consummation of the Offering. In addition, Mr. Robins will become a director of the Company following the consummation of the Offering.

     INDUSTRIAL. Industrial, a distributor of mainly inorganic chemicals, was founded in 1970 and is headquartered in Birmingham, Alabama. Industrial operates through seven distribution and storage facilities located in Alabama and Georgia. It also operates a liquid and dry blending and packaging facility in Birmingham, and a custom dry packaging facility in Mobile, Alabama. Industrial has approximately 111 employees, including 19 sales personnel and seven customer service representatives and operates a fleet of eight tractors, 30 trailers and 21 other trucks. Industrial had revenues of approximately $51.6 million for the fiscal year ended February 28, 1998. Industrial services over 2,500 customers, distributing over 1,500 products to a customer base including the pulp and paper, textile, water treatment, chemical manufacturing and food processing industries. Value-added services provided include just-in-time inventory services and a variety of custom specifications, including blending and packaging, sampling, labeling, segregated storage and special delivery requirements. William L. Welch, President of Industrial, will sign a three-year employment agreement to continue in his position as president of Industrial following the consummation of the Offering. In addition, Mr. Welch will become a director of the Company following the consummation of the Offering.

     SOUTHWEST SOLVENTS. Southwest Solvents, a distributor of a broad line of organic and inorganic chemicals, began business in 1970 and is headquartered in Houston, Texas. Southwest Solvents operates through seven distribution and storage facilities in Texas and California. Southwest Solvents has approximately 95 employees, including 19 sales personnel and four customer service representatives and operates a fleet of 21 tractors, 29 trailers, five other trucks, and ten railcars. Southwest Solvents had revenues of approximately $47.2 million for the year ended December 31, 1997. Southwest Solvents services over 1,600 customers, distributing over 2,500 products to a customer base including the paint, coatings and adhesives, oilfield service, printing, general manufacturing, compounding, electronics and cosmetics industries. Value-added services provided include export containerization and contract drumming for chemical manufacturers and exporters. James M. Clepper, CEO of Southwest Solvents, will sign a three-year employment agreement to serve as President and Chief Operating Officer of the Company following the consummation of the Offering. In addition, Mr. Clepper will become a director of the Company following the consummation of the Offering.

     CHEMICAL SOLVENTS. Chemical Solvents, a distributor of liquid organic chemicals, was incorporated in 1970 and is headquartered in Cleveland, Ohio. Chemical Solvents operates through its distribution and storage facilities located in Cleveland. Chemical Solvents has approximately 113 employees, including nine sales personnel and four customer service representatives and operates a fleet of 11 tractors, 13 trailers, five other trucks, and one railcar. Chemical Solvents had revenues of approximately $41.2 million for the year ended December 31, 1997. Chemical Solvents services over 750 customers, distributing over 450 products to a customer base including the metal finishing, paint and coatings, adhesives and sealants, aerosol packaging, automotive, chemical processing and plastics and rubber industries. Value-added services provided include storage and repackaging, recycling and chemical waste disposal, equipment cleaning supply, wastewater treatment and disposal and coating stripping services. Bill Garrett, currently executive vice president of Chemical Solvents, will sign a three-year employment agreement to serve as president of Chemical Solvents following the consummation of the Offering. Ed Pavlish, currently president of Chemical Solvents, will sign a consulting agreement with Chemical Solvents following the consummation of the Offering.

     TILLEY. Tilley, a distributor of a broad line of organic and inorganic chemicals, began business in 1952 and is headquartered in Baltimore, Maryland. Tilley operates through its distribution and storage facilities located in Baltimore. Tilley has approximately 47 employees, including seven sales personnel and three customer service representatives and operates a fleet of nine tractors, 15 trailers, and six other trucks. Tilley had revenues of approximately $40.7 million for the fiscal year ended October 31, 1997. Tilley services over 600 customers, distributing over 1,200 products to a customer base including the food and beverage, pharmaceutical, photographic and chemical process industries as well as other diverse industrial markets. Value-added services provided include export packaging, contract packaging, remote tank monitoring and supply chain management. John Tilley, president of Tilley, will sign a three-year employment agreement to continue in his position as president of Tilley following the consummation of the Offering. In addition, Mr. Tilley will become a director of the Company following the consummation of the Offering.

     CRON. Cron, a distributor of a broad line of organic and inorganic chemicals, whose predecessor began business in 1936, maintains headquarters in Houston, Texas and New Orleans, Louisiana. Cron operates through four distribution and storage facilities located in Houston and Dallas, Texas, and New Orleans and Lafayette, Louisiana. Cron has approximately 59 employees, including 15 sales personnel and seven customer service representatives and operates a fleet of nine tractors and 16 trailers. Cron had revenues of approximately $38.8 million for the fiscal year ended September 30, 1997. Cron services over 1,500 customers, distributing over 700 products to a customer base including the paint and coatings, plastics, inks, construction, food, adhesive, oil field services, chemical compounding, chemical process, metals and oil field production industries. Value-added services provided include custom blending and packing of chemical raw material and 24-hour oil field product availability services provided by Cron. Jim Sette, president of Cron Chemical Corporation, will sign a three-year employment agreement to continue in his position following the consummation of the Offering.

     BROWN. Brown, a distributor of various dry and liquid inorganic and organic chemicals, was founded in 1936 and is headquartered in Oakland, New Jersey. Brown operates through two distribution and storage facilities located in New Jersey. Brown has approximately 28 employees, including five sales personnel and four customer service representatives and operates a fleet of six tractors, 13 trailers, and two other trucks. Brown had revenues of approximately $34.3 million for the year ended December 31, 1997. Brown services approximately 1,000 customers, distributing over 1,500 products to a customer base including the pharmaceutical, food, flavors, fragrances, personal care, cosmetics and photographic industries. Value-added services provided include contract warehousing, custom packaging, limited blending, remote tank monitoring systems and vendor managed inventory programs. Doug Brown, president of Brown, will sign a three-year employment agreement to serve as Chief Information Officer of the Company and president of Brown following the consummation of the Offering. In addition, Doug Brown will become a director of the Company following the consummation of the Offering.

     TARR. Tarr, a distributor of liquid organic chemicals and petroleum products, whose predecessor began business in 1945, is headquartered in Portland, Oregon. Tarr operates through nine distribution and storage facilities located in Oregon, Washington and Arizona. Tarr has approximately 72 employees, including

13 sales personnel and five customer service representatives and operates a fleet of 16 other trucks, five tractors and 12 trailers. Tarr had revenues of approximately $31.7 million for the year ended December 31, 1997. Tarr services over 6,500 customers, distributing over 3,900 products to a customer base including the paint and coatings, print, metals, transportation, compounding and semiconductor industries. Value-added services provided include blending, custom packaging and commercial fueling facilities and services. Skip Tarr, president of Tarr, will sign a three-year employment agreement to continue in his position as president of Tarr following the consummation of the Offering.

     AMERICAN. American, a distributor of liquid organic chemicals, was founded in 1940 and is headquartered in South Kearny, New Jersey. American operates through its distribution and storage facilities located in South Kearny. American has approximately 20 employees, including six sales personnel and two customer service representatives and operates a fleet of four tractors, 14 trailers, and two other trucks. American had revenues of approximately $19.4 million for the fiscal year ended June 30, 1997. American services over 200 customers, distributing over 350 products to a customer base including the paint and coatings, inks, flavor and fragrance, pharmaceutical and chemical process industries. Value-added services provided include blending, custom packaging and customer maintained inventories. Stephen B. Fiverson, president of American, will sign a three-year employment agreement to continue in his position as president of American following the consummation of the Offering. In addition, Mr. Fiverson will become a director of the Company following the consummation of the Offering.

     Chemical Logistics Corporation was incorporated in Delaware in July 1997. Its executive offices are located at 808 Travis, Suite 1135, Houston, Texas 77002, and its telephone number is (713) 228-1555.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the shares of Common Stock offered hereby (assuming an initial public offering price of $15.00 per share and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by the Company, a portion of which have been or will be funded by advances from BCP and reimbursed from the proceeds of the Offering) are estimated to be approximately $40.3 million (approximately $47.0 million if the Underwriters' over-allotment option is exercised in full).

     Of the $40.3 million net proceeds, the Company estimates that approximately $31.1 million will be used to pay the cash portion of the Acquisitions Consideration, all of which will be paid to former stockholders and other equity owners of the Founding Companies. In addition, approximately $9.2 million of the remaining net proceeds will be used to repay various outstanding indebtedness of the Founding Companies at the closing of the Offering that bear interest at rates ranging from 8.0% to 10.0% and mature at various dates through October 2004. Such indebtedness may include notes payable to fund a portion of the S Corporation Distributions. After consummation of the Offering and the Acquisitions and after giving effect to the application of the proceeds described above and to an anticipated draw down on the Company's currently proposed bank line of credit (described below) to refinance the Founding Companies' indebtedness, the Company expects to have a total of $27.5 million in debt outstanding.

     The Company has reached an agreement in principle to obtain a bank line of credit for $100 million to finance future acquisitions, to refinance existing indebtedness of the individual Founding Companies and of companies acquired in the future and for general corporate purposes. The line of credit will be subject to customary drawing conditions and the completion of negotiations with the lenders, the execution of appropriate loan documentation and the consummation of the Offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Combined Liquidity and Capital Resources."

                                DIVIDEND POLICY

     The Company currently intends to retain its future earnings, if any, to finance the growth, development and expansion of its business and, accordingly, does not currently intend to declare or pay any dividends on the Common Stock for the foreseeable future. The declaration, payment and amount of future dividends, if any, will be at the discretion of the Company's Board of Directors after taking into account various factors, including, among others, the Company's financial condition, results of operations, cash flows from operations, current and anticipated capital requirements and expansion plans, the income tax laws then in effect and the requirements of Delaware law. In addition, the Company's currently proposed credit facility will prohibit the payment of dividends by the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Combined Liquidity and Capital Resources."

     Prior to the Acquisitions, certain of the Founding Companies will make the S Corporation Distributions to their stockholders in the amount of approximately $8.7 million.

                                 CAPITALIZATION


     The following table sets forth the current maturities of long-term obligations and the capitalization of (i) the Company on a pro forma combined basis after giving effect to the Acquisitions, the S Corporation Distributions and related transactions and (ii) the Company on a pro forma basis, as adjusted to give effect to the Offering and the application of the estimated net proceeds therefrom and the repayment and refinancing of certain indebtedness of the Founding Companies. See "Use of Proceeds." This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Combined Liquidity and Capital Resources" and the Unaudited Pro Forma Combined Financial Statements of the Company and the notes thereto, included elsewhere in this Prospectus.



                                                               AS OF MARCH 31, 1998
                                                              -----------------------
                                                              PRO FORMA
                                                              COMBINED    AS ADJUSTED
                                                              ---------   -----------
                                                                  (IN THOUSANDS)
Cash and cash equivalents...................................  $  4,662     $  2,074
Current maturities of long-term debt(1).....................    21,776        8,694
Long-term debt, net of current maturities(2)................    15,579       18,759
                                                              --------     --------
Stockholders' equity:
  Preferred Stock: $0.01 par value, 10,000,000 shares,
     authorized; no shares issued and outstanding...........        --           --
  Common Stock: $0.01 par value, 50,000,000 shares
     authorized; 8,994,531 issued and outstanding, pro forma
     combined; and 12,194,531 shares issued and outstanding,
     as adjusted(3).........................................        89          121
  Additional paid-in capital................................    78,757      119,065
  Retained deficit(4).......................................    (5,269)      (5,269)
                                                              --------     --------
          Total stockholders' equity........................    73,577      113,917
                                                              --------     --------
          Total capitalization..............................  $110,932     $141,370
                                                              ========     ========


---------------


(1) Includes the Company's line of credit and current payables to related parties. See detail of related party amounts in the individual Founding Company financial statements and accompanying notes thereto.


(2) Includes long-term obligations and long-term payables to related parties. See detail of related party amounts in the individual Founding Company financial statements and accompanying notes thereto.

(3) Excludes shares related to approximately 1,070,000 stock options which are expected to be granted upon consummation of the Offering.

(4) Results from the noncash compensation charge related to the issuance of Common Stock to management.

                                    DILUTION

     At March 31, 1998, after giving effect to the Acquisitions as if they had occurred at such date, the deficit in pro forma combined net tangible book value of the Company was approximately $(3.0) million, or approximately $(0.34) per share. The deficit in pro forma combined net tangible book value is equal to the aggregate net tangible book value (tangible assets less total liabilities) of the Company after giving effect to the Acquisitions. The number of shares used for the per share calculation includes the 8,994,531 shares outstanding after the Acquisitions, but prior to the Offering. After giving effect to the Acquisitions and the sale by the Company of the 3,200,000 shares of Common Stock offered hereby (assuming an initial public offering price of $15.00 per share and after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company), the pro forma combined net tangible book value of the Company would have been $37.3 million, or $3.06 per share. This represents an immediate increase in pro forma net tangible book value of $3.40 per share to existing stockholders and an immediate dilution in net tangible book value of $11.94 per share to new investors purchasing the shares of Common Stock in the Offering. The following table illustrates this per share dilution:

Assumed initial public offering price per share.............           $15.00
  Pro forma combined net tangible book value per share prior to the Offering........................................  $(0.34)
  Increase in pro forma net tangible book value per share
     attributable to new investors..........................    3.40
                                                              ------
Pro forma combined net tangible book value per share after
  the Offering..............................................             3.06
                                                                       ------
Dilution in net tangible book value per share to new
  investors.................................................           $11.94
                                                                       ======

     The following table sets forth on a pro forma basis, after giving effect to the Acquisitions as of March 31, 1998, the number of shares of Common Stock purchased from the Company, the total consideration to the Company and the average price per share paid to the Company by (i) existing stockholders and
(ii) the new investors purchasing Common Stock from the Company in the Offering at the assumed initial offering price of $15.00 per share (before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company):

                                  SHARES PURCHASED          TOTAL
                                ---------------------   CONSIDERATION             AVERAGE PRICE
                                  NUMBER      PERCENT     AMOUNT(1)     PERCENT     PER SHARE
                                -----------   -------   -------------   -------   -------------
Existing stockholders and
  owners of Founding
  Companies...................    8,994,531     73.7%    $(3,030,000)     (6.7)%     $(0.34)
New investors.................    3,200,000     26.3      48,000,000     106.7        15.00
                                -----------    -----     -----------
          Total...............  $12,194,531    100.0%    $44,970,000     100.0%
                                ===========    =====     ===========     =====

---------------

(1) The total consideration paid represents the combined stockholders' equity of the Founding Companies before the Offering, reduced to reflect: (i) the cash portion of the Acquisitions Consideration and (ii) S Corporation Distributions of $8.7 million.

                            SELECTED FINANCIAL DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     CLC will acquire the Founding Companies simultaneously with and as a condition to the consummation of the Offering. The following selected historical financial data for CLC as of December 31, 1997 have been derived from audited financial statements of CLC included elsewhere in this Prospectus. The selected historical financial data for March 31, 1998 and for the three months ended March 31, 1998 have been derived from the unaudited financial statements of CLC which have been prepared on the same basis as the audited financial statements and, in the opinion of Company management, reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of such data. The results of operations for the three months ended March 31, 1998 should not be regarded as indicative of the results that may be expected for the full year.

     The summary unaudited pro forma combined financial data below present certain data for the Company, adjusted for (i) the Acquisitions, (ii) the effects of certain other pro forma adjustments to the historical financial statements and (iii) the consummation of the Offering and the application of the net proceeds therefrom. The summary pro forma combined statement of operations data assume that the Acquisitions, Offering and related transactions were closed on January 1, 1997, and are not necessarily indicative of the results that the Company would have obtained had these events actually occurred at that date or indicative of the Company's future results. During the periods presented below, the Founding Companies were not under common control or management and, therefore, the data presented may not be comparable to or indicative of post-combination results to be achieved by the Company. The summary pro forma combined financial data are based on preliminary estimates, available information and certain assumptions that management deems appropriate and should be read in conjunction with the other financial information included elsewhere in this Prospectus. See the Unaudited Pro Forma Combined Financial Statements and the notes thereto, included elsewhere in this Prospectus.

                                                               FOR THE PERIOD
                                                               FROM INCEPTION
                                                               (JULY 15, 1997)
                                                                   THROUGH        THREE MONTHS ENDED
                                                              DECEMBER 31, 1997     MARCH 31, 1998
                                                              -----------------   ------------------
                                                                          (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA (CLC):
  Net sales.................................................        $ --               $    --
  Selling, general and administrative expenses..............          17                 5,252
                                                                    ----               -------
  Loss from operations......................................         (17)               (5,252)
                                                                    ----               -------
  Net loss..................................................        $(17)              $(5,252)
                                                                    ====               =======

                                                                         PRO FORMA COMBINED
                                                            ---------------------------------------------
                                                                 YEAR ENDED          THREE MONTHS ENDED
                                                             DECEMBER 31, 1997         MARCH 31, 1998
                                                            --------------------    ---------------------
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA (THE COMPANY):
  Net sales...............................................       $  365,910              $   89,503
  Cost of sales...........................................          293,017                  71,504
                                                                 ----------              ----------
  Gross profit............................................           72,893                  17,999
                                                                 ----------              ----------
  Operating and delivery expenses.........................           22,861                   5,753
  Selling, general and administrative expenses(1).........           30,092                   8,014
  Goodwill amortization(2)................................            1,917                     479
  Depreciation............................................            4,639                   1,249
                                                                 ----------              ----------
  Income from operations..................................           13,384                   2,504
  Interest and other income (expense), net(3).............           (1,222)                   (269)
                                                                 ----------              ----------
  Income before income taxes..............................           12,162                   2,235
  Income tax expense......................................            5,698                   1,047
                                                                 ----------              ----------
  Net income..............................................            6,464                   1,188
                                                                 ----------              ----------
  Net income per share....................................       $     0.53              $     0.10
                                                                 ==========              ==========
  Shares used in computing pro forma net income per
     share(5).............................................       12,194,531              12,194,531

                                                                  MARCH 31, 1998(6)(7)
                                                              -----------------------------
                                                              PRO FORMA
                                                              COMBINED       AS ADJUSTED(8)
                                                              ---------      --------------
BALANCE SHEET DATA (THE COMPANY):
  Working capital/(deficit).................................  $(20,245)(9)      $ 23,044
  Total assets..............................................   193,493           191,269
  Long-term debt, net of current maturities.................    15,579            18,759
          Total stockholders' equity........................    73,577           113,917

---------------

(1) The pro forma combined statement of operations data reflect an aggregate of approximately $3.4 and $0.4 million for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively, in pro forma reductions in salary, bonus and benefits of the owners of the Founding Companies to which they have agreed prospectively. Additionally reflects the reversal of the nonrecurring portion of the noncash compensation charge of $5.0 million recognized by CLC for the quarter ended March 31, 1998 related to the issuance of Common Stock to management. See "Certain Transactions."

(2) Reflects amortization of the goodwill to be recorded as a result of the Acquisitions over a 40-year period and computed on the basis described in the notes to the Unaudited Pro Forma Combined Financial Statements.

(3) Includes the elimination of interest expense of $0.1 million and $20,000 for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively, due to the planned repayment of certain of the Founding Companies' existing debt, net of additional interest expense related to new debt incurred by CLC.

(4) Assumes all pretax income before nondeductible goodwill is subject to a 41% overall tax rate.

(5) Includes (i) 6,543,329 shares to be issued to the owners of the Founding Companies, (ii) 3,200,000 shares to be sold in the Offering, (iii) 656,697 shares issued to the management and directors of CLC, (iv) 1,570,441 shares issued to the principals of BCP and (v) 224,064 shares issued to or held by consultants to and employees of BCP. Excludes options to purchase approximately 1,070,000 shares, which are expected to be granted upon consummation of the Offering.

(6) Reflects the Acquisitions and related transactions as if they had occurred on March 31, 1998 as described in the notes to the Unaudited Pro Forma Combined Financial Statements. The unaudited pro forma combined balance sheet data is based upon preliminary estimates, available information and certain assumptions that management deems appropriate and should be read in conjunction with the other financial information and historical financial statements, and notes thereto, included elsewhere in this Prospectus.

(7) A number of the Founding Companies have historically elected S Corporation status for tax purposes. Prior to the Acquisitions, these Founding Companies will make distributions to their stockholders totaling approximately $8.7 million. In order to fund these distributions, the Founding Companies will borrow approximately $8.7 million.

(8) Reflects the closing of the Offering and the Company's application of the net proceeds therefrom and the additional borrowings to repay and refinance certain indebtedness of the Founding Companies. See "Use of Proceeds" and "Certain Transactions."

(9) Includes $31.1 million payable to owners of the Founding Companies, representing the cash portion of the Acquisitions Consideration.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with "Selected Financial Data" and the Founding Companies' Financial Statements and related Notes thereto appearing elsewhere in this Prospectus.

INTRODUCTION

     The Company's revenues are derived primarily from the sale of dry and liquid chemicals to industrial and commercial customers. Net sales are recognized on shipment of the product to the customer. The Company's customers represent a number of industries including paint and coatings, water treatment, pharmaceuticals, oil and gas, chemical processing, textiles, food and beverage, fragrances, cosmetics, soaps and detergents, semiconductor, mining and metal treatment, pulp and paper, ink, rubber and plastics. In addition, the Company not only provides basic customer services such as the warehousing, transporting, blending, packaging and labeling of chemicals, but also provides value-added services requiring specialized facilities and expertise such as quality assurance and laboratory analysis, contract drumming, specialized packaging and bagging, bar coding, integrated supply (including inventory management, remote tank monitoring and just-in-time delivery) and export containerization.

     Cost of sales consists primarily of materials, products purchased for resale, freight and obsolescence. Operating and delivery costs consist primarily of processing, storing and delivering of products. Selling, general and administrative expenses consist primarily of cost for compensation and related benefits, advertising, facility rent and utilities, communications and professional fees. Senior executive management of the Founding Companies have agreed to reductions in their compensation and related benefits totaling $3.4 and $0.4 million, on a pro forma basis for the 12 months ended December 31, 1997, and the three months ended March 31, 1998, respectively, in connection with the Acquisitions. These reductions are in accordance with the terms of employment agreements. Such reductions in salaries, bonuses and benefits have been reflected as a pro forma adjustment in the Pro Forma Combined Statement of Operations.

     The Founding Companies have operated throughout the periods presented as independent, privately owned entities, and their results of operations reflect varying tax structures (S Corporations or C Corporations) which have influenced the historical level of owners' compensation. Gross profit margins and selling, general and administrative expenses as a percentage of revenues may not be comparable among the individual Founding Companies.

     The Company believes that it will realize savings from consolidation of insurance programs and other general and administrative expenses. Offsetting these savings will be costs related to the Company's new corporate management, being a public company and integrating the Acquisitions. None of these savings or incremental costs are reflected in the Pro Forma or Historical Combined Statement of Operations.

     Prior to the consummation of the Offering, the Company will have sold an aggregate of 656,697 shares of Common Stock to management and has recorded nonrecurring, noncash compensation charges of $5.2 million through March 31, 1998 and has recorded additional nonrecurring, noncash compensation charges of approximately $1.4 million through June 30, 1998 related to such sales. These nonrecurring compensation charges are not included in the Unaudited Pro Forma Combined Financial Statements.

     In July 1996, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 97 (SAB 97) relating to business combinations immediately prior to an initial public offering. SAB 97 requires that these combinations be accounted for using the purchase method of acquisition accounting. Under the purchase method, CLC has been designated as the accounting acquiror. For the remaining companies, $76.6 million, representing the excess of the fair value of the Acquisitions Consideration received over the fair value of the net assets to be acquired, will be recorded as "goodwill" on the Company's balance sheet. Goodwill will be amortized as a noncash charge to the statement of operations over a 40-year period. The pro forma impact of this amortization expense, which is nondeductible for tax purposes, is $1.9 million per year on an after-tax basis. The amount of goodwill to be recorded and the related amortization expense will depend in part on the actual Offering price. See "Certain Transactions -- Organization of the Company."

SEASONALITY AND QUARTERLY FLUCTUATIONS

     The Company has experienced modest seasonal declines in sales during first and fourth quarters due to weather and a variance in number of delivery days. The Company's volume of business may be adversely affected by a decline in the purchases of chemicals as a result of regional or national downturns in economic conditions. Quarterly results may also be materially affected by the timing of acquisitions and the timing and magnitude of acquisition assimilation costs. Accordingly, the operating results for any three-month period are not necessarily indicative of the results that may be achieved for any subsequent fiscal quarter or for a full fiscal year.

SUPPLEMENTAL UNAUDITED COMBINED FINANCIAL INFORMATION

     The following supplemental unaudited combined financial information for the periods presented does not purport to present the results of the combined Founding Companies in accordance with generally accepted accounting principles, but represents merely a summation of the revenues, cost of sales and gross profit of the individual Founding Companies on a historical basis and excludes the effects of the pro forma adjustments that are included in the Pro Forma Combined Financial Statements appearing elsewhere in this Prospectus. Selling, general and administrative expenses for periods prior to the Acquisitions reflect the effects of distributions to the owners of the Founding Companies. The data will not be comparable to, and may not be indicative of, the Company's post-combination results of operations because (i) the Founding Companies were not under common control or management and had different tax structures (generally, S Corporations or C Corporations) during the periods presented, (ii) the Company will use the purchase method to establish a new basis of accounting to record the Acquisitions, (iii) the Company will incur incremental costs for its corporate management and the costs of being a public company and (iv) the combined data do not reflect the potential benefits and cost savings the Company expects to realize when operating as a combined entity.

     The following table sets forth certain supplemental unaudited combined financial information for the periods indicated (dollars in thousands):

                                              YEAR ENDED DECEMBER 31,                          THREE MONTHS ENDED MARCH 31,
                            ------------------------------------------------------------   -------------------------------------
                                 1995(1)              1996(1)              1997(1)              1997(2)             1998(2)
                            ------------------   ------------------   ------------------   -----------------   -----------------
                             AMOUNT    PERCENT    AMOUNT    PERCENT    AMOUNT    PERCENT   AMOUNT    PERCENT   AMOUNT    PERCENT
                            --------   -------   --------   -------   --------   -------   -------   -------   -------   -------
Net sales.................  $352,616    100.0%   $357,023    100.0%   $365,911    100.0%   $88,264    100.0%   $88,626    100.0%
Costs and expenses --
  Cost of sales...........   285,841     81.1     288,979     81.0     293,373     80.2    70,774      80.2    70,864      80.0
  Operating and delivery
    expenses..............    21,658      6.1      21,797      6.1      22,863      6.2     5,667       6.4     5,562       6.3
  Selling, general and
    administrative
    expenses..............    31,690      9.0      33,450      9.4      34,133      9.3     8,533       9.7     8,471       9.6
  Depreciation............     4,039      1.1       4,482      1.3       4,603      1.3     1,160       1.3     1,185       1.3
                            --------    -----    --------    -----    --------    -----    -------    -----    -------    -----
Income from operations....  $  9,388      2.7%   $  8,315      2.2%   $ 10,939      3.0%   $2,130       2.4%   $2,544       2.8%
                            ========    =====    ========    =====    ========    =====    =======    =====    =======    =====

---------------

(1) The fiscal years presented are the years ended December 31, 1995, 1996 and 1997, except for Industrial for which the fiscal years presented are the years ended February 29, 1996, and February 28, 1997 and 1998; Tilley for which the fiscal years presented are the years ended October 31, 1995, 1996 and 1997; Cron for which the fiscal years presented are the fiscal years ended September 30, 1995, 1996 and 1997; and American for which the fiscal years presented are the years ended June 30, 1996 and 1997, and the year ended March 31, 1998.

(2) The three-month information presented is for the three months ended March 31, 1997 and 1998, except for Industrial for which the information is for the three-month periods ended May 31, 1997 and 1998.

  Combined results for the three months ended March 31, 1998, compared to the three months ended March 31, 1997

     Net Sales. Net sales increased $0.3 million, or 0.4%, from $88.3 million to $88.6 million for the three months ended March 31, 1998. This increase was due to a general increase in sales volumes.

     Cost of Sales. Cost of sales increased $0.1 million, or 0.1%, from $70.8 million for the three months ended March 31, 1997, to $70.9 million for the three months ended March 31, 1998. As a percentage of net sales, cost of sales decreased from 80.2% for the three months ended March 31, 1997, to 80.0% for the three months ended March 31, 1998.

     Operating and Delivery Expenses. Operating and delivery expenses decreased $105,000 to $5.6 million for the three months ended March 31, 1998. As a percentage of net sales, operating and delivery expenses decreased from 6.4% for the three months ended March 31, 1997, to 6.3% for the three months ended March 31, 1998.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $62,000, or 0.7%, from $8,533,000 for the three months ended March 31, 1997, to $8,471,000 for the three months ended March 31, 1998. As a percentage of net sales, selling, general and administrative expenses decreased from 9.7% for the three months ended March 31, 1997, to 9.6% for the three months ended March 31, 1998.

  Combined results for the year ended December 31, 1997, compared to the year ended December 31, 1996

     Net Sales. Net sales increased $8.9 million, or 2.5%, from $357.0 million in 1996 to $365.9 million in 1997 due to a general increase in sales volumes.

     Cost of Sales. Cost of sales increased $4.4 million, or 1.5%, from $289.0 million in 1996 to $293.4 million in 1997. The increase in cost of sales was primarily due to an increase in sales, partially offset by a decline in the average cost of purchased product. As a percentage of net sales, cost of sales decreased from 81.0% in 1996 to 80.2% in 1997.

     Operating and Delivery Expenses. Operating and delivery expenses increased $1.1 million, or 4.9%, from $21.8 million in 1996 to $22.9 million in 1997. As a percentage of net sales, operating and delivery expenses increased from 6.1% in 1996 to 6.2% in 1997.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $0.7 million, or 2.0%, from $33.4 million in 1996 to $34.1 million in 1997. As a percentage of net sales, selling, general and administrative expenses decreased from 9.4% in 1996 to 9.3% in 1997.

  Combined results for the year ended December 31, 1996, compared to the year ended December 31, 1995

     Net Sales. Net sales increased $4.4 million, or 1.2%, from $352.6 million for the year ended December 31, 1995, to $357.0 million for the year ended December 31, 1996. This increase was due to a general increase in sales volumes.

     Cost of Sales. Cost of sales increased $3.1 million, or 1.1%, from $285.8 million for the year ended December 31, 1995, to $289.0 million for the year ended December 31, 1996. As a percentage of net sales, cost of sales decreased from 81.1% for the year ended December 31, 1995, to 81.0% for the year ended December 31, 1996, principally due to a change in product mix.

     Operating and Delivery Expenses. Operating and delivery expenses increased $0.1 million from $21.7 million for the year ended December 31, 1995, to $21.8 million for the year ended December 31, 1996. As a percentage of net sales, operating and delivery expenses remained constant at 6.1% for 1995 and 1996.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $1.8 million, or 5.6%, from $31.7 million for the year ended December 31, 1995, to $33.5 million for the year ended December 31, 1996. This increase was primarily due to a higher volume of net sales. As a percentage of net sales, selling, general and administrative expenses increased from 9.0% for the year ended December 31, 1995, to 9.4% for the year ended December 31, 1996.

COMBINED LIQUIDITY AND CAPITAL RESOURCES

     Working capital at December 31, 1997, and March 31, 1998, was $25.4 million and $23.7 million, respectively. The Company's principal capital requirements are to fund its working capital and the purchase and improvement of facilities, machinery and equipment. Historically, these requirements have been met by cash flows generated from operations and borrowings under bank credit facilities.

     Net cash provided by operating activities for 1997 and the three months ended March 31, 1998, was $12.1 million and $2.4 million, respectively. These changes were principally due to increased earnings, partially offset by funding working capital requirements for accounts receivable, inventories and accounts payable. Net cash used in investing activities for 1997 and the three months ended March 31, 1998, was $5.9 million and $0.2 million, respectively. The increase in investing activities was primarily related to capital expenditures of $6.1 million and $0.7 million for 1997 and for the three months ended March 31, 1998, respectively. Net cash used in financing activities for 1997 and the three months ended March 31, 1998, was $3.9 million and $2.0 million, respectively. The net cash used in financing activities resulted primarily from bank borrowings, offset by dividends paid to shareholders of the Founding Companies.

     The Company has entered into a preliminary agreement with a commercial bank under which it expects to enter into a credit facility effective concurrently with the closing of the Offering. According to the proposed terms of the agreement, the credit facility will be a three-year revolving credit facility of up to $100 million to be used to finance acquisitions, to refinance existing indebtedness of the individual Founding Companies and of companies acquired in the future and for general corporate purposes. The amounts borrowed under the proposed credit facility will bear interest at an annual rate equal to either
(a) the London Interbank Offered Rate ("LIBOR") plus 1.0% to 1.625%, as determined by the ratio of the Company's total funded debt to EBITDA (as defined in the credit facility) or (b) the higher of (i) the bank's prime rate and (ii) the Federal Funds rate plus 0.5%, plus up to an additional 0.625% as determined by the ratio of the Company's total funded debt to EBITDA. Commitment fees of 0.25% to 0.375% (based on the same ratio of the Company's total funded debt to EBITDA) are due on any unused borrowing capacity under the proposed credit facility. The Company's existing and future subsidiaries will guarantee the repayment of all amounts due under the facility, and the facility will be secured by the capital stock of these subsidiaries and the accounts receivable and inventory of the Company and these subsidiaries. The credit facility will require the consent of the lenders for acquisitions exceeding a certain level of consideration, prohibit the payment of cash dividends by the Company, restrict the ability of the Company to incur other indebtedness and require the Company to comply with certain financial covenants. Availability of the credit facility will be subject to customary drawing conditions, completion of negotiations with the lenders and execution of definitive loan documentation. Following the consummation of the Offering, approximately $27.5 million of borrowings of the Founding Companies are expected to be repaid with borrowings under the proposed credit facility.

     The Company anticipates that its cash flows from operations will provide sufficient cash to enable the Company to meet its working capital needs, debt service requirements and planned capital expenditures. Capital expenditures for 1997 and the three months ended March 31, 1998 were $6.1 million and $0.7 million respectively.

     The Company has incurred and anticipates that in the future it will incur certain costs necessary to comply with environmental regulations. See "Business -- Environmental and Health Regulation."

     The Company intends to pursue attractive acquisition opportunities. The timing, size or success of any acquisition effort and the associated potential capital commitments cannot be predicted. The Company expects to fund future acquisitions primarily from working capital, cash flow from operations and borrowings, including any unborrowed portion of the proposed credit facility, as well as issuances of additional equity.

     Due to the relatively low levels of inflation experienced in 1995, 1996 and 1997, inflation did not have a significant effect on the results of the combined Founding Companies in those fiscal years.

YEAR 2000

     The Founding Companies have begun the process of identifying, evaluating and modifying computer systems in order to address potential year 2000 compliance issues. Some of the Founding Companies' operating and financial systems are already compliant. The Founding Companies' remaining operating and financial systems are expected to be brought into compliance in phases in order to be compliant by the year 2000. The total future cost associated with potential year 2000 compliance issues has not been determined; however, management believes that it will not have a material adverse effect on the financial position or results of operations.

ROBINS RESULTS OF OPERATIONS

     Robins commenced business in 1923 and has several offices located throughout the Midwest United States, including its headquarters in St. Louis, Missouri. Robins operates through nine distribution and storage facilities located in Illinois, Missouri and Kansas and is principally engaged in the wholesale distribution of a broad line of organic and inorganic chemicals to customers in those states. A tenth facility, which is located in Cedar Rapids, Iowa, is under construction and will be leased by Robins beginning in the third quarter of 1998. Robins has approximately 120 employees.

     The following table sets forth selected historical results of operations for Robins (dollars in thousands):

                                                 YEAR ENDED DECEMBER 31,                        THREE MONTHS ENDED MARCH 31,
                                ---------------------------------------------------------   -------------------------------------
                                      1995                1996                1997                1997                1998
                                -----------------   -----------------   -----------------   -----------------   -----------------
                                AMOUNT    PERCENT   AMOUNT    PERCENT   AMOUNT    PERCENT   AMOUNT    PERCENT   AMOUNT    PERCENT
                                -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
                                                                                                         (UNAUDITED)
Net sales.....................  $58,236    100.0%   $59,387    100.0%   $61,445    100.0%   $14,936    100.0%   $14,323    100.0%
Costs and expenses --
  Cost of sales...............   47,110     80.9     48,300     81.3     49,176     80.0     12,122     81.2     11,758     82.1
  Operating and delivery
    expenses..................    3,741      6.4      3,540      6.0      4,126      6.7      1,065      7.1        952      6.6
  Selling, general and
    administrative expenses...    5,033      8.6      5,774      9.7      5,321      8.7      1,318      8.8      1,384      9.7
  Depreciation................      449      0.8        490      0.8        564      0.9        162      1.1        184      1.3
                                -------    -----    -------    -----    -------    -----    -------    -----    -------    -----
Income from operations........  $ 1,903      3.3%   $ 1,283      2.2%   $ 2,258      3.7%   $   269      1.8%   $    45      0.3%
                                =======    =====    =======    =====    =======    =====    =======    =====    =======    =====

  Results for the three months ended March 31, 1998, compared to the three months ended March 31, 1997

     Net Sales. Net sales decreased $0.6 million, or 4.1%, from $14.9 million for the three months ended March 31, 1997, to $14.3 million for the three months ended March 31, 1998. This decrease was due to lower sales of calcium chloride (ice melt) because of a mild winter.

     Cost of Sales. Cost of sales decreased $0.4 million, or 3.0%, from $12.1 million for the three months ended March 31, 1997, to $11.8 million for the three months ended March 31, 1998. The decline in cost of sales is a result of the lower calcium chloride sales. As a percentage of net sales, cost of sales increased from 81.2% for the three months ended March 31, 1997, to 82.1% for the three months ended March 31, 1998, primarily due to an increase in direct sales as a percentage of total sales, which have a lower margin.

     Operating and Delivery Expenses. Operating and delivery expenses decreased $0.1 million, or 10.6%, from $1.1 million for the three months ended March 31, 1997, to $1.0 million for the three months ended March 31, 1998. As a percentage of net sales, operating and delivery expenses decreased from 7.1% for the three months ended March 31, 1997, to 6.6% for the three months ended March 31, 1998. This percentage decrease was primarily due to operational efficiencies and the reduction of some direct sales volumes which had higher delivery costs.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $0.1 million, or 5.0%, from $1.3 million for the three months ended March 31, 1997, to $1.4 million for the three months ended March 31, 1998. As a percentage of net sales, selling, general and administrative expenses increased from 8.8% for the three months ended March 31, 1997, to 9.7% for the three months ended March 31, 1998. This increase was primarily due to start-up costs related to the opening of a new location in Cedar Rapids, Iowa.

  Results for the year ended December 31, 1997, compared to the year ended December 31, 1996

     Net Sales. Net sales increased $2.1 million, or 3.5%, from $59.4 million in 1996 to $61.5 million in 1997. The increase in net sales was primarily due to a $1.5 million contract for a blended product that was obtained in March 1997.

     Cost of Sales. Cost of sales increased $0.9 million, or 1.8%, from $48.3 million in 1996 to $49.2 million in 1997. The increase in cost of sales was primarily due to the related increase in sales. As a percentage of net sales, cost of sales decreased from 81.3% in 1996 to 80.0% in 1997, primarily due to the blended product business, which generally had a higher margin.

     Operating and Delivery Expenses. Operating and delivery expenses increased $0.6 million, or 16.6%, from $3.5 million in 1996 to $4.1 million in 1997. As a percentage of net sales, operating and delivery expenses increased from 6.0% in 1996 to 6.7% in 1997, primarily resulting from a customer-requested billing change which required the delivery charges to be paid by Robins.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $0.5 million, or 7.8%, from $5.8 million in 1996 to $5.3 million in 1997. This decrease was primarily due to the 1996 buyout of an officer, shareholder and director and the reorganization of the sales department. As a percentage of net sales, selling, general and administrative expenses decreased from 9.7% in 1996 to 8.7% in 1997.

  Results for the year ended December 31, 1996, compared to the year ended December 31, 1995

     Net Sales. Net sales increased $1.2 million, or 2.0%, from $58.2 million in 1995 to $59.4 million in 1996. The increase in net sales was primarily due to an additional sales location opened in Kansas City, Missouri, and a sales distribution warehouse added in St. Louis, Missouri.

     Cost of Sales. Cost of sales increased $1.2 million, or 2.5%, from $47.1 million in 1995 to $48.3 million in 1996, primarily as a result of the increase in sales. As a percentage of net sales, cost of sales increased from 80.9% in 1995 to 81.3% in 1996.

     Operating and Delivery Expenses. Operating and delivery expenses decreased $0.2 million, or 5.4%, from $3.7 million in 1995 to $3.5 million in 1996. The decrease in operating and delivery expenses was primarily due to increased savings from the usage of common carriers instead of in-house transportation in situations where costs could be saved. As a percentage of net sales, operating and delivery decreased from 6.4% in 1995 to 6.0% in 1996.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $0.7 million, or 14.7%, from $5.0 million in 1995 to $5.8 million in 1996. This increase was primarily attributable to severance payments made in connection with the buyout of an officer, shareholder and director. As a percentage of net sales, selling, general and administrative expenses increased from 8.6% in 1995 to 9.7% in 1996.

ROBINS LIQUIDITY AND CAPITAL RESOURCES

     Working capital at December 31, 1997, and March 31, 1998, was $9.3 million and $8.5 million, respectively. Robins' principal capital requirements are to fund its working capital and the purchase and improvement of facilities, machinery and equipment. Historically, these requirements have been met by cash flows generated from operations.

     Net cash provided by operating activities for 1997 and the three months ended March 31, 1998, was $3.8 million and $0.8 million, respectively. These changes were principally due to changes in earnings and working capital requirements for accounts receivable, inventories and accounts payable. Net cash (used in) provided by investing activities for 1997 and the three months ended March 31, 1998, was $(1.2) million and $0.4 million, respectively. These investing activities primarily related to capital expenditures and investments in and dispositions of certificates of deposit. Net cash used in financing activities for 1997 and the three months ended March 31, 1998, was $1.8 million and $0.7 million, respectively. Robins paid dividends in 1997 and the first quarter of 1998 of $1.4 million and $0.7 million, respectively.

     Robins has a revolving unsecured bank credit facility that provides for borrowings of up to $2.5 million and is payable on demand. At December 31, 1997, $2.5 million was available for borrowings from the credit facility. Robins anticipates that its cash flows from operations will be sufficient to meet its working capital and debt service requirements. Capital expenditure requirements are expected to be funded from cash provided by operations and supplemented as necessary with borrowings from banks or other lenders.

INDUSTRIAL RESULTS OF OPERATIONS

     Industrial commenced business in 1970 and has several offices located in the southeastern United States, including its headquarters in Birmingham, Alabama. Industrial operates through seven distribution and storage facilities located in Alabama and Georgia and is a distributor of mainly inorganic chemicals. The majority of its customers are in the southeastern United States. Industrial has approximately 111 employees.

     The following table sets forth selected historical results of operations for Industrial (dollars in thousands):

                                                       YEAR ENDED                                THREE MONTHS ENDED MAY 31,
                                ---------------------------------------------------------   -------------------------------------
                                FEBRUARY 29, 1996   FEBRUARY 28, 1997   FEBRUARY 28, 1998         1997                1998
                                -----------------   -----------------   -----------------   -----------------   -----------------
                                AMOUNT    PERCENT   AMOUNT    PERCENT   AMOUNT    PERCENT   AMOUNT    PERCENT   AMOUNT    PERCENT
                                -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
Net sales.....................  $42,880    100.0%   $44,726    100.0%   $51,599    100.0%   $11,724    100.0%   $12,436    100.0%
Costs and expenses --
  Cost of sales...............   33,474     78.1     35,000     78.3     39,547     76.6      9,028     77.0      9,669     77.8
  Operating and delivery
    expenses..................    2,863      6.7      2,952      6.6      3,739      7.2        746      6.4        779      6.3
  Selling, general and
    administrative expenses...    5,095     11.9      5,451     12.2      6,366     12.3      1,754     15.0      1,602     12.9
  Depreciation................      801      1.9        902      2.0        828      1.6        182      1.5        146      1.2
                                -------    -----    -------    -----    -------    -----    -------    -----    -------    -----
Income from operations........  $   647      1.4%   $   421       .9%   $ 1,119      2.3%   $    14       .1%   $   240      1.8%
                                =======    =====    =======    =====    =======    =====    =======    =====    =======    =====

  Results for the three months ended May 31, 1998, compared to the three months ended May 31, 1997

     Net Sales. Net sales increased $0.7 million, or 6.1%, from $11.7 million for the three months ended May 31, 1997, to $12.4 million for the three months ended May 31, 1998. The increase in net sales was primarily due to the introduction of a new line of water treatment products.

     Cost of Sales. Cost of sales increased $0.6 million, or 7.1%, from $9.0 million for the three months ended May 31, 1997, to $9.7 million for the three months ended May 31, 1998. As a percentage of net sales, cost of sales increased from 77.0% for the three months ended May 31, 1997, to 77.8% for the three months ended May 31, 1998.

     Operating and Delivery Expenses. Operating and delivery expenses increased $33,000, or 4.4%, from $746,000 for the three months ended May 31, 1997, to $779,000 for the three months ended May 31, 1998. As a percentage of sales, operating and delivery expenses decreased from 6.4% for the three months ended May 31, 1997, to 6.3% for the three months ended May 31, 1998.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $0.2 million, or 8.7%, from $1.8 million for the three months ended May 31, 1997, to $1.6 for the three months ended May 31, 1998. As a percentage of net sales, selling, general and administrative expenses decreased from 15.0% for the three months ended May 31, 1997, to 12.9% for the three months ended May 31, 1998. The decrease was primarily due to executive bonuses which were not paid during the three months ended May 31, 1998.

  Results for the year ended February 28, 1998, compared to the year ended February 28, 1997

     Net Sales. Net sales increased $6.9 million, or 15.4%, from $44.7 million in 1997 to $51.6 million in 1998. The increase was primarily due to increased sales of the new line of water treatment products.

     Cost of Sales. Cost of sales increased $4.5 million, or 13.0%, from $35.0 million in 1997 to $39.5 million in 1998. The increase in cost of sales was primarily due to the related increase in sales. As a percentage of net sales, cost of sales decreased from 78.3% in 1997 to 76.6% in 1998, primarily due to a change in product mix.

     Operating and Delivery Expenses. Operating and delivery expenses increased $0.8 million, or 26.7%, from $3.0 million in 1997 to $3.7 million in 1998. As a percentage of net sales, operating and delivery expenses increased from 6.6% in 1997 to 7.2% in 1998, primarily due to increases in salaries for warehouse personnel and drivers.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $0.9 million, or 16.8%, from $5.5 million in 1997 to $6.4 million in 1998. This increase was primarily due to an overall increase in salaries. As a percentage of net sales, selling, general and administrative expenses increased from 12.2% in 1997 to 12.3% in 1998.

  Results for the year ended February 28, 1997, compared to the year ended February 29, 1996

     Net Sales. Net sales increased $1.8 million, or 4.3%, from $42.9 million in 1996 to $44.7 million in 1997. This increase was primarily due to additional sales to new customers.

     Cost of Sales. Cost of sales increased $1.5 million, or 4.6%, from $33.5 million in 1996 to $35.0 million in 1997, primarily due to the increase in net sales. As a percentage of net sales, cost of sales increased from 78.1% in 1996 to 78.3% in 1997.

     Operating and Delivery Expenses. Operating and delivery expenses increased $0.1 million, or 3.1%, from $2.9 million in 1996 to $3.0 million in 1997. As a percentage of net sales, operating and delivery expenses decreased from 6.7% in 1996 to 6.6% in 1997.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $0.4 million, or 7.0%, from $5.1 million in 1996 to $5.5 million in 1997. This increase was primarily due to an overall increase in salaries. As a percentage of net sales, selling, general and administrative expenses increased from 11.9% in 1996 to 12.2% in 1997.

INDUSTRIAL LIQUIDITY AND CAPITAL RESOURCES

     Working capital at February 28, 1998, and May 31, 1998, was $0.6 million and $0.9 million, respectively. Industrial's principal capital requirements are to fund its working capital and the purchase and improvement of facilities, machinery and equipment. Historically, these requirements have been met by cash flows generated from operations and borrowings under bank credit facilities and from affiliated parties.

     Net cash provided by operating activities for 1998 and the three months ended May 31, 1998, was $0.8 million and $0.3 million, respectively. These changes were principally due to changes in earnings and working capital requirements for accounts receivable, inventories and accounts payable. Net cash used in investing activities for 1998 and the three months ended May 31, 1998, was $0.7 million and $0.1 million, respectively. The investing activities primarily related to capital expenditures. Net cash used in financing activities for 1998 and the three months ended May 31, 1998, was $0.1 million and $0.3 million, respectively. Industrial paid dividends in 1998 and the three months ended May 31, 1998, of $1.0 million and $0.1 million, respectively.

     Industrial has a revolving unsecured bank credit facility that provides for borrowings of up to $1.75 million and expires in December 1998. At February 28, 1998, approximately $0.1 million was available for borrowings from the credit facility. Industrial anticipates that its cash flows from operations will be sufficient to meet its working capital and debt service requirements. Capital expenditure requirements are expected to be funded from cash provided by operations and supplemented as necessary with borrowings from banks or other lenders.

SOUTHWEST SOLVENTS RESULTS OF OPERATIONS

     Southwest Solvents commenced business in 1970. Southwest Solvents is headquartered in Houston, Texas, and has approximately 95 employees. Southwest Solvents operates through seven distribution and storage facilities located in Texas and California and is a distributor of a broad line of organic and inorganic chemicals. Southwest Solvents' primary operations supply Texas, Louisiana and California.

     The following table sets forth selected historical results of operations for Southwest Solvents (dollars in thousands):

                                                YEAR ENDED DECEMBER 31,                        THREE MONTHS ENDED MARCH 31,
                               ---------------------------------------------------------   -------------------------------------
                                     1995                1996                1997                1997                1998
                               -----------------   -----------------   -----------------   -----------------   -----------------
                               AMOUNT    PERCENT   AMOUNT    PERCENT   AMOUNT    PERCENT   AMOUNT    PERCENT   AMOUNT    PERCENT
                               -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
                                                                                                        (UNAUDITED)
Net sales....................  $50,621    100.0%   $46,642    100.0%   $47,219    100.0%   $10,951    100.0%   $11,170    100.0%
Costs and expenses --
  Cost of sales..............  42,084      83.1    38,138      81.8    38,791      82.1     8,874      81.0     9,060      81.1
  Operating and delivery
    expenses.................   2,437       4.8     2,677       5.7     2,433       5.2       519       4.7       632       5.6
  Selling, general and
    administrative
    expenses.................   4,861       9.6     4,292       9.2     4,341       9.2       955       8.7       948       8.5
  Depreciation...............     823       1.6       852       1.8       772       1.6       208       1.9       199       1.8
                               -------    -----    -------    -----    -------    -----    -------    -----    -------    -----
Income from operations.......  $  416       0.9%   $  683       1.5%   $  882       1.9%   $  395       3.7%   $  331       3.0%
                               =======    =====    =======    =====    =======    =====    =======    =====    =======    =====

  Results for the three months ended March 31, 1998, compared to the three months ended March 31, 1997

     Net Sales. Net sales increased $0.2 million, or 2.0%, from $11.0 million for the three months ended March 31, 1997, to $11.2 million for the three months ended March 31, 1998, due to sales to new customers and the relative strength of the coating, pigments and paints market.

     Cost of Sales. Cost of sales increased $0.2 million, or 2.1%, from $8.9 million for the three months ended March 31, 1997, to $9.1 million for the three months ended March 31, 1998. As a percentage of net sales, cost of sales increased from 81.0% for the three months ended March 31, 1997, to 81.1% for the three months ended March 31, 1998.

     Operating and Delivery Expenses. Operating and delivery expenses increased $0.1 million, or 21.8%, from $0.5 million for the three months ended March 31, 1997, to $0.6 million for the three months ended March 31, 1998. As a percentage of net sales, operating and delivery expenses increased from 4.7% for the three months ended March 31, 1997, to 5.6% for the three months ended March 31, 1998. This increase was primarily due to changes in the sales mix necessitating greater use of common carriers at a higher cost than the in-house fleet.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $7,000, or 0.7%, from $955,000 for the three months ended March 31, 1997, to $948,000 for the three months ended March 31, 1998. As a percentage of net sales, selling, general and administrative expenses decreased from 8.7% for the three months ended March 31, 1997, to 8.5% for the three months ended March 31, 1998.

  Results for the year ended December 31, 1997, compared to the year ended December 31, 1996

     Net Sales. Net sales increased $0.6 million, or 1.2%, from $46.6 million in 1996 to $47.2 million in 1997, due to an increase in the number of active customer accounts and the addition of new products.

     Cost of Sales. Cost of sales increased $0.7 million, or 1.7%, from $38.1 million in 1996 to $38.8 million in 1997. As a percentage of net sales, cost of sales increased from 81.8% in 1996 to 82.1% in 1997. The increase in cost of sales was primarily due to a change in product mix.

     Operating and Delivery Expenses. Operating and delivery expenses decreased $0.2 million, or 9.1%, from $2.7 million in 1996 to $2.4 million in 1997. As a percentage of net sales, operating and delivery expenses decreased from 5.7% in 1996 to 5.2% in 1997. This decrease was primarily due to a reduction in contract drumming services which allowed for the elimination of a plant shift.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $49,000, or 1.1%, from $4,292,000 in 1996 to $4,341,000 in 1997. As a percentage of net sales, selling, general and administrative expenses remained constant at 9.2% in 1996 and 1997.

  Results for the year ended December 31, 1996, compared to the year ended December 31, 1995

     Net Sales. Net sales decreased $4.0 million, or 7.9%, from $50.6 million in 1995 to $46.6 million in 1996, primarily due to the loss of a major customer seeking a chemical distributor with national coverage.

     Cost of Sales. Cost of sales decreased $4.0 million, or 9.4%, from $42.1 million in 1995 to $38.1 million in 1996. The decrease in cost of sales was primarily the result of the loss of a major customer. As a percentage of net sales, cost of sales decreased from 83.1% in 1995 to 81.8% in 1996, primarily due to the margins associated with the customer discussed above.

     Operating and Delivery Expenses. Operating and delivery expenses increased $0.2 million, or 9.8%, from $2.4 million in 1995 to $2.7 million in 1996. The increase in operating and delivery expenses was primarily due to adding a plant shift to accommodate contract drumming services. As a percentage of net sales, operating and delivery expenses increased from 4.8% in 1995 to 5.7% in 1996.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $0.6 million, or 11.7%, from $4.9 million in 1995 to $4.3 million in 1996. This decrease was primarily attributable to insurance premium reductions and a smaller executive bonus. As a percentage of net sales, selling, general and administrative expenses decreased from 9.6% in 1995 to 9.2% in 1996.

SOUTHWEST SOLVENTS LIQUIDITY AND CAPITAL RESOURCES

     Working capital at December 31, 1997, and March 31, 1998, was $1.5 million and $1.8 million, respectively. Southwest Solvents, principal capital requirements are to fund its working capital and the purchase and improvement of facilities, machinery and equipment. Historically, these requirements have been met by cash flows generated from operations and borrowings under bank credit facilities.

     Net cash provided by (used in) operating activities for 1997 and the three months ended March 31, 1998, was $0.4 million and $(0.5) million, respectively. These changes were principally due to changes in earnings and working capital requirements for accounts receivable, inventories and accounts payable. Net cash used in investing activities for 1997 and the three months ended March 31, 1998, was $0.1 million and $0.1 million, respectively. The investing activities primarily related to capital expenditures for the construction of a new chemical lab and the refurbishment of existing plant facilities. Net cash provided by (used in) financing activities for 1997 and the three months ended March 31, 1998, was $(0.5) million and $0.5 million, respectively. Southwest Solvents paid dividends in 1997 of $0.3 million. Borrowings during 1997 and the three months ended March 31, 1998 were primarily made to fund working capital requirements for accounts receivable, inventories, accounts payable and accrued liabilities.

     Southwest Solvents has two revolving credit lines and a term loan outstanding subject to a common credit facility secured by accounts receivable and inventory. One revolving credit line provides for borrowings of up to $3.0 million and expires in July 1999. The second revolving credit line provides for individual borrowings for purchases of equipment of up to $0.5 million which expire in January 2001 and December 2002. The term loan provided borrowings of $3.1 million related to a plant acquisition and refurbishment and expires in July 1999. At March 31, 1998, approximately $2.4 million was available for borrowing under the two credit lines. Southwest Solvents anticipates that its cash flows from operations will be sufficient to meet its working capital and debt service requirements. Capital expenditure requirements are expected to be funded from cash provided by operations and supplemented as necessary with borrowings from banks.

CHEMICAL SOLVENTS RESULTS OF OPERATIONS

     Chemical Solvents commenced business in 1970. Chemical Solvents is headquartered in Cleveland, Ohio, and has approximately 113 employees. Chemical Solvents operates through one main distribution facility in Ohio and is a distributor of liquid organic chemicals as well as a processor of wastewater and wash solvents. Chemical Solvents' primary operations supply Ohio, Michigan and Pennsylvania.

     The following table sets forth selected historical results of operations for Chemical Solvents (dollars in thousands):

                                               YEAR ENDED DECEMBER 31,                       THREE MONTHS ENDED MARCH 31,
                              ---------------------------------------------------------   -----------------------------------
                                    1995                1996                1997                1997               1998
                              -----------------   -----------------   -----------------   ----------------   ----------------
                              AMOUNT    PERCENT   AMOUNT    PERCENT   AMOUNT    PERCENT   AMOUNT   PERCENT   AMOUNT   PERCENT
                              -------   -------   -------   -------   -------   -------   ------   -------   ------   -------
                                                                                                      (UNAUDITED)
Net sales...................  $45,406    100.0%   $40,874    100.0%   $41,164    100.0%   $9,730    100.0%   $9,896    100.0%
Costs and expenses --
  Cost of sales.............  33,425      73.6    30,298      74.1    30,334      73.7    7,082      72.8    6,965      70.4
  Operating and delivery
    expenses................   4,667      10.3     4,109      10.1     4,352      10.6    1,392      14.3    1,291      13.0
  Selling, general and
    administrative
    expenses................   3,917       8.6     3,992       9.8     3,819       9.3      858       8.8      919       9.3
  Depreciation..............     590       1.3       839       2.0       871       2.1      231       2.4      238       2.4
                              -------    -----    -------    -----    -------    -----    ------    -----    ------    -----
Income from operations......  $2,807       6.2%   $1,636       4.0%   $1,788       4.3%   $ 167       1.7%   $ 483       4.9%
                              =======    =====    =======    =====    =======    =====    ======    =====    ======    =====

  Results for the three months ended March 31, 1998, compared to the three months ended March 31, 1997

     Net Sales. Net sales increased $0.2 million, or 1.7%, from $9.7 million for the three months ended March 31, 1997, to $9.9 million for the three months ended March 31, 1998. This increase was due to a warm winter that positively impacted the wastewater and waste solvent business.

     Cost of Sales. Cost of sales decreased $0.1 million, or 1.7%, from $7.1 million for the three months ended March 31, 1997, to $7.0 million for the three months ended March 31, 1998. As a percentage of net sales, cost of sales decreased from 72.8% for the three months ended March 31, 1997, to 70.4% for the three months ended March 31, 1998. The decrease is due to a larger percentage of sales being derived from service activity during the first three months of 1998.

     Operating and Delivery Expenses. Operating and delivery expenses decreased $0.1 million, or 7.3%, from $1.4 million for the three months ended March 31, 1997, to $1.3 million for the three months ended March 31, 1998. As a percentage of net sales, operating and delivery expenses decreased from 14.3% for the three months ended March 31, 1997, to 13.0% for the three months ended March 31, 1998. This percentage decrease was primarily due to a combination of lower fuel costs and more effective control of plant labor and maintenance expenses.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $61,000, or 7.1%, from $858,000 for the three months ended March 31, 1997, to $919,000 for the three months ended March 31, 1998. This increase was primarily due to an overall increase in salaries. As a percentage of net sales, selling, general and administrative expenses increased from 8.8% for the three months ended March 31, 1997, to 9.3% for the three months ended March 31, 1998.

 Results for the year ended December 31, 1997, compared to the year ended December 31, 1996

     Net Sales. Net sales increased $0.3 million, or 0.7%, from $40.9 million in 1996 to $41.2 million in 1997. The increase in net sales was primarily due to an increase in the mix of sales generated by services compared to the previous year.

     Cost of Sales. Cost of sales increased approximately $36,000, or 0.1%, from $30,298,000 in 1996 to $30,334,000 in 1997. As a percentage of net sales, cost of sales decreased from 74.1% in 1996 to 73.7% in 1997, primarily due to an increase in sales generated by services.

     Operating and Delivery Expenses. Operating and delivery expenses increased $0.2 million, or 5.9%, from $4.1 million in 1996 to $4.4 million in 1997. This increase is consistent with the increase in net sales. As a percentage of net sales, operating and delivery expenses increased from 10.1% in 1996 to 10.6% in 1997. The increase is due to wages related to the new water treatment facility.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $0.2 million, or 4.3%, from $4.0 million in 1996 to $3.8 million in 1997. As a percentage of net sales, selling, general and administrative expenses decreased from 9.8% in 1996 to 9.3% in 1997.

 Results for the year ended December 31, 1996, compared to the year ended December 31, 1995

     Net Sales. Net sales decreased $4.5 million, or 10.0%, from $45.4 million in 1995 to $40.9 million in 1996. This decrease is primarily due to the loss of freon product business due to new regulations which prohibit the manufacturing of freon.

     Cost of Sales. Cost of sales decreased $3.1 million, or 9.4%, from $33.4 million in 1995 to $30.3 million in 1996, primarily as a result of the loss of freon product business. As a percentage of net sales, cost of sales increased from 73.6% in 1995 to 74.1% in 1996.

     Operating and Delivery Expenses. Operating and delivery expenses decreased $0.6 million, or 12.0%, from $4.7 million in 1995 to $4.1 million in 1996. The decrease in operating and delivery expenses was due to the loss of the freon product business. As a percentage of net sales, operating and delivery expenses decreased from 10.3% in 1995 to 10.1% in 1996.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $0.1 million, or 1.9%, from $3.9 million in 1995 to $4.0 million in 1996. This increase was primarily attributable to salary increases. As a percentage of net sales, selling, general and administrative expenses increased from 8.6% in 1995 to 9.8% in 1996.

CHEMICAL SOLVENTS LIQUIDITY AND CAPITAL RESOURCES

     Working capital at December 31, 1997, and March 31, 1998, was $2.4 million and $2.7 million, respectively. Chemical Solvents' principal capital requirements are to fund its working capital and the purchase and improvement of facilities, machinery and equipment. Historically, these requirements have been met by cash flows generated from operations and borrowings under bank credit facilities. Chemical Solvents has incurred and anticipates that in the future it will incur certain costs necessary to comply with environmental regulations. See "Business -- Environmental and Health Regulation."

     Net cash provided by operating activities for 1997 and the three months ended March 31, 1998, was $2.3 million and $0.5 million, respectively. These changes were principally due to changes in earnings and depreciation. Net cash used in investing activities for 1997 and the three months ended March 31, 1998, was $1.4 million and $0.1 million, respectively. The investing activities were primarily related to capital expenditures for a drum storage warehouse which was started in 1997. Net cash used in financing activities for 1997 and the three months ended March 31, 1998, was $0.9 million and $0.3 million, respectively. Chemical Solvents paid dividends in 1997 and the first quarter of 1998 of $0.7 million and $0.3 million, respectively. Borrowings during the three months ended March 31, 1998, were made to fund working capital requirements for inventories, accounts payable and accrued liabilities.

     Chemical Solvents has an unsecured bank credit facility that provides for borrowings of up to $6.0 million and expires in April 1999. At March 31, 1998, approximately $3.0 million was available for borrowings from the credit facility. Chemical Solvents anticipates that its cash flows from operations will be sufficient to meet its working capital and debt service requirements. Capital expenditure requirements are expected to be funded from cash provided by operations and supplemented as necessary with borrowings from banks or other lenders.

TILLEY RESULTS OF OPERATIONS

     Tilley commenced business in 1952. Tilley is headquartered in Baltimore, Maryland, and has approximately 47 employees. Tilley operates through distribution and storage facilities located in Baltimore and is a distributor of a broad line of organic and inorganic chemicals. Tilley's primary operations supply the Mid-Atlantic region of the United States.

     The following table sets forth selected historical results of operations for Tilley (dollars in thousands):

                                                 YEAR ENDED OCTOBER 31,                          FIVE MONTHS ENDED MARCH 31,
                                ---------------------------------------------------------   -------------------------------------
                                      1995                1996                1997                1997                1998
                                -----------------   -----------------   -----------------   -----------------   -----------------
                                AMOUNT    PERCENT   AMOUNT    PERCENT   AMOUNT    PERCENT   AMOUNT    PERCENT   AMOUNT    PERCENT
                                -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
                                                                                                         (UNAUDITED)
Net sales.....................  $36,707    100.0%   $38,281    100.0%   $40,715    100.0%   $16,229    100.0%   $15,791    100.0%
Costs and expenses --
  Cost of sales...............   30,742     83.8     32,292     84.4     34,022     83.6     13,541     83.4     13,055     82.6
  Operating and delivery
    expenses..................    1,055      2.9      1,024      2.7      1,050      2.6        432      2.6        467      3.0
  Selling, general and
    administrative expenses...    3,134      8.5      3,339      8.7      3,381      8.3      1,359      8.4      1,357      8.6
  Depreciation and
    amortization..............      421      1.1        437      1.1        444      1.1        174      1.1        187      1.2
                                -------    -----    -------    -----    -------    -----    -------    -----    -------    -----
Income from operations........  $ 1,355      3.7%   $ 1,189      3.1%   $ 1,818      4.4%   $   723      4.5%   $   725      4.6%
                                =======    =====    =======    =====    =======    =====    =======    =====    =======    =====

 Results for the five months ended March 31, 1998, compared to the five months ended March 31, 1997

     Net Sales. Net sales decreased $0.4 million, or 2.7%, from $16.2 million for the five months ended March 31, 1997, to $15.8 million for the five months ended March 31, 1998, primarily due to price decreases in some product lines.

     Cost of Sales. Cost of sales decreased $0.5 million, or 3.6%, from $13.5 million for the five months ended March 31, 1997, to $13.1 million for the five months ended March 31, 1998. As a percentage of net sales, cost of sales decreased from 83.4% for the five months ended March 31, 1997, to 82.6% for the five months ended March 31, 1998, principally due to more favorable supplier pricing in the oil and lubricant segment combined with increased sales of higher profit products in the chemical segment.

     Operating and Delivery Expenses. Operating and delivery expenses increased $35,000, or 8.1%, from $432,000 for the five months ended March 31, 1997, to $467,000 for the five months ended March 31, 1998. As a percentage of net sales, operating and delivery expenses increased from 2.6% for the five months ended March 31, 1997, to 3.0% for the five months ended March 31, 1998. This percentage increase was primarily due to wage increases and increased costs related to facility maintenance and repairs.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $2,000, or 0.1%, from $1,359,000 for the five months ended March 31, 1997, to $1,357,000 for the five months ended March 31, 1998. As a percentage of net sales, selling, general and administrative expenses increased from 8.4% for the five months ended March 31, 1997, to 8.6% for the five months ended March 31, 1998. This increase was primarily due to the largely fixed nature of these expenses.

 Results for the year ended October 31, 1997, compared to the year ended October 31, 1996

     Net Sales. Net sales increased $2.4 million, or 6.4%, from $38.3 million in 1996 to $40.7 million in 1997, primarily due to an increase in volume of sales in the oil and lubricant segment.

     Cost of Sales. Cost of sales increased $1.7 million, or 5.4%, from $32.3 million in 1996 to $34.0 million in 1997. As a percentage of net sales, cost of sales decreased from 84.4% in 1996 to 83.6% in 1997.

     Operating and Delivery Expenses. Operating and delivery expenses increased $26,000, or 2.5%, from $1,024,000 in 1996 to $1,050,000 in 1997. This increase is consistent with the increase in net sales. As a percentage of net sales, operating and delivery expenses decreased from 2.7% in 1996 to 2.6% in 1997.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $42,000, or 1.3%, from $3,339,000 in 1996 to $3,381,000 in 1997. As a percentage of net sales, selling, general and administrative expenses decreased from 8.7% in 1996 to 8.3% in 1997.

  Results for the year ended October 31, 1996, compared to the year ended October 31, 1995

     Net Sales. Net sales increased $1.6 million, or 4.3%, from $36.7 million in 1995 to $38.3 million in 1996, primarily due to an increase in the volume of sales to existing customers and the addition of new customers.

     Cost of Sales. Cost of sales increased $1.6 million, or 5.0%, from $30.7 million in 1995 to $32.3 million in 1996, primarily due to the increase in sales as discussed above. As a percentage of net sales, cost of sales increased from 83.8% in 1995 to 84.4% in 1996, primarily as a result of changes in product mix.

     Operating and Delivery Expenses. Operating and delivery expenses decreased $31,000, or 2.9%, from $1,055,000 in 1995 to $1,024,000 in 1996. The decrease in operating and delivery expenses was primarily due to reductions in outside freight costs. As a percentage of net sales, operating and delivery expenses decreased from 2.9% in 1995 to 2.7% in 1996.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $0.2 million, or 6.5%, from $3.1 million in 1995 to $3.3 million in 1996. This increase was primarily attributable to salary increases and overall inflation adjustments. As a percentage of net sales, selling, general and administrative expenses increased from 8.5% in 1995 to 8.7% in 1996.

TILLEY LIQUIDITY AND CAPITAL RESOURCES

     Working capital at October 31, 1997, and March 31, 1998, was $3.5 million and $3.8 million, respectively. Tilley's principal capital requirements are to fund its working capital and the purchase and improvement of facilities, machinery and equipment. Historically, these requirements have been met by cash flows generated from operations and borrowings under bank credit facilities.

     Net cash provided by operating activities for 1997 and the five months ended March 31, 1998, was $1.0 million and $0.8 million, respectively. These changes were principally due to changes in earnings and depreciation. Net cash used in investing activities for 1997 and the five months ended March 31, 1998, was $0.7 million and $0.1 million, respectively. These investing activities primarily relate to the replacement of delivery and handling equipment and plant renovations and repairs. Net cash used in financing activities for 1997 and the five months ended March 31, 1998, was $0.3 million and $0.7 million, respectively. Tilley paid dividends of $0.2 million both in 1997 and for the five months ended March 31, 1998. Borrowings during the five months ended March 31, 1998, were made to fund working capital requirements and capital expenditures.

     Tilley has two secured bank credit facilities. One facility provides for total borrowings of up to $3.2 million and expires in March 1999. The other facility provides for borrowings of up to $0.5 million and does not have an expiration date, but will continue until all of Tilley's indebtedness thereunder has been paid in full and the parties terminate this agreement in writing. At March 31, 1998, approximately $3.2 million was available from the credit facilities. Tilley anticipates that its cash flows from operations will be sufficient to meet its working capital and debt service requirements. Capital expenditure requirements are expected to be funded from cash provided by operations and supplemented as necessary with borrowings from banks or other lenders.

CRON RESULTS OF OPERATIONS

     The predecessor entity of Cron began business in 1936. Cron maintains headquarters in Houston, Texas, and New Orleans, Louisiana. Cron has approximately 59 employees. Cron operates through two distribution facilities in Texas and two distribution facilities in Louisiana and is a distributor of a broad line of organic and inorganic chemicals. Cron's primary operations supply Texas, Oklahoma and Louisiana.

     The following table sets forth selected historical results of operations for Cron (dollars in thousands):

                                             YEAR ENDED SEPTEMBER 30,               SIX MONTHS ENDED MARCH 31,
                                       -------------------------------------   -------------------------------------
                                             1996                1997                1997                1998
                                       -----------------   -----------------   -----------------   -----------------
                                       AMOUNT    PERCENT   AMOUNT    PERCENT   AMOUNT    PERCENT   AMOUNT    PERCENT
                                       -------   -------   -------   -------   -------   -------   -------   -------
                                                                                            (UNAUDITED)
Net sales............................  $41,760    100.0%   $38,755    100.0%   $17,993    100.0%   $20,601    100.0%
Costs and expenses --
  Cost of sales......................   34,866     83.5     32,557     84.0     15,127     84.1     17,492     84.9
  Operating and delivery expenses....    1,754      4.2      1,680      4.4        847      4.7        783      3.8
  Selling, general and administrative
    expenses.........................    3,276      7.9      3,268      8.4      1,603      8.9      1,536      7.5
  Depreciation.......................      349       .8        404      1.0        207      1.1        204      1.0
                                       -------    -----    -------    -----    -------    -----    -------    -----
Income from operations...............  $ 1,515      3.6%   $   846      2.2%   $   209      1.2%   $   586      2.8%
                                       =======    =====    =======    =====    =======    =====    =======    =====

  Results for the six months ended March 31, 1998, compared to the six months ended March 31, 1997

     Net Sales. Net sales increased $2.6 million, or 14.5%, from $18.0 million for the six months ended March 31, 1997, to $20.6 million for the six months ended March 31, 1998. The increase was primarily due to improved market conditions in Cron's service areas, particularly in the oilfield service sector in southern Louisiana and in the paint and coatings sector in Dallas.

     Cost of Sales. Cost of sales increased $2.4 million, or 15.6%, from $15.1 million for the six months ended March 31, 1997, to $17.5 million for the six months ended March 31, 1998. As a percentage of net sales, cost of sales increased from 84.1% for the six months ended March 31, 1997, to 84.9% for the six months ended March 31, 1998.

     Operating and Delivery Expenses. Operating and delivery expenses decreased $64,000, or 7.6%, from $847,000 for the six months ended March 31, 1997, to $783,000 for the six months ended March 31, 1998. As a percentage of net sales, operating and delivery expenses decreased from 4.7% for the six months ended March 31, 1997, to 3.8% for the six months ended March 31, 1998. This percentage decrease was primarily due to reduced rental charges for large-capacity containers resulting from improved management of Cron's tank inventory.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $0.1 million, or 4.2%, from $1.6 million for the six months ended March 31, 1997, to $1.5 million for the six months ended March 31, 1998. This decrease was primarily due to reduced staffing, resulting in a decrease in salaries and related costs. As a percentage of net sales, selling, general and administrative expenses decreased from 8.9% for the six months ended March 31, 1997, to 7.5% for the six months ended March 31, 1998.

  Results for the year ended September 30, 1997, compared to the year ended September 30, 1996

     Net Sales. Net sales decreased $3.0 million, or 7.2%, from $41.8 million in 1996 to $38.8 million in 1997. The decrease in net sales was primarily due to decreased market demand in Cron's service area, supplier decisions not to meet competitive market prices and supply problems with key vendors.

     Cost of Sales. Cost of sales decreased $2.3 million, or 6.6%, from $34.9 million in 1996 to $32.6 million in 1997. The decrease in cost of sales was primarily due to the decrease in net sales. As a percentage of net sales, cost of sales increased from 83.5% in 1996 to 84.0% in 1997 primarily due to the mix of products sold.

     Operating and Delivery Expenses. Operating and delivery expenses decreased $0.1 million, or 4.2%, from $1.8 million in 1996 to $1.7 million in 1997. As a percentage of net sales, operating and delivery expenses increased from 4.2% in 1996 to 4.4% in 1997.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $8,000, or 0.2%, from $3,276,000 in 1996 to $3,268,000 in 1997. As a percentage of net sales, selling, general and administrative expenses increased from 7.9% in 1996 to 8.4% in 1997.

CRON LIQUIDITY AND CAPITAL RESOURCES

     Working capital at September 30, 1997, and March 31, 1998, was $2.9 million and $2.5 million, respectively. Cron's principal working capital requirements are to fund its working capital and the purchase and improvement of facilities. Historically, these requirements have been met by cash flows generated from operations and borrowings from the parent company of Cron.

     Net cash provided by operating activities for 1997 and the six months ended March 31, 1998, was $1.4 million and $0.5 million, respectively. These changes were principally due to changes in earnings and working capital requirements for accounts receivable, inventories and accounts payable. Net cash used in investing activities for 1997 and the six months ended March 31, 1998, was $0.4 million and $0.1 million, respectively. These investing activities primarily related to capital expenditures. Net cash used in financing activities for 1997 and the six months ended March 31, 1998, was $0.8 million and $0, respectively. Cron paid dividends in 1997 of $0.8 million.

     Cron anticipates that its cash flows from operations will be sufficient to meet its working capital and debt service requirements. Capital expenditure requirements are expected to be funded from cash provided by operations and supplemented as necessary with borrowings from banks or other lenders.

BROWN RESULTS OF OPERATIONS

     Brown commenced business in 1936. Brown is headquartered in Oakland, New Jersey, and has approximately 28 employees. Brown operates through two distribution and storage facilities located in New Jersey and is a distributor of various dry and liquid inorganic and organic chemicals. Brown's primary operations supply the northeastern United States.

     The following table sets forth selected historical results of operations for Brown (dollars in thousands):

                                                   YEAR ENDED DECEMBER 31,             THREE MONTHS ENDED MARCH 31,
                                            -------------------------------------   -----------------------------------
                                                  1996                1997                1997               1998
                                            -----------------   -----------------   ----------------   ----------------
                                            AMOUNT    PERCENT   AMOUNT    PERCENT   AMOUNT   PERCENT   AMOUNT   PERCENT
                                            -------   -------   -------   -------   ------   -------   ------   -------
                                                                                                (UNAUDITED)
Net sales.................................  $33,767    100.0%   $34,311    100.0%   $8,707    100.0%   $9,159    100.0%
Costs and expenses --
  Cost of sales...........................   28,176     83.4     28,361     82.7     7,175     82.4     7,492     81.8
  Operating and delivery expenses.........    1,532      4.5      1,514      4.4       378      4.3       388      4.2
  Selling, general and administrative
    expenses..............................    2,856      8.5      3,097      9.0       791      9.1       821      9.0
  Depreciation............................      261       .8        278       .8        68       .8        73       .8
                                            -------    -----    -------    -----    ------   ------    ------    -----
Income from operations....................  $   942      2.8%   $ 1,061      3.1%   $  295      3.4%   $  385      4.2%
                                            =======    =====    =======    =====    ======   ======    ======    =====

  Results for the three months ended March 31, 1998, compared to the three months ended March 31, 1997

     Net Sales. Net sales increased $0.5 million, or 5.2%, from $8.7 million for the three months ended March 31, 1997, to $9.2 million for the three months ended March 31, 1998, due to a general increase in sales volumes.

     Cost of Sales. Cost of sales increased $0.3 million, or 4.4%, from $7.2 million for the three months ended March 31, 1997, to $7.5 million for the three months ended March 31, 1998. As a percentage of net sales, cost of sales decreased from 82.4% for the three months ended March 31, 1997, to 81.8% for the three months ended March 31, 1998.

     Operating and Delivery Expenses. Operating and delivery expenses increased $10,000, or 2.6%, from $378,000 for the three months ended March 31, 1997, to $388,000 for the three months ended March 31, 1998. As a percentage of net sales, operating and delivery expenses decreased from 4.3% for the three months ended March 31, 1997, to 4.2% for the three months ended March 31, 1998.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $30,000, or 3.8%, from $791,000 for the three months ended March 31, 1997, to $821,000 for the three months ended March 31, 1998. As a percentage of net sales, selling, general and administrative expenses decreased from 9.1% for the three months ended March 31, 1997, to 9.0% for the three months ended March 31, 1998.

  Results for the year ended December 31, 1997, compared to the year ended December 31, 1996

     Net Sales. Net sales increased $0.5 million, or 1.6%, from $33.8 million in 1996 to $34.3 million in 1997 due to a general increase in sales volumes.

     Cost of Sales. Cost of sales increased $0.2 million, or 0.7%, from $28.2 million in 1996 to $28.4 million in 1997. The increase in cost of sales was primarily due to the increase in sales volumes, partially offset by a decline in the average cost of purchased product. As a percentage of net sales, cost of sales decreased from 83.4% in 1996 to 82.7% in 1997 due to a decline in the average cost of purchased product.

     Operating and Delivery Expenses. Operating and delivery expenses decreased $18,000, or 1.2%, from $1,532,000 in 1996 to $1,514,000 in 1997. As a percentage of net sales, operating and delivery expenses decreased from 4.5% in 1996 to 4.4% in 1997.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $0.2 million, or 8.4%, from $2.9 million in 1996 to $3.1 million in 1997. This increase was primarily due to an increase in officer bonuses. As a percentage of net sales, selling, general and administrative expenses increased from 8.5% in 1996 to 9.0% in 1997.

BROWN LIQUIDITY AND CAPITAL RESOURCES

     Working capital at December 31, 1997, and March 31, 1998, was $2.3 million and $2.4 million, respectively. Brown's principal capital requirements are to fund its working capital and the purchase and improvement of facilities, machinery and equipment. Historically, these requirements have been met by cash flows generated from operations and borrowings under bank credit facilities.

     Net cash provided by (used in) operating activities for 1997 and the three months ended March 31, 1998, was $2.2 million and $(0.3) million, respectively. These changes were principally due to changes in earnings and working capital requirements for accounts receivable, inventories and accounts payable. Net cash used in investing activities for 1997 and the three months ended March 31, 1998, was $0.4 million and $0.1 million, respectively. These investing activities primarily related to capital expenditures. Net cash used in financing activities for 1997 and the three months ended March 31, 1998, was $0.3 million and $0.1 million, respectively. During 1997, Brown repaid a portion of the borrowings outstanding under its revolving bank credit facility.

     Brown has a revolving bank credit facility that provides for borrowings of up to $1.0 million and expires in September 1998. At March 31, 1998, approximately $1.0 million was available for borrowings from the credit facility. Brown anticipates that its cash flows from operations will be sufficient to meet its working capital and debt service requirements. Capital expenditure requirements are expected to be funded from cash provided by operations and supplemented as necessary with borrowings from banks and other lenders.

TARR RESULTS OF OPERATIONS

     The predecessor business of Tarr was founded in 1945. Tarr is headquartered in Portland, Oregon, and has approximately 72 employees. Tarr operates through nine distribution and storage facilities located in Oregon, Washington and Arizona and is a distributor of liquid organic chemicals and petroleum products. Tarr's primary operations supply the Northwest region of the United States and Arizona.

     The following table sets forth selected historical results of operations for Tarr (dollars in thousands):

                                      YEAR ENDED
                                     DECEMBER 31,           THREE MONTHS ENDED MARCH 31,
                                   -----------------    ------------------------------------
                                         1997                 1997                1998
                                   -----------------    ----------------    ----------------
                                   AMOUNT    PERCENT    AMOUNT   PERCENT    AMOUNT   PERCENT
                                   -------   -------    ------   -------    ------   -------
                                                                    (UNAUDITED)
Net sales........................  $31,662    100.0%    $7,864    100.0%    $6,183    100.0%
Costs and expenses --
  Cost of sales..................   24,956     78.8      6,160     78.3      4,632     74.9
  Operating and delivery
     expenses....................    2,910      9.2        679      8.6        648     10.5
  Selling, general and
     administrative expenses.....    2,798      8.8        643      8.2        697     11.3
  Depreciation...................      420      1.3         99      1.2        118      1.9
                                   -------    -----     ------    -----     ------    -----
Income from operations...........  $   578      1.9%    $  283      3.7%    $   88      1.4%
                                   =======    =====     ======    =====     ======    =====

  Results for the three months ended March 31, 1998, compared to the three months ended
March 31, 1997

     Net Sales. Net sales decreased $1.7 million, or 21.4%, from $7.9 million for the three months ended March 31, 1997, to $ 6.2 million for the three months ended March 31, 1998. This decrease was due to the loss of a supplier and a major customer in 1997 and reductions in the sales prices of products.

     Cost of Sales. Cost of sales decreased $1.5 million, or 24.8%, from $6.2 million for the three months ended March 31, 1997, to $4.6 million for the three months ended March 31, 1998. The decrease in the cost of sales was principally due to lower sales attributable to the loss of a supplier and a major customer as mentioned above and decreases in prices of fuel and solvents. As a percentage of net sales, cost of sales increased from 78.3% for the three months ended March 31, 1997, to 74.9% for the three months ended March 31, 1998, primarily due to a loss of a major customer the sales to which were at lower-than-average gross margins.

     Operating and Delivery Expenses. Operating and delivery expenses decreased $31,000, or 4.6%, from $679,000 for the three months ended March 31, 1997, to $648,000 for the three months ended March 31, 1998. As a percentage of net sales, operating and delivery expenses increased from 8.6% for the three months ended March 31, 1997, to 10.5% for the three months ended March 31, 1998. This percentage increase was primarily due to the fixed nature of certain of these costs.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $54,000, or 8.4%, from $643,000 for the three months ended March 31, 1997, to $697,000 for the three months ended March 31, 1998. As a percentage of net sales, selling, general and administrative expenses increased from 8.2% for the three months ended March 31, 1997, to 11.3% for the three months ended March 31, 1998. This increase was primarily due to an increase in insurance expenses.

TARR LIQUIDITY AND CAPITAL RESOURCES

     Working capital at December 31, 1997, and March 31, 1998, was $(0.6) million and $(0.7) million, respectively. Tarr's principal capital requirements are to fund its working capital and the purchase and improvement of facilities, machinery and equipment. Historically, these requirements have been met by cash flows generated from operations and borrowings under bank credit facilities.

     Net cash provided by operating activities for 1997 and the three months ended March 31, 1998, was $0.1 million and $0.9 million, respectively. These changes were principally due to changes in earnings and working capital requirements for accounts receivable, inventories and accounts payable. Net cash used in investing activities for 1997 and the three months ended March 31, 1998, was $1.0 million and $0.2 million, respectively. The investing activities related principally to capital expenditures to purchase property and equipment and construct various facilities. Net cash provided by (used in) financing activities for the year ended December 31, 1997, and the three months ended March 31, 1998, was $0.9 million and $(0.7) million, respectively. Tarr paid dividends in 1997 of $0.6 million. Long-term borrowings in 1997 were to purchase property and equipment and construct various facilities.

     Tarr has a line of credit with a bank that provides for $2,850,000 of available credit, payable upon demand, expiring in February 1999. The line of credit bears interest at 0.5% plus prime and is secured by accounts receivable, inventories and the personal guarantee of a Tarr stockholder. Borrowings outstanding under the line of credit were $2,850,000 at December 31, 1997. Tarr anticipates that its cash flows from operations will be sufficient to meet its working capital and debt service requirements. Capital expenditure requirements are expected to be funded from cash provided by operations and supplemented as necessary with borrowings from banks or other lenders.

                                    BUSINESS

GENERAL

     CLC was founded in July 1997 to create a premier national chemical distribution company with a wide range of value-added services, broad line of product offerings and extensive geographic coverage, and to participate in the consolidation of the chemical distribution industry. The Company operates an extensive sales and distribution network focused primarily in the United States, with 41 facilities serving 47 states, and distributes a broad line of chemicals to over 10,000 customers in a number of industries including paint and coatings, water treatment, pharmaceuticals, oil and gas, chemical processing, textiles, food and beverage, fragrances, cosmetics, soaps and detergents, semiconductor, mining and metal treatment, pulp and paper, ink, rubber and plastics. In addition to providing basic customer services such as the warehousing, transportation, blending, packaging and labeling of chemicals, the Company also provides value-added services requiring specialized facilities and expertise such as quality assurance and laboratory analysis, contract drumming, specialized packaging and bagging, bar coding, integrated supply (including inventory management, remote tank monitoring and just-in-time delivery) and export containerization.

     Concurrently with the closing of the Offering, CLC will acquire the nine Founding Companies with pro forma combined 1997 revenues of $366 million, making the Company one of the largest chemical distribution companies in North America. The Founding Companies have been in existence for 49 years on average, and the continuing senior executive officers of the Founding Companies have an average of 25 years' experience in the industry.

     The chemical distribution industry is becoming an increasingly important component of the U.S. chemical supply chain as chemical manufacturers and end users demand greater product and service capability from chemical distribution companies and aggressively reduce their overall number of distributor relationships in order to control costs. At the same time, and in common with certain other U.S. distribution industries, chemical distribution companies are facing increasing costs for technology, infrastructure and regulatory compliance. In this evolving, competitive environment, the Company believes that its size, wide range of value-added services, broad line of product offerings and extensive geographic coverage will allow it to be an industry leader.

INDUSTRY OVERVIEW

     Based on industry data, the Company believes that sales by chemical distribution companies in the United States were approximately $18 billion in 1997. Purchasing Magazine, which conducts an annual survey of the chemical distribution industry, estimates the top 100 chemical distribution companies generated approximately $11.5 billion in sales for 1997. Based on this survey, the Company's 1997 pro forma combined revenues of $366 million would have made it the seventh largest chemical distribution company in the United States in 1997.

     The U.S. chemical distribution industry has grown more quickly than the overall U.S. economy over the past 10 years. According to an industry consultant to the NACD, average annual revenue growth for the industry over the last 10 years was 6.7%. By comparison, the upper quartile of NACD members, as determined by revenue size, achieved average annual revenue growth over the past 10 years of 10.2%.

     The chemical distribution industry has been affected by the following important trends: (i) the increased outsourcing by manufacturers of chemical distribution functions; (ii) the substantial reduction by end users in the number of chemical distributors from which they purchase chemicals; (iii) the increased importance to chemical distribution companies of size and significant geographic coverage; and (iv) the trend toward integrated supply relationships between chemical distributors and end users. The Company believes these trends will continue.

     Increased Outsourcing by Manufacturers. As chemical manufacturers have emphasized their core competencies of manufacturing and marketing, they have outsourced to chemical distribution companies an increasing amount of the overall chemical distribution function, which includes buying, storing, blending, packaging and transporting chemicals to customers. In addition, chemical manufacturers have increasingly sought to use chemical distribution companies, as opposed to their own sales force and other employees, to market and distribute their chemical products where to do so would potentially increase revenues and/or reduce costs.

     Reduction of Distributor Relationships by End Users. Chemical users have aggressively sought to reduce the number of distributors from which they buy in order to achieve operating efficiencies and to reduce costs, while demanding increased value-added services such as inventory management and logistical support. In addition, multi-location customers prefer to purchase from chemical distributors on a national basis and have excluded smaller, regional distributors from bidding on these larger supply contract opportunities.

     Increased Importance of Size and Geographic Coverage. The costs to chemical distributors of obtaining and maintaining the necessary technology to do business, and to comply with tightening industry and regulatory environmental, safety and health standards, are increasing. In this environment of increased costs, coupled with the trends described above favoring larger chemical distributors able to provide extensive value-added services, those chemical distribution companies that lack the necessary size and financial resources are at a competitive disadvantage. In addition, both chemical manufacturers and multi-location end users are increasingly seeking to deal with larger chemical distribution companies with extensive geographic coverage in order to ensure product quality and reduce costs. This ultimately reduces the number of distributor relationships.

     Demand for Integrated Supply. Chemical users increasingly prefer to deal with chemical distribution companies that can offer an integrated approach to providing chemical products and services. Such an approach would include, for example, providing inventory management; chemical product stewardship; product labeling, bar coding, quality assurance testing and other services to chemical users as part of the overall chemical distribution function.

     The industry survey conducted by Purchasing Magazine reflects the higher revenue growth achieved by the larger chemical distribution companies. According to survey data, the top 12 chemical distribution companies in the U.S. grew by 12.5% in revenue terms in 1997. By contrast, revenues for those companies ranked between 13-50 and 51-100 grew by 4.2% and 3.8%, respectively.

     The chemical distribution industry is highly fragmented. The Company believes, based on industry data, that there are more than 1,000 chemical distribution businesses in the United States consisting of a small number of regional or national companies and a much larger number of relatively small, owner-operated businesses that have limited access to capital and that offer a limited range of services. At this time, many of these companies are not in direct competition with the Company due to differences in products distributed or in the nature of their businesses. The Company believes that the fragmented nature of the industry presents substantial consolidation and growth opportunities for relatively large companies with a disciplined acquisition program, a decentralized operating strategy and access to financial resources. The Company also believes that the prominence and operating strength of the Founding Companies and the experience of its executive management will provide the Company with significant competitive advantages to capitalize on these opportunities.

STRATEGY

     As a result of the Acquisitions and the Offering, the Company believes it has the size, scale of operations and resources necessary to compete effectively on a national basis in the consolidating chemical distribution industry. The Company plans to achieve its goal of becoming a premier national chemical distribution company by accelerating internal growth, implementing its operating strategy and expanding through acquisitions.

  INTERNAL GROWTH STRATEGY

     The Company intends to pursue internal growth by (i) promoting national account sales, (ii) cross selling its expanded product lines and services and
(iii) implementing best practices across the Founding Companies.

     Promoting National Account Sales. The Company believes that significant demand exists from large multi-location national companies to utilize the services of a limited number of chemical distribution companies capable of providing comprehensive chemical product sourcing and services on a regional or national basis. The Company intends to leverage its sales and distribution network across the United States to obtain additional business from existing customers that operate on a regional and national basis, as well as new business from multi-location companies that previously could not be serviced by the Founding Companies individually.

     Cross Selling the Expanded Product Lines and Services of the Combined Entity. The Company believes it will be able to expand sales to existing customers and to obtain new customers by offering a broader line of products and a broader array of specialized services than has been offered by the Founding Companies individually.

     Aggressive Implementation of Best Practices. The Company intends to implement a company-wide marketing program and to foster a culture of cooperation and teamwork that emphasizes the dissemination of best practices among its local management teams. The Company will identify and share best practices among the Founding Companies to leverage the technical strengths of the individual Founding Companies.

  OPERATING STRATEGY

     The key elements of the Company's operating strategy are (i) to centralize certain corporate functions in order to obtain operating efficiencies and to maintain a decentralized operating management in order to continue to provide superior customer service; (ii) to provide value-added services and become more integrated into the customers' internal use and handling of chemical products; and (iii) to implement a company-wide management information system.

     Centralize Corporate Functions and Decentralize Operating Management. At the corporate level, the Company will consolidate functions such as risk management and insurance, finance and accounting, management information systems and employee benefits to eliminate duplicative administrative and other costs that otherwise would be incurred at each of its operating locations. The anticipated operating efficiencies should provide the Company an advantage over smaller regional and local competitors. At the operating subsidiary level, the Company will adopt a regional approach to the U.S. chemical distribution market by creating four U.S. geographic regions that in most cases will be managed by selected Founding Company principals. The Company will employ a decentralized management structure that focuses management of each operating subsidiary on day-to-day operating matters, maintaining existing and building new customer and supplier relationships, as well as assisting in the identification of potential acquisition candidates. The Company believes that its decentralized management philosophy will continue to provide superior customer service by allowing local management the flexibility to implement policies and make decisions based on first-hand assessments of the needs and desires of individual customers.

     Provide Value-Added Services. The Company currently seeks, and following the consummation of the Offering will continue to seek to develop and provide value-added services designed to meet each customer's needs and to offer an integrated supply approach to providing chemical products and services, thereby expanding product sales. Examples of such services currently provided by the Company to its customers are quality assurance and laboratory analysis, contract drumming, specialized packaging and bagging, bar coding, integrated supply (including inventory management, remote tank monitoring and just-in-time delivery) and export containerization.

     Implement Company-Wide Management Information System. Following the Offering, the Company expects to use the Chempax(TM) management information system, which is currently used by a majority of the Founding Companies as the Company's primary management information system. The Company's objective over time is to implement a centralized, real time management information system linking all stocking locations, chemical terminal locations, warehouses and sales offices with Company management. Such a management information system will assist the Company in achieving desired productivity levels and operating efficiency goals, as well as allow centralized management of key functions including inventory control, accounts receivable and accounts payable management, purchasing, pricing and product transport.

The Company's management information system will be designed to allow the preparation of financial and operating reports on a daily, company-wide basis.

  ACQUISITION STRATEGY

     The Company believes that the U.S. chemical distribution industry presents significant consolidation opportunities, with over 350 U.S. companies it views currently as potential acquisition candidates. The Company intends to pursue an aggressive but disciplined acquisition program to acquire chemical distribution companies in order to increase sales to industries and markets currently served by the Company; to enter new industries and markets; to develop new relationships with domestic and international chemical suppliers; and to expand its range of products and services. In the past several months, the Company has contacted the owners of numerous U.S. chemical distribution companies. A significant percentage of these owners have expressed interest in discussing the sale of their businesses to the Company. Currently, however, the Company is not engaged in any material negotiations with such owners, and the Company does not have any agreements, understandings, arrangements or commitments to effect any acquisitions other than the acquisitions of the Founding Companies.

     The Company believes that the senior management of the Founding Companies will be instrumental in identifying and completing future acquisitions. Several of the principals of the Founding Companies have held leadership roles in the NACD. One of these principals, G. Stephen Robins, currently serves as president of the NACD, and principals of four of the Founding Companies currently serve on the 13-member Board of Directors of the NACD. Additionally, one principal has served as president of the Chemical Educational Foundation and two principals currently serve as trustees of this foundation. These leadership positions have enabled these individuals to develop relationships with most of the principals of the approximately 350 NACD member companies, which are among the potential acquisition candidates of the Company. The Company expects that the visibility of these individuals and the Company within the industry will increase the industry profile of the Company and its acquisition program.

     Expand within Existing Markets. The Company intends to explore acquisition opportunities in the geographic and industry markets it already serves as well as the geographic and industry markets served by businesses the Company acquires in the future. Once the Company has entered a specific market, it will seek to acquire other well-established companies in that particular market to deepen its market penetration and expand the range of products and services offered to customers. The Company will also pursue "tuck-in" acquisitions of smaller companies whose operations can be integrated into and leveraged with an existing operation.

     Enter New Markets. The Company intends to expand into geographic markets and industries not currently served by the Founding Companies by selectively acquiring well-established chemical distribution companies that meet the Company's acquisition criteria, as outlined below, and can serve as platforms for future growth in that market or industry.

     The Company has developed a set of financial, geographic and management criteria designed to assist management in the evaluation of acquisition candidates. These criteria comprise a variety of factors, including, but not limited to, (i) historical and projected financial performance, (ii) internal rate of return and return on assets, (iii) experience and reputation of the candidate's management and operations, (iv) composition and size of the candidate's customer base and supplier base, (v) whether the geographic location of the candidate will enhance or expand the Company's market area or ability to attract other acquisition candidates, (vi) whether the acquisition will augment or increase the Company's market share and/or increase the Company's ability to serve its existing customer base, (vii) potential synergies gained by combining the acquisition candidate with the Company's existing operations and (viii) liabilities, contingent or otherwise, of the candidate.

     The Company believes that it is an attractive acquiror in part because of
(i) the Company's strategy for creating a leading national chemical distribution company, (ii) the Company's potential to acquire businesses for cash and publicly traded stock, (iii) the Company's increased industry and corporate profile and access to financial resources as a public company, (iv) the potential for increased future profitability of acquirees due to economies of scale, centralized administrative functions, enhanced systems capabilities and access to increased corporate resources and (v) the ability of the acquirees' management to remain in the business due to the Company's decentralized operating structure.

     As consideration for future acquisitions, the Company expects to utilize a combination of cash, Common Stock and debt. The purchase price for each future acquisition will vary. Following the Offering, the Company intends to register 5,000,000 additional shares of Common Stock under the Securities Act, which will be offered in connection with future acquisitions.

PRODUCTS AND SERVICES

     The Company distributes thousands of different chemicals for use in a wide variety of industries. The Company distributes liquid, dry, organic, inorganic, commodity and specialty chemicals. In connection with the distribution of chemicals, the Company also provides a broad range of value-added services to its customers. The customers' demand for these services is driven by the reduction in costs achievable through the use of such services. These value-added services also benefit the Company by further integrating the Company into its customers' processes. Following is a description of certain of these services:

     Warehousing and Repackaging of Bulk Chemicals. The Company's role as a distribution company is to acquire large amounts of chemicals from suppliers and store them at their facilities in a manner so that they can be shipped quickly to customers in smaller quantities. By providing this service, the Company enables its customers to reduce inventory costs.

     Blending. In some instances, the Company performs blending services for customers. In these instances, the customer provides the Company with the specifications of the blended product and the Company mixes two or more chemicals for the customer. The end product is then shipped to the customer. By outsourcing blending, customers are able to reduce inventory costs by buying only the exact amount of chemicals needed to fill the blended product order. Examples of blends prepared by the Company for customers are paint and lacquer thinners used in the coatings industry and blanket and roller wash solutions used in the printing industry.

     Quality Assurance and Laboratory Analysis. Generally, the Company tests incoming liquid chemicals from suppliers to ensure that what is received is consistent with the product specifications. Additionally, upon the request from a customer, the Company can test chemicals and certify their quality prior to their shipment to the customer. This service helps to prevent the loss of time and money that would otherwise occur when customers reject chemicals upon their delivery at their facility, as well as assist the customer with its quality control requirements.

     Bar Coding and Labeling. Certain customers use bar coding or special labels to track or identify their chemicals within their own facilities. The Company, when provided with the necessary information, can apply these items to the drums or bags of chemicals before they are shipped to the customer. By having the Company provide this service, the customer eliminates the time and expense of performing this task and is able to identify and track their chemicals as soon as they arrive at their facility.

     Export Containerization. In certain areas, the Company provides export services for its suppliers. This involves packaging bulk chemicals, putting the packaged chemicals into containers for export, preparing the containers for shipping and then delivering the containers to the terminal from where they will be shipped.

     Contract Bagging and Drumming. Certain chemical manufacturers have outsourced some of the actual bagging and drumming of their products. The Company receives a fee for these services and does not take title to the chemicals. The chemicals are shipped in bulk to the Company's facilities, where they are placed into the bags or drums provided by the manufacturer and then returned to the supplier or shipped to the manufacturer's customers.

     Inventory Management. The Company is able to aid customers in reducing their inventory costs by providing a variety of inventory management services. The Company offers just-in-time deliveries to certain customers through the use of techniques such as remote tank monitoring and order placement through Internet electronic mail.

     Employee Training. Pursuant to Department of Transportation and OSHA regulations the Company is required to conduct training courses for certain of its employees throughout the year. Often, the Company will invite customers to send employees to this training at little or no cost.

     On a more limited basis, the Company provides other services including hazardous waste management and commercial fueling services.

CUSTOMERS

     The Company has over 10,000 customers, representing a broad range of industries including paint and coatings; water treatment; pharmaceuticals; oil and gas; chemical processing; textiles; food and beverage; fragrances; cosmetics, soaps and detergents; semiconductor; mining and metal treatment; pulp and paper; ink; rubber and plastics. The customers range in size from small manufacturing facilities to national and multinational corporations such as McCormick & Company, Incorporated, The Procter & Gamble Company and Archer-Daniels-Midland Company. For the 12 months ended December 31, 1997, the Company sold products to over 450 customers who purchased at least $75,000 of products with no single customer accounting for more than 3% of the Company's pro forma combined net sales. As is typical in the chemical distribution industry, the Company has few supply contracts with its customers, but relies on established customer relationships to generate sales. The Company will seek to serve a larger number and wider variety of customers and pursue national account sales as part of its internal growth strategy.

SALES AND MARKETING

     Due to the varied service capabilities and geographical locations of the Founding Companies, there have been several marketing strategies used to serve customers. The Company plans to integrate the various strategies into a corporate sales strategy that is implemented on a regional basis. Each of the four regions will have a regional sales manager reporting to the regional president. The Company believes that this regional strategy will allow it to maintain a high level of service to its existing customers, as well as readily identify new customers and sales opportunities.

     The Company has approximately 24 sales managers, 76 outside sales representatives, 15 product specialists and 53 customer service representatives. Within the sales force, there are two groups of personnel -- outside sales representatives and product specialists. The outside sales representatives call on customers for commodity and basic chemical sales. In situations that require technical assistance or the sale of certain speciality products, the outside sales representative is assisted by a product specialist. Furthermore, where cross selling opportunities of speciality products exist, the product specialists will share the techniques and product knowledge among the Founding Companies. Both groups of salespeople present the array of value-added services available from the Company. Customer service representatives interact with the customer at the time of order placement or, in the absence of the sales representatives, when the customer has questions relating to product, delivery and/or services. The customer service representatives office in each Founding Company and generally are the customer contact at the time of order placement. The Company anticipates that in the future, most customer service functions will be performed on a regional basis.

     The Company will focus on its various local and regional markets, but also intends to pursue national account sales that are inclined to work with a fewer number of distributors to achieve significant cost savings. The Company also believes that, due to its size, it can help these multi-location customers improve the quality and reliability of their supply and improve the efficiency and effectiveness of their manufacturing processes.

DELIVERY

     The Company utilizes rail and trucks to deliver products to its customers with the method of transport depending upon urgency, delivery frequency, destination, customer preference and cost. The majority of the Company's products are shipped to customers via trucks that are operated by Company employees. The

Company operates a fleet consisting of 48 owned and 40 leased tractors, 157 owned and 30 leased trailers and 34 owned and 23 leased other trucks. The Company also currently leases 11 railcars. The Company primarily uses its own fleet rather than common carriers to deliver products to customers; however, the Company does utilize common carriers to transport chemicals from manufacturers to the Company's distribution facilities.

SUPPLIERS

     The chemicals sold by the Company are manufactured by over 350 suppliers, both domestic and international. The Company primarily purchases these chemicals directly from manufacturers. During the twelve months ended December 31, 1997, the Company purchased no more than 5% of its chemicals from any single source. The Company's decision to purchase from a specific supplier is based on existing relationships, cost, depth of product offerings, product specifications, quality and reliability of delivery. For certain specialty chemicals, certain Founding Companies have exclusive rights to distribute a product within a specified region. Although the Company has a wide variety of contracts, many of which can be terminated by the supplier on relatively short notice, the Company believes that the historic relationship with each supplier is more important than these contracts to continued supply.

     By increasing its supplier base, the Company believes that it will be able to offer more products to its existing customers. The Company believes that it is not materially dependent on any single supplier and that it currently maintains good relationships with its suppliers.

PROPERTIES

     The Company's primary warehouses, sales facilities and administrative offices are listed below, subject to consolidation of certain facilities to achieve operating efficiencies and subject to the execution of leases with certain owners of the Founding Companies in connection with the Acquisitions and the consummation of the Offering:

                                                             APPROXIMATE     GALLONS OF     OWNED
      LOCATION                        TYPE                  SQUARE FOOTAGE    STORAGE     OR LEASED
      --------                        ----                  --------------   ----------   ---------
Birmingham, AL.......  Office                                    7,500              --      Owned
Birmingham, AL.......  Warehouse/Office                         76,853              --      Owned
                       Bulk Storage (wet)                           --         116,000
                       Bulk Storage (dry)                           --          72,000
Dothan, AL...........  Warehouse/Office                          9,862              --      Owned
Mobile, AL...........  Warehouse/Office                         19,738              --      Owned
Montgomery, AL.......  Warehouse/Office                         20,324              --      Owned
Phoenix, AZ..........  Warehouse/Office/Bulk Storage            70,700         122,000     Leased
Dalton, GA...........  Warehouse/Office                         13,914              --     Leased
East Point, GA.......  Warehouse/Office                         21,182              --      Owned
Decatur, IL..........  Warehouse/Office                         23,600              --      Owned
E. St. Louis IL......  Warehouse/Office/Bulk (dry)              21,000         454,000      Owned
E. St. Louis, IL.....  Warehouse/Office/Bulk Storage (dry)      59,500           8,000      Owned
Mt. Vernon, IL.......  Warehouse/Office                         14,000              --      Owned
Quincy, IL...........  Warehouse/Office                         20,000              --      Owned
Kansas City, KS......  Warehouse/Office                         15,000              --      Owned
Lafayette, LA........  Warehouse/Office                         13,000          85,000     Leased
New Orleans, LA......  Warehouse/Office                         23,669         275,000      Owned
Baltimore, MD........  Warehouse/Office                         80,500         134,000      Owned
Springfield, MO......  Warehouse/Office                         15,000              --     Leased
St. Louis, MO........  Warehouse/Bulk Storage                   70,000         128,000      Owned
St. Louis, MO........  Warehouse/Office                         40,000              --     Leased
Oakland, NJ..........  Warehouse/Office                         49,200              --     Leased
Paterson, NJ.........  Warehouse/Bulk Storage                   21,400          97,000     Leased
S. Kearny, NJ........  Warehouse/Office                         41,300         687,500     Leased

                                                             APPROXIMATE     GALLONS OF     OWNED
      LOCATION                        TYPE                  SQUARE FOOTAGE    STORAGE     OR LEASED
      --------                        ----                  --------------   ----------   ---------
Cleveland, OH........  Warehouse/Office                         47,600         741,000      Owned
Cornelius, OR........  Bulk Storage                                 --          66,000      Owned
Portland, OR.........  Warehouse/Office/Bulk Storage            21,600         215,000      Owned
Tualatin, OR.........  Bulk Storage                                 --          16,000     Leased
Wilsonville, OR......  Bulk Storage                                 --          20,000      Owned
Buda, TX.............  Warehouse/Bulk Storage                   11,600          20,000      Owned
Corpus Christi, TX...  Warehouse                                10,000              --      Owned
Dallas, TX...........  Bulk Storage                             50,000          55,000      Owned
Dallas, TX...........  Warehouse/Office/Bulk Storage            29,050         611,000      Owned
Dallas, TX...........  Warehouse/Office/Bulk Storage            11,414         547,000      Owned
Houston, TX..........  Warehouse/Office                         45,000              --      Owned
Houston, TX..........  Warehouse/Office/Bulk Storage            47,400       1,281,000      Owned
Vidor, TX,...........  Warehouse                                 7,000              --      Owned
Auburn, WA...........  Warehouse/Office                         12,900              --     Leased
Vancouver, WA........  Warehouse/Office/Bulk Storage             2,500          15,000      Owned
Vancouver, WA........  Bulk Storage                                 --          13,000      Owned
Washougal, WA........  Bulk Storage                                 --          16,000     Leased

SAFETY AND TRAINING

     The Company's business requires the handling of chemicals and exposure to conditions that can be dangerous. Eight of the Founding Companies are currently members (and one is in the process of applying for membership) of the NACD, which has established the Responsible Distribution Process ("RDP"). RDP establishes proper operating practices, documents policies and has become the standard within the industry, setting the level at which a company measures its commitment to chemical product stewardship. Adopting RDP is a condition of membership in the NACD, and member compliance is verified by Underwriters Laboratories. Although the Company is committed to chemical product stewardship and the proper handling, use, transportation and disposal of chemical products, it has been and is subject to claims by employees, customers and third parties for property damage and personal injuries resulting from use of, and exposure to, the Company's products. Following completion of the Offering, management intends to expand throughout the Company existing training and educational programs, as well as comprehensive safety policies and regulations, by sharing best practices throughout its operations to complement RDP.

MANAGEMENT INFORMATION SYSTEMS

     Each of the Founding Companies operates a management information system that is used to purchase, monitor and distribute inventory throughout facilities and enables the Founding Companies to manage inventory costs effectively and achieve appropriate inventory turnover rates. The management information system includes computerized order entry, sales analysis, inventory status, delivery scheduling, customer invoicing, vendor payments and financial statement preparation. The management information system is designed to improve productivity for both the Company and its customers. Currently, five of the nine Founding Companies use Chempax(TM) as their management information system. In connection with developing its internal company-wide management information system following the Offering, the Company intends to convert the other four Founding Companies' management information systems to Chempax(TM). Once the conversion is made, the Company's consolidated management information system will operate over a wide area network providing real-time information to operating locations and management for monitoring of sales activities, credit approval, inventory levels, stock balancing, vendor returns, order fulfillment and other key measures of both operating and financial performance.

COMPETITION

     The Company is engaged in a highly fragmented and competitive industry, with approximately 1,000 chemical distribution companies currently operating in the United States. At this time, the Company does not compete directly with all of these companies due to differences in products distributed or in the nature of their businesses. Competition is based primarily on service, product pricing, quality and geographic coverage. The Company competes with a large number of chemical distribution companies on a regional and local basis and a smaller number of national distribution companies, some of which may have greater financial resources than the Company and some of which are divisions of public companies. The Company also competes with manufacturers who sell to end users and to a limited extent with chemical brokers. The Company may also face competition for acquisition candidates from these companies, some of which have acquired chemical distribution companies during the past decade. Other smaller chemical distribution companies may also seek acquisitions from time to time.

     The Company believes that it will be able to compete effectively because of its significant number of locations, geographic coverage, knowledgeable and trained sales force, integrated computer systems, modern equipment, broad line of products and value-added services, long-term customer relationships, long-term supplier relationships, combined purchasing volume, experienced operations employees and operational economies of scale. The Company intends to seek to differentiate itself from the competition in terms of service and quality by investing in systems and equipment and by offering a broad range of products and services, as well as through its entrepreneurial culture and decentralized structure.

EMPLOYEES

     As of March 31, 1998, the Company had approximately 665 employees, 641 of whom were full-time and 24 of whom were part-time. The Company is a party to three collective bargaining agreements covering approximately 79 employees. The Company believes that its relationship with its employees is good.

ENVIRONMENTAL AND HEALTH REGULATION

     The Company's operations are subject to extensive federal, state and local laws and regulations, many of which are designed to control operational practices in an effort to protect employee safety, public health, and the environment. Different regulatory agencies have jurisdiction over the Company. Regulatory agencies or governmental entities that may have jurisdiction over the Company include, at the federal level, the Bureau of Alcohol, Tobacco, and Firearms; the Department of Transportation; the Environmental Protection Agency; the Food and Drug Administration; and the Occupational Safety and Health Administration. Numerous other laws and regulations may be applicable to and numerous state and local agencies also have jurisdiction over the Company. The applicability of the various laws and regulations and the jurisdiction of the various governmental entities are dependent upon the services performed and the substances handled by the Company. Regulations relating to the Company are subject to change and the Company cannot predict the effect of future regulations.

     Existing environmental conditions at some of the Company's sites, including subsurface contamination, may result in material claims, regulatory actions or liabilities. At some of the Company's sites, surface or subsurface contamination has been established, the full extent of which is unknown. No assurance can be given that material liabilities will not be incurred in the future as a result of such contamination. Previous operations at the Company's facilities may have caused other environmental conditions, the extent or existence of which the Company is unaware.

     Various federal, state and local laws and regulations regulating the protection of human health and the environment affect the Company's operations and costs. The Company will maintain an environmental compliance program and intends to address environmental and health issues identified as a result of its compliance program. The Company intends to standardize programs to detect and respond to any leaks or spills of regulated hazardous substances and to correct any identified regulatory deficiencies. While the Company does not believe that any noncompliance with applicable environmental laws and regulations on the part of its operations and facilities is materially adverse to its financial position taken as a whole, there can be no assurance that material costs and liabilities will not be incurred in the future. It is also possible that future developments, such as increasingly strict environmental laws, regulations and enforcement policies, could result in material costs and liabilities in the future. Compliance with additional and more stringent environmental laws and regulations could also require the Company to incur material capital costs. Non-compliance with existing or future environmental regulations could result in material fines, injunctions, or cease and desist orders against the Company and liabilities to third parties. Permits held by the Company may be subject to modification, renewal, or revocation by governmental entities. The loss of or detrimental modification of these permits could have a material adverse effect on the Company's operations.

     A risk typically associated with the chemical industry in general and the Company's operations in particular is the possibility of chemical exposure claims or pollution claims from employees or nearby landowners or residents. For example, environmental conditions at nearby businesses could affect the Company's facilities, resulting in a need to address the presence of environmental conditions at or beneath the Company's affected facilities. It is also possible that environmental conditions at or beneath the Company's facilities could impact nearby properties or residents. As the Company addresses environmental conditions, it may attempt to utilize risk reduction response measures that may be allowed by law. In some circumstances, these risk reduction measures may allow residual contamination to remain in place at the Company's facilities. Such residual contamination may later need to be addressed should a legal or regulatory requirement be imposed. In other cases, changes in site conditions, such as the direction of groundwater flow, could change the risk analysis and cause the need for environmental response measures.

     Solid and Hazardous Waste. Some of the Company's operations generate hazardous and non-hazardous wastes that are subject to the federal Resource, Conservation and Recovery Act ("RCRA") and comparable state statutes. These statutes regulate the treatment, storage, disposal, recycling and transportation of hazardous waste as well as some non-hazardous wastes. The Chemical Solvents facilities on Jennings Road and on Dennison Road in Cleveland, Ohio are subject to RCRA permitting and regulatory requirements which entail significant compliance costs. In addition, the Jennings Road facility is subject to a RCRA Facility Investigation ("RFI") to identify whether any contamination exists. Certain general areas of concern have been identified, and Chemical Solvents is negotiating with EPA on the proposed scope of work. The Company is unable to reasonably estimate what corrective action measures may be required as a result of the RFI. However, the Company estimates that performance of the RFI alone may cost up to $250,000. This liability is subject to the Environmental Indemnity described in "Certain Transactions." The hazardous waste recycling and disposal business includes significant environmental and regulatory risks.

     CERCLA. The Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), also known as the "Superfund" law, imposes liability without regard to fault or the legality of the original conduct, on certain classes of persons that contributed to a site that released or threatens to release a hazardous substance to the environment. These persons include the owner or operator of a site and companies that disposed or arranged for the disposal of the hazardous substance found at a site. CERCLA also authorizes EPA and, in some cases, third parties to take actions in response to threats to the public health or the environment and to seek to recover from responsible classes of persons the costs they incur. In the course of its operations, the Company has generated and will generate wastes that fall within CERCLA's definition of "hazardous substances." Certain state laws impose similar liabilities to CERCLA. Under CERCLA and similar state laws, a liable party may be held responsible for the costs of investigating and remediating a contaminated site and for any associated natural resource damages. Such liability is strict in nature and typically joint and several. There can be no assurance that the Company would be insulated from the Founding Companies' CERCLA liabilities.

     Industrial has received a Potentially Responsible Party ("PRP") notice from EPA with respect to the THAN Superfund site near Montgomery, Alabama. EPA presently is enforcing the cleanup against the two primarily liable PRPs. Industrial previously leased a part of this site from one of the primarily liable PRPS, who has indemnified Industrial from this liability. This PRP, however, has advised Industrial that it intends to pursue Industrial for any contribution Industrial may have made to the contamination at the site. Based upon its investigation of the site and the fact that EPA is not enforcing cleanup obligations against Industrial, the Company believes that its contribution, if any, to the site will not be material.

     Chemical Solvents has received a PRP notice for the Granville Solvents Superfund site in Granville, Ohio. Chemical Solvents anticipates, based upon the existing adjusted allocation formula for the site, that it will owe approximately $322,000, although there can be no assurance as to the ultimate costs incurred at the site or as to the amount of costs for which the Company will be responsible.

     Chemical Solvents also has received a PRP notice for the New Lyme Superfund site near Cleveland, Ohio. EPA completed remediation at the New Lyme site at a cost of approximately $26 million. The PRP group made a settlement offer to EPA of $12 million together with anticipated future costs, $33,000 of which was from Chemical Solvents. EPA has not responded to the offer. While there can be no assurance as to the ultimate outcome, the Company believes that Chemical Solvents is a de minimis contributor to the site.

     Robins received a CERCLA 104(e) request for information regarding the Great Lakes Container Corp. Superfund site in St. Louis, Missouri. Robins believes that it only purchased drums from this site and therefore denies any liability. EPA's present removal action budget is less than $2 million at the site, although there can be no assurance as to the total expenditures ultimately made at the site.

     Each of these Superfund sites is subject to the Environmental Indemnity. See "Certain Transactions."

     Air Quality. Certain operations of the Company are subject to local, state and federal regulations for the control of emissions from sources of air pollution. Legal and regulatory requirements in this area are increasing, particularly under the 1990 Clean Air Act Amendments. EPA is developing a new Maximum Achievable Control Technology requirement ("MACT") for liquid organic blenders and manufacturers. While the Company believes that its facilities will be exempt from this MACT requirement, there can be no assurance of the eventual outcome of the EPA's rulemaking process.

     Water. The Federal Water Pollution Control Act regulates the discharge of pollutants into streams, groundwater, wetlands, or other surface waters from industrial sources. In certain situations, the act requires the Company to secure discharge permits, conduct sampling and monitoring, and to reduce the quantity of pollutant loading in the discharges and imposes certain liabilities for failing to obtain and violating permits.

     Emergency Planning and Community Right to Know Act. EPCRA requires the Company to file chemical handling information with local and state emergency planning authorities. EPCRA also establishes an enforceable reporting scheme that applies in the event of a hazardous chemical release to the environment.

     OSHA and Local Codes. The Company's operations are subject to the requirements of the federal Occupational Safety and Health Act ("OSHA") and comparable state statutes. The OSHA hazard communication standard requires that certain information be organized and maintained about hazardous materials used or produced in operations. Certain of this information must be provided to employees, state and local government authorities and citizens. OSHA also regulates workplace safety and exposure to toxic chemicals in the workplace.

     The Company's facilities in Patterson and Oakland, New Jersey are subject to the requirements of the New Jersey Industrial Site Recovery Act ("ISRA"), which requires state review and approval of environmental investigation and remediation plans prior to the transfer of certain types of industrial and commercial properties. The Company does not believe that compliance with ISRA will entail material costs, although there can be no assurances as to the actual amount of any such costs.

     Local fire codes regulate site conditions, such as the placement of storage tanks at Company facilities. At Chemical Solvents' Jennings Road facility, the local fire department has directed that a tank placement issue be addressed. The Company believes that the costs associated with this issue will be approximately $200,000.

RISK MANAGEMENT AND INSURANCE

     The primary risks in the Company's operations include bodily injury, property damage and injured workers' compensation. The Company maintains automobile and general liability insurance for third party bodily injury and property damage and workers' compensation coverage which it considers appropriate to insure against these risks, subject to self-insured amounts. After the consummation of the Offering, the

Company intends to consolidate the purchase of insurance, which management believes will result in savings from the amounts paid by the Founding Companies prior to the Acquisitions.

     In addition, the Company faces the risk of environmental contamination to the properties it owns and leases. Effective upon the consummation of the Acquisitions, CLC, each Founding Company and the stockholders of each Founding Company will obtain environmental insurance for certain legal liabilities and environmental pollution (the "Environmental Insurance"). Coverage will be included for (i) cleanup of both on-site and off-site unknown pre-existing and new pollution conditions that exceed regulatory action levels; (ii) third-party liability, both on-site and off-site, for unknown pre-existing and/or new pollution conditions emanating on, from or under each Founding Company's sites (such as groundwater contamination); (iii) pre-existing unknown conditions of the Founding Companies; and (iv) non-owned disposal sites that are identified to the insurance carrier. Coverage will not be provided for pollution conditions or liabilities which have been identified by CLC's environmental consultant in the Phase I environmental reports prepared in connection with the Acquisitions.

     The Environmental Insurance will be for a term of five years from the consummation of the Acquisitions, will provide coverage of $25 million per incident with an aggregate limit of $70 million and will cover each Founding Company and their properties and facilities. A $25,000 deductible per incident will apply. The Environmental Insurance will not cover all potential environmental risks. No assurance can be given that (i) the insurance will be adequate to reimburse for all covered all losses or liabilities the Company may incur; (ii) the Company will be able to maintain Environmental Insurance of adequate type, at adequate levels or at reasonable rates; (iii) the insurance carrier will honor all claims made under the policy; or (iv) no circumstances or conditions will be excluded under the insurance policy, resulting in the denial of coverage for one or more claims. See "Certain Transactions" for a description of certain environmental indemnity arrangements made pursuant to the Acquisitions.

LEGAL PROCEEDINGS

     The Company is, from time to time, a party to litigation or administrative proceedings that arise in the normal course of its business. The Company does not have pending any litigation that, separately or in the aggregate, if adversely determined, would have a material adverse effect on the Company's results of operations or financial condition.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information concerning the Company's directors and executive officers and those persons who will become directors and executive officers following the consummation of the Offering:

                 NAME                   AGE                  POSITION
                 ----                   ---                  --------
Bruce W. Wilkinson....................  54    Chairman of the Board of Directors and
                                                Chief Executive Officer
James M. Clepper*.....................  52    President, Chief Operating Officer and
                                                Director
Francis S. Kalman.....................  51    Executive Vice President, Chief
                                              Financial Officer and Secretary
Scott R. Creasman.....................  33    Vice President -- Controller
Lorne D. Bain.........................  57    Director
Douglas A. Brown*.....................  42    Chief Information Officer and Director
Stephen B. Fiverson*..................  55    Director
Rodney R. Proto*......................  49    Director
G. Stephen Robins*....................  53    Director
John Tilley*..........................  46    Director
William Welch*........................  58    Director

---------------

* Election as a director or officer of the Company effective upon the consummation of the Offering.

     Bruce W. Wilkinson has served as Chairman of the Board and Chief Executive Officer of the Company since April 1998. From March 1997 through October 1997, Mr. Wilkinson served as President and Chief Executive Officer of Tyler Corporation, a publicly traded diversified manufacturing and service company. From June 1996 through December 1996, Mr. Wilkinson served as a director and Interim President/Chief Executive Officer of Proler International, Inc., a formerly publicly traded ferrous scrap recycler. From 1989 through 1995, Mr. Wilkinson served as Chairman and Chief Executive Officer of CRSS Inc., a publicly traded, independent power and industrial energy company. Mr. Wilkinson began employment with CRSS in 1978 and served as President and Chief Executive Officer from 1982 through 1989.

     James M. Clepper will become President, Chief Operating Officer and a director of the Company effective upon the consummation of the Offering. Mr. Clepper has been the Chief Executive Officer of Southwest Solvents since July 1986 and has been an owner of Southwest Solvents since 1970. Mr. Clepper has been active in the NACD since 1978. Mr. Clepper has served the NACD as a regional president, chairman of the insurance and supplier relations committees and is currently serving on the board of directors of the NACD. Mr. Clepper is past president and currently a director of the Chemical Educational Foundation. Mr. Clepper has served on the Board of Directors of Sterling Bancshares, Inc., a publicly traded bank holding company, since 1996.

     Francis S. Kalman has served as Executive Vice President, Chief Financial Officer and Secretary of the Company since March 1998. From June 1996 through September 1997, Mr. Kalman served as Senior Vice President and Chief Financial Officer of Keystone International, Inc., a publicly traded manufacturing company. From May 1992 to May 1996, Mr. Kalman served as Vice President and Chief Financial Officer of American Ref-Fuel Company. From July 1982 through October 1991, Mr. Kalman worked for United Gas Pipe Line Company, having attained the position of Senior Vice President and Chief Financial Officer.

     Scott R. Creasman has served as Vice President -- Controller since June 1998. From November 1997 through June 1998, Mr. Creasman served as Vice President and Corporate Controller of U.S. Legal Support, Inc. From August 1997 through November 1997, Mr. Creasman served as Vice President and Controller of Tyler Corporation, a publicly traded diversified manufacturing and service company. From October 1996 through July 1997, Mr. Creasman served as Controller of Brink's Home Security, Inc. From 1990 through

1996, Mr. Creasman was with Texas Eastern Products Pipeline Company, the operator of a publicly held petroleum products pipeline company, most recently as Controller. Mr. Creasman is a C.P.A.

     Lorne D. Bain has been President of the Company since its inception and a director of the Company since April 1998. Mr. Bain will cease serving as President upon consummation of the Offering. Mr. Bain has been a member and a Managing Director of BCP since February 1997. From 1991 to 1996, Mr. Bain was Chairman of the Board of Directors and Chief Executive Officer of Sanifill, Inc., a publicly traded environmental services company, and served as a consultant to Sanifill, Inc. until August 1997. Mr. Bain has served as a director of Belden, Inc., a publicly traded electrical wire and cable manufacturing company, since 1993.

     Douglas A. Brown will become Chief Information Officer and a director of the Company effective upon the consummation of the Offering. Mr. Brown has served the NACD as co-chairman of the RDP committee and a member of the distributor operations committee. Mr. Brown is currently serving on the board of directors of the NACD and as chairman of the government affairs committee. Mr. Brown is also on the board of directors of the Chemical Industry Council of New Jersey.

     Stephen B. Fiverson will become a director of the Company effective upon the consummation of the Offering. Mr. Fiverson has served as president of American since 1972. Mr. Fiverson currently serves as a regional president of the NACD.

     Rodney R. Proto has been President, Chief Operating Officer and a director of USA Waste Services, Inc. ("USA Waste"), the third largest solid waste services company in North America, since August 1996. Prior thereto, he was President, Chief Operating Officer and a director of Sanifill, Inc., which was acquired by USA Waste in August 1996. Mr. Proto joined Sanifill, Inc. in February 1992. Before joining Sanifill, Inc., he was employed by Browning-Ferris Industries, Inc. for 12 years where he served, among other positions, as Chairman of BFI Overseas from 1985 to 1987 and President of Browning-Ferris Industries Europe, Inc. from 1987 through 1991. Mr. Proto has been a director of Quanta Services, Inc., a publicly traded specialty electrical contracting company, since March 1998. Mr. Proto will become a director of the Company effective upon the consummation of the Offering.

     G. Stephen Robins will become a director of the Company effective upon the consummation of the Offering. Mr. Robins has served as president of Robins since 1980. Mr. Robins has been active in the NACD since 1977 and is currently president of the organization. Mr. Robins has also served as the president of the Affiliated Chemical Group. Mr. Robins received a bachelor of science in chemical engineering from Princeton University and a masters of business administration from Stanford University.

     John Tilley will become a director of the Company effective upon the consummation of the Offering. Mr. Tilley has served as president of Tilley since 1990. Mr. Tilley served as vice president of Tilley from 1985 to 1990. Mr. Tilley has been active in the NACD since 1975 and is currently on the board of directors of the organization. Mr. Tilley has also served as the president of the Affiliated Chemical Group.

     William L. Welch will become a director of the Company effective upon the consummation of the Offering. Mr. Welch formed Industrial in 1970 and has served as its president since that time.

BOARD OF DIRECTORS

     The Board of Directors will establish an Audit Committee and Compensation Committee to be effective following the consummation of the Offering. The Audit Committee will recommend the appointment of auditors and oversee the accounting and audit functions of the Company. The Compensation Committee will determine the salaries and bonuses of executive officers and administer the Plan.

     The Board of Directors, following the consummation of the Offering, will be divided into three classes of directors, with directors serving staggered three-year terms, expiring at the annual meeting of stockholders in 1999, 2000 and 2001, respectively. At each annual meeting of stockholders, one class of directors will be elected for a full term of three years to succeed that class of directors whose terms are expiring. All officers serve at the discretion of the Board of Directors, subject to terms of their employment agreement terms. See "-- Employment Agreements."

DIRECTOR COMPENSATION

     Directors who are employees of the Company or a subsidiary do not receive additional compensation for serving as directors. Each director who is not an employee of the Company or a subsidiary will receive an annual fee of $12,000 and $1,000 for each committee meeting (unless held on the same day as a Board of Directors meeting). Directors of the Company will be reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof, and for other expenses reasonably incurred in their capacity as directors of the Company. At the consummation of the Offering, each non-employee director serving on such date will receive stock options to purchase 10,000 shares of Common Stock, (and individuals who are first elected or appointed as non-employee directors after such date shall similarly receive stock options to purchase 10,000 shares of Common Stock on the date of their initial election or appointment) and thereafter a grant of 5,000 options following each annual meeting of stockholders of the Company that is more than 90 days after the date of the director's initial 10,000 share grant, provided the non-employee director continues to serve as such following the annual meeting. See "-- 1998 Stock Plan." In addition, Mr. Proto purchased 19,962 shares of Common Stock from the Company for nominal consideration.

EXECUTIVE COMPENSATION

     The Company was incorporated in July 1997 and, prior to the Offering, has not conducted any operations other than activities related to the Acquisitions and the Offering. The Company anticipates that during 1998 annualized base salaries of its most highly compensated executive officers will be: Mr. Wilkinson -- $200,000, Mr. Clepper -- $200,000, Mr. Kalman -- $175,000, Mr.
Brown -- $135,000 and Mr. Creasman -- $115,000.

EMPLOYMENT AGREEMENTS

     The Company will enter into employment agreements with Messrs. Wilkinson, Clepper, Kalman and Brown which prohibits them from disclosing the Company's confidential information and trade secrets and generally restricts these individuals from competing with the Company for a period of time equal to the greater of (i) two years after the date of the termination of employment with the Company and (ii) five years following the consummation of the Offering. Each of the agreements has an initial term of three years and provides for an automatic annual extension at the end of its initial term and is terminable by the Company for "cause" upon ten days' written notice and without "cause" by either party upon thirty days' written notice. All employment agreements provide that if the officer's employment is terminated by the Company without "cause," the officer will be entitled to receive his base salary (at the rate then in effect) for the greater of (i) the time period remaining under the initial term of the agreement or (ii) one year. In addition, the time period during which such officer is restricted from competing with the Company will be shortened to one year from the date of termination.

     The employment agreements contain certain provisions concerning a change-in-control of the Company, including the following: (i) in the event (a) the officer's employment is terminated within one year following the change in control by the Company, other than for "cause," (b) the officer's salary, duties or authority are reduced and the officer elects not to accept such reduction; or
(c) the successor does not give written notice to the Company and the officer of its acceptance of the Company's obligations under the employment agreement at least five days prior to the anticipated closing date, the officer will be entitled to receive a lump sum severance amount equal to the greater of three times (x) the amount of base salary remaining under the initial term of the employment agreement and (y) one year's base salary, (ii) in any change-of-control situation, the officer may elect to terminate his employment by giving three business days' written notice prior to the anticipated closing of the transaction giving rise to the change-in-control or written notice ten business days after receipt of notice of such transaction, whichever is later, which will be deemed a termination of employment by the Company without "cause," and the provisions of the employment agreement governing the same will apply, except that the severance amount otherwise payable shall be doubled, and (iii) if any payment to the officer is subject to the 20% excise tax on excess parachute payments, the officer shall be made "whole" on a net after-tax basis.

     The Company will enter into an employment agreement with Mr. Creasman which prohibits him from disclosing the Company's confidential information and trade secrets and generally restricts him from competing with the Company for two years after the date of the termination of employment with the

Company. The agreement has an initial term of one year and provides for an automatic annual extension at the end of its initial term and is terminable by the Company for "cause" upon ten days' written notice and without "cause" by either party upon thirty days' written notice. The agreement provides that if the officer's employment is terminated by the Company without "cause," the officer will be entitled to receive his base salary (at the rate then in effect) for the greater of (i) the time period remaining under the initial term of the agreement or (ii) one year. In addition, the time period during which such officer is restricted from competing with the Company will be shortened to one year from the date of termination.

1998 STOCK PLAN

     The Plan was adopted by the Board of Directors and stockholders in July 1998. The purpose of the Plan is to provide officers, employees, directors and consultants with additional incentives by increasing their ownership interests in the Company. Individual awards under the Plan may take the form of one or more of: (i) either incentive stock options or non-qualified stock options ("NQSOs"); (ii) stock appreciation rights ("SARs"); (iii) restricted stock; (iv) phantom stock; (v) performance awards; (vi) bonus stock awards; (vii) other stock-based award, i.e., awards not otherwise provided for, the value of which is based in whole or in part upon the value of the Common Stock; and (viii) cash awards that may or may not be based on the achievement of performance goals (collectively, "Awards"). The performance goals for Awards, until changed, include target levels of net income, cash flows, return on equity, profit margins, sales, stock price, market share improvement, achievement of national accounts, reductions in cost of goods sold and earnings per share.

     The Compensation Committee or the Company's Chief Executive Officer or President, to the extent such duties are delegated to either of them by the Compensation Committee, will administer the Plan and select the individuals who will receive Awards and establish the terms and conditions of those Awards. The Plan does not authorize a specific number of shares for Awards; however, the maximum number of shares of Common Stock that may be subject to outstanding Awards, determined immediately prior to grant of any Award, may not exceed 15% of the aggregate number of shares of Common Stock then outstanding. Shares of Common Stock which are attributable to Awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future Awards. The maximum number of shares of Common Stock with respect to which any person may receive options and SARs in any calendar year is 500,000 shares. With respect to other forms of Awards, the maximum Award that may be granted to any individual in any calendar year cannot exceed $4 million (determined as of the date of the grant of the Award). Options and SARs may have such exercise prices as the Compensation Committee, in its discretion, determines.

     The Plan will remain in effect for 10 years, unless earlier terminated by the Board of Directors. The Plan may be amended by the Board of Directors or the Compensation Committee without the consent of the stockholders of the Company, except that any amendment will be subject to stockholder approval if required by any federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

     At the consummation of the Offering, NQSOs to purchase approximately 1,070,000 shares will be granted to directors and officers of CLC and employees of the Founding Companies. Each of the foregoing options will have an exercise price equal to the initial public offering price per share. These options will vest at the rate of 20% per year, commencing on the first anniversary of grant, and will expire at the earliest of (i) ten years from the date of grant, (ii) three months following termination of employment, other than due to death or disability, or (iii) one year following a termination of employment due to death or disability.

     The Plan also provides for (i) the automatic grant to each non-employee director serving at the consummation of the Offering of an option to purchase 10,000 shares, (ii) the automatic grant to each individual who is first elected or appointed as a non-employee director after the Offering of an option to purchase 10,000 shares on such election or appointment, and (iii) an automatic annual grant to each non-employee director of an option to purchase 5,000 shares following each annual meeting of the stockholders of the Company that is more than 90 days after the date of the director's initial 10,000 share grant, provided the non-employee director continues to serve as such following the annual meeting. All such director options will have an exercise price per share equal to the fair market value of the Common Stock on the date of grant, will vest six months after grant and will expire ten years from the date of grant, unless such director ceases to serve prior to that time.

STOCK PURCHASE PLAN

     The Board of Directors and stockholders adopted an employee stock purchase plan (the "Stock Purchase Plan") for employees of the Company in July 1997. Pursuant to the Stock Purchase Plan, the Company will pay any brokerage commissions, transfer taxes and other fees associated with a participant's purchase of Common Stock at the end of each six-month option period under the plan. Additionally, purchases made pursuant to the Stock Purchase Plan will be made at a 15% discount from (i) the then current market price of the Common Stock or (ii) its market price at the beginning of the applicable option periods whichever is lower. This discount will be funded by the Company. The Stock Purchase Plan is intended to serve as a means of encouraging employees to invest in the Company's Common Stock.

                              CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY

     The Company was organized in July 1997 by BCP. Mr. Bain, John D. Rogers and
J. Chris Brewster (collectively, the "BCP Principals") were issued a total of 1,659,366 shares of Common Stock which were issued for a total of $1,000 in connection with the formation of CLC. Mr. Bain is currently President and a director of the Company. BCP has agreed to advance the Company whatever funds are necessary to pay the transaction costs associated with the Acquisitions and the Offering. As of July 15, 1998, BCP had outstanding advances to the Company in the aggregate amount of approximately $1.8 million, which bear no interest. All of BCP's advances will be reimbursed from the net proceeds of the Offering.

     Prior to the consummation of the Offering, the Company will have issued a total of 791,836 shares of Common Stock at $.01 per share to various members of management, directors and consultants, including: Mr. Wilkinson -- 201,381 shares, Mr. Clepper -- 178,996 shares, Mr. Kalman -- 120,835 shares, Mr. Creasman -- 36,290 shares, Mr. Proto -- 19,962 shares and various other employees of CLC and consultants -- 234,372 shares. The Company will also grant options to purchase 10,000 shares of Common Stock under the Plan, effective upon the consummation of this Offering, to Mr. Proto, who will become a director of the Company upon the closing of the Offering.

     Simultaneously with the closing of the Offering, the Company will acquire by stock purchase all of the issued and outstanding capital stock and other equity interests of the Founding Companies, at which time each Founding Company will become a wholly owned subsidiary of the Company. The Acquisitions Consideration consists of (i) approximately $31.1 million in cash and (ii) 6,543,329 shares of Common Stock. Prior to the Acquisitions, certain of the Founding Companies will make S Corporation Distributions to their stockholders in an aggregate amount of $8.7 million. Prior to the Acquisitions, certain of the Founding Companies will incur approximately $8.7 million in indebtedness to their stockholders relating to the payment of S Corporation Distributions.

     The consummation of each Acquisition is subject to customary conditions. These conditions include, among others, the accuracy on the closing date of the Acquisitions of the representations and warranties by the Founding Companies, their stockholders and by CLC; the performance by each of the parties of their respective covenants; and the nonexistence of a material adverse change in the results of operations, financial condition or business of each Founding Company. There can be no assurance that the conditions to closing of the Acquisitions will be satisfied or waived or that the acquisition agreements will not be terminated prior to consummation.

     Certain costs associated with environmental liabilities of each Founding Company have been or will be addressed through the obtaining of the Environmental Insurance and an environmental indemnity contained in each stock purchase agreement (the "Environmental Indemnity"). See "Business -- Risk Management and Insurance."

     Scheduled environmental liabilities are covered under the Environmental Indemnity, subject to a limit of the lesser of $5.0 million or 40% of the consideration paid for the specific Founding Company (the "Indemnity Limit"). There is no time limit on claims for indemnification for scheduled environmental liabilities. With respect to Chemical Solvents, the Indemnity Limit is $6.0 million. Scheduled environmental liabilities are those liabilities agreed upon by CLC, the Founding Companies and the stockholders to be scheduled, and can include (i) conditions as of the consummation of the Acquisitions on the Founding Company's properties or facilities that require or would require action to remove, remediate, or reduce the levels of hazardous substances to below regulatory action levels, or otherwise to perform any response, corrective or preventive measure or to pay for any environmental response costs ("Environmental Response Measures") if all the facts were made known to a governmental agency without regard to any historical contamination defense; (ii) violations of environmental laws occurring prior to the consummation of the Acquisitions; and (iii) other environmental liabilities or conditions existing prior to the consummation of the Acquisitions that would require Environmental Response Measures if all the facts were made known to a governmental agency without regard to any historical contamination defense. Not all known or potential environmental liabilities are scheduled liabilities. Liabilities that are not scheduled will be partially indemnified as unscheduled liabilities to the extent that they arose from or were incurred in connection with the business operations of the Founding Companies prior to the Consummation Date.

     Unscheduled environmental liabilities arising from or incurred in connection with the operations of a Founding Company before the consummation of the Acquisitions are also covered by the Environmental Indemnity. Each Founding Company's stockholders' obligation to indemnify is not triggered until CLC and such Founding Company have expended $100,000 (the "Basket Amount"). Once CLC and the Founding Company have expended the Basket Amount, then the stockholders of the Founding Companies must indemnify CLC and the Founding Company for 50% of the next $400,000 expended, and for 100% of expenditures over $500,000 until the Indemnity Limit is met. The stockholders of the Founding Companies are liable only for those unscheduled environmental liabilities for which a notice of claim is given by CLC to such stockholders within five years of the consummation of the Acquisitions.

     There can be no assurance that (i) the Environmental Indemnity will be adequate to cover all losses or liabilities the Company may incur, (ii) each Founding Company's stockholders will have adequate financial ability to pay any claims submitted under the indemnity or (iii) that the Environmental Indemnity will apply to all types of environmental losses or liabilities which the Company may incur. The Company is generally required to indemnify a stockholder of a Founding Company from environmental liabilities arising from or incurred in connection with the operations of that Founding Company except to the extent that such stockholder is obligated to indemnify the Company under the Environmental Indemnity.

     In determining the amount of consideration paid in the Acquisitions, the Company valued each Founding Company on a consistent basis using the same multiple of earnings, as adjusted for owner's compensation and other nonrecurring items. The Company also took into account the S Corporation Distributions made by certain of the Founding Companies.

     The following table sets forth for each Founding Company the approximate portion of the Acquisitions Consideration to be paid to the stockholders of each of the Founding Companies in cash and in shares of Common Stock, with the cash portion being subject to adjustment through the date of the consummation of the
Acquisitions:

                                                                         SHARES OF
                                                               CASH     COMMON STOCK
                                                              -------   ------------
                                                              (DOLLARS IN THOUSANDS)
Robins......................................................  $ 7,189    1,118,227
Industrial..................................................    6,962    1,176,233
Southwest Solvents..........................................    1,718      786,613
Chemical Solvents...........................................       --      602,624
Tilley......................................................    5,145      806,898
Cron........................................................    2,308      359,006
Brown.......................................................    4,606      716,613
Tarr........................................................    2,427      514,718
American....................................................      771      462,397
                                                              -------    ---------
          Total.............................................  $31,126    6,543,329
                                                              =======    =========

     Prior to consummation of the Acquisitions, certain of the Founding Companies will make the S Corporation Distributions estimated to be approximately $8.7 million. Additionally, the amount of cash set forth above payable to the stockholder of Chemical Solvents does not include an additional $1.0 million (the "Contingent Consideration") that is being retained by the Company. The Contingent Consideration will be available to cover certain costs related to the RFI that is currently in process at Chemical Solvents' facility on Jennings Road in Cleveland, Ohio. In the event the RFI is completed and funds remain from the Contingent Consideration, the stockholder of Chemical Solvents will be entitled to receive such remaining funds.

     The agreements relating to the Acquisitions may be terminated under certain limited circumstances prior to the consummation of the Offering. There can be no assurance that the conditions to the closing of the Acquisitions will be satisfied or waived or that the agreements relating to the Acquisitions will not be terminated prior to the closing.

     Pursuant to the agreements relating to the Acquisitions, all stockholders of each of the Founding Companies have agreed not to compete with the Company for five years after the consummation of the Offering. Those senior executives of the Founding Companies who are entering into three-year employment agreements with the Company have agreed not to compete with the Company for a period of time equal to the later of (i) two years after the termination of their affiliation with the Company and (ii) five years after the consummation of the Offering. Those senior executives of the Founding Companies who are entering into one-year employment agreements with the Company have agreed not to compete with the Company for a period of two years after the termination of their affiliation with the Company.

     Individuals who are or will become executive officers or directors of the Company will receive the following portions of the Acquisitions Consideration for their interests in the Founding Companies, subject to adjustments as described above.

                                                                         SHARES OF
                          COMPANY                             CASH(1)   COMMON STOCK
                          -------                             -------   ------------
                                                              (DOLLARS IN THOUSANDS)
Industrial
  William L. Welch..........................................  $ 3,277      589,626
Robins
  G. Stephen Robins.........................................    4,867      757,057
Southwest Solvents
  James M. Clepper..........................................    1,718      786,613
Tilley
  John Tilley(2)............................................    4,216      664,759
Brown
  Doug Brown................................................      580      190,651
American
  Steve Fiverson(3).........................................      771      462,397
                                                              -------    ---------
          Total.............................................  $15,429    3,451,103
                                                              =======    =========

---------------

(1) Excludes S Corporation Distributions to Messrs. Welch, Clepper and Tilley of approximately $300,000, $3.3 million and $14,000, respectively.

(2) Includes cash of $3,426,896 and 533,073 shares of Common Stock to be received by the Tilley Family, LLC, of which Mr. Tilley is a member.

(3) This consideration is to be received by Colt Corporation, of which Mr. Fiverson is an officer, director and shareholder.

TRANSACTIONS INVOLVING CERTAIN OFFICERS, DIRECTORS AND STOCKHOLDERS

     During fiscal 1995, 1996 and 1997, Southwest Solvents made payments totaling $95,425, $93,428 and $88,060, respectively, to a company wholly owned by Mr. Clepper for the chartering of an aircraft. Mr. Clepper will become President, Chief Operating Officer and a director of the Company following consummation of the Offering.

     Prior to April 1998, several of Industrial's warehouse facilities and office buildings, and certain vehicles and equipment were owned and leased to Industrial by Welch Enterprises, a general partnership consisting of William L. Welch and L. B. Welch. Payments by Industrial during fiscal 1996, 1997 and 1998 under these leases aggregated $581,920, $573,155 and $564,700, respectively. All the properties and assets will be transferred to Industrial prior to the closing of the Acquisitions, in exchange for 460 shares of Industrial's common stock. One of the properties, a 1.7 acre parcel upon which Industrial's Montgomery, Alabama warehouse is located, was acquired by Welch Enterprises in March 1997 for approximately $125,000. Another one of the properties, a .7 acre parcel adjacent to Industrial's Birmingham, Alabama warehouse facilities, was acquired by Welch Enterprises in July 1997 for approximately $40,000. All the other properties were acquired more than two years prior to the conveyance to Industrial. The properties and other assets were valued for the purpose of the exchange at an aggregate $1.5 million, based upon fair market value. In addition, Industrial formerly leased an office building and warehouse facility from Astro Packaging, Inc. ("Astro"), a corporation owned in by Messrs. Welch, for lease payments aggregating $120,000 in each of fiscal 1996, 1997 and 1998. Prior to the closing of the Acquisitions, Astro will convey this realty to Industrial in exchange for two parcels of realty then owned by Industrial but not used in its business operations. The property conveyed to Industrial was valued for the purpose of the exchange at $450,000, and the two properties conveyed to Astro were valued at an aggregate $450,000, based upon Industrial management's belief that those amounts represented at least the fair market value of the properties. While none of the foregoing valuations were determined by unaffiliated third parties and none of the transactions were a result of arms' length negotiations, management of Industrial believes them to have been on terms at least as favorable as could have been obtained from unaffiliated third parties.

     Industrial was indebted to its stockholders, including Mr. Welch and certain of his immediate family members, and their affiliates pursuant to unsecured notes in the aggregate principal amount of $2,770,827 and $2,230,690 as of February 28, 1998 and February 28, 1997, respectively, bearing interest at 8.5% and 10%, respectively. L. B. Welch is indebted to Industrial under a note dated December 30, 1996, having an outstanding principal balance of $105,167.50 as of February 28, 1998, bearing interest at 8.5%. Interest payments due under the note were current at February 28, 1998. The note matures on December 30, 1998. Pursuant to the terms of the stock purchase agreement, those amounts will be repaid within 30 days of the consummation of the offering.

     William L. Welch holds a 33.3% equity interest in Pasco Products, Inc. ("Pasco"), a trucking firm from which Industrial purchases some shipping services. In the fiscal year ended February 28, 1998, Industrial made payments to Pasco in the aggregate amount of $89,690, which is estimated to equal approximately 6.5% of Pasco's gross revenues for its most recent fiscal year. William L. Welch will become a director of the Company effective upon consummation of the Offering. L. B. Welch is William L. Welch's brother.

     Immediately prior to consummation of the Offering, American was a subsidiary of Colt Corporation ("Colt"). Stephen B. Fiverson is an executive officer of Colt and members of his family are stockholders of Colt. American has been included in consolidated federal income tax returns filed by Colt on behalf of Colt and its subsidiaries. In addition, American paid management fees to Colt and reimbursed it for administrative charges in the amounts of $24,762 and $133,679 in the fiscal year ended March 31, 1998 (nine months), $67,006 and $25,108 in the fiscal year ended June 30, 1997, and $63,608 and $25,060 in the fiscal year ended June 30, 1996. Columbia, Inc. ("Columbia"), a subsidiary of Colt, provides storage and related services to American for which it was paid $504,964, $798,842 and $947,842 in the fiscal years ended March 31, 1998, June 30, 1997 and June 30, 1996, respectively. Columbia reimbursed American for certain wages and benefit costs incurred by American on behalf of Columbia in the amounts of $41,912, $35,943 and $60,911 in the fiscal years ended March 31, 1998, June 30, 1997 and June 30, 1996, respectively.

     The Company and Mr. Fiverson have entered into a letter agreement which states that, simultaneously with the consummation of the Offering, American will enter into an agreement (the "Operating Agreement") with Columbia pursuant to which Columbia will allow American to use certain facilities and storage tanks owned by Columbia. American will reimburse Columbia for operating costs of the facilities, which include utilities, normal and customary repairs, maintenance, operating costs and ad valorem taxes, and labor costs related to Columbia employees utilized by American. During the initial one-year term (the "Initial Term") of the Operating Agreement, American will not be assessed an operating or rental charge for the use of the facilities or storage tanks. Following the Initial Term, American can elect to continue using the facilities and storage tanks, subject to the payment of rental fees. Mr. Fiverson is an executive officer of Colt and will become a director of the Company upon the consummation of the Offering. Certain members of Mr. Fiverson's immediate family are stockholders of Colt.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information with respect to beneficial ownership of the Company's Common Stock, after giving effect to the issuance of shares of Common Stock in connection with the Acquisitions and after giving effect to the Offering, by (i) all persons known to the Company to be the beneficial owner of 5% or more thereof, (ii) each director and nominee for director, (iii) each executive officer and (iv) all officers and directors as a group. Unless otherwise indicated, the address of each such person is c/o Chemical Logistics Corporation, 808 Travis Street, Suite 1135, Houston, Texas 77002. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

                                                              SHARES BENEFICIALLY
                                                                     OWNED
                                                                 AFTER OFFERING
                                                              --------------------
                                                               SHARES      PERCENT
                                                              ---------    -------
Bruce W. Wilkinson..........................................    201,381      1.7%
James M. Clepper............................................    965,609      7.9
Francis S. Kalman...........................................    170,068      1.4
Scott R. Creasman...........................................     36,290        *
Lorne D. Bain...............................................    536,711      4.4
Douglas A. Brown............................................    190,651      1.6
Stephen B. Fiverson (1).....................................    462,397      3.8
Rodney R. Proto.............................................     19,962        *
G. Stephen Robins...........................................    757,057      6.2
John M. Tilley (2)..........................................    664,758      5.5
William L. Welch............................................    588,626      4.8
All officers and directors as a group (12 persons)..........  4,643,510     38.1

---------------

 * Less than one percent.

(1) These shares are held by Colt Corporation, of which Mr. Fiverson is an officer, director and stockholder. Mr. Fiverson shares voting and investment power with respect to those shares.

(2) Of these shares, 533,073 are held by Tilley Family, LLC, of which Mr. Tilley is a member. Mr. Tilley shares voting and investment power with respect to those shares.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The Company's authorized capital stock consists of 50,000,000 shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. After giving effect to the Acquisitions, there will be 8,994,531 shares of Common Stock outstanding, par value $0.01 per share, and no shares of preferred stock outstanding. After the closing of the Offering, 12,194,531 shares of Common Stock will be issued and outstanding, assuming no exercise of the Underwriters' over-allotment option. The following summary of the terms and provisions of the Company's capital stock does not purport to be complete and is qualified in its entirety by reference to the Company's Amended and Restated Certificate of Incorporation and Bylaws, which have been filed as exhibits to the Company's registration statement, of which this Prospectus is a part, and applicable law.

COMMON STOCK

     The holders of Common Stock are entitled to one vote for each share on all matters voted upon by stockholders, including the election of directors. Such holders are not entitled to vote cumulatively for the election of directors. Holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of directors standing for election.

     Subject to the rights of any then outstanding shares of preferred stock, holders of Common Stock are entitled to participate pro rata in such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefor. Holders of Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. Holders of Common Stock have no preemptive rights to purchase shares of stock of the Company. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities of the Company. All outstanding shares of Common Stock are, and the shares of Common Stock to be issued pursuant to the Offering and the Acquisitions will be, upon payment therefor, fully paid and non-assessable.

     The Company intends to make application to list the Common Stock on the NYSE under the symbol "CLS."

PREFERRED STOCK

     The preferred stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of the Company's Amended and Restated Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock , in each case without any further action or vote by the stockholders. The Company has no current plans to issue any shares of preferred stock of any class or series.

     One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of preferred stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. For example, preferred stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the Common Stock at a premium or may otherwise adversely affect the market price of the Common Stock.

STATUTORY BUSINESS COMBINATION PROVISION

     The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate, or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the Board of Directors of the corporation before the person becomes an interested stockholder, (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans) or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined as any person who is (i) the owner of 15% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation and who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

     A corporation may, at its option, exclude itself from the coverage of
Section 203 by including in its certificate of incorporation or bylaws by action of its stockholders to exempt itself from coverage. The Company has not adopted such an amendment to its Amended and Restated Certificate of Incorporation or Bylaws.

LIMITATION ON DIRECTORS' LIABILITIES

     Pursuant to the Company's Amended and Restated Certificate of Incorporation and under Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit. The Company will enter into indemnification agreements with its directors and executive officers which indemnify such person to the fullest extent permitted by its Amended and Restated Certificate of Incorporation, its Bylaws and the Delaware General Corporation Law. The Company also intends to obtain directors' and officers' liability insurance.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BYLAW PROVISIONS

     The Company's Amended and Restated Certificate of Incorporation and Bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control of the Company or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.

     Classified Board of Directors. The Amended and Restated Certificate of Incorporation provides for the Board of Directors to be divided into three classes of directors serving staggered three-year terms. The classification of the Board of Directors has the effect of requiring at least two annual stockholder meetings, instead of one, to replace a majority of members of the Board of Directors.

     Supermajority Voting. The Amended and Restated Certificate of Incorporation requires the approval of the holders of at least 75% of the then outstanding shares of the Company's capital stock entitled to vote thereon and the approval of the holders of at least 75% of the then outstanding shares of each class of stock of the Company voting separately as a class on, among other things, certain amendments to the Amended and Restated Certificate of Incorporation. The Board of Directors may amend, alter, change or repeal any bylaws without the assent or vote of the stockholders, but any such bylaws may be altered, amended or repealed upon the affirmative vote of at least 66 2/3% of the stock entitled to vote thereon. A director of the Corporation may be removed only for cause and only upon the affirmative vote of the holders of 66 2/3% of the stock entitled to vote thereon.

     Authorized but Unissued or Undesignated Capital Stock. The Company's authorized capital stock will consist of 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock . After the Offering, the Company will have outstanding 12,194,531 shares of Common Stock (assuming the Underwriters' over-allotment option is not exercised). The authorized but unissued (and in the case of preferred stock, undesignated) stock may be issued by the Board of Directors in one or more transactions. In this regard, the Company's Amended and Restated Certificate of Incorporation grants the Board of Directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the Board of Directors' authority described above could decrease the amount of earnings and assets available for distribution to holders of Common Stock and adversely affect the rights and powers, including voting rights, of such holders and may also have the effect of delaying, deferring or preventing a change in control of the Company. The Board of Directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law.

     Special Meeting of Stockholders. The Bylaws provide that special meetings of stockholders of the Company may only be called by the Chairman of the Board of Directors upon the written request of the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors.

     Stockholder Action by Written Consent. The Amended and Restated Certificate of Incorporation and Bylaws generally provide that any action required or permitted by the stockholders of the Company must be effected at a duly called annual or special meeting of the stockholders and may not be effected by any written consent of the stockholders.

     Notice Procedures. The Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as director, the removal of directors and amendments to the Amended and Restated Certificate of Incorporation or Bylaws to be brought before annual meetings of stockholders of the Company. These procedures provide that notice of such stockholder proposals must be timely given in writing to the Secretary of the Company prior to the annual meeting. Generally, to be timely, notice must be received at the principal executive offices of the Company not less than 80 days prior to an annual meeting (or if fewer than 90 days' notice or prior public disclosure of the date of the annual meeting is given or made by the Company, not later than the tenth day following the date on which the notice of the date of the annual meeting was mailed or such public disclosure was made). The notice must contain certain information specified in the Bylaws, including a brief description of the business desired to be brought before the annual meeting and certain information concerning the stockholder submitting the proposal.

     Charter Provisions Relating to Rights Plan. The Amended and Restated Certificate of Incorporation authorizes the Board of Directors of the Company to create and issue rights (the "Rights") entitling the holders thereof to purchase from the Company shares of capital stock or other securities. The times at which, and the terms upon which, the Rights are to be issued may be determined by the Board of Directors and set forth in the contracts or instruments that evidence the Rights. The authority of the Board of Directors with respect to the Rights includes, but is not limited to, the determination of (i) the initial purchase price per share of the capital stock or other securities of the Company to be purchased upon exercise of the Rights, (ii) provisions relating to the times at which and the circumstances under which the Rights may be exercised or sold or otherwise transferred, either together with or separately from, any other securities of the Company, (iii) antidilutive provisions which adjust the number or exercise price of the Rights or amount or nature of the securities or other property receivable upon exercise of the Rights, (iv) provisions which deny the holder of a specified percentage of the outstanding securities of the Company the right to exercise the Rights and/or cause the Rights held by such holder to become void, (v) provisions which permit the Company to redeem the Rights and (vi) the appointment of a rights agent with respect to the Rights. If authorized by the Board of Directors, the Rights would be intended to protect the Company's stockholders from certain non-negotiated takeover attempts which present the risk of a change of control on terms which may be less favorable to the Company's stockholders than would be available in a transaction negotiated with and approved by the Board of Directors. The Board of Directors believes that the interests of the stockholders generally are best served if any acquisition of the Company or a substantial percentage of the Company's Common Stock results from arm's-length negotiations and reflects the Board of Directors' careful consideration of the proposed terms of a transaction. In particular, the Rights if issued would be intended to help (i) reduce the risk of coercive two-tiered, front-end loaded or partial offers which may not offer fair value to all stockholders of the Company, (ii) deter market accumulators who through open market or private purchases may achieve a position of substantial influence or control without paying to stockholders a fair control premium and (iii) deter market accumulators who are simply interested in putting the Company "in play."

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock is ChaseMellon Shareholder Services, L.L.C.

                        SHARES ELIGIBLE FOR FUTURE SALE

     The market price of the Common Stock could be adversely affected by the sale of substantial amounts of Common Stock in the public market. All of the 3,200,000 shares sold in the Offering, except for any shares acquired by affiliates of the Company, will be freely tradeable. Simultaneously with the closing of the Offering, the stockholders of the Founding Companies will receive, in the aggregate, 6,543,329 shares of Common Stock as a portion of the consideration for their businesses. Certain other stockholders of the Company will hold, in the aggregate, an additional 2,451,202 shares of Common Stock. None of these 8,994,531 shares was issued in a transaction registered under the Securities Act, and, accordingly, such shares may not be sold except in transactions registered under the Securities Act or pursuant to an exemption from registration, including the exemptions contained in Rules 144 and 701 under the Securities Act.

     In general, under Rule 144 as currently in effect, a person, or persons whose shares are aggregated, who has beneficially owned his or her shares for at least one year but not more than two years, or a person who may be deemed an "affiliate" of the Company who has beneficially owned shares for at least one year, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of the Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of the proposed sale is sent to the Securities and Exchange Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. A person who is not deemed to have been an affiliate of the Company at any time for 90 days preceding a sale and who has beneficially owned his shares for at least two years would be entitled to sell such shares under Rule 144 without regard to the volume limitations, manner of sale provisions, notice requirements or the availability of current public information about the Company.

     In general, under Rule 701 under the Securities Act, any employee, officer, or director of or consultant to the Company who purchased his or her shares pursuant to a written compensatory plan or contract is entitled to rely on the resale provisions of Rule 701. Such provisions permit nonaffiliates to sell their Rule 701 shares without having to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144 and permit affiliates to sell their Rule 701 shares without having to comply with the Rule 144 holding period restrictions, in each case commencing 90 days after the commencement of the Offering.

     The Company has authorized the issuance of up to 15% of the outstanding shares of its Common Stock immediately before any grant in accordance with the terms of the Plan. It is anticipated that options to purchase approximately 1,070,000 shares of Common Stock will be granted upon closing of the Offering to certain officers and directors of CLC and employees of the Founding Companies. The Company intends to file a registration statement on Form S-8 under the Securities Act registering the issuance of shares upon exercise of options granted under the Plan. As a result, such shares will be eligible for resale in the public market.

     The Company currently intends to file a registration statement covering 5,000,000 additional shares of Common Stock under the Securities Act for its use in connection with future acquisitions. These shares generally will be freely tradeable after their issuance by persons not affiliated with the Company unless the Company contractually restricts their resale.

     The Company has agreed not to (i) directly or indirectly, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, for a period of 180 days from the date of this Prospectus without the prior written consent of BT Alex. Brown Incorporated on behalf of the Underwriters, except (i) in connection with acquisitions and (ii) for any shares of Common Stock issued or options to purchase Common Stock granted pursuant to the Company's benefit plans described herein. In addition, the owners of the Founding Companies, management, the principals of BCP and certain consultants have agreed with the Company not to sell, contract to sell or otherwise dispose of any shares of Common Stock received as consideration in the Acquisitions for a period of two years following receipt thereof.

     Prior to the Offering, there has been no established trading market for the Common Stock, and no predictions can be made as to the effect that sales of Common Stock under Rule 144, pursuant to a registration statement, or otherwise, or the availability of shares of Common Stock for sale, will have on the market price prevailing from time to time. Sales of substantial amounts of Common Stock in the public market, or the perception that such sales could occur, could depress the prevailing market price. Such sales may also make it more difficult for the Company to issue or sell equity securities or equity-related securities in the future at a time and price that it deems appropriate. See "Risk
Factors -- Shares Eligible for Future Sale."

     Former stockholders of the Founding Companies, certain executive officers and directors are entitled to certain rights with respect to the registration of their shares of Common Stock under the Securities Act. In the aggregate, these groups hold 8,994,531 shares of Common Stock. If the Company proposes to register any of its securities under the Securities Act, such stockholders are entitled to notice of such registration and are entitled to include, at the Company's expense, all or a portion of their shares therein, subject to certain conditions. These registration rights will not apply to the registration statement the Company intends to file for use in future acquisitions or with respect to employee benefit plans.

                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement, the Underwriters named below (the "Underwriters"), through their Representatives, BT Alex. Brown Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Sanders Morris Mundy Inc, have severally agreed to purchase from the Company the following respective number of shares of Common Stock at the initial public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus:

                                                               NUMBER OF
                        UNDERWRITER                             SHARES
                        -----------                            ---------
BT Alex. Brown Incorporated.................................
Donaldson, Lufkin & Jenrette Securities Corporation.........
Sanders Morris Mundy Inc....................................
                                                               ---------
          Total.............................................   3,200,000
                                                               =========

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will purchase all of the shares of Common Stock offered hereby if any of such shares are purchased.

     The Company has been advised by the Representatives of the Underwriters that the Underwriters propose to offer the shares of Common Stock to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess
of $     per share. The Underwriters may allow, and such dealers may re-allow, a
concession not in excess of $     per share to certain other dealers. After
commencement of the initial public offering, the offering price and other selling terms may be changed by the Representatives of the Underwriters.

     The Company has granted the Underwriters an option, exercisable not later than 30 days after the date of this Prospectus, to purchase up to 480,000 additional shares of Common Stock at the initial public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus. To the extent that the Underwriters exercise such option, each of the Underwriters will have a firm commitment to purchase approximately the same percentage thereof that the number of shares of Common Stock to be purchased by it shown in the above table bears to the total number of shares offered by the Company hereunder, and the Company will be obligated, pursuant to the option, to sell such shares to the Underwriters. The Underwriters may exercise such option only to cover over-allotments made in connection with the sale of the Common Stock offered hereby. If purchased, such additional shares will be offered by the Underwriters on the same terms as those on which the 3,200,000 shares are being offered.

     To facilitate the offering of the Common Stock, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock. Specifically, the Underwriters may over-allot shares of the Common Stock in connection with the offering, thereby creating a short position in the Underwriters' syndicate account. Additionally, to cover such over-allotments or to stabilize the market price of the Common Stock, the Underwriters may bid for, and purchase, shares of the Common Stock in the open market. Any of these activities may maintain the market price of the Common Stock at a level above that which might otherwise prevail in the open market. The Underwriters are not required to engage in these activities, and, if commenced, any such activities may be discontinued at any time. The Representatives, on behalf of the syndicate of Underwriters, also may reclaim selling concessions allowed to an Underwriter or dealer, if the syndicate repurchases shares distributed by that Underwriter or dealer.

     The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

     The Company has agreed not to offer, sell, or otherwise dispose of any shares of Common Stock or other securities convertible into or exchangeable or exercisable for shares of Common Stock for a period of 180 days after the date of this Prospectus, except as consideration for acquisitions of businesses or on exercise of options granted under the Plan, without the prior written consent of BT Alex. Brown Incorporated. All directors, officers and current stockholders of the Company and persons acquiring shares of Common Stock in connection with the Acquisitions have agreed not to (i) offer, pledge, sell or otherwise dispose of any shares of Common Stock, (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the shares of Common Stock owned by such person or (iii) request the registration for the offer or sale of Common Stock for a period of 180 days without the prior written consent of BT Alex. Brown Incorporated.

     The Representatives of the Underwriters have advised the Company that they do not intend to confirm sales to any account over which they exercise discretionary authority.

     Prior to this offering, there has been no public market for the Common Stock of the Company. Consequently, the initial public offering price will be determined by negotiations between the Company and the Representatives of the Underwriters. Among the factors to be considered in such negotiations are prevailing market conditions, the results of operations of the Founding Companies in recent periods, the market capitalizations and stages of development of other companies that the Company and the Representatives believe to be comparable to the Company, estimates of the business potential of the Company, the present state of the Company's development and other factors deemed relevant by the Company and the Representatives.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Common Stock being offered hereby will be passed upon for the Company by Andrews & Kurth L.L.P., Houston, Texas and for the Underwriters by Baker & Botts, L.L.P., Houston, Texas.

                                    EXPERTS

     The financial statements of CLC and the Founding Companies included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (together with all amendments, schedules and exhibits thereto the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which is included as part of the Registration Statement, does not contain all the information contained in the Registration Statement, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements made in the Prospectus as to the contents of any contract, agreement or other document are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement and the exhibits thereto may be inspected, without charge, at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Room 1400, Chicago, IL 60661, and 7 World Trade Center, Suite 1300, New York, NY 10048 or on the Internet at http:www.sec.gov. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     Prior to filing the Registration Statement of which this Prospectus is a part, the Company was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Upon effectiveness of the Registration Statement, the Company will become subject to the informational and periodic reporting requirements of the Exchange Act, and in accordance therewith, will file periodic reports, proxy statements, and other information with the Commission. Such periodic reports, proxy statements, and other information will be available for inspection and copying at the public reference facilities and other regional offices referred to above. The Company intends to register the securities offered by the Registration Statement under the Exchange Act simultaneously with the effectiveness of the Registration Statement and to furnish its stockholders with annual reports containing audited financial statements and such other reports as may be required from time to time by law or the New York Stock Exchange.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
CHEMICAL LOGISTICS CORPORATION AND FOUNDING COMPANIES
  UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
  Introduction to Unaudited Pro Forma Combined Financial
     Statements.............................................    F-3
  Unaudited Pro Forma Combined Balance Sheet................    F-4
  Unaudited Pro Forma Combined Statements of Operations.....    F-5
  Notes to Unaudited Pro Forma Combined Financial
     Statements.............................................    F-7
G. S. ROBINS & COMPANY AND SUBSIDIARIES
  Report of Independent Public Accountants..................   F-12
  Consolidated Balance Sheets...............................   F-13
  Consolidated Statements of Income.........................   F-14
  Consolidated Statements of Stockholders' Equity...........   F-15
  Consolidated Statements of Cash Flows.....................   F-16
  Notes to Consolidated Financial Statements................   F-17
INDUSTRIAL CHEMICALS, INC.
  Report of Independent Public Accountants..................   F-26
  Balance Sheets............................................   F-27
  Statements of Income......................................   F-28
  Statements of Stockholders' Equity........................   F-29
  Statements of Cash Flows..................................   F-30
  Notes to Financial Statements.............................   F-31
HOUSTON SOLVENTS AND CHEMICALS CO., INC. AND RELATED
  COMPANIES dba SOUTHWEST SOLVENTS AND CHEMICALS
  Report of Independent Public Accountants..................   F-37
  Combined Balance Sheets...................................   F-38
  Combined Statements of Income.............................   F-39
  Combined Statements of Stockholder's Equity...............   F-40
  Combined Statements of Cash Flows.........................   F-41
  Notes to Combined Financial Statements....................   F-42
CHEMICAL SOLVENTS, INC. AND RELATED COMPANY
  Report of Independent Public Accountants..................   F-48
  Combined Balance Sheets...................................   F-49
  Combined Statements of Income.............................   F-50
  Combined Statements of Stockholder's Equity...............   F-51
  Combined Statements of Cash Flows.........................   F-52
  Notes to Combined Financial Statements....................   F-53
TILLEY CHEMICAL COMPANY, INC., AND RELATED ENTITY
  Report of Independent Public Accountants..................   F-60
  Combined Balance Sheets...................................   F-61
  Combined Statements of Income.............................   F-62
  Combined Statements of Stockholders' Equity...............   F-63
  Combined Statements of Cash Flows.........................   F-64
  Notes to Combined Financial Statements....................   F-65

                                                              PAGE
                                                              ----
CRON CHEMICAL CORPORATION AND RELATED COMPANIES
  Report of Independent Public Accountants..................   F-73
  Combined Balance Sheets...................................   F-74
  Combined Statements of Income.............................   F-75
  Combined Statements of Stockholder's Equity...............   F-76
  Combined Statements of Cash Flows.........................   F-77
  Notes to Combined Financial Statements....................   F-78
BROWN CHEMICAL CO., INC. AND SUBSIDIARY
  Report of Independent Public Accountants..................   F-84
  Consolidated Balance Sheets...............................   F-85
  Consolidated Statements of Income.........................   F-86
  Consolidated Statements of Stockholders' Equity...........   F-87
  Consolidated Statements of Cash Flows.....................   F-88
  Notes to Consolidated Financial Statements................   F-89
TARR, INC. AND RELATED ENTITIES
  Report of Independent Public Accountants..................   F-97
  Combined Balance Sheets...................................   F-98
  Combined Statements of Income.............................   F-99
  Combined Statements of Stockholders' Equity...............  F-100
  Combined Statements of Cash Flows.........................  F-101
  Notes to Combined Financial Statements....................  F-102
A.C.C. INC. T/A AMERICAN CHEMICALS CO., INC.
  Report of Independent Public Accountants..................  F-110
  Balance Sheet.............................................  F-111
  Statement of Income.......................................  F-112
  Statement of Stockholders' Equity.........................  F-113
  Statement of Cash Flows...................................  F-114
  Notes to Financial Statements.............................  F-115
CHEMICAL LOGISTICS CORPORATION
  Report of Independent Public Accountants..................  F-121
  Balance Sheets............................................  F-122
  Statements of Income......................................  F-123
  Statements of Stockholders' Equity........................  F-124
  Statements of Cash Flows..................................  F-125
  Notes to Financial Statements.............................  F-126

             CHEMICAL LOGISTICS CORPORATION AND FOUNDING COMPANIES

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION

     The following unaudited pro forma combined financial statements give effect to (i) the acquisitions by CLC of the outstanding capital stock and other equity interests of Robins, Industrial, Southwest Solvents, Chemical Solvents, Tilley, Cron, Brown, Tarr and American (together, the Founding Companies) and related transactions and (ii) CLC's initial public offering (the Offering). These acquisitions (the Acquisitions) will occur simultaneously with the closing of the Offering and will be accounted for using the purchase method of accounting.

     The unaudited pro forma combined balance sheet gives effect to the Acquisitions and related transactions, and the Offering, as if they had occurred on March 31, 1998. The unaudited pro forma combined statements of operations give effect to these transactions as if they had occurred on January 1, 1997.

     CLC has preliminarily analyzed the savings that it expects to be realized from reductions in salaries, bonuses and certain benefits to the owners of the Founding Companies. To the extent such owners have contractually agreed to prospective changes in salaries, bonuses and benefits, these changes have been reflected in the unaudited pro forma combined statement of operations. With respect to other potential cost savings, CLC has not and cannot quantify these savings until completion of the Acquisitions. It is anticipated that these savings will be offset by costs related to CLC's new corporate management and by the costs associated with being a public company. However, because these costs cannot be accurately quantified at this time, they have not been included in the pro forma financial statements of CLC.

     The pro forma adjustments are based on estimates, available information and certain assumptions that Company management deems appropriate and may be revised as additional information becomes available. The pro forma financial statements do not purport to represent what CLC's combined financial position or results of operations would actually have been if such transactions had occurred on those dates and are not necessarily representative of CLC's combined financial position or results of operations for any future period. Since the Founding Companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this Prospectus. See "Risk Factors" included elsewhere herein.

                         CHEMICAL LOGISTICS CORPORATION

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 MARCH 31, 1998
                                 (IN THOUSANDS)

                                     ASSETS

                                                                    SOUTHWEST   CHEMICAL
                                             ROBINS    INDUSTRIAL   SOLVENTS    SOLVENTS   TILLEY     CRON      BROWN     TARR
                                             -------   ----------   ---------   --------   -------   -------   -------   ------
Cash and cash equivalents..................  $ 2,053    $    14      $   217    $    41    $    46   $   840   $ 1,546   $   51
Accounts receivable........................    6,122      6,400        5,864      5,642      5,110     6,216     4,397    2,780
Due from affiliate.........................       --        106           --         --         --        --        --       --
Inventories................................    5,456      3,142        4,217      1,276      3,786     3,049     2,001    1,833
Deferred income taxes......................       --         --           --         --        181        56       578       25
Other current assets.......................      719        211          170        188        323        45        98      227
                                             -------    -------      -------    -------    -------   -------   -------   ------
       Total current assets................   14,350      9,873       10,468      7,147      9,446    10,206     8,620    4,916
Investments................................       --         --           --         --         --        --       166       --
Property, plant and equipment, net.........    3,175      2,477        5,511      6,362      2,490     2,848     1,885    2,779
Due from stockholders......................       --         --           55        117         --        --        --       --
Goodwill, net..............................       --         --           --         --         --        52        --      685
Other assets, net..........................      569        233            5        440        322        --     3,729      228
                                             -------    -------      -------    -------    -------   -------   -------   ------
       Total assets........................  $18,094    $12,583      $16,039    $14,066    $12,258   $13,106   $14,400   $8,608
                                             =======    =======      =======    =======    =======   =======   =======   ======

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses......  $ 4,683    $ 5,344      $ 6,304    $ 4,064    $ 4,012   $ 5,701   $ 4,866   $2,618
Current maturities of long-term debt.......      177      3,742          389        375        102        --       964      378
Lines of credit............................       --         --          635         --      1,202        --        --    2,228
Due to affiliate...........................       --         --          831         --         --     1,773        --       --
Income taxes payable.......................      200         --           --         --        176        --       255       --
Deferred income taxes......................       --         --           84         --         --        --        --       --
Container deposits refundable to
 customers.................................      754        155          417         27        199       220       137      346
Payable to Founding Companies'
 stockholders..............................       --         --           --         --         --        --        --       --
                                             -------    -------      -------    -------    -------   -------   -------   ------
       Total current liabilities...........    5,814      9,241        8,660      4,466      5,691     7,694     6,222    5,570
Container deposits refundable to
 customers.................................      489      1,462           --         --         --        --        --       --
Long-term debt, net of current
 maturities................................    1,076        814        1,755      4,495        508        --     2,166    1,026
Due to affiliate...........................       --         --           --         --         --       650        --       89
Deferred income taxes......................       --         --           --         --        231       421       143      153
Other noncurrent liabilities...............      324         --          105        530         --        --     1,254      218
Minority interest..........................       --         --           --         --         --        --       165       --
Commitments and contingencies
Stockholders' Equity
 Common stock..............................      204          4           22          1        321        39         5    1,126
 Additional paid-in capital................      385         27          146        587          3     3,980     1,500       --
 Unrealized gain on investments............       --         --           --         --         --        --        78       --
 Retained earnings.........................   11,480      1,035        5,351      3,987      5,504       322     2,867      426
 Treasury stock, at cost...................   (1,678)        --           --         --         --        --        --       --
                                             -------    -------      -------    -------    -------   -------   -------   ------
       Total stockholders' equity..........   10,391      1,066        5,519      4,575      5,828     4,341     4,450    1,552
                                             -------    -------      -------    -------    -------   -------   -------   ------
       Total liabilities and stockholders'
        equity.............................  $18,094    $12,583      $16,039    $14,066    $12,258   $13,106   $14,400   $8,608
                                             =======    =======      =======    =======    =======   =======   =======   ======

                                                                   PRO FORMA    PRO FORMA   POSTACQUISITION      AS
                                             AMERICAN     CLC     ADJUSTMENTS   COMBINED      ADJUSTMENTS     ADJUSTED
                                             --------   -------   -----------   ---------   ---------------   --------
Cash and cash equivalents..................   $   77    $     1    $   (224)    $  4,662       $ (2,588)      $  2,074
Accounts receivable........................    2,247         --          --       44,778             --         44,778
Due from affiliate.........................       --         --          --          106             --            106
Inventories................................    1,102         --          --       25,862             --         25,862
Deferred income taxes......................       13         --        (140)         713             --            713
Other current assets.......................      217         --          --        2,198            133          2,331
                                              ------    -------    --------     --------       --------       --------
       Total current assets................    3,656          1        (364)      78,319         (2,455)        75,864
Investments................................       --         --          --          166             --            166
Property, plant and equipment, net.........       39         --       4,904       32,470             --         32,470
Due from stockholders......................       --         --          --          172             --            172
Goodwill, net..............................       --         --      75,870       76,607             --         76,607
Other assets, net..........................       --         35         198        5,759            231          5,990
                                              ------    -------    --------     --------       --------       --------
       Total assets........................   $3,695    $    36    $ 80,608     $193,493       $ (2,224)      $191,269
                                              ======    =======    ========     ========       ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses......   $1,510    $    71    $  2,450     $ 41,623       $ (1,536)      $ 40,087
Current maturities of long-term debt.......       --         --       8,694       14,821         (6,127)         8,694
Lines of credit............................       --         --          --        4,065         (4,065)            --
Due to affiliate...........................      286         --          --        2,890         (2,890)            --
Income taxes payable.......................      192         --          --          823             --            823
Deferred income taxes......................       --         --         855          939             --            939
Container deposits refundable to
 customers.................................       22         --          --        2,277             --          2,277
Payable to Founding Companies'
 stockholders..............................       --         --      31,126       31,126        (31,126)            --
                                              ------    -------    --------     --------       --------       --------
       Total current liabilities...........    2,010         71      43,125       98,564        (45,744)        52,820
Container deposits refundable to
 customers.................................       --         --          --        1,951             --          1,951
Long-term debt, net of current
 maturities................................       --         --       3,000       14,840          3,919         18,759
Due to affiliate...........................       --         --          --          739           (739)            --
Deferred income taxes......................       31         --       1,666        2,645             --          2,645
Other noncurrent liabilities...............       --         --      (1,254)       1,177             --          1,177
Minority interest..........................       --         --        (165)          --             --             --
Commitments and contingencies
Stockholders' Equity
 Common stock..............................    1,326          1      (2,960)          89             32            121
 Additional paid-in capital................       --      5,233      66,896       78,757         40,308        119,065
 Unrealized gain on investments............       --         --         (78)          --             --             --
 Retained earnings.........................      328     (5,269)    (31,300)      (5,269)            --         (5,269)
 Treasury stock, at cost...................       --         --       1,678           --             --             --
                                              ------    -------    --------     --------       --------       --------
       Total stockholders' equity..........    1,654        (35)     34,236       73,577         40,340        113,917
                                              ------    -------    --------     --------       --------       --------
       Total liabilities and stockholders'
        equity.............................   $3,695    $    36    $ 80,608     $193,493       $ (2,224)      $191,269
                                              ======    =======    ========     ========       ========       ========

                         CHEMICAL LOGISTICS CORPORATION

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE QUARTER ENDED MARCH 31, 1998

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                               SOUTHWEST   CHEMICAL
                                       ROBINS     INDUSTRIAL   SOLVENTS    SOLVENTS   TILLEY    CRON     BROWN     TARR    AMERICAN
                                     ----------   ----------   ---------   --------   ------   -------   ------   ------   --------
SALES, net.........................   $14,323      $13,314      $11,170     $9,896    $9,816   $11,094   $9,160   $6,183    $4,547
                                      -------      -------      -------     ------    ------   -------   ------   ------    ------
COSTS AND EXPENSES:
  Cost of sales....................    11,758       10,399        9,060      6,965     8,107     9,458    7,492    4,632     3,722
  Operating and delivery...........       952          916          632      1,291       302       373      388      648       251
  Selling, general and
    administrative.................     1,384        1,560          948        919       836       812      821      697       398
  Goodwill amortization............        --           --           --         --        --        --       --       --        --
  Depreciation.....................       184          203          199        238       117       102       73      118         6
                                      -------      -------      -------     ------    ------   -------   ------   ------    ------
        Total costs and expenses...    14,278       13,078       10,839      9,413     9,362    10,745    8,774    6,095     4,377
                                      -------      -------      -------     ------    ------   -------   ------   ------    ------
INCOME (LOSS) FROM OPERATIONS......        45          236          331        483       454       349      386       88       170
OTHER INCOME (EXPENSE):
  Interest expense.................       (20)         (98)         (86)      (106)      (34)      (12)     (83)     (95)       --
  Interest income..................        56           14            2          2         3         1       --      116        --
  Other, net.......................       (34)          54           36         (2)       (1)       11        2      (15)       --
                                      -------      -------      -------     ------    ------   -------   ------   ------    ------
INCOME (LOSS) BEFORE INCOME
  TAXES............................        47          206          283        377       422       349      305       94       170
INCOME TAX EXPENSE.................        --           --           13         --       140         4      138       10        67
                                      -------      -------      -------     ------    ------   -------   ------   ------    ------
                                      -------      -------      -------     ------    ------   -------   ------   ------    ------
NET INCOME (LOSS)..................   $    47      $   206      $   270     $  377    $  282   $   345   $  167   $   84    $  103
                                      =======      =======      =======     ======    ======   =======   ======   ======    ======
NET INCOME PER SHARE...............
SHARES USED IN COMPUTING PRO FORMA
  NET INCOME PER SHARE(1)..........

                                                PRO FORMA     PRO FORMA
                                       CLC     ADJUSTMENTS    COMBINED
                                     -------   -----------   -----------
SALES, net.........................  $    --     $    --     $    89,503
                                     -------     -------     -----------
COSTS AND EXPENSES:
  Cost of sales....................       --         (89)         71,504
  Operating and delivery...........       --          --           5,753
  Selling, general and
    administrative.................    5,252      (5,613)          8,014
  Goodwill amortization............       --         479             479
  Depreciation.....................       --           9           1,249
                                     -------     -------     -----------
        Total costs and expenses...    5,252      (5,214)         86,999
                                     -------     -------     -----------
INCOME (LOSS) FROM OPERATIONS......   (5,252)      5,214           2,504
OTHER INCOME (EXPENSE):
  Interest expense.................       --          20            (514)
  Interest income..................       --          --             194
  Other, net.......................       --          --              51
                                     -------     -------     -----------
INCOME (LOSS) BEFORE INCOME
  TAXES............................   (5,252)      5,234           2,235
INCOME TAX EXPENSE.................       --         675           1,047
                                     -------     -------     -----------
                                     -------     -------     -----------
NET INCOME (LOSS)..................  $(5,252)    $ 4,559     $     1,188
                                     =======     =======     ===========
NET INCOME PER SHARE...............                          $      0.10
                                                             ===========
SHARES USED IN COMPUTING PRO FORMA
  NET INCOME PER SHARE(1)..........                           12,194,531
                                                             ===========

---------------

(1) Includes (i) 6,543,329 shares issued to owners of the Founding Companies,
    (ii) 3,200,000 shares to be sold in the Offering and (iii) 656,697 shares issued to the management of and directors of CLC, (iv) 1,570,441 shares issued to the principals of Bellmeade Capital Partners, L.L.C., and (v) 224,064 shares issued to or held by employees and consultants to BCP. Basic and diluted income per share are the same for the three months ended March 31, 1998.

                         CHEMICAL LOGISTICS CORPORATION

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                            SOUTHWEST   CHEMICAL
                                     ROBINS    INDUSTRIAL   SOLVENTS    SOLVENTS   TILLEY     CRON      BROWN     TARR     AMERICAN
                                     -------   ----------   ---------   --------   -------   -------   -------   -------   --------
SALES, net.........................  $61,445    $51,599      $47,219    $41,164    $40,715   $38,755   $34,311   $31,662   $19,040
                                     -------    -------      -------    -------    -------   -------   -------   -------   -------
COSTS AND EXPENSES:
  Cost of sales....................   49,176     39,547       38,791     30,333     34,022    32,557    28,361    24,956    15,630
  Operating and delivery...........    4,126      3,738        2,433      4,352      1,050     1,680     1,514     2,910     1,058
  Selling, general and
    administrative.................    5,322      6,366        4,340      3,819      3,381     3,268     3,097     2,798     1,743
  Goodwill amortization............       --         --           --         --         --        --        --        --        --
  Depreciation.....................      564        828          772        871        444       404       278       420        22
                                     -------    -------      -------    -------    -------   -------   -------   -------   -------
        Total costs and expenses...   59,188     50,479       46,336     39,375     38,897    37,909    33,250    31,084    18,453
                                     -------    -------      -------    -------    -------   -------   -------   -------   -------
INCOME (LOSS) FROM OPERATIONS......    2,257      1,120          883      1,789      1,818       846     1,061       578       587
OTHER INCOME (EXPENSE):
  Interest expense.................     (117)      (317)        (364)      (417)      (181)      (62)     (340)     (339)       --
  Interest income..................      155         34           16         36         12         3        --       137         1
  Other, net.......................       21        247           27        142          5        27       (17)       (9)       --
                                     -------    -------      -------    -------    -------   -------   -------   -------   -------
INCOME (LOSS) BEFORE INCOME
  TAXES............................    2,316      1,084          562      1,550      1,654       814       704       367       588
INCOME TAX EXPENSE.................     (333)        --           27         --        568       315       343        33       189
                                     -------    -------      -------    -------    -------   -------   -------   -------   -------
                                     -------    -------      -------    -------    -------   -------   -------   -------   -------
NET INCOME (LOSS)..................  $ 2,649    $ 1,084      $   535    $ 1,550    $ 1,086   $   499   $   361   $   334   $   399
                                     =======    =======      =======    =======    =======   =======   =======   =======   =======
NET INCOME PER SHARE...............
SHARES USED IN COMPUTING PRO FORMA
  NET INCOME PER SHARE(1)..........

                                             PRO FORMA     PRO FORMA
                                     CLC    ADJUSTMENTS    COMBINED
                                     ----   -----------   -----------
SALES, net.........................  $--      $    --     $   365,910
                                     ----     -------     -----------
COSTS AND EXPENSES:
  Cost of sales....................   --         (356)        293,017
  Operating and delivery...........   --           --          22,861
  Selling, general and
    administrative.................   17       (4,059)         30,092
  Goodwill amortization............   --        1,917           1,917
  Depreciation.....................   --           36           4,639
                                     ----     -------     -----------
        Total costs and expenses...   17       (2,462)        352,526
                                     ----     -------     -----------
INCOME (LOSS) FROM OPERATIONS......  (17)       2,462          13,384
OTHER INCOME (EXPENSE):
  Interest expense.................   --           78          (2,059)
  Interest income..................   --           --             394
  Other, net.......................   --           --             443
                                     ----     -------     -----------
INCOME (LOSS) BEFORE INCOME
  TAXES............................  (17)       2,540          12,162
INCOME TAX EXPENSE.................   --        4,556           5,698
                                     ----     -------     -----------
                                     ----     -------     -----------
NET INCOME (LOSS)..................  $(17)    $(2,016)    $     6,464
                                     ====     =======     ===========
NET INCOME PER SHARE...............                       $      0.53
                                                          ===========
SHARES USED IN COMPUTING PRO FORMA
  NET INCOME PER SHARE(1)..........                        12,194,531
                                                          ===========

---------------

(1) Includes (i) 6,543,329 shares issued to owners of the Founding Companies,
    (ii) 3,200,000 shares to be sold in the Offering, (iii) 656,697 shares issued the management of and directors of CLC, (iv) 1,570,441 shares issued to the principals of Bellmeade Capital Partners, L.L.C., and (v) 224,064 shares issued to or held by employees and consultants to BCP. Basic and diluted income per share are the same for the year ended December 31, 1997.

             CHEMICAL LOGISTICS CORPORATION AND FOUNDING COMPANIES

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. GENERAL:

     CLC was founded to create a premier national chemical distribution company. CLC has conducted no operations to date and will acquire the Founding Companies concurrently with and as a condition to the closing of the Offering.

     The historical financial statements reflect the financial position and results of operations of the Founding Companies and were derived from the respective Founding Companies' financial statements. The periods included in these financial statements for the individual Founding Companies are as of and for the three months ended March 31, 1998, except for Industrial for which the period is for the three months ended February 28, 1998, and for the year ended December 31, 1997, except for Industrial, Tilley, American and Cron, for which the period is as of and for the fiscal years ended February 28, 1998, October 31, 1997, March 31, 1998, and September 30, 1997, respectively. The audited historical financial statements included elsewhere herein have been included in accordance with Securities and Exchange Commission (SEC) Staff Accounting Bulletin No. 80.

2. ACQUISITION OF FOUNDING COMPANIES:

     Concurrently with and as a condition to the closing of the Offering, CLC will acquire all of the outstanding capital stock and other equity interests of the Founding Companies. The acquisitions will be accounted for using the purchase method of accounting with CLC being reflected as the accounting acquiror.

     The following table sets forth the consideration to be paid (a) in cash and
(b) in shares of Common Stock to the equity holders of each of the Founding Companies, other than the accounting acquiror (CLC). For purposes of computing the estimated purchase price for accounting purposes, the value of the shares is determined using an estimated fair value of $11.25 per share (or $73.6 million). The total estimated purchase price of $113.5 million for the acquisitions is based upon preliminary estimates and is subject to certain purchase price adjustments at and following closing. The table does not reflect the distributions totaling $8.7 million constituting an estimate of substantially all of the Founding Companies' undistributed earnings previously taxed to their stockholders (S Corporation Distributions).

                                                                           SHARES OF
                                                                            COMMON
                                                                CASH         STOCK
                                                              --------    -----------
                                                              (DOLLARS IN THOUSANDS)
Robins......................................................  $ 7,189      1,118,227
Industrial..................................................    6,962      1,176,233
Southwest Solvents..........................................    1,718        786,613
Chemical Solvents...........................................       --        602,624
Tilley......................................................    5,145        806,898
Cron........................................................    2,308        359,006
Brown.......................................................    4,606        716,613
Tarr........................................................    2,427        514,718
American....................................................      771        462,397
                                                              -------     ----------
          Total.............................................  $31,126      6,543,329
                                                              =======     ==========

3. UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS:

(a) Records the S Corporation Distributions of $8.7 million, which are expected to be funded using new borrowings.

             CHEMICAL LOGISTICS CORPORATION AND FOUNDING COMPANIES

(b) Records the acquisition by one of the Founding Companies of certain property and equipment prior to the Offering, and records planned additional borrowings of $3.0 million related to one of the Founding Companies to fund a dividend.

(c) Records the purchase of the Founding Companies for a total purchase price of $113.5 million. The entry includes the liability of $31.1 million for the cash portion of the consideration paid to the stockholders of the Founding Companies in connection with the Acquisitions and the issuance of 6,543,329 shares of Common Stock to the Founding Companies resulting in the creation of $76.6 million of goodwill after allocating $3.7 million of the purchase price to property, plant and equipment and an operating agreement with American. Based on its initial assessment, management believes that the historical carrying value of the remaining Founding Companies' assets and liabilities will approximate fair value and that there are no other identifiable intangible assets to which any material purchase price can be allocated. The adjustment excludes $1.0 million in consideration to be paid to one of the Founding Companies, contingent on certain conditions being met.

(d) Records the net deferred income tax liability attributable to the balance sheet adjustments and temporary differences between the financial reporting and tax bases of assets and liabilities held in the S Corporations.

(e) Records the cash proceeds from the issuance of 3,200,000 shares of Common Stock, net of estimated offering costs of $7.7 million (based on an assumed initial public offering price of $15.00 per share). Offering costs primarily consist of underwriting discounts and commissions, accounting fees, legal fees and printing expenses.

(f) Records the cash portion of the consideration to be paid to the stockholders of the Founding Companies in connection with the Acquisitions and the planned additional borrowings for working capital purposes and related deferred financing costs, net of the planned repayment of existing debt in connection with the Offering.

             CHEMICAL LOGISTICS CORPORATION AND FOUNDING COMPANIES

     The following tables summarize the unaudited pro forma combined balance sheet adjustments (in thousands):

                                     ASSETS

                                                                                      PRO FORMA
                                              (A)       (B)       (C)        (D)     ADJUSTMENTS
                                            -------   -------   --------   -------   -----------
Cash and cash equivalents.................  $   (42)  $    --   $   (182)  $    --    $   (224)
Deferred income taxes.....................       --        --         98      (238)       (140)
                                            -------   -------   --------   -------    --------
          Total current assets............      (42)       --        (84)     (238)       (364)
Property, plant and equipment, net........       --     1,275      3,629        --       4,904
Other assets, net.........................       --        --         --        --          --
Goodwill, net.............................       --        --     75,870        --      75,870
Other assets, net.........................       --        --        198        --         198
                                            -------   -------   --------   -------    --------
          Total assets....................  $   (42)  $ 1,275   $ 79,613   $  (238)   $ 80,608
                                            =======   =======   ========   =======    ========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses.....  $    --   $    --   $  2,450   $    --    $  2,450
Current maturities of long-term debt......    8,694        --         --        --       8,694
Deferred income taxes.....................       --        --         --       855         855
Payable to Founding Companies'
  stockholders............................       --        --     31,126        --      31,126
                                            -------   -------   --------   -------    --------
          Total current liabilities.......    8,694        --     33,576       855      43,125
Long-term debt, net of current
  maturities..............................       --     3,000         --        --       3,000
Deferred income taxes.....................       --        --      1,398       268       1,666
Other noncurrent liabilities..............       --        --     (1,254)       --      (1,254)
Minority interest.........................       --        --       (165)       --        (165)
                                            -------   -------   --------   -------    --------
          Total liabilities...............    8,694     3,000     33,555     1,123      46,372
Stockholders' equity --
  Common stock............................       --        --     (2,960)       --      (2,960)
  Additional paid-in capital..............       --    (1,725)    68,621        --      66,896
  Unrealized gain on investments..........       --        --        (78)       --         (78)
  Retained earnings.......................   (8,736)       --    (21,203)   (1,361)    (31,300)
  Treasury stock, at cost.................       --        --      1,678        --       1,678
                                            -------   -------   --------   -------    --------
          Total stockholders' equity......   (8,736)   (1,725)    46,058    (1,361)     34,236
                                            -------   -------   --------   -------    --------
          Total liabilities and
            stockholders' equity..........  $   (42)  $ 1,275   $ 79,613   $  (238)   $ 80,608
                                            =======   =======   ========   =======    ========

             CHEMICAL LOGISTICS CORPORATION AND FOUNDING COMPANIES

                                     ASSETS

                                                                                  POSTACQUISITION
                                                               (E)       (F)        ADJUSTMENTS
                                                             -------   --------   ---------------
                                                                        (IN THOUSANDS)
Cash and cash equivalents..................................  $40,340   $(42,928)     $ (2,588)
Other current assets.......................................       --        133           133
                                                             -------   --------      --------
          Total current assets.............................   40,340    (42,795)       (2,455)
Other assets, net..........................................      (35)       266           231
                                                             -------   --------      --------
          Total assets.....................................  $40,305   $(42,529)     $ (2,224)
                                                             =======   ========      ========

                                           LIABILITIES

Accounts payable and accrued expenses......................  $   (35)  $ (1,501)     $ (1,536)
Current maturities of long-term debt.......................       --     (6,127)       (6,127)
Lines of credit............................................       --     (4,065)       (4,065)
Due to affiliate...........................................       --     (2,890)       (2,890)
Payable to Founding Companies' stockholders................       --    (31,126)      (31,126)
                                                             -------   --------      --------
          Total current liabilities........................      (35)   (45,709)      (45,744)
Long-term debt, net of current maturities..................       --      3,919         3,919
Due to affiliate...........................................       --       (739)         (739)
                                                             -------   --------      --------
          Total liabilities................................      (35)   (42,529)      (42,564)
                                                             -------   --------      --------
Stockholders' equity --
  Common stock.............................................       32         --            32
  Additional paid-in capital...............................   40,308         --        40,308
                                                             -------   --------      --------
          Total stockholders' equity.......................   40,340         --        40,340
                                                             -------   --------      --------
          Total liabilities and stockholders' equity.......  $40,305   $(42,529)     $ (2,224)
                                                             =======   ========      ========

4. UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS:

  Year Ended December 31, 1997

(a) Reflects the net reduction in operations for the acquisition of certain property and equipment which were not acquired in the Acquisitions and the reduction in cost of sales on a FIFO basis for certain Founding Companies which have historically accounted for inventory on a LIFO basis.

(b) Reflects the $3.4 million reduction in salaries, bonuses and benefits to the owners of the Founding Companies to which they agreed in connection with the Acquisitions offset by a charge for the recurring portion of salary expenses of management.

(c) Reflects the amortization of goodwill to be recorded as a result of the Acquisitions over a 40-year estimated life.

(d) Reflects elimination of interest expense of $0.1 million due to the planned repayment of existing debt in connection with the Acquisitions.

(e) Reflects the incremental provision for federal and state income taxes relating to the statement of operations adjustments and to reflect income taxes on S Corporation income as if these entities had been taxable as C Corporations during the periods presented.

             CHEMICAL LOGISTICS CORPORATION AND FOUNDING COMPANIES

     The following table summarizes the unaudited pro forma combined statement of operations adjustments (in thousands):


                                                                                         PRO FORMA
                                            (A)      (B)       (C)     (D)      (E)     ADJUSTMENTS
                                           -----   -------   -------   ----   -------   -----------
COST OF SALES............................  $(356)  $    --   $    --   $ --   $    --     $  (356)
SELLING, GENERAL AND ADMINISTRATIVE......   (663)   (3,396)       --     --        --      (4,059)
GOODWILL AMORTIZATION....................     --        --     1,917     --        --       1,917
DEPRECIATION.............................     36        --        --     --        --          36
                                           -----   -------   -------   ----   -------     -------
          Total costs and expenses.......   (983)   (3,396)    1,917     --        --      (2,462)
                                           -----   -------   -------   ----   -------     -------
INCOME FROM OPERATIONS...................    983     3,396    (1,917)    --        --       2,462
                                           -----   -------   -------   ----   -------     -------
INTEREST EXPENSE.........................     --        --        --     78        --          78
                                           -----   -------   -------   ----   -------     -------
INCOME BEFORE INCOME TAXES...............    983     3,396    (1,917)    78        --       2,540
PROVISION FOR INCOME TAXES...............     --        --        --     --     4,556       4,556
                                           -----   -------   -------   ----   -------     -------
NET INCOME...............................  $ 983   $ 3,396   $(1,917)  $ 78   $(4,556)    $(2,016)
                                           =====   =======   =======   ====   =======     =======


  Three Months Ended March 31, 1998

(a) Reflects the net reduction in operations for the acquisition of certain property and equipment which were not acquired in the Acquisitions and the reduction in cost of sales on a FIFO basis for certain Founding Companies which have historically accounted for inventory on a LIFO basis.


(b) Reflects the $0.4 million reduction in salaries, bonuses and benefits to the owners of the Founding Companies to which they agreed in connection with the Acquisitions and the reversal of the $5.3 million noncash compensation charge related to the issuance of 465,121 shares of Common Stock to management and directors of and consultants to the Company offset by a charge for the recurring portion of salary expenses of management.


(c) Reflects the amortization of goodwill to be recorded as a result of the Acquisitions over a 40-year estimated life.


(d) Reflects elimination of interest expense of $20,000 due to the planned repayment of existing debt in connection with the Acquisitions.



(e) Reflects the incremental provision for federal and state income taxes relating to the statement of operations adjustments and to reflect income taxes on S Corporation income as if these entities had been taxable as C Corporations during the periods presented.


     The following table summarizes the unaudited pro forma combined statement of operations adjustments (in thousands):


                                                                                     PRO FORMA
                                          (A)      (B)      (C)     (D)      (E)    ADJUSTMENTS
                                         -----   -------   -----    ----    -----   -----------
COST OF SALES..........................  $ (89)  $    --   $  --    $ --    $  --     $   (89)
SELLING, GENERAL AND ADMINISTRATIVE....   (166)   (5,447)     --      --       --      (5,613)
GOODWILL AMORTIZATION..................     --        --     479      --       --         479
DEPRECIATION...........................      9        --      --      --       --           9
                                         -----   -------   -----    ----    -----     -------
          Total costs and expenses.....   (246)   (5,447)    479      --       --      (5,214)
                                         -----   -------   -----    ----    -----     -------
INCOME FROM OPERATIONS.................    246     5,447    (479)     --       --       5,214
                                         -----   -------   -----    ----    -----     -------
INTEREST EXPENSE.......................     --        --      --      20       --          20
                                         -----   -------   -----    ----    -----     -------
INCOME BEFORE INCOME TAXES.............    246     5,447    (479)     20       --       5,234
PROVISION FOR INCOME TAXES.............     --        --      --      --      675         675
                                         -----   -------   -----    ----    -----     -------
NET INCOME.............................  $ 246   $ 5,447   $(479)   $ 20    $(675)    $ 4,559
                                         =====   =======   =====    ====    =====     =======

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To G. S. Robins & Company:

     We have audited the accompanying consolidated balance sheets of G. S. Robins & Company and Subsidiaries (the Company) as of December 31, 1996 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of
G. S. Robins & Company and Subsidiaries as of December 31, 1996 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

Houston, Texas
May 1, 1998

                    G. S. ROBINS & COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                              DECEMBER 31,
                                                        -------------------------    MARCH 31,
                                                           1996          1997          1998
                                                        -----------   -----------   -----------
                                                                                    (UNAUDITED)
                                            ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................  $439,722....  $ 1,260,742   $ 1,763,496
  Certificates of deposit.............................           --       879,798       289,578
  Accounts receivable, less allowance for doubtful
     accounts of $67,617, $67,862 and $78,362,
     respectively.....................................    6,043,214     6,359,352     6,121,655
  Inventories.........................................    5,930,778     5,458,859     5,455,833
  Container deposits paid to suppliers................      624,650       580,957       572,393
  Other current assets................................      333,592       229,561       146,612
                                                        -----------   -----------   -----------
          Total current assets........................   13,371,956    14,769,269    14,349,567
                                                        -----------   -----------   -----------
PROPERTY, PLANT AND EQUIPMENT, at cost................    7,391,877     8,018,295     8,206,281
  Less -- Accumulated depreciation....................   (4,283,806)   (4,847,386)   (5,031,662)
                                                        -----------   -----------   -----------
                                                        3,108,071..     3,170,909     3,174,619
                                                        -----------   -----------   -----------
OTHER ASSETS, net.....................................      624,448       562,732       569,301
                                                        -----------   -----------   -----------
          Total assets................................  $17,104,475   $18,502,910   $18,093,487
                                                        ===========   ===========   ===========

                             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable....................................  $ 3,101,070   $ 3,516,742   $ 4,055,156
  Accrued liabilities.................................      556,272       705,846       410,125
  Income taxes payable................................       90,397       185,512       199,581
  Container deposits refundable to customer...........      765,129       753,846       753,846
  Current maturities of long-term debt................           --       176,668       176,668
  Deferred income taxes...............................      292,486            --            --
  Other current liabilities...........................      175,101       150,336       217,343
                                                        -----------   -----------   -----------
          Total current liabilities...................    4,980,455     5,488,950     5,812,719
                                                        -----------   -----------   -----------
CONTAINER DEPOSITS REFUNDABLE TO CUSTOMERS............      479,751       469,700       488,880
LONG-TERM DEBT, net of current maturities.............           --     1,076,432     1,076,432
DEFERRED INCOME TAXES.................................      140,520            --            --
OTHER LONG-TERM LIABILITIES...........................       46,088       424,017       323,848
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, voting; $10 par value; 50,000 shares
     authorized; 18,660 shares issued; 18,660, 13,308
     and 13,308, shares outstanding, respectively.....      186,600       186,600       186,600
  Common stock, nonvoting; $10 par value; 1,730 shares
     authorized, issued and outstanding,
     respectively.....................................       17,300        17,300        17,300
  Additional paid-in capital..........................      385,292       385,292       385,292
  Retained earnings...................................   10,868,469    12,132,195    11,479,992
  Treasury stock, 5,352 shares, at cost...............           --    (1,677,576)   (1,677,576)
                                                        -----------   -----------   -----------
          Total stockholders' equity..................   11,457,661    11,043,811    10,391,608
                                                        -----------   -----------   -----------
          Total liabilities and stockholders'
            equity....................................  $17,104,475   $18,502,910   $18,093,487
                                                        ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                    G. S. ROBINS & COMPANY AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                              THREE MONTHS
                                      YEAR ENDED DECEMBER 31,                ENDED MARCH 31,
                              ---------------------------------------   -------------------------
                                 1995          1996          1997          1997          1998
                              -----------   -----------   -----------   -----------   -----------
                                                                               (UNAUDITED)
SALES, net..................  $58,235,831   $59,387,306   $61,445,374   $14,936,339   $14,323,377
                              -----------   -----------   -----------   -----------   -----------
COSTS AND EXPENSES:
  Cost of sales.............   47,109,851    48,299,937    49,175,809    12,122,448    11,758,196
  Operating and delivery....    3,741,214     3,539,995     4,125,902     1,064,704       952,242
  Selling, general and
     administrative.........    5,033,113     5,774,155     5,321,661     1,318,321     1,384,035
  Depreciation..............      448,324       489,816       563,714       161,541       184,421
                              -----------   -----------   -----------   -----------   -----------
          Total costs and
            expenses........   56,332,502    58,103,903    59,187,086    14,667,014    14,278,894
                              -----------   -----------   -----------   -----------   -----------
INCOME FROM OPERATIONS......    1,903,329     1,283,403     2,258,288       269,325        44,483
OTHER INCOME (EXPENSE):
  Interest expense..........       (2,776)      (17,588)     (117,076)      (23,114)      (20,385)
  Interest income...........      129,877       191,610       155,189        17,646        55,507
  Other, net................       47,621       (62,770)       21,480        (6,369)      (33,911)
                              -----------   -----------   -----------   -----------   -----------
INCOME BEFORE INCOME TAXES
  AND MINORITY INTEREST.....    2,078,051     1,394,655     2,317,881       257,488        45,694
INCOME TAXES................      796,100       624,061      (333,426)     (338,006)           --
                              -----------   -----------   -----------   -----------   -----------
INCOME BEFORE MINORITY
  INTEREST..................    1,281,951       770,594     2,651,307       595,494        45,694
MINORITY INTEREST...........        3,568        (4,838)           --            --            --
                              -----------   -----------   -----------   -----------   -----------
NET INCOME..................  $ 1,278,383   $   775,432   $ 2,651,307   $   595,494   $    45,694
                              ===========   ===========   ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                    G. S. ROBINS & COMPANY AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                            VOTING             NONVOTING
                                    PREFERRED STOCK      COMMON STOCK        COMMON STOCK      ADDITIONAL
                                   -----------------   -----------------   -----------------    PAID-IN      RETAINED
                                   SHARES    AMOUNT    SHARES    AMOUNT    SHARES    AMOUNT     CAPITAL      EARNINGS
                                   ------   --------   ------   --------   ------   --------   ----------   -----------
BALANCE, December 31, 1994.......   9,490   $ 94,900   18,660   $186,600      --    $     --    $204,148    $ 9,653,877
  Cash dividends on preferred
    stock........................      --         --       --         --      --          --          --        (66,430)
  Cash dividends on common
    stock........................      --         --       --         --      --          --          --       (348,532)
  Net income.....................      --         --       --         --      --          --          --      1,278,383
                                   ------   --------   ------   --------   -----    --------    --------    -----------
BALANCE, December 31, 1995.......   9,490     94,900   18,660    186,600      --          --     204,148     10,517,298
  Cash dividends on preferred
    stock........................      --         --       --         --      --          --          --        (49,823)
  Cash dividends on common
    stock........................      --         --       --         --      --          --          --       (374,438)
  Redemption of preferred
    stock........................  (9,490)   (94,900)      --         --      --          --          --             --
  Issuance of nonvoting common
    stock........................      --         --       --         --   1,730      17,300      76,640             --
  Contribution of minority
    interest.....................      --         --       --         --      --          --     104,504             --
  Net income.....................      --         --       --         --      --          --          --        775,432
                                   ------   --------   ------   --------   -----    --------    --------    -----------
BALANCE, December 31, 1996.......      --         --   18,660    186,600   1,730      17,300     385,292     10,868,469
  Cash dividends on common
    stock........................      --         --       --         --      --          --          --       (329,080)
  Distributions to
    stockholders.................      --         --       --         --      --          --          --     (1,058,501)
  Purchase of treasury stock.....      --         --       --         --      --          --          --             --
  Net income.....................      --         --       --         --      --          --          --      2,651,307
                                   ------   --------   ------   --------   -----    --------    --------    -----------
BALANCE, December 31, 1997.......      --         --   18,660    186,600   1,730      17,300     385,292     12,132,195
  Distributions to stockholders
    (unaudited)..................      --         --       --         --      --          --          --       (697,897)
  Net income (unaudited).........      --         --       --         --      --          --          --         45,694
                                   ------   --------   ------   --------   -----    --------    --------    -----------
BALANCE, March 31, 1998
  (unaudited)....................      --   $     --   18,660   $186,600   1,730    $ 17,300    $385,292    $11,479,992
                                   ======   ========   ======   ========   =====    ========    ========    ===========


                                      TREASURY STOCK          TOTAL
                                   --------------------   STOCKHOLDERS'
                                   SHARES     AMOUNT         EQUITY
                                   ------   -----------   -------------
BALANCE, December 31, 1994.......     --    $        --    $10,139,525
  Cash dividends on preferred
    stock........................     --             --        (66,430)
  Cash dividends on common
    stock........................     --             --       (348,532)
  Net income.....................     --             --      1,278,383
                                   -----    -----------    -----------
BALANCE, December 31, 1995.......     --             --     11,002,946
  Cash dividends on preferred
    stock........................     --             --        (49,823)
  Cash dividends on common
    stock........................     --             --       (374,438)
  Redemption of preferred
    stock........................     --             --        (94,900)
  Issuance of nonvoting common
    stock........................     --             --         93,940
  Contribution of minority
    interest.....................     --             --        104,504
  Net income.....................     --             --        775,432
                                   -----    -----------    -----------
BALANCE, December 31, 1996.......     --             --     11,457,661
  Cash dividends on common
    stock........................     --             --       (329,080)
  Distributions to
    stockholders.................     --             --     (1,058,501)
  Purchase of treasury stock.....  5,352     (1,677,576)    (1,677,576)
  Net income.....................     --             --      2,651,307
                                   -----    -----------    -----------
BALANCE, December 31, 1997.......  5,352     (1,677,576)    11,043,811
  Distributions to stockholders
    (unaudited)..................     --             --       (697,897)
  Net income (unaudited).........     --             --         45,694
                                   -----    -----------    -----------
BALANCE, March 31, 1998
  (unaudited)....................  5,352    $(1,677,576)   $10,391,608
                                   =====    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                    G. S. ROBINS & COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                    THREE MONTHS
                                                             YEAR ENDED DECEMBER 31,              ENDED MARCH 31,
                                                      --------------------------------------   ----------------------
                                                         1995         1996          1997         1997         1998
                                                      ----------   -----------   -----------   ---------   ----------
                                                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income........................................  $1,278,383   $   775,432   $ 2,651,307   $ 595,494   $   45,694
                                                      ----------   -----------   -----------   ---------   ----------
  Adjustments to reconcile net income to net cash
    provided by operating activities --
    Depreciation....................................     448,324       489,816       563,714     161,541      184,421
    Amortization....................................      37,522        37,745       109,514      27,544       24,401
    Minority interest in subsidiaries...............       3,568        (4,838)           --          --           --
    Provision for doubtful accounts.................       1,800        36,210        17,820          --           --
    Deferred taxes..................................     (79,559)     (269,528)     (338,006)         --           --
    Loss (gain) on disposition of property, plant
      and equipment.................................          --            --       (10,932)         --        4,000
    Changes in operating assets and liabilities --
      Receivables...................................     727,375      (463,231)     (316,383)   (275,263)     227,197
      Inventories...................................    (136,147)     (731,075)      471,919    (103,138)       3,026
      Prepaid expenses and other assets.............     (95,262)      216,067      (165,747)    124,117       76,380
      Container deposits............................     (78,550)        5,750        43,693      58,432        8,564
      Accounts payable, accrued liabilities and
         other......................................    (564,434)      141,664       796,361    (125,226)     198,449
      Container deposits refundable to customers....    (119,283)       13,288        21,334      63,222       19,180
                                                      ----------   -----------   -----------   ---------   ----------
         Total adjustments..........................     145,354      (528,132)    1,193,287     (68,771)     745,618
                                                      ----------   -----------   -----------   ---------   ----------
         Net cash provided by operating
           activities...............................   1,423,737       247,300     3,844,594     526,723      791,312
                                                      ----------   -----------   -----------   ---------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions of property and equipment...............    (698,186)   (1,020,557)     (611,339)    (66,529)    (188,131)
  Proceeds from sale of property and equipment......          --            --            --          --        7,250
  Sales (purchases) of certificates of deposit......     422,060       250,000      (879,798)   (440,915)     590,220
  Cash surrender value decrease (increase)..........    (149,160)      (80,864)      279,620     240,165           --
                                                      ----------   -----------   -----------   ---------   ----------
         Net cash provided by (used in) investing
           activities...............................    (425,286)     (851,421)   (1,211,517)   (267,279)     409,339
                                                      ----------   -----------   -----------   ---------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of long-term debt......................          --            --      (165,886)         --           --
  Stockholder distributions.........................          --            --    (1,058,501)         --     (697,897)
  Common stock dividends............................    (348,532)     (374,438)     (329,080)         --           --
  Preferred stock dividends.........................     (66,430)      (49,823)           --          --           --
  Purchase of treasury stock........................          --          (960)     (258,590)         --           --
                                                      ----------   -----------   -----------   ---------   ----------
         Net cash used in financing activities......    (414,962)     (425,221)   (1,812,057)         --     (697,897)
                                                      ----------   -----------   -----------   ---------   ----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.......................................     583,489    (1,029,342)      821,020     259,444      502,754
CASH AND CASH EQUIVALENTS, beginning of period......     885,575     1,469,064       439,722     439,722    1,260,742
                                                      ----------   -----------   -----------   ---------   ----------
CASH AND CASH EQUIVALENTS, end of period............  $1,469,064   $   439,722   $ 1,260,742   $ 699,166   $1,763,496
                                                      ==========   ===========   ===========   =========   ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for --
    Interest........................................  $   15,588   $       776   $     7,252   $      55   $       22
    Taxes...........................................     910,629       799,828        58,475      20,506       64,107
OTHER SUPPLEMENTAL INFORMATION:
  Repurchase of common stock through issuance of
    note payable....................................          --            --     1,418,986   1,418,986           --
  Issuance of nonvoting common stock in exchange for
    preferred stock.................................          --        93,940            --          --           --
  Contribution of minority interest to
    Company.........................................          --       104,504            --          --           --

   The accompanying notes are an integral part of these financial statements.

                    G. S. ROBINS & COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS:

     G. S. Robins & Company and Subsidiaries (the Company), Missouri corporations, are principally engaged in wholesale distribution of a broad line or organic and inorganic chemicals. The Company markets and sells its products to customers in Missouri, Illinois and Kansas.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of Consolidation

     The accompanying financial statements present G. S. Robins & Company and its subsidiaries, Ro-Corp, Inc., Robins Solvents Co. and Robins Transportation Co., Inc. All significant intercompany activity has been eliminated in consolidation.

  Interim Financial Information

     The interim financial statements included herein are unaudited; however, they include all adjustments of a normal recurring nature which, in the opinion of management, are necessary to present fairly the financial position of the Company at March 31, 1998, and the results of operations and cash flows for the three months ended March 31, 1997 and 1998. Accounting measurements at interim dates inherently involve greater reliance on estimates than those at year-end. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

  Cash and Cash Equivalents

     Cash and cash equivalents include all liquid debt instruments purchased with an original maturity of three months or less.

  Allowance for Doubtful Accounts

     The Company provides an allowance for doubtful accounts based upon a specified percentage of outstanding accounts receivable at period-end and the specific identification of accounts receivable where collection is no longer probable.

  Inventories

     Inventories are stated at lower of cost or market. Cost is determined using the weighted average method which approximates the first-in, first-out method. Substantially all of the inventories consist of finished goods.

  Property, Plant and Equipment

     Property, plant and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset. Property and equipment are reviewed for impairment whenever events or circumstances provide evidence that suggests that the carrying amounts of the property and equipment may not be recoverable.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the consolidated statements of income.

                    G. S. ROBINS & COMPANY AND SUBSIDIARIES

  Customer Deposits on Drums and Cylinders

     Many products are sold in steel or polyethylene drums for which the Company charges a deposit. These deposits are refundable to the customer upon return of the drum and are therefore recorded as a liability. Periodically, the Company assesses (based on aging and experience) the deposit liability account for deposits not expected to be claimed. For those deposits not expected to be claimed, the drums are considered sold and the deposit is recognized as income.

     The Company routinely purchases new and used drums and cylinders for use in the ordinary course of business. The costs of the drums are capitalized and are included in inventory.

  Other Assets

     Other assets include a noncompete agreement with a former stockholder (see
Note 10). Intangible assets are reviewed for impairment whenever events or circumstances provide evidence that suggests that the carrying amount of the intangible asset may not be recoverable. The Company assesses the recoverability of the intangible asset by determining whether the carrying amount of the intangible asset can be recovered through projected undiscounted future cash flows over the remaining amortization period. Amortization expense amounted to $37,522, $37,745 and $109,514 in fiscal years 1995, 1996 and 1997, respectively.

     Premiums on cash surrender value life insurance are expensed during the year. Increases in the cash surrender value of life insurance are recorded as a decrease in life insurance expense. The cash surrender value of life insurance is recorded at its fair value.

  Revenue Recognition

     The Company recognizes income on the accrual method. Under this method, credit sales and the cost of such sales are recognized in full upon completion of the sales transaction.

  Income Taxes

     The Company has elected S Corporation status effective January 1, 1997, as defined by the Internal Revenue Service, whereby the Company itself is not subject to taxation for federal purposes. Under S Corporation status, the stockholders report their shares of the Company's taxable earnings or losses in their personal tax returns. Consequently, the accompanying 1997 financial statements of the Company do not include a provision for current or deferred income taxes (see Note 8). For fiscal years 1995 and 1996, the Company followed the asset and liability method of accounting for income taxes. Under this method, deferred assets and liabilities are recorded for future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws.

  Environmental Expenditures

     Environmental expenditures are expensed or capitalized in accordance with generally accepted accounting principles. Liabilities for these expenditures are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    G. S. ROBINS & COMPANY AND SUBSIDIARIES

  New Accounting Pronouncements

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," which requires the reporting of comprehensive income and its components to be displayed with the same prominence as other financial statements. This statement requires a company to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the statement of financial position. The Company has adopted this statement, and the differences between traditional income and comprehensive income were insignificant.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." This statement requires the reporting of expanded information of a company's operating segments. It also expands the definition of what constitutes an entity's operating segments. This statement is required to be adopted for fiscal years beginning after December 15, 1997. The Company intends to adopt this statement during its fiscal year ending December 31, 1998. Management is presently evaluating what, if any, additional disclosures may be required when this statement is implemented.

3. PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment consists of the following:

                                                                      DECEMBER 31,
                                                  ESTIMATED     -------------------------
                                                 USEFUL LIVES      1996          1997
                                                 ------------   -----------   -----------
                                                  (IN YEARS)
Land...........................................        --       $   246,739   $   246,739
Buildings and improvements.....................      5-39         1,980,215     2,134,236
Furniture and fixtures.........................      3-10           452,848       603,874
Machinery and equipment........................      3-10         3,205,331     3,495,725
Automobiles and trucks.........................       3-7         1,204,247     1,165,984
Totes..........................................         5           302,497       371,737
                                                                -----------   -----------
                                                                  7,391,877     8,018,295
Less -- Accumulated depreciation...............                  (4,283,806)   (4,847,386)
                                                                -----------   -----------
          Total................................                 $ 3,108,071   $ 3,170,909
                                                                ===========   ===========

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts receivable consists of the following:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Balance, beginning of year..................................  $ 69,000   $ 67,617
Provision for doubtful accounts.............................    36,210     17,820
Amounts written off.........................................   (37,593)   (17,575)
                                                              --------   --------
Balance, end of year........................................  $ 67,617   $ 67,862
                                                              ========   ========

                    G. S. ROBINS & COMPANY AND SUBSIDIARIES

     Other assets consist of the following:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Cash surrender value life insurance.........................  $405,050   $125,430
Investment in Affiliated Chemical Insurance, Ltd............   110,755    110,755
Noncompete agreement........................................        --    250,851
Other assets................................................   108,643     75,696
                                                              --------   --------
                                                              $624,448   $562,732
                                                              ========   ========

     Other long-term liabilities consist of the following:

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1996       1997
                                                              -------   --------
Deferred compensation.......................................  $33,197   $107,423
Noncompete agreement (see Note 10)..........................       --    221,594
Other.......................................................   12,891     95,000
                                                              -------   --------
                                                              $46,088   $424,017
                                                              =======   ========

5. LINE OF CREDIT:

     The Company maintains a line of credit of $2,500,000, available at the prime rate with no specified maturity date. The line is unsecured and, at December 31, 1996 and 1997, there were no outstanding borrowings under the line.

6. LONG-TERM DEBT:

     The Company has a note payable to a former stockholder. The note bears interest at 6.5 percent and is payable in annual installments of principal and interest of $258,120 through December 2003. The note also contains covenants restricting the amounts of distributions to stockholders and requiring acceleration of scheduled note payments in the event of a change in control of the Company's stock.

     Interest expense for the year ended December 31, 1997, was $88,696.

     The scheduled maturities of long-term debt as of December 31, 1997, are as follows:

1998.....................................................  $  176,668
1999.....................................................     188,152
2000.....................................................     200,382
2001.....................................................     213,407
2002.....................................................     227,278
Thereafter...............................................     247,213
                                                           ----------
                                                           $1,253,100
                                                           ==========

7. FAIR VALUE OF FINANCIAL INSTRUMENTS:

  Cash and Cash Equivalents, Certificates of Deposit, Accounts Receivable and Accounts Payable

     The carrying amount approximates market value due to the highly liquid nature of these short-term investments.

                    G. S. ROBINS & COMPANY AND SUBSIDIARIES

  Long-Term Debt

     The estimated market value of the Company's long-term debt is based on quoted market prices or, where such prices are not available, on estimated year-end interest rates of debt with the same remaining average maturities and credit quality. The carrying amount approximates market value at December 31, 1996 and 1997.

8. INCOME TAXES:

     Effective January 1, 1997, the Company elected S Corporation status. The Company will no longer be directly responsible for any deferred tax liability which might exist. The removal of the deferred tax liability which existed as of December 31, 1996, is recognized in the 1997 consolidated statement of income (see Note 2).

     Income tax expense (benefit) is as follows:

                                                         YEAR ENDED DECEMBER 31,
                                                     --------------------------------
                                                       1995       1996        1997
                                                     --------   ---------   ---------
Current --
  Federal..........................................  $738,574   $ 753,697   $   4,580
  State............................................   137,085     139,892          --
Deferred --
  Federal..........................................   (67,104)   (227,333)   (285,091)
  State............................................   (12,455)    (42,195)    (52,915)
                                                     --------   ---------   ---------
                                                     $796,100   $ 624,061   $(333,426)
                                                     ========   =========   =========

     Actual income tax expense differs from income tax expense computed by applying the United States federal statutory rate to income before provision for income taxes as follows:

                                                          YEAR ENDED DECEMBER 31,
                                                      -------------------------------
                                                        1995       1996       1997
                                                      --------   --------   ---------
Statutory federal income tax........................  $727,318   $488,129   $      --
State income tax, less federal benefit..............    81,010     63,503     (52,915)
Reversal of deferred taxes upon S Corporation
  election..........................................        --         --    (285,091)
Other...............................................   (12,228)    72,429       4,580
                                                      --------   --------   ---------
                                                      $796,100   $624,061   $(333,426)
                                                      ========   ========   =========

     Deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities recognized in the recognition of income and expenses for financial reporting purposes and such

                    G. S. ROBINS & COMPANY AND SUBSIDIARIES
amounts recognized for tax purposes. The tax effects of the temporary differences that give rise to the significant portions of the deferred tax assets and liabilities are presented below:

                                                               DECEMBER 31,
                                                                   1996
                                                               ------------
Deferred income tax assets --
  Allowance for bad debt....................................    $  27,212
  Basis difference in inventories...........................       47,848
  Accrued liabilities and expenses..........................       32,991
                                                                ---------
          Total deferred income tax assets..................      108,051
                                                                ---------
Deferred income tax liabilities --
  Basis difference in property and equipment................     (446,057)
  Other, net................................................      (95,000)
                                                                ---------
          Total deferred income tax liabilities.............     (541,057)
                                                                ---------
          Net deferred income tax liabilities...............    $(433,006)
                                                                =========

9. EMPLOYEE BENEFIT PLANS:

     The Company maintains two retirement plans covering substantially all of its employees.

     Under a defined contribution plan covering union employees, the Company is required to contribute defined amounts estimated to be sufficient to provide for benefits under this plan. Company contributions to this plan were $41,407, $46,313 and $55,844 for the years ended December 31, 1995, 1996 and 1997, respectively.

     The Company maintains a retirement savings plan under Section 401(k) of the Internal Revenue Code, whereby employee contributions are made based upon a percentage of compensation and employer matching contributions may be made at the discretion of the Board of Directors. For participants hired before September 1, 1995, both employee and employer contributions are 100 percent vested upon contribution. For participants hired on or after September 1, 1995, benefits are vested over a six-year period for employer contributions. Employer contributions to this plan were $204,789, $211,702 and $226,455 for the years ended December 31, 1995, 1996 and 1997, respectively.

     In December 1996, the Company implemented a book value bonus plan, commonly referred to as a "phantom stock" plan, for certain employees and owners. The Company accrued $33,310 and $73,659 in 1996 and 1997, respectively, under the plan. The accrued amounts are included in other long-term liabilities.

     Pursuant to the terms of the above plan, should there be a change in ownership of the Company or if the Company is sold, all "phantom stock" will immediately vest and the holder shall receive stock at the value the purchaser pays for actual shares. There were 53.7 shares and 111.7 shares of "phantom stock" outstanding during 1996 and 1997, respectively.

10. RELATED-PARTY TRANSACTIONS:

     In December 1996, certain stockholders of the Company, who were also minority stockholders in the Company's consolidated subsidiaries, contributed their equity interests in the subsidiaries to the Company. This noncash transaction eliminated all minority interests in the Company's subsidiaries and was accounted for as a $104,504 reduction in minority interest and an equivalent increase in additional paid-in capital.

     In December 1996, the Company issued 1,730 shares of nonvoting common stock in exchange for all 9,490 outstanding shares of the Company's preferred stock.

                    G. S. ROBINS & COMPANY AND SUBSIDIARIES

     In December 1996, the Company's stockholders entered into a new stockholders agreement. The new stockholders agreement places certain restrictions on all stockholders' ability to sell shares of the Company's stock.

     In 1996, the Company reached an agreement with an officer and minority stockholder wherein he would resign as an officer and sell his stock to the Company. As a result, in January 1997, the Company repurchased 5,352 shares of common stock owned by the former officer. The Company paid $258,590 and issued a note payable of $1,418,986 in exchange for the common stock. The Company holds this stock as treasury stock.

     In connection with this transaction, the Company incurred expenses of $415,645 in 1996, including a severance payment to the former officer. During 1997, costs incurred relative to this transaction was $202,477. These expenses are included in general and administrative expenses for 1996 and 1997.

     In January 1997, the Company entered into a noncompete agreement with the former officer. The noncompete agreement restricts the former officer from engaging in competitive activities in the market areas the Company currently serves. The Company will pay the former officer or his estate $44,700 annually over the remaining 4-year term of the noncompete agreement. The Company accrued a noncompete asset and a noncompete liability of $278,271 and will amortize the noncompete asset over the term of the agreement. Additionally, in January 1997, the Company also entered into a consulting agreement with the former officer. The Company will pay the former officer $45,600 annually for consulting services for a period of five years under the terms of the consulting agreement. Pursuant to the Collateral Pledge Agreement surrounding the noncompete and consulting agreements, payments due to the former officer shall be accelerated in the event of a change in control of the Company's stock.

11. COMMITMENTS AND CONTINGENCIES:

  Environmental Matters

     The Company is subject to certain laws and regulations, such as the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), the Resource Conservation and Recovery Act and similar state statutes. In response to liabilities associated with these activities, accruals are established when it is probable that obligations have been incurred and reasonable estimates are possible. Such accruals primarily include estimated costs associated with remediation. The Company does not use discounting in determining its accrued liabilities for environmental remediation, and no claims for possible recovery from third-party insurers or other parties related to environmental costs have been recognized in the Company's consolidated financial statements.

     The Company has received a CERCLA 104(e) request from the Environmental Protection Agency for information regarding a Superfund site in St. Louis, Missouri. The Company believes that it only purchased drums from this site and therefore denies any liability. The Company's current belief that its contribution, if any, to the site is or will be viewed by the Environmental Protection Agency as being de minimis.

  Litigation

     The Company has various claims and lawsuits from time to time in connection with its operations. In the opinion of management, uninsured losses on claims and lawsuits, if any, would not be material to the Company's financial position, results of operations or cash flows.

  Leases

     Rents of $557,022, $580,460 and $461,686 were paid to nonrelated parties for the lease of equipment and warehouse space for the years ended December 31, 1995, 1996 and 1997, respectively.

                    G. S. ROBINS & COMPANY AND SUBSIDIARIES

     The Company has operating leases for certain facilities, trucks and automobiles which expire at various dates through 2004. Total noncancelable lease commitments at December 31, 1997, are as follows:

1998......................................................  $289,674
1999......................................................   140,277
2000......................................................    58,918
2001......................................................    17,100
2002......................................................    17,100
Thereafter................................................    22,800
                                                            --------
                                                            $545,869
                                                            ========

     In addition to minimum lease payments, the Company is charged a variable rental based on lease truck mileage. Total minimum rental and variable rental expenses related to truck operating leases are as follows:

                                                          YEAR ENDED DECEMBER 31,
                                                       ------------------------------
                                                         1995       1996       1997
                                                       --------   --------   --------
Minimum rental expenses..............................  $247,000   $241,020   $134,190
Variable rental expenses.............................    78,000     73,387     44,548
                                                       --------   --------   --------
                                                       $325,000   $314,407   $178,738
                                                       ========   ========   ========

  Union Contracts

     The Company has certain employees in St. Louis, Missouri, that have union representation for the period from July 1, 1997, to July 1, 2002. The union contract covers compensation and benefits.

12. MAJOR CUSTOMERS AND RISK CONCENTRATION:

     The Company had sales ranging from 10 percent to 15 percent of total sales to one customer during the years ended December 31, 1995, 1996 and 1997, respectively. The Company believes that the loss of any single customer would not have a material adverse effect on the results of operations of the Company.

     The Company had purchases greater than 10 percent of total purchases from one vendor during the years ended December 31, 1995, 1996 and 1997.

     The Company had cash and cash equivalents in financial institutions which exceeded the federally insured limits by $339,722 and $1,160,742 at December 31, 1996 and 1997, respectively.

     In addition, the Company grants credit, generally without collateral, to its customers located primarily in Missouri, Illinois and Kansas. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors within the midwestern United States. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

13. STOCKHOLDERS' EQUITY:

     The Company has two classes of common stock: voting common stock and nonvoting common stock. All voting power is vested with the voting common stock. The voting common stock and the nonvoting common stock have equal standing with respect to distributions and liquidation preference.

     There are 50,000 shares of voting common stock, $10 par value, authorized, 18,660 shares issued and 13,308 shares outstanding. There are 1,730 shares of nonvoting common stock, $10 par value, authorized, issued and outstanding.

                    G. S. ROBINS & COMPANY AND SUBSIDIARIES

14. SUBSEQUENT EVENTS (UNAUDITED):

     In April 1998, the Company entered a five-year operating lease for a storage facility in Sauget, Illinois. Rent charges will approximate $10,850 per month.

     In July 1998, the Company and its stockholders entered into a definitive agreement with Chemical Logistics Corporation (Chemical) pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Chemical common stock, concurrent with the consummation of an initial public offering (the Offering) of common stock of Chemical.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Industrial Chemicals, Inc.:

     We have audited the accompanying balance sheets of Industrial Chemicals, Inc. (the Company), as of February 28, 1997 and 1998, and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended February 28, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Industrial Chemicals, Inc., as of February 28, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended February 28, 1998, in conformity with generally accepted accounting principles.

Houston, Texas
May 1, 1998

                           INDUSTRIAL CHEMICALS, INC.

                                 BALANCE SHEETS

                                                              FEBRUARY 28,
                                                        -------------------------     MAY 31,
                                                           1997          1998          1998
                                                        -----------   -----------   -----------
                                                                                    (UNAUDITED)
                                            ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................  $    35,802   $    14,267   $     3,965
  Accounts receivable, less allowance for doubtful
     accounts of $75,836, $60,360 and $110,359,
     respectively.....................................    5,285,923     6,400,405     6,033,529
  Inventories.........................................    2,852,763     3,141,603     3,004,272
  Notes receivable, affiliates........................      445,151       105,501       105,068
  Other current assets................................      222,894       210,974       147,563
                                                        -----------   -----------   -----------
          Total current assets........................    8,842,533     9,872,750     9,294,397
                                                        -----------   -----------   -----------
PROPERTY, PLANT AND EQUIPMENT, at cost................    5,229,069     6,037,889     7,308,992
  Less -- Accumulated depreciation....................   (2,650,028)   (3,561,255)   (3,711,437)
                                                        -----------   -----------   -----------
                                                          2,579,041     2,476,634     3,597,555
                                                        -----------   -----------   -----------
OTHER ASSETS, net.....................................      112,130       232,820       296,004
                                                        -----------   -----------   -----------
          Total assets................................  $11,533,704   $12,582,204   $13,187,956
                                                        ===========   ===========   ===========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable....................................  $ 5,037,541   $ 5,008,743   $ 4,313,259
  Accrued liabilities.................................      139,681       300,772       335,642
  Container deposits refundable to customers..........      149,143       154,596       168,407
  Current maturities of notes payable, stockholders
     and affiliates...................................    1,997,049     1,959,518     1,924,481
  Current maturities of long-term debt................    1,450,845     1,782,451     1,660,448
  Other current liabilities...........................       22,931        33,074            --
                                                        -----------   -----------   -----------
          Total current liabilities...................    8,797,190     9,239,154     8,402,237
CONTAINER DEPOSITS REFUNDABLE TO CUSTOMERS............    1,547,591     1,462,520     1,595,018
NOTES PAYABLE, stockholders and affiliates, net of
  current maturities..................................      233,641       811,309       809,571
LONG-TERM DEBT, net of current maturities.............           --         2,627         2,627
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, $1 par, 10,000 shares authorized,
     4,148, 4,148 and 4,608 shares issued and
     outstanding, respectively........................        4,148         4,148         4,608
  Additional paid-in capital..........................       26,852        26,852     1,246,084
  Retained earnings...................................      924,282     1,035,594     1,127,811
                                                        -----------   -----------   -----------
          Total stockholders' equity..................      955,282     1,066,594     2,378,503
                                                        -----------   -----------   -----------
          Total liabilities and stockholders'
            equity....................................  $11,533,704   $12,582,204   $13,187,956
                                                        ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                           INDUSTRIAL CHEMICALS, INC.

                              STATEMENTS OF INCOME

                                             YEAR ENDED
                              ----------------------------------------         THREE MONTHS
                                                   FEBRUARY 28,                ENDED MAY 31,
                              FEBRUARY 29,   -------------------------   -------------------------
                                  1996          1997          1998          1997          1998
                              ------------   -----------   -----------   -----------   -----------
                                                                                (UNAUDITED)
SALES, net..................  $42,880,136    $44,725,643   $51,598,724   $11,724,304   $12,436,443
                              -----------    -----------   -----------   -----------   -----------
COSTS AND EXPENSES:
  Cost of sales.............   33,473,850     34,999,826    39,547,235     9,028,063     9,669,453
  Operating and delivery....    2,863,114      2,952,249     3,738,220       745,977       779,133
  Selling, general and
     administrative.........    5,095,331      5,450,568     6,366,219     1,753,869     1,601,791
  Depreciation..............      801,026        902,418       828,240       182,100       146,048
                              -----------    -----------   -----------   -----------   -----------
          Total costs and
            expenses........   42,233,321     44,305,061    50,479,914    11,710,009    12,196,425
                              -----------    -----------   -----------   -----------   -----------
INCOME FROM OPERATIONS......      646,815        420,582     1,118,810        14,295       240,018
OTHER INCOME (EXPENSE):
  Interest expense..........     (222,832)      (259,723)     (317,043)      (75,660)      (98,853)
  Interest income...........       11,470          4,328        33,599            --            --
  Other, net................      284,550        340,650       246,580        90,037        81,714
                              -----------    -----------   -----------   -----------   -----------
NET INCOME..................  $   720,003    $   505,837   $ 1,081,946   $    28,672   $   222,879
                              ===========    ===========   ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                           INDUSTRIAL CHEMICALS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                 COMMON STOCK     ADDITIONAL                    TOTAL
                                                ---------------    PAID-IN      RETAINED    STOCKHOLDERS'
                                                SHARES   AMOUNT    CAPITAL      EARNINGS       EQUITY
                                                ------   ------   ----------   ----------   -------------
BALANCE, February 28, 1995....................  4,148    $4,148    $26,852     $  581,963    $  612,963
  Distributions to stockholders...............     --        --         --       (468,721)     (468,721)
  Net income..................................     --        --         --        720,003       720,003
                                                -----    ------    -------     ----------    ----------
BALANCE, February 29, 1996....................  4,148     4,148     26,852        833,245       864,245
  Distributions to stockholders...............     --        --         --       (414,800)     (414,800)
  Net income..................................     --        --         --        505,837       505,837
                                                -----    ------    -------     ----------    ----------
BALANCE, February 28, 1997....................  4,148     4,148     26,852        924,282       955,282
  Distributions to stockholders...............     --        --         --       (970,634)     (970,634)
  Net income..................................     --        --         --      1,081,946     1,081,946
                                                -----    ------    -------     ----------    ----------
BALANCE, February 28, 1998....................  4,148     4,148     26,852      1,035,594     1,066,594
  Distributions to stockholders (Unaudited)...     --        --         --       (130,662)     (130,662)
  Issuance of common stock....................    460       460         --             --           460
  Contributions from stockholders.............     --        --   1,219,232            --     1,219,232
  Net income (Unaudited)......................     --        --         --        222,879       222,879
                                                -----    ------    -------     ----------    ----------
BALANCE, May 31, 1998 (Unaudited).............  4,608    $4,608   1$,246,084   $1,127,811    $2,378,503
                                                =====    ======    =======     ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                           INDUSTRIAL CHEMICALS, INC.

                            STATEMENTS OF CASH FLOWS

                                                         YEAR ENDED
                                          ----------------------------------------        THREE MONTHS
                                                               FEBRUARY 28,              ENDED MAY 31,
                                          FEBRUARY 29,   -------------------------   ----------------------
                                              1996          1997          1998         1997         1998
                                          ------------   -----------   -----------   ---------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................  $   720,003    $   505,837   $ 1,081,946   $  28,672   $  222,879
                                          -----------    -----------   -----------   ---------   ----------
  Adjustments to reconcile net income to
    net cash provided by operating
    activities --
    Depreciation........................      801,026        902,418       828,240     182,100      146,048
    Increase in LIFO reserve............      189,391        291,407       328,975          --           --
    Loss (gain) on disposition of
      property, plant and equipment.....      (16,110)        (8,007)       27,162          --           --
    Changes in operating assets and
      liabilities --
      Receivables.......................     (115,850)      (420,419)     (774,832)   (338,728)     367,309
      Inventories.......................     (489,501)      (591,406)     (617,815)    594,946      137,331
      Prepaid expenses and other........       (1,448)        16,228        11,920      42,772       63,411
      Other assets......................      (51,433)       (13,360)     (120,690)   (122,058)     (63,184)
      Accounts payable, accrued
         liabilities and other..........    1,115,844       (626,327)       49,156     (21,454)    (547,379)
                                          -----------    -----------   -----------   ---------   ----------
         Total adjustments..............    1,431,919       (449,466)     (267,884)    337,578      103,536
                                          -----------    -----------   -----------   ---------   ----------
         Net cash provided by operating
           activities...................    2,151,922         56,371       814,062     366,250      326,415
                                          -----------    -----------   -----------   ---------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures..................   (1,464,840)    (1,064,476)     (829,309)   (151,073)     (73,670)
  Proceeds from disposition of property,
    plant and equipment.................       52,400         18,950        89,976      11,087       26,393
                                          -----------    -----------   -----------   ---------   ----------
         Net cash used in investing
           activities...................   (1,412,440)    (1,045,526)     (739,333)   (139,986)     (47,277)
                                          -----------    -----------   -----------   ---------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings of long-term debt..........    3,012,535      2,923,367     2,146,234      93,906        1,966
  Repayments of long-term debt..........   (3,236,016)    (1,566,177)   (1,271,864)   (215,487)    (160,744)
  Distributions to stockholders.........     (468,721)      (414,800)     (970,634)   (130,664)    (130,662)
                                          -----------    -----------   -----------   ---------   ----------
         Net cash provided by (used in)
           financing activities.........     (692,202)       942,390       (96,264)   (252,245)    (289,440)
                                          -----------    -----------   -----------   ---------   ----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...........................       47,280        (46,765)      (21,535)    (25,981)     (10,302)
CASH AND CASH EQUIVALENTS, beginning of
  period................................       35,287         82,567        35,802      35,802       14,267
                                          -----------    -----------   -----------   ---------   ----------
CASH AND CASH EQUIVALENTS, end of
  period................................  $    82,567    $    35,802   $    14,267   $   9,821   $    3,965
                                          ===========    ===========   ===========   =========   ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for interest................  $   222,832    $   259,723   $   317,043   $  75,660   $   98,853
OTHER SUPPLEMENTAL INFORMATION:
  Issuance of common stock in exchange
    for property and equipment..........  $        --    $        --   $        --   $      --   $1,219,692

   The accompanying notes are an integral part of these financial statements.

                           INDUSTRIAL CHEMICALS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS:

     Industrial Chemicals, Inc. (the Company), an Alabama corporation, is a distributor of mainly inorganic chemicals. The majority of its customers are in the southeastern United States.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Information

     The interim financial statements included herein are unaudited; however, they include all adjustments of a normal recurring nature which, in the opinion of management, are necessary to present fairly the financial position of the Company at May 31, 1998, and the results of operations and cash flows for the three months ended May 31, 1997 and 1998. Accounting measurements at interim dates inherently involve greater reliance on estimates than those at year-end. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

  Cash and Cash Equivalents

     Cash and cash equivalents include all highly liquid debt instruments with an original maturity of three months or less.

  Allowance for Doubtful Accounts

     The Company provides an allowance for doubtful accounts based upon the specific identification of accounts receivable where collection is no longer probable.

  Inventories

     Inventories are valued at the lower of cost (last-in, first-out) or market. Substantially all of the goods consist of finished products.

  Property, Plant and Equipment

     Plant and equipment are stated at cost, and depreciation is computed using the straight-line method for financial reporting purposes and accelerated methods for federal income tax purposes. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset. Property, plant and equipment are reviewed for impairment whenever events or circumstances provide evidence that suggests that the carrying amounts of the property, plant and equipment may not be recoverable.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of income.

  Customer Deposits on Drums and Cylinders

     Many products are sold in steel or polyethylene drums for which the Company charges a deposit. These deposits are refundable to the customer upon return of the drum and are therefore recorded as a liability. Periodically, the Company assesses (based on aging and experience) the deposit liability account for deposits not expected to be claimed. For those deposits not expected to be claimed, the drums are considered sold and the deposit is recognized as income.

     The Company routinely purchases new and used drums and cylinders for use in the ordinary course of business. The costs of the drums and cylinders are capitalized and are included in property and equipment.

                           INDUSTRIAL CHEMICALS, INC.

  Other Assets

     Other assets consist primarily of prepaid federal income taxes. These assets represent deposits made for federal income taxes under Internal Revenue Code Section 444 for S Corporations that retain a year-end different from that of their stockholders.

  Revenue Recognition

     The Company recognizes income on the accrual method. Under this method, credit sales and the cost of such sales are recognized in full upon completion of the sales transaction.

  Income Taxes

     On December 19, 1986, the Company, with the consent of its stockholders, elected to have its income taxed under the provisions of Subchapter S of the Internal Revenue Code, which provided that, in lieu of corporate income taxes, the stockholders are taxed on the Company's taxable income. The Company regularly declares dividends in amounts at least equal to the stockholders' tax liabilities resulting from the S Corporation election. This election became effective for the tax year beginning March 1, 1987.

  Environmental Expenditures

     Environmental expenditures are expensed or capitalized in accordance with generally accepted accounting principles. Liabilities for these expenditures are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  New Accounting Pronouncements

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," which requires the reporting of comprehensive income and its components to be displayed with the same prominence as other financial statements. This statement requires a company to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the statement of financial position. The Company has adopted this statement, and the differences between traditional income and comprehensive income were insignificant.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." This statement requires the reporting of expanded information of a company's operating segments. It also expands the definition of what constitutes an entity's operating segments. This statement is required to be adopted for fiscal years beginning after December 15, 1997. The Company intends to adopt this statement during its fiscal year ending February 28, 1999. Management is presently evaluating what, if any, additional disclosures may be required when this statement is implemented.

                           INDUSTRIAL CHEMICALS, INC.

3. INVENTORIES:

     The following sets forth the balances of selected accounts assuming that the first-in, first-out (FIFO) method had been used for costing all inventories in fiscal years 1996, 1997 and 1998:

                                                                       FEBRUARY 28,
                                                   FEBRUARY 29,   -----------------------
                                                       1996          1997         1998
                                                   ------------   ----------   ----------
Inventories......................................   $4,020,299    $4,028,891   $3,988,756
Working capital..................................    1,856,407     1,370,614    1,635,335
Net income.......................................      416,612        94,092    1,155,309
Retained earnings................................      361,854       230,537      706,619

4. PROPERTY, PLANT AND EQUIPMENT:

     Property and equipment consists of the following:

                                                                      FEBRUARY 28,
                                                  ESTIMATED     -------------------------
                                                 USEFUL LIVES      1997          1998
                                                 ------------   -----------   -----------
                                                  (IN YEARS)
Buildings and improvements.....................      5-32       $ 2,259,032   $ 2,479,029
Furniture and fixtures.........................      5-10           667,669       705,728
Machinery and equipment........................      3-10           907,240     1,066,382
Containers.....................................         5           725,093     1,017,697
Automobiles and trucks.........................       3-5           670,035       769,053
                                                                -----------   -----------
                                                                  5,229,069     6,037,889
Less -- Accumulated depreciation...............                  (2,650,028)   (3,561,255)
                                                                -----------   -----------
  Total........................................                 $ 2,579,041   $ 2,476,634
                                                                ===========   ===========

5. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts receivable consists of the following:

                                                                 FEBRUARY 28,
                                                              -------------------
                                                                1997       1998
                                                              --------   --------
Balance, beginning of year..................................  $ 95,706   $ 75,836
Provision for doubtful accounts.............................     7,178     14,962
Amounts written off.........................................   (27,048)   (30,438)
                                                              --------   --------
Balance, end of year........................................  $ 75,836   $ 60,360
                                                              ========   ========

     Accrued liabilities consist of the following:

                                                                  FEBRUARY 28,
                                                              --------------------
                                                                1997        1998
                                                              --------    --------
Accrued compensation and benefits...........................  $113,313    $264,005
Other accrued expenses......................................    26,368      36,767
                                                              --------    --------
                                                              $139,681    $300,772
                                                              ========    ========

6. LONG-TERM DEBT:

     The Company has a revolving line of credit with a bank totaling $1,750,000 of available credit expiring in December 1998. The line of credit bears interest at 8.25 percent. The line of credit is secured by the

                           INDUSTRIAL CHEMICALS, INC.

Company's accounts receivable, inventory and equipment. The line-of-credit agreement requires, among other things, that the Company maintain a minimum current ratio, a specified working capital level, certain debt-to-equity ratios and minimum amounts of net worth during the term of the agreement. At February 28, 1997 and 1998, borrowings outstanding under the line of credit were $1,300,000 and $1,650,000, respectively.

     Long-term debt includes the following:

                                                                   FEBRUARY 28,
                                                            --------------------------
                                                               1997           1998
                                                            -----------    -----------
Regions Bank, 8.5%, unsecured.............................  $   137,770    $   122,002
South Trust Bank of Alabama, 8.25%, secured by certain of
  the Company's accounts receivable, inventory and
  equipment...............................................    1,300,000      1,650,000
Other, 7%-10%, unsecured..................................       13,075         13,076
                                                            -----------    -----------
                                                              1,450,845      1,785,078
Less -- Current maturities................................   (1,450,845)    (1,782,451)
                                                            -----------    -----------
Long-term debt............................................  $        --    $     2,627
                                                            ===========    ===========
Notes payable, stockholders and affiliates includes the
  following -- Notes payable, 8%-10%, unsecured...........  $ 2,230,690    $ 2,770,827
     Less -- Current maturities...........................   (1,997,049)    (1,959,518)
                                                            -----------    -----------
Long-term notes payable, stockholders and affiliates......  $   233,641    $   811,309
                                                            ===========    ===========

     Long-term debt maturities as of February 28, 1998, are as follows:

1999.....................................................  $3,741,969
2000.....................................................     813,936
                                                           ----------
                                                           $4,555,905
                                                           ==========

7. FAIR VALUE OF FINANCIAL INSTRUMENTS:

  Cash, Trade Receivables and Accounts Payable

     The carrying amount approximates market value due to the highly liquid nature of these short-term investments.

  Long-Term Debt

     The estimated market value of the Company's long-term debt is based on quoted market prices or, where such prices are not available, on estimated year-end interest rates of debt with the same remaining average maturities and credit quality. The carrying amount approximates market value at February 28, 1997 and 1998.

8. EMPLOYEE BENEFIT PLANS:

     The Company has a profit-sharing plan which covers all full-time employees with more than one year of service with the Company. The amount of employer contributions made is at the discretion of the Board of Directors and is determined annually. The amounts contributed to the profit-sharing plan for the years ended February 29, 1996, and February 28, 1997 and 1998, were $96,264, $-- and $117,030, respectively.

     The Company has a discretionary bonus plan covering certain employees under which $249,700, $598,843 and $1,192,932 were charged to expense in fiscal years 1995, 1996 and 1997, respectively.

                           INDUSTRIAL CHEMICALS, INC.

9. RELATED-PARTY TRANSACTIONS:

     The Company is leasing an office building and warehouse facility from an affiliated S Corporation under an operating lease that is renewed on a month-to-month basis. The consideration for this lease was $120,000 for each of the years ended February 29, 1996, and February 28, 1997 and 1998, respectively.

     The Company is leasing several warehouse facilities, office buildings, equipment and its corporate headquarters building from an affiliated limited partnership under operating leases that are renewed on a month-to-month basis. The consideration for these leases was $581,920, $573,155 and $564,700, for the years ended February 29, 1996, and February 28, 1997 and 1998, respectively.

     The Company has unsecured outstanding notes payable to stockholders and affiliates at February 28, 1997 and 1998, in the amounts of $2,230,690 and $2,770,827, respectively. The notes bore interest at 10 percent and 8 percent at February 28, 1997 and 1998, respectively.

10. COMMON STOCK:

     In April 1998, certain stockholders of the Company contributed certain fixed assets with historical value of $1.2 million to the Company in exchange for 460 shares of the Company's common stock, par value $1.00 per share. The fixed assets consist of real estate and other equipment that are leased to the Company and used in its industrial chemicals distribution business.

11. COMMITMENTS AND CONTINGENCIES:

  Environmental Matters

     The Company is subject to certain laws and regulations, such as the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), the Resource Conservation and Recovery Act and similar state statutes. In response to liabilities associated with these activities, accruals are established when it is probable that obligations have been incurred and reasonable estimates are possible. Such accruals primarily include estimated costs associated with remediation. The Company does not use discounting in determining its accrued liabilities for environmental remediation, and no claims for possible recovery from third-party insurers or other parties related to environmental costs have been recognized in the Company's financial statements. The Company has received a potentially responsible party (PRP) notice from the Environmental Protection Agency (EPA) with respect to the THAN superfund site near Montgomery, Alabama. The EPA is presently enforcing the cleanup against the two primarily liable PRPs. The Company previously leased a part of this site from one of the primarily liable PRPs who has indemnified the Company from this liability. This PRP, however, has advised the Company that it intends to pursue the Company for any contribution the Company may have made to the contamination at the site. Based upon its investigation of the site and the fact that the EPA is not enforcing cleanup obligations against the Company, the Company believes that its contribution, if any, to the site will not be material.

  Litigation

     The Company has various claims and lawsuits outstanding in connection with its operations. In the opinion of management, uninsured losses on these claims and lawsuits, if any, would not be material to the Company's financial position, results of operations or cash flows.

  Leases

     The Company leases a warehouse facility under a noncancelable operating lease expiring December 16, 1998. Rent expense during fiscal years 1996, 1997 and 1998 was $--, $13,760 and $41,496, respectively. Additionally, rents of $91,500 and $45,705 were paid to nonrelated parties for the lease of equipment for the years ended February 29, 1996, and February 28, 1997, respectively.

                           INDUSTRIAL CHEMICALS, INC.

12. MAJOR CUSTOMERS AND RISK CONCENTRATION:

     The Company had no sales or purchases greater than 10 percent of total sales or total purchases to or from any one customer or vendor, respectively, during the years ended February 29, 1996, and February 28, 1997 and 1998.

     In addition, the Company grants credit, generally without collateral, to its customers located primarily in the southeastern United States. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors within the southeastern United States. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

13. SUBSEQUENT EVENTS (UNAUDITED):

     In July 1998, the Company and its stockholders entered into a definitive agreement with Chemical Logistics Corporation (Chemical) pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Chemical common stock, concurrent with the consummation of an initial public offering (the Offering) of common stock of Chemical.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Houston Solvents and Chemicals Co., Inc.:

     We have audited the accompanying combined balance sheets of Houston Solvents and Chemicals Co., Inc., dba Southwest Solvents and Chemicals, and related companies (collectively, the Company) as of December 31, 1996 and 1997, and the related combined statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Houston Solvents and Chemicals Co., Inc., dba Southwest Solvents and Chemicals, as of December 31, 1996 and 1997, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

Houston, Texas
May 15, 1998, (except with respect
  to the matter discussed in
  the second paragraph of Note 5 as to
  which the date is July 1, 1998.)

         HOUSTON SOLVENTS AND CHEMICALS CO., INC. AND RELATED COMPANIES
                      dba SOUTHWEST SOLVENTS AND CHEMICALS

                            COMBINED BALANCE SHEETS

                                                              DECEMBER 31,
                                                        -------------------------    MARCH 31,
                                                           1996          1997          1998
                                                        -----------   -----------   -----------
                                                                                    (UNAUDITED)
                                            ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................  $   455,875   $   261,158   $   217,495
  Accounts receivable --
     Trade, less allowance for doubtful accounts of
       $462,239, $498,129 and $495,061,
       respectively...................................    4,815,970     5,819,372     5,863,838
     Other............................................      381,027       310,540       115,062
  Inventories.........................................    2,895,848     3,583,028     4,217,107
  Other current assets................................      162,839       118,631        53,655
                                                        -----------   -----------   -----------
          Total current assets........................    8,711,559    10,092,729    10,467,157
                                                        -----------   -----------   -----------
PROPERTY, PLANT AND EQUIPMENT, at cost................   14,932,548    14,913,419    14,889,173
  Less -- Accumulated depreciation....................   (8,681,535)   (9,262,713)   (9,377,796)
                                                        -----------   -----------   -----------
                                                          6,251,013     5,650,706     5,511,377
                                                        -----------   -----------   -----------
DUE FROM AFFILIATES...................................           --            --        54,984
OTHER ASSETS, net.....................................        6,174         9,943         5,417
                                                        -----------   -----------   -----------
          Total assets................................  $14,968,746   $15,753,378   $16,038,935
                                                        ===========   ===========   ===========

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable....................................  $ 5,690,683   $ 6,272,496   $ 5,776,386
  Accrued liabilities.................................      635,665       702,149       527,137
  Income taxes payable................................       40,637        71,138        83,780
  Container deposits refundable to customers..........      189,950       278,554       417,064
  Notes payable -- stockholder........................      622,270       830,606       830,606
  Line of credit......................................           --            --       635,000
  Current maturities of long-term debt................      348,000       397,992       388,848
  Other current liabilities...........................       55,709            --            --
                                                        -----------   -----------   -----------
          Total current liabilities...................    7,582,914     8,552,935     8,658,821
LONG-TERM DEBT, net of current maturities.............    2,217,571     1,846,460     1,756,382
OTHER LONG-TERM LIABILITIES...........................      125,269       105,707       105,012
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY:
  Common stock........................................       22,000        22,000        22,000
  Additional paid-in capital..........................      145,633       145,633       145,633
  Retained earnings...................................    4,875,359     5,080,643     5,351,087
                                                        -----------   -----------   -----------
          Total stockholder's equity..................    5,042,992     5,248,276     5,518,720
                                                        -----------   -----------   -----------
          Total liabilities and stockholder's
            equity....................................  $14,968,746   $15,753,378   $16,038,935
                                                        ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

         HOUSTON SOLVENTS AND CHEMICALS CO., INC. AND RELATED COMPANIES
                      dba SOUTHWEST SOLVENTS AND CHEMICALS

                         COMBINED STATEMENTS OF INCOME

                                                                           THREE MONTHS ENDED
                                      YEAR ENDED DECEMBER 31,                   MARCH 31,
                              ---------------------------------------   -------------------------
                                 1995          1996          1997          1997          1998
                              -----------   -----------   -----------   -----------   -----------
                                                                               (UNAUDITED)
SALES, net..................  $50,620,579   $46,642,321   $47,219,392   $10,950,871   $11,170,425
COSTS AND EXPENSES:
  Cost of sales.............   42,083,971    38,137,878    38,790,545     8,873,387     9,059,760
  Operating and delivery....    2,437,111     2,677,241     2,433,127       518,624       632,221
  Selling, general and
     administrative.........    4,860,829     4,291,551     4,340,485       955,320       947,553
  Depreciation..............      823,318       852,032       772,494       208,247       199,434
                              -----------   -----------   -----------   -----------   -----------
          Total costs and
            expenses........   50,205,229    45,958,702    46,336,651    10,555,578    10,838,968
                              -----------   -----------   -----------   -----------   -----------
INCOME FROM OPERATIONS......      415,350       683,619       882,741       395,293       331,457
OTHER INCOME (EXPENSE):
  Interest expense..........     (344,249)     (426,416)     (363,870)      (86,496)      (86,085)
  Interest income...........       44,964         4,438        15,663         2,270         1,566
  Other, net................      114,801        48,205        26,950        18,987        36,414
                              -----------   -----------   -----------   -----------   -----------
INCOME BEFORE INCOME
  TAXES.....................      230,866       309,846       561,484       330,054       283,352
INCOME TAXES................      (12,343)      (15,659)      (26,694)       (6,674)      (12,908)
                              -----------   -----------   -----------   -----------   -----------
NET INCOME..................  $   218,523   $   294,187   $   534,790   $   323,380   $   270,444
                              ===========   ===========   ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

         HOUSTON SOLVENTS AND CHEMICALS CO., INC. AND RELATED COMPANIES
                      dba SOUTHWEST SOLVENTS AND CHEMICALS

                  COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY

                                             COMMON STOCK     ADDITIONAL                    TOTAL
                                           ----------------    PAID-IN      RETAINED    STOCKHOLDER'S
                                           SHARES   AMOUNT     CAPITAL      EARNINGS       EQUITY
                                           ------   -------   ----------   ----------   -------------
BALANCE, December 31, 1994...............  2,200    $22,000    $145,633    $4,606,031    $4,773,664
  Distributions to stockholder...........     --         --          --       (12,596)      (12,596)
  Net income.............................     --         --          --       218,523       218,523
                                           -----    -------    --------    ----------    ----------
BALANCE, December 31, 1995...............  2,200     22,000     145,633     4,811,958     4,979,591
  Distributions to stockholder...........     --         --          --      (230,786)     (230,786)
  Net income.............................     --         --          --       294,187       294,187
                                           -----    -------    --------    ----------    ----------
BALANCE, December 31, 1996...............  2,200     22,000     145,633     4,875,359     5,042,992
  Distributions to stockholder...........     --         --          --      (329,506)     (329,506)
  Net income.............................     --         --          --       534,790       534,790
                                           -----    -------    --------    ----------    ----------
BALANCE, December 31, 1997...............  2,200     22,000     145,633     5,080,643     5,248,276
  Net income (unaudited).................     --         --          --       270,444       270,444
                                           -----    -------    --------    ----------    ----------
BALANCE, March 31, 1998 (unaudited)......  2,200    $22,000    $145,633    $5,351,087    $5,518,720
                                           =====    =======    ========    ==========    ==========

   The accompanying notes are an integral part of these financial statements.

         HOUSTON SOLVENTS AND CHEMICALS CO., INC. AND RELATED COMPANIES
                      dba SOUTHWEST SOLVENTS AND CHEMICALS

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                                     THREE MONTHS ENDED
                                                                  YEAR ENDED DECEMBER 31,                 MARCH 31,
                                                            ------------------------------------   -----------------------
                                                               1995          1996        1997         1997         1998
                                                            -----------   ----------   ---------   -----------   ---------
                                                                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..............................................  $   218,523   $  294,187   $ 534,790   $   323,380   $ 270,444
                                                            -----------   ----------   ---------   -----------   ---------
  Adjustments to reconcile net income to net cash provided
    by (used in) operating activities --
    Depreciation..........................................      823,318      852,032     772,494       208,247     199,434
    Gain on disposition of property, plant and
      equipment...........................................       (3,008)        (267)    (36,066)           --          --
    Changes in operating assets and liabilities --
      Accounts receivable.................................      202,467      454,863    (932,915)     (985,945)    151,012
      Inventories.........................................      142,381      371,076    (687,180)   (1,456,664)   (634,079)
      Other current assets................................      (21,638)      15,480      44,208       153,325      64,976
      Other assets, net...................................       11,242      (31,097)    (21,564)     (130,255)    (51,153)
      Accounts payable, accrued liabilities and other.....     (240,383)    (632,149)    767,402       (84,106)   (519,970)
                                                            -----------   ----------   ---------   -----------   ---------
        Total adjustments.................................      914,379    1,029,938     (93,621)   (2,295,398)   (789,780)
                                                            -----------   ----------   ---------   -----------   ---------
        Net cash provided by (used in) operating
          activities......................................    1,132,902    1,324,125     441,169    (1,972,018)   (519,336)
                                                            -----------   ----------   ---------   -----------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures....................................   (1,917,924)    (700,632)   (185,588)       (2,184)    (60,105)
  Proceeds from disposition of property, plant and
    equipment.............................................       31,450       17,900      47,700            --          --
                                                            -----------   ----------   ---------   -----------   ---------
        Net cash used in investing activities.............   (1,886,474)    (682,732)   (137,888)       (2,184)    (60,105)
                                                            -----------   ----------   ---------   -----------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net (repayments) advances on long-term debt.............      950,436     (339,244)   (168,492)    1,813,846     535,778
  Distributions to stockholder............................      (12,596)    (230,786)   (329,506)           --          --
                                                            -----------   ----------   ---------   -----------   ---------
        Net cash provided by (used in) financing
          activities......................................      937,840     (570,030)   (497,998)    1,813,846     535,778
                                                            -----------   ----------   ---------   -----------   ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS......      184,268       71,363    (194,717)     (160,356)    (43,663)
CASH AND CASH EQUIVALENTS, beginning of period............      200,244      384,512     455,875       455,875     261,158
                                                            -----------   ----------   ---------   -----------   ---------
CASH AND CASH EQUIVALENTS, end of period..................  $   384,512   $  455,875   $ 261,158   $   295,519   $ 217,495
                                                            ===========   ==========   =========   ===========   =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for --
    Interest..............................................  $   306,746   $  401,090   $ 366,390   $    63,259   $  23,594

   The accompanying notes are an integral part of these financial statements.

         HOUSTON SOLVENTS AND CHEMICALS CO., INC. AND RELATED COMPANIES
                      dba SOUTHWEST SOLVENTS AND CHEMICALS

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS:

     Houston Solvents and Chemicals Co., Inc., dba Southwest Solvents and Chemicals (a Texas corporation), and its related companies (collectively, the Company) is a distributor of a broad line of organic and inorganic chemicals. The primary operations supply the Houston and Dallas marketplaces and are supplemented with activities in Austin, Beaumont and Corpus Christi, Texas, and Los Angeles, California.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of Combination

     The combined financial statements include the accounts of Houston Solvents and Chemicals Co., Inc., dba Southwest Solvents and Chemicals, and SS&C Properties, Inc., and Dallas Solvents & Chemicals Co., Inc., two affiliates through common ownership. All significant intercompany balances and transactions have been eliminated.

  Interim Financial Information

     The interim financial statements included herein are unaudited; however, they include all adjustments of a normal recurring nature which, in the opinion of management, are necessary to present fairly the financial position of the Company at March 31, 1998, and the results of their operations and cash flows for the three months ended March 31, 1997 and 1998. Accounting measurements at interim dates inherently involve greater reliance on estimates than those at year-end. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

  Cash and Cash Equivalents

     Cash equivalents include all liquid debt instruments purchased with an original maturity of three months or less.

  Allowance for Doubtful Accounts

     The Company provides an allowance for doubtful accounts based upon a percentage of sales and writes off accounts against the allowance based upon the specific identification of accounts receivable where collection is no longer probable.

  Inventories

     Inventories are valued at the lower of cost or market. Cost is determined using the weighted average method which approximates the first-in, first-out method.

  Property, Plant and Equipment

     Plant and equipment are stated at cost, and depreciation is computed using the straight-line method for financial reporting purposes and accelerated methods for federal income tax purposes. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset. Property, plant and equipment are reviewed for impairment whenever events or circumstances provide evidence that suggests that the carrying amounts of the property, plant and equipment may not be recoverable.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of income.

         HOUSTON SOLVENTS AND CHEMICALS CO., INC. AND RELATED COMPANIES
                      dba SOUTHWEST SOLVENTS AND CHEMICALS

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  Customer Deposits on Drums

     Many products are sold in steel or polyethylene drums for which the Company charges a deposit. These deposits are refundable to the customer upon return of the drum and are therefore recorded as a liability. Periodically, the Company assesses (based on aging and experience) the deposit liability account for deposits not expected to be claimed. For those deposits not expected to be claimed, the drums are considered sold and the deposit is recognized as income.

  Revenue Recognition

     The Company recognizes income on the accrual method. Under this method, credit sales and the cost of such sales are recognized in full upon completion of the sales transaction.

  Income Taxes

     The Company has elected S Corporation status for tax purposes. In accordance with the S Corporation provisions of the Internal Revenue Code, the Company's earnings are taxed directly to the stockholder. The provision for income taxes is composed entirely of state income taxes.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Environmental Expenditures

     Environmental expenditures are expensed or capitalized in accordance with generally accepted accounting principles. Liabilities for these expenditures are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated.

  New Accounting Pronouncements

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," which requires the reporting of comprehensive income and its components to be displayed with the same prominence as other financial statements. This statement requires a company to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the balance sheet. The Company has adopted this statement, and the differences between traditional income and comprehensive income were insignificant.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." This statement requires the reporting of expanded information of a company's operating segments. It also expands the definition of what constitutes an entity's operating segments. This statement is required to be adopted for fiscal years beginning after December 15, 1997. The Company intends to adopt this statement during its fiscal year ending December 31, 1998. Management is presently evaluating what, if any, additional disclosures may be required when this statement is implemented.

         HOUSTON SOLVENTS AND CHEMICALS CO., INC. AND RELATED COMPANIES
                      dba SOUTHWEST SOLVENTS AND CHEMICALS

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3. PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment consist of the following:

                                                  ESTIMATED           DECEMBER 31,
                                                 USEFUL LIVES   -------------------------
                                                  (IN YEARS)       1996          1997
                                                 ------------   -----------   -----------
Land...........................................        --       $   820,100   $   820,100
Buildings and improvements.....................     15-20         6,105,326     6,368,390
Plant equipment................................      5-12         5,122,025     5,255,505
Automobiles and trucks.........................       3-8         1,985,483     1,932,329
Furniture and fixtures.........................       5-7           521,126       537,095
Construction in progress.......................        --           378,488            --
                                                                -----------   -----------
                                                                 14,932,548    14,913,419
Less -- Accumulated depreciation...............                  (8,681,535)   (9,262,713)
                                                                -----------   -----------
          Total................................                 $ 6,251,013   $ 5,650,706
                                                                ===========   ===========

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts receivable consists of the following:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Balance, beginning of year..................................  $408,133   $462,239
Provision for doubtful accounts.............................    71,642     51,014
Amounts written off.........................................   (17,536)   (15,124)
                                                              --------   --------
Balance, end of year........................................  $462,239   $498,129
                                                              ========   ========

5. LONG-TERM DEBT:

     The Company has a $3,000,000 revolving line of credit (the Revolver), a $3,100,000 term loan (the Term Loan) and a $500,000 equipment line with a bank. Under the agreements, substantially all accounts receivable and inventories are pledged as collateral. Borrowings under the equipment line are evidenced by individual notes payable. The Revolver bears interest at the bank's prime rate less .5 percent or, at the option of the Company, at the current LIBOR 30-day or 60-day rates plus 200 basis points. The Revolver matures on May 31, 1998. There were no borrowings outstanding under the Revolver at December 31, 1996 or 1997. The Term Loan and the equipment line bear interest at the bank's prime rate, less .5 percent. The Term Loan matures on October 1, 1998. Borrowings outstanding under the Term Loan were $2,404,000 and $2,056,000 at December 31, 1996 and 1997, respectively. Notes outstanding under the equipment line mature on January 12, 2001, and December 12, 2002. Borrowings under these notes totaled $161,571 and $188,452 at December 31, 1996 and 1997, respectively.

     On July 1, 1998, and effective May 31, 1998, the Company renewed and extended both the Revolver and Term Loan through July 1, 1999. Both the Revolver and Term Loan bear interest at the bank's prime rate less .75 percent or, at the option of the Company, at the current LIBOR 30-day or 60-day rates plus 200 basis points.

         HOUSTON SOLVENTS AND CHEMICALS CO., INC. AND RELATED COMPANIES
                      dba SOUTHWEST SOLVENTS AND CHEMICALS

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Long-term debt maturities as of December 31, 1997, are as follows:

1998.....................................................  $  397,992
1999.....................................................   1,761,140
2000.....................................................      56,551
2001.....................................................      16,460
Thereafter...............................................      12,309
                                                           ----------
                                                           $2,244,452
                                                           ==========

     The Revolver and Term Loan agreements require, among other things, that the Company maintain a minimum current ratio, a specified working capital level, certain debt-to-equity ratios and minimum amounts of net worth during the life of the agreements.

     At December 31, 1996, the Company had a note payable to its stockholder of $622,270 with interest at 9 percent. This note provided for quarterly installments and matured on December 31, 1997. At December 31, 1997, the Company had notes payable to its stockholder totaling $830,606 with interest at 9 percent. These notes provide for quarterly installments with a final maturity of December 31, 1998.

6. COMMON STOCK:

     Common stock consisted of the following:

                                                                DECEMBER 31,
                                                              -----------------
                                                               1996      1997
                                                              -------   -------
Houston Solvents and Chemicals Co., Inc., $100 par value;
  10,000 shares authorized, 200 shares issued and
  outstanding...............................................  $20,000   $20,000
SS&C Properties, Inc., $1 par value; 1,000,000 shares
  authorized, 1,000 shares issued and outstanding...........    1,000     1,000
Dallas Solvents and Chemicals Co., Inc., $1 par value;
  1,000,000 shares authorized, 1,000 shares issued and
  outstanding...............................................    1,000     1,000
                                                              -------   -------
          Total common stock................................  $22,000   $22,000
                                                              =======   =======

7. FAIR VALUE OF FINANCIAL INSTRUMENTS:

  Cash, Accounts Receivable and Accounts Payable

     The carrying amounts approximate market value due to the highly liquid nature of these short-term investments.

  Long-Term Debt

     The estimated market value of the Company's long-term debt is based on quoted market prices or, where such prices are not available, on estimated year-end interest rates of debt with the same remaining average maturities and credit quality. The carrying amount approximates market value at December 31, 1996 and 1997.

         HOUSTON SOLVENTS AND CHEMICALS CO., INC. AND RELATED COMPANIES
                      dba SOUTHWEST SOLVENTS AND CHEMICALS

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

8. INCOME TAXES:

     State income tax expense consists of the following:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                          ---------------------------
                                                           1995      1996      1997
                                                          -------   -------   -------
State --
  Current...............................................  $19,383   $21,254   $30,501
  Deferred..............................................   (7,040)   (5,595)   (3,807)
                                                          -------   -------   -------
                                                          $12,343   $15,659   $26,694
                                                          =======   =======   =======

     Deferred state tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences, representing deferred tax assets and liabilities, result principally from the following:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Deferred income tax assets --
  Basis difference in inventory.............................  $  1,493   $  1,841
  Allowance for doubtful accounts...........................     7,685      9,865
                                                              --------   --------
          Total deferred income tax assets..................     9,178     11,706
                                                              --------   --------
Deferred income tax liabilities --
  Accrued expenses..........................................      (632)      (661)
  Basis difference in property and equipment................   (14,226)   (12,918)
                                                              --------   --------
          Total deferred income taxes liabilities...........   (14,858)   (13,579)
                                                              --------   --------
          Net deferred income tax liabilities...............  $ (5,680)  $ (1,873)
                                                              ========   ========

9. PROFIT-SHARING PLAN:

     The Company provides a contributory 401(k) savings plan (the Plan). Employees become eligible to participate in the Plan upon completion of six months of service. Participants may elect to allocate 1 percent to 15 percent of their compensation to their accounts. Contributions made by the Company are determined by the board of directors. The Company contributed $50,000, $25,000 and $25,000 to the Plan in 1995, 1996 and 1997, respectively.

10. RELATED-PARTY TRANSACTIONS:

     The Company charters an aircraft from a company which is wholly owned by the sole stockholder and chief executive officer of the Company. Total expense incurred by the Company in chartering the aircraft was $95,425, $93,428 and $88,060 for 1995, 1996 and 1997, respectively.

11. COMMITMENTS AND CONTINGENCIES:

  Environmental Matters

     The Company is subject to certain laws and regulations, such as the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), the Resource Conservation and Recovery Act and

         HOUSTON SOLVENTS AND CHEMICALS CO., INC. AND RELATED COMPANIES
                      dba SOUTHWEST SOLVENTS AND CHEMICALS

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

similar state statutes. The Company is currently not named as a potentially responsible party under CERCLA or similar state legislation with respect to its operations.

  Litigation

     The Company has various claims and lawsuits outstanding in connection with its operations. In the opinion of management, uninsured losses on these claims and lawsuits, if any, would not be material to the Company's financial position, results of operations or cash flows.

  Leases

     As of December 31, 1997, the Company's minimum rental commitments under operating leases, which relate primarily to facility rental, total $34,995 and $4,950 for 1998 and 1999 respectively. The Company expects to renew these leases as they expire.

     Total rental expense was $253,970, $277,297 and $246,801 for 1995, 1996 and
1997, respectively.

12. SELF-INSURANCE:

     Prior to 1996, the Company had been partially self-insured for employee healthcare costs. The Company maintained commercial insurance which limited the Company's losses to $25,000 per individual with the Company accruing for retained exposures under the plan. In January 1996, the Company changed the healthcare plan from a partially self-insured plan to a third-party insurer plan.

13. MAJOR CUSTOMERS AND RISK CONCENTRATION:

     The Company did not have sales greater than 10 percent of total sales to any one customer during the years 1995, 1996 or 1997.

     The Company did not purchase greater than 10 percent of total purchases from any one vendor during the years 1995, 1996 and 1997.

     In addition, the Company grants credit, generally without collateral, to its customers located in the regions it serves. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors affecting these customers. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

14. SUBSEQUENT EVENTS (UNAUDITED):

     In July 1998, the Company and its sole stockholder entered into a definitive agreement with Chemical Logistics Corporation (Chemical) pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Chemical common stock, concurrent with the consummation of an initial public offering (the Offering) of common stock of Chemical.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Chemical Solvents, Inc.:

     We have audited the accompanying combined balance sheets of Chemical Solvents, Inc. and related company (collectively, the Company) as of December 31, 1996 and 1997, and the related combined statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Chemical Solvents, Inc. and related company as of December 31, 1996 and 1997, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

Houston, Texas
May 15, 1998

                  CHEMICAL SOLVENTS, INC. AND RELATED COMPANY

                            COMBINED BALANCE SHEETS

                                                              DECEMBER 31,
                                                        -------------------------    MARCH 31,
                                                           1996          1997          1998
                                                        -----------   -----------   -----------
                                                                                    (UNAUDITED)
                                            ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................  $    14,569   $     3,702   $    41,223
  Accounts receivable, less allowance for doubtful
     accounts of $25,000..............................    5,982,906     5,978,443     5,641,759
  Inventories.........................................      924,709     1,176,426     1,275,537
  Notes receivable....................................       19,407            --            --
  Other current assets................................      460,800       245,559       187,663
                                                        -----------   -----------   -----------
          Total current assets........................    7,402,391     7,404,130     7,146,182
                                                        -----------   -----------   -----------
PROPERTY, PLANT AND EQUIPMENT, at cost................   12,221,330    14,004,826    13,942,532
  Less -- Accumulated depreciation....................   (7,014,151)   (7,487,638)   (7,580,708)
                                                        -----------   -----------   -----------
                                                          5,207,179     6,517,188     6,361,824
                                                        -----------   -----------   -----------
NOTES RECEIVABLE, net of current portion..............      766,777            --            --
NOTES RECEIVABLE -- stockholder.......................      106,217       114,636       116,709
OTHER ASSETS, net.....................................      375,755       440,241       440,241
                                                        -----------   -----------   -----------
          Total assets................................  $13,858,319   $14,476,195   $14,064,956
                                                        ===========   ===========   ===========
                             LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable....................................  $ 3,820,965   $ 3,750,610   $ 3,434,240
  Accrued liabilities.................................      682,414       766,369       629,273
  Container deposits refundable to customers..........           --        27,000        27,000
  Current maturities of long-term debt................      375,000       419,808       375,000
                                                        -----------   -----------   -----------
          Total current liabilities...................    4,878,379     4,963,787     4,465,513
LONG-TERM DEBT, net of current maturities.............    4,754,000     4,534,216     4,494,936
OTHER LONG-TERM LIABILITIES...........................      586,450       529,959       529,959
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY:
  Common stock........................................        1,000         1,000         1,000
  Additional paid-in capital..........................      586,839       586,839       586,839
  Retained earnings...................................    3,051,651     3,860,394     3,986,709
                                                        -----------   -----------   -----------
          Total stockholder's equity..................    3,639,490     4,448,233     4,574,548
                                                        -----------   -----------   -----------
          Total liabilities and stockholder's
            equity....................................  $13,858,319   $14,476,195   $14,064,956
                                                        ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                  CHEMICAL SOLVENTS, INC. AND RELATED COMPANY

                         COMBINED STATEMENTS OF INCOME

                                                                                THREE MONTHS ENDED
                                            YEAR ENDED DECEMBER 31,                  MARCH 31,
                                    ---------------------------------------   -----------------------
                                       1995          1996          1997          1997         1998
                                    -----------   -----------   -----------   ----------   ----------
                                                                                    (UNAUDITED)
SALES, net........................  $45,405,902   $40,873,552   $41,164,102   $9,729,706   $9,895,704
COSTS AND EXPENSES:
  Cost of sales...................   33,425,045    30,297,608    30,333,493    7,082,385    6,964,988
  Operating and delivery..........    4,667,110     4,109,326     4,352,407    1,392,389    1,290,551
  Selling, general and
     administrative...............    3,917,212     3,991,577     3,818,688      857,521      919,424
  Depreciation....................      589,674       838,988       871,287      230,453      238,081
                                    -----------   -----------   -----------   ----------   ----------
          Total costs and
            expenses..............   42,599,041    39,237,499    39,375,875    9,562,748    9,413,044
                                    -----------   -----------   -----------   ----------   ----------
INCOME FROM OPERATIONS............    2,806,861     1,636,053     1,788,227      166,958      482,660
OTHER INCOME (EXPENSE):
  Interest expense................     (389,520)     (450,072)     (417,125)     (99,814)    (105,823)
  Interest income.................       97,480        76,281        35,606       16,187        2,158
  Other, net......................      113,445      (118,709)      142,203      (66,120)      (2,230)
                                    -----------   -----------   -----------   ----------   ----------
NET INCOME........................  $ 2,628,266   $ 1,143,553   $ 1,548,911   $   17,211   $  376,765
                                    ===========   ===========   ===========   ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                  CHEMICAL SOLVENTS, INC. AND RELATED COMPANY

                  COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY

                                                                   ACCUMULATED
                                    COMMON STOCK     ADDITIONAL       OTHER                         TOTAL
                                   ---------------    PAID-IN     COMPREHENSIVE    RETAINED     STOCKHOLDER'S   COMPREHENSIVE
                                   SHARES   AMOUNT    CAPITAL       INCOME(1)      EARNINGS        EQUITY          INCOME
                                   ------   ------   ----------   -------------   -----------   -------------   -------------
BALANCE, December 31, 1994.......  1,000    $1,000    $534,300      $     --      $ 3,159,864    $ 3,695,164
  Net income.....................     --        --          --            --        2,628,266      2,628,266     $2,628,266
  Other comprehensive income,
    unrealized holding gains.....     --        --          --        42,180               --         42,180         42,180
                                                                                                                 ----------
  Comprehensive income...........     --        --          --            --               --             --     $2,670,446
                                                                                                                 ==========
  Distributions to stockholder...     --        --          --            --       (2,632,494)    (2,632,494)
                                   -----    ------    --------      --------      -----------    -----------
BALANCE, December 31, 1995.......  1,000     1,000     534,300        42,180        3,155,636      3,733,116
  Net income.....................     --        --          --            --        1,143,553      1,143,553     $1,143,553
  Other comprehensive income,
    unrealized holding gains.....     --        --          --       (42,180)              --        (42,180)       (42,180)
                                                                                                                 ----------
  Comprehensive income...........     --        --          --            --               --             --     $1,101,373
                                                                                                                 ==========
  Distributions to stockholder...     --        --          --            --       (1,247,538)    (1,247,538)
  Contribution from
    stockholder..................     --        --      52,539            --               --         52,539
                                   -----    ------    --------      --------      -----------    -----------
BALANCE, December 31, 1996.......  1,000     1,000     586,839            --        3,051,651      3,639,490
  Net income.....................     --        --          --            --        1,548,911      1,548,911     $1,548,911
                                                                                                                 ==========
  Distributions to stockholder...     --        --          --            --         (740,168)      (740,168)
                                   -----    ------    --------      --------      -----------    -----------
BALANCE, December 31, 1997.......  1,000     1,000     586,839            --        3,860,394      4,448,233
  Net income (unaudited).........     --        --          --            --          376,765        376,765     $  376,765
                                                                                                                 ==========
  Distributions to stockholder
    (unaudited)..................     --        --          --            --         (250,450)      (250,450)
                                   -----    ------    --------      --------      -----------    -----------
BALANCE, March 31, 1998
  (unaudited)....................  1,000    $1,000    $586,839      $     --      $ 3,986,709    $ 4,574,548
                                   =====    ======    ========      ========      ===========    ===========

---------------

(1) Represents unrealized holding gains on available-for-sale securities.

   The accompanying notes are an integral part of these financial statements.

                  CHEMICAL SOLVENTS, INC. AND RELATED COMPANY

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                           THREE MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31,                 MARCH 31,
                                               ---------------------------------------   ----------------------
                                                  1995          1996          1997          1997        1998
                                               -----------   -----------   -----------   ----------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.................................  $ 2,628,266   $ 1,143,553   $ 1,548,911   $   17,211   $ 376,765
                                               -----------   -----------   -----------   ----------   ---------
  Adjustments to reconcile net income to net
    cash provided by operating activities --
    Depreciation.............................      589,674       838,988       871,287      230,453     238,081
    (Decrease) increase in LIFO reserve......     (100,461)     (252,517)        2,072           --          --
    Loss (gain) on disposition of property,
      plant and equipment....................      (28,078)      204,280       (93,554)          --          --
    Loss (gain) on sale of marketable
      securities.............................           44       (29,726)           --           --          --
    Changes in operating assets and
      liabilities --
      Accounts receivable....................    1,747,926     1,586,325         4,463      136,388     336,684
      Inventories............................    1,301,322       744,757      (253,789)     (18,192)    (99,111)
      Other current assets...................      804,448       198,812       234,648      289,111      57,896
      Other assets, net......................       62,898        (4,494)       (8,419)     142,744      (2,073)
      Accounts payable, accrued liabilities
         and other...........................   (4,036,500)     (907,064)      (15,891)     558,532    (453,466)
                                               -----------   -----------   -----------   ----------   ---------
         Total adjustments...................      341,273     2,379,361       740,817    1,339,036      78,011
                                               -----------   -----------   -----------   ----------   ---------
         Net cash provided by operating
           activities........................    2,969,539     3,522,914     2,289,728    1,356,247     454,776
                                               -----------   -----------   -----------   ----------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.......................   (2,308,759)   (1,513,256)   (2,237,864)    (703,062)    (82,717)
  Proceeds from disposition of property,
    plant and equipment......................       29,050         8,000       150,122           --          --
  Proceeds from sale of marketable
    securities...............................       85,174       119,726            --           --          --
  Repayment of notes receivable..............      114,011       112,098       766,777           --          --
  Increase (decrease) in cash surrender value
    of officer's life insurance..............      (62,020)       24,265       (64,486)          --          --
                                               -----------   -----------   -----------   ----------   ---------
         Net cash used in investing
           activities........................   (2,142,544)   (1,249,167)   (1,385,451)    (703,062)    (82,717)
                                               -----------   -----------   -----------   ----------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments on long-term debt...............     (133,052)   (1,969,895)   (1,185,684)    (272,750)   (290,938)
  Borrowings on long-term debt...............    1,875,161       833,333     1,010,708           --     206,850
  Issuance of common stock...................           --            --            --           --          --
  Capital contribution from stockholder......           --        52,539            --           --          --
  Cash distributions to stockholder..........   (2,619,027)   (1,247,538)     (740,168)    (256,734)   (250,450)
                                               -----------   -----------   -----------   ----------   ---------
         Net cash used in financing
           activities........................     (876,918)   (2,331,561)     (915,144)    (529,484)   (334,538)
                                               -----------   -----------   -----------   ----------   ---------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS................................      (49,923)      (57,814)      (10,867)     123,701      37,521
CASH AND CASH EQUIVALENTS, beginning of
  period.....................................      122,306        72,383        14,569       14,569       3,702
                                               -----------   -----------   -----------   ----------   ---------
CASH AND CASH EQUIVALENTS, end of period.....  $    72,383   $    14,569   $     3,702   $  138,270   $  41,223
                                               ===========   ===========   ===========   ==========   =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for interest.....................  $   351,898   $   454,693   $   413,742   $   97,453   $ 103,211

   The accompanying notes are an integral part of these financial statements.

                  CHEMICAL SOLVENTS, INC. AND RELATED COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS:

     Chemical Solvents, Inc. and related company (Ohio corporations) (collectively, the Company) operates through one main distribution facility in Cleveland, Ohio, and is a distributor of liquid organic chemicals as well as a processor of wastewater and wash solvents. The plant processes industrially contaminated water for disposal in an environmentally safe manner. The Company's primary operations supply the Ohio, Pennsylvania, Michigan and Indiana marketplaces.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of Combination

     The combined financial statements include the accounts of Chemical Solvents, Inc. and Pavlish Real Estate, Inc., an affiliate through common ownership. All significant intercompany balances and transactions have been eliminated.

  Interim Financial Information

     The interim financial statements included herein are unaudited; however, they include all adjustments of a normal recurring nature which, in the opinion of management, are necessary to present fairly the financial position of the Company at March 31, 1998, and the results of its operations and cash flows for the three months ended March 31, 1997 and 1998. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year-end. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

  Cash and Cash Equivalents

     Cash and cash equivalents include all liquid debt instruments purchased with an original maturity of three months or less.

  Allowance for Doubtful Accounts

     The Company provides an allowance for doubtful accounts based upon the specific identification of accounts receivable where collection is no longer probable.

  Inventories

     Inventories are valued at the lower of cost (last-in, first-out) or market. Substantially all of the goods consist of finished products.

  Property, Plant and Equipment

     Plant and equipment are stated at cost and depreciation is computed using the straight-line method for financial reporting and tax purposes. Improvements are capitalized and amortized over the estimated useful life of the asset. Property, plant and equipment are reviewed for impairment whenever events or circumstances provide evidence that suggests that the carrying amounts of the property, plant and equipment may not be recoverable.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of income.

                  CHEMICAL SOLVENTS, INC. AND RELATED COMPANY

  Customer Deposits on Drums and Cylinders

     Many products are sold in steel or polyethylene drums for which the Company charges a deposit. These deposits are refundable to the customer upon return of the drum and are therefore recorded as a liability. Periodically, the Company assesses (based on aging and experience) the deposit liability account for deposits not expected to be claimed. For those deposits not expected to be claimed, the drums are considered sold and the deposit is recognized as income.

  Revenue Recognition

     The Company recognizes income on the accrual method. Under this method, credit sales and the cost of such sales are recognized in full upon completion of the sales transaction.

  Income Taxes

     The Company has elected S Corporation status for tax purposes. In accordance with the S Corporation provision of the Internal Revenue Code, the Company's earnings are taxed directly to the stockholder.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Environmental Expenditures

     Environmental expenditures are expensed or capitalized in accordance with generally accepted accounting principles. Liabilities for these expenditures are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated.

  New Accounting Pronouncements

     In the first quarter of 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," which requires the display of comprehensive income and its components in the financial statements. Comprehensive income represents all changes in equity of an entity during the reporting period, including net income and charges directly to equity which are excluded from net income. The Company has chosen to disclose comprehensive income, which includes unrealized gains on an available-for-sale equity security, in the consolidated statements of stockholders' equity. Prior years have been restated to conform to the SFAS No. 130 disclosure requirements.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." This statement requires the reporting of expanded information of a company's operating segments. It also expands the definition of what constitutes an entity's operating segments. This statement is required to be adopted for fiscal years beginning after December 15, 1997. The Company intends to adopt this statement during its fiscal year ending December 31, 1998. Management is presently evaluating what, if any, additional disclosures may be required when this statement is implemented.

                  CHEMICAL SOLVENTS, INC. AND RELATED COMPANY

3. INVENTORIES:

     The following sets forth the balances of selected accounts assuming that the first-in, first-out (FIFO) method had been used for costing all inventories in fiscal years 1995, 1996 and 1997:

                                                               DECEMBER 31,
                                                   ------------------------------------
                                                      1995         1996         1997
                                                   ----------   ----------   ----------
Inventories......................................  $2,150,886   $1,406,129   $1,659,918
Working capital..................................   5,201,481    3,105,432    3,023,835
Net income.......................................   2,527,805      891,036    1,550,983
Retained earnings................................   4,439,573    4,083,071    4,893,886

4. PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment consists of the following:

                                                                      DECEMBER 31,
                                                  ESTIMATED     -------------------------
                                                 USEFUL LIVES      1996          1997
                                                 ------------   -----------   -----------
                                                  (IN YEARS)
Land...........................................        --       $    85,084   $    68,812
Buildings and improvements.....................      5-32         3,708,776     5,174,834
Machinery and equipment........................       5-7         5,621,138     6,283,323
Automobiles and trucks.........................       3-5         1,776,687     1,579,666
Furniture and fixtures.........................      5-10           765,616       898,191
Construction in progress.......................                     264,029            --
                                                                -----------   -----------
                                                                 12,221,330    14,004,826
Less -- Accumulated depreciation...............                  (7,014,151)   (7,487,638)
                                                                -----------   -----------
          Total................................                 $ 5,207,179   $ 6,517,188
                                                                ===========   ===========

5. NOTES RECEIVABLE:

     During 1993, the Company sold certain nonproductive assets to an unrelated party for $240,000. Under the terms of the agreement, the Company received $40,000 in cash and a promissory note in the amount of $200,000, which bore interest at 10 percent. The balance was $153,875 at December 31, 1996. The promissory note required monthly payments of $2,643, including principal and interest, for a period of 10 years. The note was repaid in full in February 1997.

     On January 1, 1994, the Company received a promissory note in the amount of $875,000 from an unrelated party. This note accrued interest on the unpaid principal balance at the prime rate of interest and required an annual lump-sum principal payment of $75,000. The balance was $630,000 at December 31, 1996. The note was repaid in full in 1997.

                  CHEMICAL SOLVENTS, INC. AND RELATED COMPANY

6. LONG-TERM DEBT:

     Long-term debt includes the following:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1996         1997
                                                              ----------   ----------
Long-term credit facility at prime (8.25% at 1996 and 8.50%
  at 1997), payable at maturity, due April 30, 1999.........  $3,879,000   $3,143,000
Mortgage note payable to a bank at 8.75%, payable in monthly installments of $9,453, due 2002, secured by real
  property, and personally guaranteed by the sole
  stockholder of the Company................................          --      960,000
Notes payable to a bank at 8.89%, payable in monthly
  installments of $31,250 plus interest, due April 2000,
  secured by certain vehicles and equipment.................   1,250,000      805,650
Note payable to a bank at 8%, payable in monthly
  installments of principal and interest of $1,241, due June
  2001. The note is secured by a vehicle....................          --       45,374
                                                              ----------   ----------
                                                               5,129,000    4,954,024
Less -- Current maturities..................................    (375,000)    (419,808)
                                                              ----------   ----------
          Long-term debt....................................  $4,754,000   $4,534,216
                                                              ==========   ==========

     The long-term credit facility was entered into on March 29, 1996, and provides for maximum borrowings of $6,000,000. The amount available for borrowing is based on a percentage of eligible receivables. The Company pays a commitment fee of .25 percent per year on the unused portion of the credit facility. Borrowings under the credit facility require that the Company comply with certain covenants, including limitations on additional borrowings and capital expenditures and required minimum levels of tangible net worth and working capital. The Company's inventory, equipment and intangible assets have been assigned as collateral under the credit facility agreement and is secured by the guarantee of the sole stockholder of the Company.

     The note payable to bank in the amount of $805,650 at December 31, 1997 was renegotiated in February 1998. The renegotiated debt totals $950,000, with interest at 7.96 percent, payable in 48 monthly installments of principal and interest of $23,210 through March 2002.

     Long-term debt maturities as of December 31, 1997, are as follows:

1998.....................................................  $  419,808
1999.....................................................   3,539,023
2000.....................................................     136,277
2001.....................................................      49,984
2002.....................................................     808,932
                                                           ----------
                                                           $4,954,024
                                                           ==========

                  CHEMICAL SOLVENTS, INC. AND RELATED COMPANY

7. COMMON STOCK:

     Common stock consists of the following:

                                                                   DECEMBER 31,
                                                             ------------------------
                                                              1995     1996     1997
                                                             ------   ------   ------
Chemical Solvents, Inc., no par value, 500 shares
  authorized, issued and outstanding.......................  $  500   $  500   $  500
Pavlish Real Estate Holding Company, no par value, 500
  shares authorized, issued and outstanding................     500      500      500
                                                             ------   ------   ------
                                                             $1,000   $1,000   $1,000
                                                             ======   ======   ======

8. FAIR VALUE OF FINANCIAL INSTRUMENTS:

  Cash, Accounts Receivable and Accounts Payable

     The carrying amounts approximate market value due to the highly liquid nature of these short-term investments.

  Long-Term Debt

     The estimated market value of the Company's long-term debt is based on quoted market prices or, where such prices are not available, on estimated year-end interest rates of debt with the same remaining average maturities and credit quality. The carrying amount approximates market value at December 31, 1996 and 1997.

9. EMPLOYEE BENEFIT PLANS:

     The Chemical Solvents Profit Sharing & 401(k) Plan (the Plan) is a voluntary contributory defined contribution plan for all eligible employees of Chemical Solvents, Inc. The effective date of the Plan was March 28, 1977. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan provides for the Company to make discretionary contributions not to exceed 3 percent of the participant's contribution. Total discretionary contributions by the Company under the Plan were approximately $55,200, $46,000 and $35,000 for 1995, 1996 and 1997, respectively.

     During 1992, the Company established an Executive Deferred Compensation Plan, allowing certain members of management to defer a portion of their compensation. Under this agreement, the Company was required to deposit funds into a Trust equivalent to the accumulated deferred compensation. Management had deposited $186,100 and $244,100 into a restricted trust as of December 31, 1995 and 1996, respectively. For financial statement purposes, the assets held in the trust were netted against the accrued liability of the plan, which were generally the same amounts. In 1997, the Company terminated this plan and the assets of the trust were distributed to the respective members of management.

10. RELATED-PARTY TRANSACTIONS:

     The Company has advanced funds amounting to $106,217 and $114,636 to its sole stockholder at December 31, 1996 and 1997, respectively. The notes receivable balances include an advance to the stockholder of $100,000 plus interest accrued in the amount of 8.5 percent. The amount was advanced in October 1995 and is not evidenced by a formal note agreement. No payments have been made on the advance since the date of advance, and there is no stated maturity; thus, the balance is classified as noncurrent in the accompanying balance sheets.

                  CHEMICAL SOLVENTS, INC. AND RELATED COMPANY

11. COMMITMENTS AND CONTINGENCIES:

  Environmental Matters

     The Company is subject to certain laws and regulations, such as the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), the Resource Conservation and Recovery Act and similar state statutes. In response to liabilities associated with these activities, accruals are established when it is probable that obligations have been incurred and reasonable estimates are possible. Such accruals primarily include estimated costs associated with remediation. The Company does not use discounting in determining its accrued liabilities for environmental remediation, and no claims for possible recovery from third-party insurers or other parties related to environmental costs have been recognized in the Company's consolidated financial statements.

     The Company has been named a responsible party (PRP) under Environmental Protection Agency (EPA) regulations for a Superfund site near Greenville, Ohio. During 1994, the Company reached a settlement with the EPA whereby the Company would pay a total of $ 341,125 in five annual installments of $68,225. The full amount of this obligation was accrued in 1995. The Company, after consultation with counsel, believes that the settlement may be reassessed and an additional amount will be required to be paid. The Company anticipates based upon the existing adjusted allocation formula for the site, that it will owe approximately $322,000, although there can be no assurance as to the ultimate costs incurred at the site or as to the amount of costs for which the Company will be responsible.

     The Company also has received a PRP notice from the EPA for a Superfund site near Cleveland, Ohio. The EPA completed remediation at the site at a cost of approximately $26 million. The PRP group made a settlement offer to the EPA of $12 million together with anticipated future costs, $33,000 of which was from the Company. The EPA has not responded to the offer. While there can be no assurance as to the ultimate outcome, the Company believes that it is a de minimis contributor to the site.

     The Company's facilities in Cleveland, Ohio, are subject to RCRA permitting and regulatory requirements which are likely to entail significant compliance costs. In addition, one of the facilities is subject to permitting obligations under a RCRA Facility Investigation ("RFI") to identify whether any contamination exists. Certain general areas of concern have been identified, and the Company is negotiating with the EPA on the proposed scope of work. The Company is unable to reasonably estimate what corrective action measures may be required as a result of the RFI. However, the Company estimates that performance of the RFI alone may cost up to $250,000.

     Based on the Company's evaluation of these and other environmental matters, the Company has provided environmental accruals of $724,450 and $654,792 at December 31, 1996 and 1997, respectively, primarily related to remediation matters.

     The Company has received a hazardous waste management permit as a federally approved Part B facility. This permit was superceded by an Ohio EPA permit, which is effective to May 14, 1998. An application to renew the permit was submitted in November 1997, and the permit is now pending upon the review and approval of the agency.

     The Ohio EPA has established certain rules which require that the Company provide assurance that funds will be available when needed for closure and/or postclosure care of its facilities. In order to comply with these rules, the Company has established a trust fund for the benefit of the Ohio EPA and entered into a trust agreement with Pittsburgh National Bank. No deposits have been made to the trust; however, the Company has purchased a letter of credit in the amount of $405,341 in favor of the Ohio EPA in connection with its obligation. The Company evaluates the adequacy of the letter of credit coverage periodically and increases the letter as needed.

                  CHEMICAL SOLVENTS, INC. AND RELATED COMPANY

  Litigation

     The Company has various claims and lawsuits outstanding in connection with its operations. In the opinion of management, uninsured losses on these claims and lawsuits, if any, would not be material to the Company's financial position.

  Leases

     The Company leases equipment and vehicles under noncancelable operating leases. Expenses incurred under these leases during fiscal years 1995, 1996 and 1997 were $47,226, $57,552 and $98,437, respectively.

     Future minimum payments under noncancelable operating leases are as follows:

1998.....................................................   $120,524
1999.....................................................    107,803
2000.....................................................     96,419
2001.....................................................     89,779
2002.....................................................     23,379
                                                            --------
                                                            $437,904
                                                            ========

  Union Contracts

     Hourly plant employees voted in May 1997 to have a union represent them in negotiations with the Company. The Company has reached a basic agreement with the union for a four-year period. This agreement must now be presented to the employees for ratification.

12. MAJOR CUSTOMERS AND RISK CONCENTRATION:

     The Company had sales of approximately 17 percent, 10 percent and 12 percent of total sales to one customer during the years ended December 31, 1995, 1996 and 1997, respectively.

     The Company purchased approximately 33 percent, 37 percent and 32 percent of total purchases from one vendor during 1995, 1996 and 1997, respectively.

     In addition, the Company generally grants credit to its customers without collateral. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors within the industry. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

13. SUBSEQUENT EVENTS (UNAUDITED):

     In July 1998, the Company and its stockholder entered into a definitive agreement with Chemical Logistics Corporation (Chemical) pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Chemical common stock, concurrent with the consummation of an initial public offering (the Offering) of common stock of Chemical.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Tilley Chemical Company, Inc.:

     We have audited the accompanying combined balance sheets of Tilley Chemical Company, Inc., and related entity (collectively, the Company) as of October 31, 1996 and 1997, and the related combined statements of income, stockholders' equity and cash flows for each of the three years in the period ended October 31, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Tilley Chemical Company, Inc., and related entity as of October 31, 1996 and 1997, and the combined results of their operations and their cash flows for each of the three years in the period ended October 31, 1997, in conformity with generally accepted accounting principles.

Houston, Texas
May 18, 1998

               TILLEY CHEMICAL COMPANY, INC., AND RELATED ENTITY

                            COMBINED BALANCE SHEETS

                                                               OCTOBER 31,
                                                        -------------------------    MARCH 31,
                                                           1996          1997          1998
                                                        -----------   -----------   -----------
                                                                                    (UNAUDITED)
                                            ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................  $    41,904   $    90,948   $    45,783
  Accounts receivable, less allowance for doubtful
     accounts of $42,000..............................    4,991,545     5,289,070     5,109,623
  Inventories.........................................    3,989,682     3,706,378     3,785,941
  Other current assets................................      125,533       105,115       322,774
  Deferred income taxes...............................      215,945       179,782       181,166
                                                        -----------   -----------   -----------
          Total current assets........................    9,364,609     9,371,293     9,445,287
                                                        -----------   -----------   -----------
PROPERTY, PLANT AND EQUIPMENT, at cost................    5,645,353     6,240,859     6,369,055
  Less -- Accumulated depreciation....................   (3,308,079)   (3,704,104)   (3,878,966)
                                                        -----------   -----------   -----------
                                                          2,337,274     2,536,755     2,490,089
                                                        -----------   -----------   -----------
OTHER ASSETS, net.....................................      286,070       238,951       322,051
                                                        -----------   -----------   -----------
          Total assets................................  $11,987,953   $12,146,999   $12,257,427
                                                        ===========   ===========   ===========

                             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable....................................  $ 3,946,391   $ 3,138,013   $ 3,501,429
  Accrued liabilities.................................      553,846       579,448       509,222
  Container deposits refundable to customers..........      179,811       209,393       199,457
  Income taxes payable................................           --        82,038       175,808
  Lines of credit.....................................    1,926,153     1,734,368     1,201,887
  Current maturities of long-term debt................      138,648       102,320       102,320
                                                        -----------   -----------   -----------
          Total current liabilities...................    6,744,849     5,845,580     5,690,123
                                                        -----------   -----------   -----------
LONG-TERM DEBT, less current maturities...............      378,747       528,130       507,574
                                                        -----------   -----------   -----------
DEFERRED INCOME TAXES.................................      184,733       230,143       230,958
                                                        -----------   -----------   -----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock........................................      320,949       320,949       320,949
  Additional paid-in capital..........................        3,055         3,055         3,055
  Retained earnings...................................    4,355,620     5,219,142     5,504,768
                                                        -----------   -----------   -----------
          Total stockholders' equity..................    4,679,624     5,543,146     5,828,772
                                                        -----------   -----------   -----------
          Total liabilities and stockholders'
            equity....................................  $11,987,953   $12,146,999   $12,257,427
                                                        ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

               TILLEY CHEMICAL COMPANY, INC., AND RELATED ENTITY

                         COMBINED STATEMENTS OF INCOME

                                                                            FIVE MONTHS ENDED
                                      YEAR ENDED OCTOBER 31,                    MARCH 31,
                              ---------------------------------------   -------------------------
                                 1995          1996          1997          1997          1998
                              -----------   -----------   -----------   -----------   -----------
                                                                               (UNAUDITED)
SALES, net..................  $36,707,497   $38,280,846   $40,714,717   $16,228,681   $15,791,095
                              -----------   -----------   -----------   -----------   -----------
COSTS AND EXPENSES:
  Cost of sales.............   30,741,936    32,292,010    34,021,976    13,541,123    13,054,911
  Operating and delivery....    1,054,807     1,024,024     1,049,852       431,505       467,324
  Selling, general and
     administrative.........    3,133,582     3,339,435     3,380,574     1,358,939     1,357,402
  Depreciation..............      421,046       436,706       444,117       174,442       186,591
                              -----------   -----------   -----------   -----------   -----------
          Total costs and
            expenses........   35,351,371    37,092,175    38,896,519    15,506,009    15,066,228
                              -----------   -----------   -----------   -----------   -----------
INCOME FROM OPERATIONS......    1,356,126     1,188,671     1,818,198       722,672       724,867
OTHER INCOME (EXPENSE):
  Interest expense..........     (223,779)     (220,564)     (180,889)      (85,008)      (57,616)
  Interest income...........          887         5,443        12,257           525         2,510
  Other income (expense)....         (673)        4,808         4,956            --        (1,072)
                              -----------   -----------   -----------   -----------   -----------
INCOME BEFORE INCOME
  TAXES.....................    1,132,561       978,358     1,654,522       638,189       668,689
INCOME TAXES................      364,828       295,262       567,500       218,900       221,982
                              -----------   -----------   -----------   -----------   -----------
NET INCOME..................  $   767,733   $   683,096   $ 1,087,022   $   419,289   $   446,707
                              ===========   ===========   ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

               TILLEY CHEMICAL COMPANY, INC., AND RELATED ENTITY

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                                               COMMON STOCK      ADDITIONAL                    TOTAL
                                            ------------------    PAID-IN      RETAINED    STOCKHOLDERS'
                                            SHARES     AMOUNT     CAPITAL      EARNINGS       EQUITY
                                            -------   --------   ----------   ----------   -------------
BALANCE, October 31, 1994.................  320,949   $320,949     $3,055     $3,351,791    $3,675,795
  Distributions to stockholders...........       --         --         --       (223,500)     (223,500)
  Net income..............................       --         --         --        767,733       767,733
                                            -------   --------     ------     ----------    ----------
BALANCE, October 31, 1995.................  320,949    320,949      3,055      3,896,024     4,220,028
  Distributions to stockholders...........       --         --         --       (223,500)     (223,500)
  Net income..............................       --         --         --        683,096       683,096
                                            -------   --------     ------     ----------    ----------
BALANCE, October 31, 1996.................  320,949    320,949      3,055      4,355,620     4,679,624
  Distributions to stockholders...........       --         --         --       (223,500)     (223,500)
  Net income..............................       --         --         --      1,087,022     1,087,022
                                            -------   --------     ------     ----------    ----------
BALANCE, October 31, 1997.................  320,949    320,949      3,055      5,219,142     5,543,146
  Distributions to stockholders
     (unaudited)..........................       --         --         --       (161,081)     (161,081)
  Net income (unaudited)..................       --         --         --        446,707       446,707
                                            -------   --------     ------     ----------    ----------
BALANCE, March 31, 1998 (unaudited).......  320,949   $320,949     $3,055     $5,504,768    $5,828,772
                                            =======   ========     ======     ==========    ==========

   The accompanying notes are an integral part of these financial statements.

               TILLEY CHEMICAL COMPANY, INC., AND RELATED ENTITY

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                 FIVE MONTHS ENDED
                                               YEAR ENDED OCTOBER 31,                MARCH 31,
                                         -----------------------------------   ---------------------
                                           1995         1996         1997        1997        1998
                                         ---------   ----------   ----------   ---------   ---------
                                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...........................  $ 767,733   $  683,096   $1,087,022   $ 419,289   $ 446,707
                                         ---------   ----------   ----------   ---------   ---------
  Adjustments to reconcile net income
     to net cash provided by operating
     activities --
     Depreciation......................    421,046      436,706      444,117     174,442     186,591
     Provision for deferred income
       taxes...........................      1,915      (59,071)      81,575      33,989        (569)
     Loss (gain) on disposition of
       property, plant and equipment...        672        4,808        4,956          --      (1,072)
     Changes in operating assets and
       liabilities --
       Receivables.....................    262,817     (782,020)     297,525      68,402     179,447
       Inventories.....................    (96,527)    (229,121)    (283,304)    166,833     (79,563)
       Prepaid expenses................      7,961      (19,981)      20,418    (137,362)   (217,659)
       Other assets....................    (68,215)    (135,853)      47,119      71,949     (83,100)
       Accounts payable, accrued
          liabilities and other........   (763,272)   1,019,571     (753,193)   (877,324)    283,254
       Income taxes payable............    (95,712)     (17,245)      82,038     126,743      93,770
                                         ---------   ----------   ----------   ---------   ---------
          Total adjustments............   (329,315)     217,794      (58,749)   (372,328)    361,099
                                         ---------   ----------   ----------   ---------   ---------
          Net cash provided by
            operating activities.......    438,418      900,890    1,028,273      46,961     807,806
                                         ---------   ----------   ----------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.................   (493,613)    (336,169)    (683,799)    (33,816)   (149,980)
  Proceeds from disposition of
     property, plant and equipment.....        114       16,299        6,801          --      11,127
                                         ---------   ----------   ----------   ---------   ---------
          Net cash used in investing
            activities.................   (493,499)    (319,870)    (676,998)    (33,816)   (138,853)
                                         ---------   ----------   ----------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings of long-term debt.........    108,570       76,000      240,336          --          --
  Repayments of long-term debt.........   (179,834)    (170,776)    (127,281)    (53,698)    (20,556)
  Net increase (decrease) in
     line-of-credit borrowings.........    350,962     (255,434)    (191,786)    136,156    (532,481)
  Cash distributions paid..............   (223,500)    (223,500)    (223,500)    (39,296)   (161,081)
                                         ---------   ----------   ----------   ---------   ---------
          Net cash provided by (used
            in) financing activities...     56,198     (573,710)    (302,231)     43,162    (714,118)
                                         ---------   ----------   ----------   ---------   ---------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS.....................      1,117        7,310       49,044      56,307     (45,165)
CASH AND CASH EQUIVALENTS, beginning of
  period...............................     33,477       34,594       41,904      41,904      90,948
                                         ---------   ----------   ----------   ---------   ---------
CASH AND CASH EQUIVALENTS, end of
  period...............................  $  34,594   $   41,904   $   90,948   $  98,211   $  45,783
                                         =========   ==========   ==========   =========   =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
     Interest..........................  $ 177,551   $  124,436   $  152,468   $  69,701   $  40,253
     Taxes.............................    352,289      363,755      341,673      82,413     297,120

   The accompanying notes are an integral part of these financial statements.

               TILLEY CHEMICAL COMPANY, INC., AND RELATED ENTITY

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS:

     Tilley Chemical Company, Inc., a Maryland corporation, is a privately owned and managed industrial distributor of a broad line of organic and inorganic chemicals. D. J. J. Equity Corporation (D. J. J.) was incorporated in the state of Maryland in 1989. D. J. J. is a real estate company wholly owned by the stockholders of the Company. The Company leases its offices and a significant portion of its warehouse space on a year-to-year basis from D. J. J.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of Combination

     The combined financial statements include the accounts of Tilley Chemical Company, Inc., and D. J. J. (collectively, the Company), affiliates through common ownership. All significant intercompany balances and transactions have been eliminated.

  Interim Financial Information

     The interim financial statements included herein are unaudited; however, they include all adjustments of a normal recurring nature which, in the opinion of management, are necessary to present fairly the financial position of the Company at March 31, 1998, and the results of its operations and cash flows for the five months ended March 31, 1997 and 1998. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year-end. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

  Cash and Cash Equivalents

     Cash and cash equivalents include all liquid debt instruments purchased with an original maturity of three months or less.

  Allowance for Doubtful Accounts

     The Company provides an allowance for doubtful accounts based upon the specific identification of accounts receivable where collection is no longer probable.

  Inventories

     Inventories are valued at the lower of cost (first-in, first-out) or market. Substantially all of the goods consist of finished products.

  Property, Plant and Equipment

     Property, plant and equipment are stated at cost, and depreciation is computed using the straight-line method for financial reporting purposes and accelerated methods for federal income tax purposes. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset. Property, plant and equipment are reviewed for impairment whenever events or circumstances provide evidence that suggests that the carrying amounts of the property, plant and equipment may not be recoverable.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of income.

               TILLEY CHEMICAL COMPANY, INC., AND RELATED ENTITY

  Container Deposits Refundable to Customers

     Many products are sold in steel or polyethylene drums for which the Company charges a deposit. These deposits are refundable to the customer upon return of the drum and are therefore recorded as a liability. Periodically, the Company assesses (based on aging and experience) the deposit liability account for deposits not expected to be claimed. For those deposits not expected to be claimed, the drums are considered sold and the deposit is recognized as income.

  Revenue Recognition

     The Company recognizes income on the accrual method. Under this method, credit sales and the cost of such sales are recognized in full upon completion of the sales transaction.

  Income Taxes

     Tilley Chemical Company, Inc., follows the asset and liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred assets and liabilities are recorded for future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws.

     Upon incorporation, D. J. J., with the consent of its stockholders, elected to have its income taxed under the provisions of Subchapter S of the Internal Revenue Code, which provides that, in lieu of corporate income taxes, the stockholders are taxed on the entity's taxable income. D. J. J. regularly declares dividends in amounts at least equal to the stockholders' tax liabilities resulting from the Subchapter S Corporation election.

  Environmental Expenditures

     Environmental expenditures are expensed or capitalized in accordance with generally accepted accounting principles. Liabilities for these expenditures are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  New Accounting Pronouncements

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," which requires the reporting of comprehensive income and its components to be displayed with the same prominence as other financial statements. This statement requires a company to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the statement of financial position. The Company has adopted this statement, and the differences between traditional income and comprehensive income were insignificant.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." This statement requires the reporting of expanded information of a company's operating segments. It also expands the definition of what constitutes an entity's operating segments. This statement is required to be adopted for fiscal years beginning after December 15,

               TILLEY CHEMICAL COMPANY, INC., AND RELATED ENTITY

1997. The Company intends to adopt this statement during its fiscal year ending October 31, 1999. Management is presently evaluating what, if any, additional disclosures may be required when this statement is implemented.

3. PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment consists of the following:

                                                                       OCTOBER 31,
                                                  ESTIMATED     -------------------------
                                                 USEFUL LIVES      1996          1997
                                                 ------------   -----------   -----------
                                                  (IN YEARS)
Land...........................................                 $   170,726   $   170,726
Warehouse......................................        30         1,268,954     1,458,441
Leasehold improvements.........................      5-39           474,541       487,011
Machinery and equipment........................       3-7         1,194,582     1,394,382
Tank farm facility.............................      5-15           475,130       484,021
Automobiles and trucks.........................       5-7         1,865,801     2,034,544
Oil and lube equipment.........................         7           195,619       211,734
                                                                -----------   -----------
                                                                  5,645,353     6,240,859
Less -- Accumulated depreciation...............                  (3,308,079)   (3,704,104)
                                                                -----------   -----------
          Total................................                 $ 2,337,274   $ 2,536,755
                                                                ===========   ===========

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accrued liabilities consist of the following:

                                                                  OCTOBER 31,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Accrued compensation and benefits...........................  $239,364   $267,044
Accrued profit-sharing expense..............................   150,000    165,000
Accrued insurance and legal expense.........................   125,000    125,000
Other accrued expenses......................................    39,482     22,404
                                                              --------   --------
                                                              $553,846   $579,448
                                                              ========   ========

               TILLEY CHEMICAL COMPANY, INC., AND RELATED ENTITY

5. LONG-TERM DEBT:

     Long-term debt consists of the following:

                                                                   OCTOBER 31,
                                                              ---------------------
                                                                1996        1997
                                                              ---------   ---------
Note payable in monthly installments of $4,526 which
  includes interest at 8.5%. Unsecured. Maturity date is
  January 2012..............................................  $      --   $ 445,137
Note payable in monthly installments of $904 which includes
  interest at 8.5%. Unsecured. Maturity date is January
  2012......................................................         --      89,006
Note payable in monthly installments of $1,267 plus interest at prime plus  1/4%. Collateralized by a semi-tractor.
  Maturity date is November 2000............................     62,065      46,867
Note payable in monthly installments of $1,230 plus interest at prime plus  1/4%. Collateralized by a semi-tractor.
  Maturity date is February 2000............................     49,200      34,440
Note payable in monthly installments of $600 plus interest
  at prime plus  1/4%. Collateralized by a semi-truck.
  Maturity date is November 1999............................     22,200      15,000
Note payable in monthly installments of $1,383 plus interest at prime plus  1/2%. Collateralized by a semi-tractor.
  Maturity date is November 1996............................      1,383          --
Note payable in monthly installments of $1,983 plus interest at prime plus  1/2%. Collateralized by automobiles.
  Maturity date is November 1996............................      1,984          --
Note payable in monthly installments of $750 plus interest
  at prime plus  1/2%. Collateralized by semi-trailers.
  Maturity date is May 1997.................................      4,995          --
Note payable in monthly installments of $1,454 plus interest at prime plus  1/2%. Collateralized by a semi-tractor.
  Maturity date is June 1997................................     11,633          --
Note payable in monthly installments of $1,382 plus interest at prime plus  1/2%. Collateralized by a semi-tanker.
  Maturity date is August 1997..............................     13,815          --
Note payable in monthly installments of $5,640 which
  includes interest at 8.75%. Collateralized by land and
  buildings. Maturity date is December 2003.................    350,120          --
                                                              ---------   ---------
                                                                517,395     630,450
Less -- Current maturities..................................   (138,648)   (102,320)
                                                              ---------   ---------
          Long-term debt....................................  $ 378,747   $ 528,130
                                                              =========   =========

     Long-term debt maturities as of October 31, 1997, are as follows:

1998.....................................................   $102,320
1999.....................................................    102,320
2000.....................................................     87,114
2001.....................................................     66,427
Thereafter...............................................    272,269
                                                            --------
          Total..........................................   $630,450
                                                            ========

               TILLEY CHEMICAL COMPANY, INC., AND RELATED ENTITY

6. LINES OF CREDIT:

     The Company has available lines of credit as follows.

  Line of Credit, First Union Bank

     The Company has a $3,200,000 line of credit with First Union Bank, which expires in March 1999, collateralized by a lien on accounts receivable and inventories. The interest rate is the bank's prime rate which averaged 8.3 percent and 8.2 percent during 1996 and 1997, respectively. At October 31, 1996 and 1997, borrowings outstanding under this line of credit were $1,926,154 and $1,234,368, respectively. The line-of-credit agreement contains the following restrictive covenants: the ratio of current assets to current liabilities not less than 1.1 to 1; tangible net worth not less than $4,400,000; and the ratio of liabilities to tangible net worth no greater than 2.50 to 1.0.

     The Company also has available unused letters of credit issued by First Union Bank for $88,700 and $54,450 as of October 31, 1996 and 1997, respectively.

  Line of Credit, County National Bank

     In August 1997, the Company established a $500,000 line of credit with County National Bank, collateralized by a lien on accounts receivable and inventories. The line of credit does not have an expiration date, but continues until all indebtedness of borrower to lender has been repaid in full and the parties terminate the agreement in writing. The interest rate is the bank's prime rate which averaged 8.5 percent during 1997. The restrictive covenants for this line of credit are the same as those for the First Union Bank line of credit, except tangible net worth must be at least $3,400,000. At October 31, 1997, borrowings outstanding under this line of credit were $500,000.

7. COMMON STOCK:

     Common stock consists of the following:

                                                                OCTOBER 31,
                                                       ------------------------------
                                                         1995       1996       1997
                                                       --------   --------   --------
Tilley Chemical Company, Inc., $1 par, 100,000 shares
  authorized, 37,309 shares outstanding,
  respectively.......................................  $ 37,309   $ 37,309   $ 37,309
D. J. J. Equity Corporation, $1 par, 1,000,000 shares
  authorized, 283,640 shares outstanding,
  respectively.......................................   283,640    283,640    283,640
                                                       --------   --------   --------
          Total......................................  $320,949   $320,949   $320,949
                                                       ========   ========   ========

8. FAIR VALUE OF FINANCIAL INSTRUMENTS:

  Cash, Accounts Receivable and Accounts Payable

     The carrying amount approximates market value due to the highly liquid nature of these short-term investments.

  Long-Term Debt and Lines of Credit

     The estimated market value of the Company's long-term debt and lines of credit is based on quoted market prices or, where such prices are not available, on estimated year-end interest rates of debt with the same remaining average maturities and credit quality. The carrying amount approximates market value at October 31, 1995, 1996 and 1997.

               TILLEY CHEMICAL COMPANY, INC., AND RELATED ENTITY

9. INCOME TAXES:

     Income tax expense consists of the following:

                                                           YEAR ENDED OCTOBER 31,
                                                       ------------------------------
                                                         1995       1996       1997
                                                       --------   --------   --------
Current --
  Federal............................................  $298,743   $291,620   $399,922
  State..............................................    64,170     62,713     86,005
                                                       --------   --------   --------
                                                        362,913    354,333    485,927
                                                       --------   --------   --------
Deferred --
  Federal............................................     1,514    (48,616)    67,134
  State..............................................       401    (10,455)    14,439
                                                       --------   --------   --------
                                                          1,915    (59,071)    81,573
                                                       --------   --------   --------
          Total income tax expense...................  $364,828   $295,262   $567,500
                                                       ========   ========   ========

     Actual income tax expense differs from income tax computed by applying the United States federal statutory rate to income before provision for income taxes as follows:

                                                           YEAR ENDED OCTOBER 31,
                                                       ------------------------------
                                                         1995       1996       1997
                                                       --------   --------   --------
Statutory federal income tax.........................  $396,396   $342,425   $579,081
State income tax, less federal benefit...............    41,971     33,968     65,288
Effect of earnings taxed to stockholders.............   (82,498)   (84,466)   (82,797)
Nondeductible expenses...............................     8,959      3,335      5,928
                                                       --------   --------   --------
                                                       $364,828   $295,262   $567,500
                                                       ========   ========   ========

     Deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes. The tax effects of the temporary differences that give rise to the significant portions of the deferred tax assets and liabilities are presented below:

                                                                   OCTOBER 31,
                                                              ---------------------
                                                                1996        1997
                                                              ---------   ---------
Deferred income tax assets --
  Accrued expenses..........................................  $  76,614   $  45,589
  Allowance for doubtful accounts...........................     17,640      17,640
  Basis difference in inventory.............................     93,459      80,034
  Container deposit.........................................     41,609      47,656
  State taxes...............................................         --       1,571
                                                              ---------   ---------
          Total deferred income tax assets..................    229,322     192,490
                                                              ---------   ---------
Deferred income tax liabilities --
  Basis difference in property and equipment................   (163,628)   (211,851)
  State taxes...............................................     (3,482)         --
  Other.....................................................    (31,000)    (31,000)
                                                              ---------   ---------
          Total deferred income tax liabilities.............   (198,110)   (242,851)
                                                              ---------   ---------
          Net deferred income tax assets (liabilities)......  $  31,212   $ (50,361)
                                                              =========   =========

               TILLEY CHEMICAL COMPANY, INC., AND RELATED ENTITY

10. EMPLOYEE BENEFIT PLAN:

     The Company has a defined 401(k) contribution profit-sharing plan. The plan provides for the Company to match one-half of the percentage contributed by each employee not to exceed 3 percent of the employee's compensation. Total matching contributions by the Company under the plan were approximately $19,443, $17,788 and $21,444 for the years ended October 31, 1995, 1996 and 1997, respectively. The Company may also make discretionary contributions. The Company declared discretionary contributions of $190,000, $150,000 and $165,000 for the years ended October 31, 1995, 1996 and 1997, respectively.

11. RELATED-PARTY TRANSACTIONS:

     The Company has a sales agreement with a customer owned by one of the Company's legal counsel. Sales to this customer were approximately $1,600,000 for the years ended October 31, 1995, 1996 and 1997, respectively. The terms of such sales agreement are no more or less favorable than those terms on nonrelated sales contracts.

     The Company has a banking relationship and debt borrowings with a bank, County National Bank, managed by a member of the Company's board of directors. The debt terms of such borrowings are no more or less favorable than those terms on nonrelated borrowings.

12. COMMITMENTS AND CONTINGENCIES:

  Litigation

     The Company has various claims and lawsuits outstanding in connection with its operations. In the opinion of management, uninsured losses on these claims and lawsuits, if any, would not be material to the Company's financial position, results of operations or cash flows.

  Environmental Matters

     The Company is subject to certain laws and regulations, such as the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), the Resource Conservation and Recovery Act and similar state statutes. The Company is currently not named as a potentially responsible party under CERCLA or similar state legislation with respect to its operations.

  Net Profits Agreement

     Effective September 1, 1995, the Company entered into a net profits agreement with a company whereby the monthly net profits (as defined in the agreement) earned on certain products procured by that company outside the United States and later sold in the United States (as defined in the agreement) are split 50/50 between the parties. The agreement specified a term of two years expiring September 1, 1997, and automatically renews for another two-year term, until September 1, 1999. As of October 31, 1997, the agreement is still in effect. The agreement may be terminated at any time provided that the parties to the agreement reach mutually agreeable terms and the terminating party provides the other party with 90 days' written notice. The Company performs all the administrative tasks associated with this agreement, including the accounting function. The portion of net profits paid out under this agreement are accounted for as a commission expense within selling, general and administrative expenses in the accompanying combined statements of income. The sales related to such agreement are $1,840,256, $822,027 and $1,070,376 for the years ended October 31, 1995, 1996 and 1997, respectively. The costs of sales related to such agreement are $1,523,512, $661,378 and $935,160 for the years ended October 31, 1995, 1996 and 1997, respectively.

               TILLEY CHEMICAL COMPANY, INC., AND RELATED ENTITY

13. MAJOR CUSTOMERS AND RISK CONCENTRATION:

     The Company had no sales greater than 10 percent of total sales to any one customer during the years ended October 31, 1995, 1996 and 1997.

     The Company purchased 24 percent of total purchases from two vendors during the years ended October 31, 1995, 1996 and 1997.

     In addition, the Company grants credit, generally without collateral, to its customers located primarily in the northeastern United States. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors within the Mid-Atlantic region of the United States. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

14. SUBSEQUENT EVENTS:

     In July 1998, the Company and its stockholders entered into a definitive agreement with Chemical Logistics Corporation (Chemical) pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Chemical common stock, concurrent with the consummation of the initial public offering (the Offering) of additional common stock of Chemical.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Cron Chemical Corporation:

     We have audited the accompanying combined balance sheets of Cron Chemical Corporation and related companies (collectively, the Company) as of September 30, 1996 and 1997, and the related combined statements of income, stockholder's equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Cron Chemical Corporation and related companies as of September 30, 1996 and 1997, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

Houston, Texas
May 15, 1998

                CRON CHEMICAL CORPORATION AND RELATED COMPANIES

                            COMBINED BALANCE SHEETS

                                                              SEPTEMBER 30,
                                                        -------------------------    MARCH 31,
                                                           1996          1997          1998
                                                        -----------   -----------   -----------
                                                                                    (UNAUDITED)
                                            ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................  $   209,246   $   415,359   $   840,384
  Accounts receivable, less allowance for doubtful
     accounts of $31,000, $31,000 and $53,000,
     respectively.....................................    5,389,228     5,289,757     6,215,357
  Inventories.........................................    3,510,477     3,072,561     3,048,599
  Deferred income taxes...............................       62,411        50,434        56,317
  Other current assets................................      209,273       243,132        44,821
                                                        -----------   -----------   -----------
          Total current assets........................    9,380,635     9,071,243    10,205,478
                                                        -----------   -----------   -----------
PROPERTY, PLANT AND EQUIPMENT, at cost................    5,433,636     5,689,710     5,710,199
  Less -- Accumulated depreciation....................   (2,476,224)   (2,747,268)   (2,862,099)
                                                        -----------   -----------   -----------
                                                          2,957,412     2,942,442     2,848,100
                                                        -----------   -----------   -----------
INTANGIBLE ASSETS, net................................       70,833        58,333        52,083
                                                        -----------   -----------   -----------
          Total assets................................  $12,408,880   $12,072,018   $13,105,661
                                                        ===========   ===========   ===========

                             LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable....................................  $ 4,613,113   $ 4,736,402   $ 5,174,061
  Accrued liabilities.................................      535,877       517,588       527,202
  Container deposits refundable to customers..........      208,449       218,462       220,059
  Dividends payable -- Parent.........................      814,254       403,635     1,286,444
  Income taxes payable -- Parent......................      474,787       292,901       487,342
                                                        -----------   -----------   -----------
          Total current liabilities...................    6,646,480     6,168,988     7,695,108
                                                        -----------   -----------   -----------
NOTES PAYABLE -- PARENT...............................      600,000       650,000       650,000
                                                        -----------   -----------   -----------
DEFERRED INCOME TAXES.................................      397,913       394,124       420,505
                                                        -----------   -----------   -----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY:
  Common stock........................................       38,750        38,750        38,750
  Additional paid-in capital..........................    4,394,469     4,394,469     3,979,469
  Retained earnings...................................      331,268       425,687       321,829
                                                        -----------   -----------   -----------
          Total stockholder's equity..................    4,764,487     4,858,906     4,340,048
                                                        -----------   -----------   -----------
          Total liabilities and stockholder's
            equity....................................  $12,408,880   $12,072,018   $13,105,661
                                                        ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                CRON CHEMICAL CORPORATION AND RELATED COMPANIES

                         COMBINED STATEMENTS OF INCOME

                                                  YEAR ENDED               SIX MONTHS ENDED
                                                 SEPTEMBER 30,                 MARCH 31,
                                           -------------------------   -------------------------
                                              1996          1997          1997          1998
                                           -----------   -----------   -----------   -----------
                                                                              (UNAUDITED)
SALES, net...............................  $41,759,726   $38,754,559   $17,993,300   $20,600,650
                                           -----------   -----------   -----------   -----------
COSTS AND EXPENSES:
  Cost of sales..........................   34,866,229    32,557,168    15,126,681    17,492,322
  Operating and delivery.................    1,753,821     1,680,363       846,877       783,208
  Selling, general and administrative....    3,276,285     3,267,590     1,603,045     1,536,128
  Depreciation and amortization..........      349,491       403,874       207,454       204,328
                                           -----------   -----------   -----------   -----------
          Total costs and expenses.......   40,245,826    37,908,995    17,784,057    20,015,986
                                           -----------   -----------   -----------   -----------
INCOME FROM OPERATIONS...................    1,513,900       845,564       209,243       584,664
OTHER INCOME (EXPENSE):
  Interest expense.......................      (51,052)      (62,285)      (23,584)      (23,824)
  Interest income........................        6,216         3,221         1,777         1,550
  Other, net.............................       49,849        26,744        17,784        20,501
                                           -----------   -----------   -----------   -----------
INCOME BEFORE INCOME TAXES...............    1,518,913       813,244       205,220       582,891
INCOME TAXES.............................      569,744       315,190        77,083       218,940
                                           -----------   -----------   -----------   -----------
NET INCOME...............................  $   949,169   $   498,054   $   128,137   $   363,951
                                           ===========   ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                CRON CHEMICAL CORPORATION AND RELATED COMPANIES

                  COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY

                                           COMMON STOCK      ADDITIONAL                  TOTAL
                                         -----------------    PAID-IN     RETAINED   STOCKHOLDER'S
                                         SHARES    AMOUNT     CAPITAL     EARNINGS      EQUITY
                                         -------   -------   ----------   --------   -------------
BALANCE, September 30, 1995............  1,467.5   $38,750   $4,394,469   $196,353    $4,629,572
  Distributions to Parent..............       --        --           --   (814,254)     (814,254)
  Net income...........................       --        --           --    949,169       949,169
                                         -------   -------   ----------   --------    ----------
BALANCE, September 30, 1996............  1,467.5    38,750    4,394,469    331,268     4,764,487
  Distributions to Parent..............       --        --           --   (403,635)     (403,635)
  Net income...........................       --        --           --    498,054       498,054
                                         -------   -------   ----------   --------    ----------
BALANCE, September 30, 1997............  1,467.5    38,750    4,394,469    425,687     4,858,906
  Distributions to Parent
     (unaudited).......................       --        --     (415,000)  (467,809)     (882,809)
  Net income for the six months
     (unaudited).......................       --        --           --    363,951       363,951
                                         -------   -------   ----------   --------    ----------
BALANCE, March 31, 1998 (unaudited)....  1,467.5   $38,750   $3,979,469   $321,829    $4,340,048
                                         =======   =======   ==========   ========    ==========

   The accompanying notes are an integral part of these financial statements.

                CRON CHEMICAL CORPORATION AND RELATED COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS

                                                      YEAR ENDED           SIX MONTHS ENDED
                                                    SEPTEMBER 30,              MARCH 31,
                                                ----------------------   ---------------------
                                                  1996         1997        1997        1998
                                                ---------   ----------   ---------   ---------
                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..................................  $ 949,169   $  498,054   $ 128,137   $ 363,951
                                                ---------   ----------   ---------   ---------
  Adjustments to reconcile net income to net
     cash provided by operating activities --
     Depreciation and amortization............    349,491      403,874     207,454     204,328
     Loss (gain) on disposition of property,
       plant and equipment....................    (49,849)     (26,744)    (17,784)    (20,501)
     Provision for deferred income taxes......     40,530       32,817      32,782      20,499
     Changes in operating assets and
       liabilities --
       Accounts receivable....................    213,772       99,471     792,666    (925,600)
       Inventories............................   (293,810)     437,916      16,784      23,962
       Other current assets...................    (21,078)     (21,881)     (5,488)    192,428
       Accounts payable, accrued liabilities
          and other...........................   (241,855)     (70,663)   (487,354)    669,692
                                                ---------   ----------   ---------   ---------
          Total adjustments...................     (2,799)     854,790     539,060     164,808
                                                ---------   ----------   ---------   ---------
          Net cash provided by operating
            activities........................    946,370    1,352,844     667,197     528,759
                                                ---------   ----------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures........................   (717,824)    (409,919)   (224,196)   (124,235)
  Proceeds from disposition of property, plant
     and equipment............................     57,700       27,442      18,289      20,501
                                                ---------   ----------   ---------   ---------
          Net cash used in investing
            activities........................   (660,124)    (382,477)   (205,907)   (103,734)
                                                ---------   ----------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings under notes
     payable -- Parent........................    250,000       50,000     200,000          --
  Distributions to Parent.....................   (651,000)    (814,254)         --          --
                                                ---------   ----------   ---------   ---------
          Net cash provided by (used in)
            financing activities..............   (401,000)    (764,254)    200,000          --
                                                ---------   ----------   ---------   ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS.....   (114,754)     206,113     661,290     425,025
CASH AND CASH EQUIVALENTS, beginning of
  period......................................    324,000      209,246     209,246     415,359
                                                ---------   ----------   ---------   ---------
CASH AND CASH EQUIVALENTS, end of period......  $ 209,246   $  415,359   $ 870,536   $ 840,384
                                                =========   ==========   =========   =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
     Interest.................................  $  51,052   $   62,285   $  23,584   $  23,824

   The accompanying notes are an integral part of these financial statements.

                CRON CHEMICAL CORPORATION AND RELATED COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS:

     Cron Chemical Corporation (a Texas corporation) and its related companies (Louisiana corporations) (collectively, the Company) are wholly owned subsidiaries of Amalgamet, Inc. (the Parent), whose ultimate parent is Preussag AG. The Company is a distributor of a broad line of organic and inorganic chemicals to customers throughout the United States. The primary operations supply Texas and Louisiana.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of Combination

     The combined financial statements include the accounts of Cron Chemical Corporation, Magnolia Chemicals & Solvents, Inc., and Rayver, Inc., two affiliates through common ownership. All significant intercompany balances and transactions have been eliminated.

  Interim Financial Information

     The interim financial statements included herein are unaudited; however, they include all adjustments of a normal recurring nature which, in the opinion of management, are necessary to present fairly the financial position of the Company at March 31, 1998, and the results of their operations and cash flows for the six months ended March 31, 1997 and 1998. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year-end. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

  Cash and Cash Equivalents

     Cash equivalents include all liquid debt instruments purchased with an original maturity of three months or less.

  Allowance for Doubtful Accounts

     The Company provides an allowance for doubtful accounts based upon a historical analysis of accounts receivable where collection is no longer probable.

  Inventories

     Inventories are valued at the lower of cost or market. Cost is determined using the weighted average method which approximates the first-in, first-out method.

  Property, Plant and Equipment

     Plant and equipment are recorded at cost and are being depreciated using the straight-line method for financial reporting purposes and accelerated methods for federal income tax purposes. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset. Property, plant and equipment are reviewed for impairment whenever events or circumstances provide evidence that suggests that the carrying amounts of the property, plant and equipment may not be recoverable.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of income.

                CRON CHEMICAL CORPORATION AND RELATED COMPANIES

  Intangible Assets

     Intangible assets are amortized, using the straight-line method of accounting, over their estimated useful life. Amortization amounted to $12,500 in fiscal years 1996 and 1997.

  Customer Deposits on Drums and Cylinders

     Many products are sold in steel or polyethylene drums for which the Company charges a deposit. These deposits are refundable to the customer upon return of the drum and are therefore recorded as a liability. Periodically, the Company assesses (based on aging and experience) the deposit liability account for deposits not expected to be claimed. For those deposits not expected to be claimed, the drums are considered sold and the deposit is recognized as income.

  Revenue Recognition

     The Company recognizes income on the accrual method. Under this method, credit sales and the cost of such sales are recognized in full upon completion of the sales transaction.

  Income Taxes

     The Company follows the asset and liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No.
109. Under this method, deferred assets and liabilities are recorded for future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws.

     The operations of the Company were included in the consolidated U.S. federal income tax return of the Parent. For purposes of these financial statements, current and deferred income taxes have been provided on an "as if" separate-return basis. As a member of a consolidated group, the Company is jointly and severally liable for federal income taxes of the group.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Environmental Expenditures

     Environmental expenditures are expensed or capitalized in accordance with generally accepted accounting principles. Liabilities for these expenditures are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated.

  New Accounting Pronouncements

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," which requires the reporting of comprehensive income and its components to be displayed with the same prominence as other financial statements. This statement requires a company to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the balance sheet. The Company has adopted this statement, and the differences between traditional income and comprehensive income were insignificant.

                CRON CHEMICAL CORPORATION AND RELATED COMPANIES

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." This statement requires the reporting of expanded information of a company's operating segments. It also expands the definition of what constitutes an entity's operating segments. This statement is required to be adopted for fiscal years beginning after December 15, 1997. The Company intends to adopt this statement during its fiscal year ending September 30, 1998. Management is presently evaluating what, if any, additional disclosures may be required when this statement is implemented.

3. PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment consists of the following:

                                                                      SEPTEMBER 30,
                                                  ESTIMATED     -------------------------
                                                 USEFUL LIVES      1996          1997
                                                 ------------   -----------   -----------
                                                  (IN YEARS)
Land...........................................                 $   435,335   $   435,335
Buildings and improvements.....................      5-50         2,655,540     2,743,727
Machinery and equipment........................       3-6         1,555,719     1,689,564
Automobiles and trailers.......................       3-5           787,042       821,084
                                                                -----------   -----------
                                                                  5,433,636     5,689,710
Less -- Accumulated depreciation...............                  (2,476,224)   (2,747,268)
                                                                -----------   -----------
          Total................................                 $ 2,957,412   $ 2,942,442
                                                                ===========   ===========

4. NOTES PAYABLE -- PARENT:

     The Company's notes payable -- parent are classified as long-term in the accompanying balance sheets as the Parent has stated that it will not require repayment of these notes within the next 12 months. The notes bear interest at the London Interbank Offered Rate plus 1 percent, as of the beginning of each quarter. Interest was payable at rates of 7.0 percent and 7.25 percent at September 30, 1996 and 1997, respectively. Interest expense incurred for the years ended September 30, 1996 and 1997, related to the notes payable was $49,998 and $62,285, respectively.

5. COMMON STOCK:

     Common stock consists of the following:

                                                                SEPTEMBER 30,
                                                              -----------------
                                                               1996      1997
                                                              -------   -------
Cron stock, $1 par value; 1,000 shares authorized, 1,000
  shares issued and outstanding.............................  $ 1,000   $ 1,000
Magnolia stock, $100 par value; 750 shares authorized, 367.5
  shares issued and outstanding.............................   36,750    36,750
Rayver stock, no par value; 100 shares authorized, 100
  shares issued and outstanding.............................    1,000     1,000
                                                              -------   -------
          Total common stock................................  $38,750   $38,750
                                                              =======   =======

                CRON CHEMICAL CORPORATION AND RELATED COMPANIES

6. FAIR VALUE OF FINANCIAL INSTRUMENTS:

  Cash, Accounts Receivable and Accounts Payable

     The carrying amounts approximate market value due to the highly liquid nature of these short-term investments.

  Notes Payable

     The estimated market value of the Company's notes payable is based on quoted market prices or, where such prices are not available, on estimated year-end interest rates of debt with the same remaining average maturities and credit quality. The carrying amount approximates market value at September 30, 1996 and 1997.

7. INCOME TAXES

     Income tax expense computed on an "as if" company basis consists of the following:

                                                                  YEAR ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Current --
  Federal...................................................  $514,368   $274,452
  State.....................................................    14,846      7,921
Deferred --
  Federal...................................................    39,394     31,895
  State.....................................................     1,136        922
                                                              --------   --------
                                                              $569,744   $315,190
                                                              ========   ========

     Actual income tax expense differs from income tax computed by applying the United States federal statutory rate to income before provision for income taxes as follows:

                                                                  YEAR ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Statutory federal income tax................................  $531,620   $284,635
State income taxes, less federal benefit....................    10,389      5,779
Nondeductible expenses......................................    27,735     24,776
                                                              --------   --------
                                                              $569,744   $315,190
                                                              ========   ========

     Deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes. The tax

                CRON CHEMICAL CORPORATION AND RELATED COMPANIES effects of the temporary differences that give rise to the significant portions of the deferred tax assets and liabilities are presented below:

                                                                  SEPTEMBER 30,
                                                              ---------------------
                                                                1996        1997
                                                              ---------   ---------
Deferred income tax assets --
  Basis difference in inventory.............................  $  63,618   $  58,581
  State taxes...............................................      4,672       4,994
                                                              ---------   ---------
          Total deferred income tax assets..................     68,290      63,575
Deferred income tax liabilities --
  Accrued expenses..........................................    (40,188)    (22,651)
  Basis difference in property and equipment................   (359,105)   (377,626)
  Other.....................................................     (4,499)     (6,988)
                                                              ---------   ---------
          Total deferred income tax liabilities.............   (403,792)   (407,265)
                                                              ---------   ---------
          Net deferred income tax liabilities...............  $(335,502)  $(343,690)
                                                              =========   =========

8. RELATED-PARTY TRANSACTIONS:

     The Company has the following related-party transactions:

                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Interest expense on note payable -- Parent..................  $ 49,998   $ 62,285
Income taxes payable to Parent..............................   474,787    292,901
Purchases of inventory from affiliated companies............   252,000    158,000
Sales of inventory to affiliated companies..................   138,000    211,000

9. COMMITMENTS AND CONTINGENCIES:

  Environmental Matters

     The Company is subject to certain laws and regulations, such as the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), the Resource Conservation and Recovery Act and similar state statutes. The Company is not currently named as a potentially responsible party under CERCLA or similar state legislation with respect to its operations.

  Litigation

     The Company has various claims and lawsuits outstanding in connection with its operations. In the opinion of management, uninsured losses on these claims and lawsuits, if any, would not be material to the Company's financial position, results of operations or cash flows.

  Leases

     The Company leases various equipment under operating leases which expire in 2002. Rent expense during fiscal years 1996 and 1997 was approximately $192,000 and $183,000, respectively.

                CRON CHEMICAL CORPORATION AND RELATED COMPANIES

     Future minimum payments under operating leases are as follows:

1998.....................................................   $181,409
1999.....................................................    155,009
2000.....................................................    151,512
2001.....................................................     44,818
2002.....................................................      8,607
                                                            --------
                                                            $541,355
                                                            ========

10. MAJOR CUSTOMERS AND RISK CONCENTRATION:

     The Company did not have sales greater than 10 percent of total sales to any one customer during 1996 and 1997.

     The Company purchased approximately 11 percent of total purchases from one vendor during 1996. The Company did not purchase greater than 10 percent of total purchases from any vendor during 1997.

     In addition, the Company grants credit, generally without collateral, to its customers. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

11. SUBSEQUENT EVENTS (UNAUDITED):

     On June 10, 1998, the Company entered into an unsecured promissory note with the Parent for $1,000,000 which expires in July 1999. The promissory note bears interest at 8 percent. Also on June 10, 1998, the Company entered into two separate secured promissory notes with the Parent for $2,000,000 which expire in July 1999. The promissory notes are secured by real estate owned by the Company and bear interest at 8 percent.

     In July 1998, the Company and its stockholders entered into a definitive agreement with Chemical Logistics Corporation (Chemical) pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Chemical common stock concurrent with the consummation of an initial public offering (the Offering) of common stock of Chemical.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Brown Chemical Co., Inc.:

     We have audited the accompanying consolidated balance sheets of Brown Chemical Co., Inc. and subsidiary (collectively, the Company) as of December 31, 1996 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Brown Chemical Co., Inc. and subsidiary as of December 31, 1996 and 1997, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

Houston, Texas
May 15, 1998

                    BROWN CHEMICAL CO., INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                              DECEMBER 31,
                                                        -------------------------    MARCH 31,
                                                           1996          1997          1998
                                                        -----------   -----------   -----------
                                                                                    (UNAUDITED)
                                            ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................  $   403,468   $ 1,947,718   $ 1,546,140
  Accounts receivable, less allowance for doubtful
     accounts of $22,185, $21,325 and $21,325,
     respectively.....................................    3,680,561     3,441,562     4,397,350
  Inventories.........................................    1,972,909     2,048,812     2,001,004
  Deferred income taxes...............................      654,142       540,928       578,333
  Other current assets................................       89,727        85,275        97,655
                                                        -----------   -----------   -----------
          Total current assets........................    6,800,807     8,064,295     8,620,482
                                                        -----------   -----------   -----------
INVESTMENTS...........................................       72,565       146,648       166,369
                                                        -----------   -----------   -----------
PROPERTY, PLANT AND EQUIPMENT, at cost................    4,314,738     4,393,681     4,406,527
  Less -- Accumulated depreciation....................   (2,167,637)   (2,445,150)   (2,521,156)
                                                        -----------   -----------   -----------
                                                          2,147,101     1,948,531     1,885,371
                                                        -----------   -----------   -----------
CASH SURRENDER VALUE OF LIFE INSURANCE................    3,284,477     3,641,004     3,729,231
OTHER ASSETS, net.....................................        3,848            --            --
                                                        -----------   -----------   -----------
          Total assets................................  $12,308,798   $13,800,478   $14,401,453
                                                        ===========   ===========   ===========

                             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable....................................  $ 2,622,264   $ 3,670,562   $ 4,234,369
  Accrued liabilities.................................      658,095       804,193       631,858
  Container deposits refundable to customers..........      189,318       218,650       137,220
  Income taxes payable................................       14,101       108,862       254,617
  Notes payable.......................................       15,131        14,929            --
  Current maturities of long-term debt................      293,333       987,778       964,444
                                                        -----------   -----------   -----------
          Total current liabilities...................    3,792,242     5,804,974     6,222,508
                                                        -----------   -----------   -----------
LONG-TERM DEBT, net of current maturities.............    2,992,597     2,133,296     2,165,609
DEFERRED INCOME TAXES.................................      108,151       142,777       143,288
OTHER LONG-TERM LIABILITIES...........................    1,380,454     1,280,985     1,254,372
MINORITY INTEREST.....................................      153,404       163,122       165,377
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, no par, 10,000 shares authorized,
     5,000 shares issued and outstanding..............        5,070         5,070         5,070
  Additional paid-in capital..........................    1,500,000     1,500,000     1,500,000
  Retained earnings...................................    2,351,133     2,703,039     2,866,975
  Unrealized gain on equity investments...............       25,747        67,215        78,254
                                                        -----------   -----------   -----------
          Total stockholders' equity..................    3,881,950     4,275,324     4,450,299
                                                        -----------   -----------   -----------
          Total liabilities and stockholders'
            equity....................................  $12,308,798   $13,800,478   $14,401,453
                                                        ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                    BROWN CHEMICAL CO., INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                                                  YEAR ENDED               THREE MONTHS ENDED
                                                 DECEMBER 31,                   MARCH 31,
                                           -------------------------     -----------------------
                                              1996          1997            1997         1998
                                           -----------   -----------     ----------   ----------
                                                                               (UNAUDITED)
SALES, net...............................  $33,767,376   $34,311,113     $8,706,630   $9,159,766
                                           -----------   -----------     ----------   ----------
COSTS AND EXPENSES:
  Cost of sales..........................   28,175,745    28,361,095      7,175,285    7,492,189
  Operating and delivery.................    1,531,583     1,514,302        377,545      388,188
  Selling, general and administrative....    2,856,583     3,097,369        790,966      820,899
  Depreciation...........................      260,746       277,513         68,002       73,339
                                           -----------   -----------     ----------   ----------
          Total costs and expenses.......   32,824,657    33,250,279      8,411,798    8,774,615
                                           -----------   -----------     ----------   ----------
INCOME FROM OPERATIONS...................      942,719     1,060,834        294,832      385,151
OTHER INCOME (EXPENSE):
  Interest expense.......................     (350,734)     (339,568)       (77,166)     (82,992)
  Other, net.............................        5,730       (16,996)         1,286        2,029
                                           -----------   -----------     ----------   ----------
INCOME BEFORE INCOME TAXES AND MINORITY
  INTEREST...............................      597,715       704,270        218,952      304,188
INCOME TAX EXPENSE.......................      279,686       342,646        106,520      137,997
                                           -----------   -----------     ----------   ----------
INCOME BEFORE MINORITY INTEREST..........      318,029       361,624        112,432      166,191
MINORITY INTEREST........................        9,759         9,718          2,252        2,255
                                           -----------   -----------     ----------   ----------
NET INCOME...............................  $   308,270   $   351,906     $  110,180   $  163,936
                                           ===========   ===========     ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                    BROWN CHEMICAL CO., INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                ACCUMULATED
                                    COMMON STOCK     ADDITIONAL                    OTHER           TOTAL
                                   ---------------    PAID-IN      RETAINED    COMPREHENSIVE   STOCKHOLDERS'   COMPREHENSIVE
                                   SHARES   AMOUNT    CAPITAL      EARNINGS      INCOME(1)        EQUITY          INCOME
                                   ------   ------   ----------   ----------   -------------   -------------   -------------
BALANCE, December 31, 1996.......  5,000    $5,070   $1,500,000   $2,351,133      $25,747       $3,881,950
  Net income.....................     --       --            --      351,906           --          351,906       $351,906
  Other comprehensive income,
    unrealized holding gains.....     --       --            --           --       41,468           41,468         41,468
                                                                                                                 --------
  Comprehensive income...........     --       --            --           --           --               --       $393,374
                                   -----    ------   ----------   ----------      -------       ----------       ========
BALANCE, December 31, 1997.......  5,000    5,070     1,500,000    2,703,039       67,215        4,275,324
  Net income (unaudited).........     --       --            --      163,936           --          163,936       $163,936
  Other comprehensive income,
    unrealized holding gains
    (unaudited)..................     --       --            --           --       11,039           11,039         11,039
                                                                                                                 --------
  Comprehensive income
    (unaudited)..................     --       --            --           --           --               --       $174,975
                                   -----    ------   ----------   ----------      -------       ----------       ========
BALANCE, March 31, 1998
  (unaudited)....................  5,000    $5,070   $1,500,000   $2,866,975      $78,254       $4,450,299
                                   =====    ======   ==========   ==========      =======       ==========

---------------

(1) Represents unrealized holding gains on available-for-sale equity securities.

   The accompanying notes are an integral part of these financial statements.

                    BROWN CHEMICAL CO., INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                  THREE MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,          MARCH 31,
                                                     ------------------------   ----------------------
                                                        1996         1997         1997         1998
                                                     ----------   -----------   ---------   ----------
                                                                                     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.......................................  $ 308,270    $  351,906    $ 110,180   $  163,936
                                                     ---------    ----------    ---------   ----------
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities--
    Loss on real estate option.....................         --        29,600           --           --
    (Increase) decrease in cash value of life
       insurance...................................     75,155        30,227        1,635         (829)
    Depreciation...................................    260,737       277,214       68,002       73,339
    Provision for deferred taxes...................    174,718       115,259       28,815      (45,568)
    Minority interest..............................      9,759         9,718        2,252        2,255
    Changes in operating assets and liabilities--
       Accounts and loans receivable...............   (319,930)      238,999     (465,430)    (955,788)
       Inventories.................................    (76,633)      (75,903)     129,418       47,808
       Prepaid expenses............................     18,189        (1,240)         195      (12,655)
       Accounts payable............................   (135,702)    1,048,298      543,131      563,807
       Due to customers............................     28,052        29,332       40,034      (81,430)
       Accrued liabilities.........................    248,335       143,393      (94,691)    (171,816)
       Deferred compensation plan..................    (75,206)      (80,642)     (19,636)     (21,057)
       Income taxes payable........................     (8,564)       94,761       46,896      145,755
       Other.......................................      7,740        (6,152)       1,449          275
                                                     ---------    ----------    ---------   ----------
         Total adjustments.........................    206,650     1,852,864      282,070     (455,904)
                                                     ---------    ----------    ---------   ----------
         Net cash provided by (used in) operating
           activities..............................    514,920     2,204,770      392,250     (291,968)
                                                     ---------    ----------    ---------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Life insurance policy payments...................   (258,277)     (258,277)     (55,085)     (55,085)
  Acquisition of fixed assets......................   (147,844)      (78,644)     (27,136)     (10,179)
  Other............................................    (15,726)      (13,942)      (6,734)          (8)
                                                     ---------    ----------    ---------   ----------
         Net cash used in investing activities.....   (421,847)     (350,863)     (88,955)     (65,272)
                                                     ---------    ----------    ---------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of debt...............................    (78,203)     (293,535)     (38,465)     (38,263)
  Capital lease payments...........................    (16,050)      (16,122)      (4,516)      (6,075)
                                                     ---------    ----------    ---------   ----------
         Net cash used in financing activities.....    (94,253)     (309,657)     (42,981)     (44,338)
                                                     ---------    ----------    ---------   ----------
NET DECREASE IN CASH AND CASH EQUIVALENTS..........     (1,180)    1,544,250      260,314     (401,578)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD...    404,648       403,468      403,468    1,947,718
                                                     ---------    ----------    ---------   ----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD.........  $ 403,468    $1,947,718    $ 663,782   $1,546,140
                                                     =========    ==========    =========   ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for--
    Interest.......................................  $  93,988    $   86,712    $  21,747   $   20,378
    Taxes..........................................     93,186       131,712       31,088       34,844

   The accompanying notes are an integral part of these financial statements.

                    BROWN CHEMICAL CO., INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS:

     Brown Chemical Co., Inc. (Brown Chemical), a New Jersey corporation, and subsidiary (collectively, the Company) are domestic distributors of various dry and liquid inorganic and organic chemicals to industrial customers primarily in New Jersey, New York and Pennsylvania.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of Consolidation

     The consolidated financial statements of the Company include the accounts of Brown Realty, Inc. (Brown Realty), an 83 1/3 percent owned subsidiary. All significant intercompany balances and transactions have been eliminated.

  Interim Financial Information

     The interim financial statements included herein are unaudited; however, they include all adjustments of a normal recurring nature which, in the opinion of management, are necessary to present fairly the financial position of the Company at March 31, 1998, and the results of its operations and cash flows for the three months ended March 31, 1997 and 1998. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year-end. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

  Cash and Cash Equivalents

     Cash and cash equivalents include all liquid debt instruments purchased with an original maturity of three months or less.

  Allowance for Doubtful Accounts

     The Company provides an allowance for doubtful accounts based upon the specific identification of accounts receivable where collection is no longer probable.

  Inventories

     Inventories are stated at lower of cost or market with cost being determined using the first-in, first-out (FIFO) method. Substantially all of the Company's inventory consists of finished goods.

  Investments

     Investments consist of equity securities. The Company classifies its equity securities as available-for-sale. Available-for-sale securities are recorded at fair value based upon market quotations. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholders' equity until realized. A decline in the market value of any available-for-sale security below cost that is deemed other than temporary is charged to earnings in the period it occurs resulting in the establishment of a new cost basis for the security. Dividend income is recognized when earned.

  Property, Plant and Equipment

     Property, plant and equipment are stated at cost and depreciation is computed using the straight-line method for financial reporting purposes and accelerated methods for federal income tax purposes. Plant and

                    BROWN CHEMICAL CO., INC. AND SUBSIDIARY
equipment are reviewed for impairment whenever events or circumstances provide evidence that suggests that the carrying amounts of the plant and equipment may not be recoverable.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and resulting gain or loss is recognized in the statements of income.

  Cash Surrender Value of Life Insurance

     Premiums on cash surrender value life insurance are expensed during the year. Increases in the cash surrender value of life insurance are recorded as a decrease in life insurance expense. The cash surrender value of life insurance is recorded as a long-term asset at its fair value.

  Customer Deposits on Drums and Cylinders

     Many products are sold in steel or polyethylene drums for which the Company charges a deposit. These deposits are refundable to the customer upon return of the drum and are therefore recorded as a liability. Periodically, the Company assesses (based on aging and experience) the deposit liability account for deposits not expected to be claimed. For those deposits not expected to be claimed, the drums are considered sold and the deposit is recognized as income.

     Containers used to ship products which cost in excess of $1,000 and have a useful life greater than one year are capitalized and depreciated over their useful life (generally five years). Containers used to ship products which cost less than $1,000 are accounted for as inventory.

  Revenue Recognition

     The Company recognizes income on the accrual method. Under this method, credit sales and the cost of such sales are recognized in full upon completion of the sales transaction.

  Income Taxes

     The Company follows the asset and liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No.
109. Under this method, deferred assets and liabilities are recorded for future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and are measured using enacted tax rates and laws.

  Environmental Expenditures

     Environmental expenditures are expensed or capitalized in accordance with generally accepted accounting principles. Liabilities for these expenditures are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    BROWN CHEMICAL CO., INC. AND SUBSIDIARY

  New Accounting Pronouncements

     In the first quarter of 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income," which requires the display of comprehensive income and its components in the financial statements. Comprehensive income represents all changes in equity of an entity during the reporting period, including net income and charges directly to equity which are excluded from net income. The Company has chosen to disclose comprehensive income, which includes unrealized gains on an available-for-sale equity security, in the consolidated statements of stockholders' equity. Prior years have been restated to conform to the SFAS No. 130 disclosure requirements.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." This statement requires the reporting of expanded information of a company's operating segments. It also expands the definition of what constitutes an entity's operating segments. This statement is required to be adopted for fiscal years beginning after December 15, 1997. The Company intends to adopt this statement during its fiscal year ending December 31, 1998. Management is presently evaluating what, if any, additional disclosures may be required when this statement is implemented.

3. INVESTMENTS:

     The cost, gross unrealized holding gains and fair value of the Company's available-for-sale equity securities were as follows:

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1996       1997
                                                              -------   --------
Cost........................................................  $26,588   $ 26,622
Gross unrealized holding gains..............................   45,977    120,026
                                                              -------   --------
          Fair value........................................  $72,565   $146,648
                                                              =======   ========

4. PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment consists of the following:

                                                                      DECEMBER 31,
                                                  ESTIMATED     -------------------------
                                                 USEFUL LIVES      1996          1997
                                                 ------------   -----------   -----------
                                                  (IN YEARS)
Land...........................................        --       $   199,778   $   199,778
Buildings and improvements.....................      5-31         2,568,478     2,568,478
Machinery and equipment........................       5-7         1,104,238     1,170,335
Furniture and fixtures.........................      5-10           158,720       171,566
Automobiles and trucks.........................       5-7           283,524       283,524
                                                                -----------   -----------
                                                                  4,314,738     4,393,681
Less -- Accumulated depreciation...............                  (2,167,637)   (2,445,150)
                                                                -----------   -----------
          Total................................                 $ 2,147,101   $ 1,948,531
                                                                ===========   ===========

                    BROWN CHEMICAL CO., INC. AND SUBSIDIARY

5. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts receivable consists of the following:

                                                                DECEMBER 31,
                                                              -----------------
                                                               1996      1997
                                                              -------   -------
Balance, beginning of year..................................  $15,000   $22,185
Provision for doubtful accounts.............................    7,185     6,325
Amounts written off.........................................       --    (7,185)
                                                              -------   -------
Balance, end of year........................................  $22,185   $21,325
                                                              =======   =======

     Accrued expenses consist of the following:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Deferred compensation agreements............................  $440,712   $584,105
Profit-sharing plan.........................................   150,000    150,000
Other accrued expenses......................................    17,383     20,088
                                                              --------   --------
                                                              $608,095   $754,193
                                                              ========   ========

6. LONG-TERM DEBT:

     Long-term debt consists of the following:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1996         1997
                                                              ----------   ----------
Brown Realty --
  Mortgage payable to a bank, dated June 1993, payable in
     monthly installments of $7,778, bearing interest at
     prime plus 1 percent and secured by property and
     building at the Oakland, New Jersey, location and
     guaranteed by Brown Chemical, maturing July 1, 1998.
     (Prime was 8.50% as of December 31, 1997)..............  $1,081,111   $  987,778
Brown Chemical --
  Line of credit with borrowings of up to $1.0 million,
     bearing interest at prime plus  1/2% and secured by all
     Brown Chemical's assets, scheduled maturity on October
     15, 1997, and expiring September 9, 1998...............     200,000           --
  Loans payable on cash surrender value of life insurance
     policies...............................................   2,004,820    2,133,296
                                                              ----------   ----------
                                                               3,285,931    3,121,074
Less -- Current maturities..................................    (293,333)    (987,778)
                                                              ----------   ----------
          Long-term debt....................................  $2,992,598   $2,133,296
                                                              ==========   ==========

     The loans payable on the cash surrender value of life insurance policies are due upon the death of the insured and have no scheduled repayments prior to such event.

     The mortgage payable requires Brown Chemical and Brown Realty to maintain certain working capital, net worth and debt service ratios. At December 31, 1997, Brown Chemical was not in compliance with certain mortgage debt covenants. The mortgage payable is classified as a current maturity of long-term debt as it matures on July 1, 1998. As of May 15, 1998, the bank has not accelerated the payment of the mortgage payable.

                    BROWN CHEMICAL CO., INC. AND SUBSIDIARY

7. MINORITY INTEREST:

     At December 31, 1996 and 1997, the Company reported minority interest in the balance sheet of $153,404 and $163,122, respectively. The minority interest relates to the 16 2/3 percent outside ownership in Brown Realty. For financial reporting purposes, the assets, liabilities and income (loss) attributable to the minority interest are consolidated in the Company's financial statements and the minority interest's share of net assets and income (loss) in Brown Realty, has been recorded as "Minority Interest" in the balance sheets and statements of income.

8. FAIR VALUE OF FINANCIAL INSTRUMENTS:

  Cash, Accounts Receivable and Accounts Payable

     The carrying amount approximates market value due to the highly liquid nature of these short-term investments.

  Long-Term Debt and Notes Payable

     The estimated market value of the Company's long-term debt and notes payable is based on quoted market prices or, where such prices are not available, on estimated year-end interest rates of debt with the same remaining average maturities and credit quality. The carrying amount approximates market value at December 31, 1996 and 1997.

9. INCOME TAXES:

     Income tax expense consists of the following:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Current --
  Federal...................................................  $ 72,235   $177,290
  State.....................................................    32,732     50,097
                                                              --------   --------
                                                               104,967    227,387
                                                              --------   --------
Deferred --
  Federal...................................................   145,831     89,865
  State.....................................................    28,888     25,394
                                                              --------   --------
                                                               174,719    115,259
                                                              --------   --------
          Total income tax expense..........................  $279,686   $342,646
                                                              ========   ========

     Actual income tax expense differs from income tax computed by applying the United States federal statutory rate to income before provision for income taxes as follows:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Statutory federal income tax................................  $209,200   $246,495
State income tax, less federal benefit......................    40,053     49,069
Other.......................................................    30,433     47,082
                                                              --------   --------
                                                              $279,686   $342,646
                                                              ========   ========

                    BROWN CHEMICAL CO., INC. AND SUBSIDIARY

     Deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes. The tax effects of the temporary differences that give rise to the significant portions of the deferred tax assets and liabilities are presented below:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Assets --
  Basis difference in inventory.............................  $ 64,166   $ 53,501
  Accrued expense...........................................   577,453    472,121
  Allowance for doubtful accounts...........................    12,523     15,306
                                                              --------   --------
          Total deferred income tax assets..................   654,142    540,928
                                                              --------   --------
Liabilities --
  Basis differences in plant and equipment..................    80,429     82,632
  Unrealized investment gain................................    20,230     52,811
  Other.....................................................     7,492      7,334
                                                              --------   --------
          Total deferred income tax liabilities.............   108,151    142,777
                                                              --------   --------
          Net deferred income tax assets....................  $545,991   $398,151
                                                              ========   ========

     Based on recent operating results and expected levels of future earnings, the Company believes it will, more likely than not, generate sufficient taxable income to realize the net deferred tax assets recorded.

10. EMPLOYEE BENEFIT PLANS:

  401(k) Plan


     The Company has a defined contribution 401(k) profit-sharing plan. The plan provides for the Company to match up to 50% of the first three percent of contributions made by each employee. Total contributions by the Company under the plan were $23,752 and $25,806 in 1996 and 1997, respectively.


  Profit-Sharing Plan

     The Company has a discretionary profit-sharing plan that covers all full-time employees over the age of 21 with six months of service. Contributions to the plan are based on a formula and are contingent upon the attainment of certain levels of earnings as defined in the agreement. In 1996 and 1997, contributions were $150,000.

  Deferred Compensation Agreements

     In 1986, the Company entered into deferred compensation agreements with two of the Company's former officers whereby the Company is obligated to pay $90,000 per year upon retirement to each of the two officers for 15 years. The Company recorded compensation expense associated with the deferred compensation agreements from the date of the agreements to the retirement dates of the two officers. The amounts charged to interest expense relating to such agreements were $109,685 in 1996 and $104,794 in 1997. The Company's remaining cash obligations as of December 31, 1997, was approximately $2.2 million. The Company has purchased life insurance policies which may be used to fund the cash obligations of these agreements. The cash surrender value of such policies was $3.6 million as of December 31, 1997.

                    BROWN CHEMICAL CO., INC. AND SUBSIDIARY

11. COMMITMENTS AND CONTINGENCIES:

  Environmental Matters

     The Company is subject to certain laws and regulations, such as the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), the Resource Conservation and Recovery Act and similar state statues. The Company is currently not named as a potentially responsible party under CERCLA or similar state legislation with respect to its operations.

     In 1992, the Company entered into an agreement in principle with the New Jersey Department of Environmental Protection and Energy whereby the Company would be financially responsible for up to $300,000 annually for any corrective action necessitated by hazardous discharges. Under this agreement, the Company has not had to take any corrective action necessitated by hazardous discharges.

  Litigation

     The Company is not currently involved in any significant disputes or legal actions; however, such actions could arise in the ordinary course of business.

  Deferred Compensation Agreements

     The Company has entered into deferred compensation agreements with two of the Company's officers. See Note 8, "Employee Benefit Plans," for further description of such agreements.

  Leases

     The Company leases certain facilities, warehouses, equipment and trucks under noncancelable operating leases. Rent expense during fiscal years 1996 and 1997 was $170,000 each year. Future minimum payments under noncancelable operating leases are as follows:

1998.....................................................   $132,986
1999.....................................................    127,660
2000.....................................................     75,684
2001.....................................................     74,104
2002.....................................................     39,291
                                                            --------
                                                            $449,725
                                                            ========

     Certain equipment has been leased under terms that constitute a capital lease. Accordingly, the costs of the assets (the lower of the cash purchase price or the present value of future minimum lease payments) were recorded as an addition to property and the related liabilities were recorded as lease obligations. The assets are amortized using the straight-line method, and interest expense is recorded on the basis of the outstanding lease obligation.

                    BROWN CHEMICAL CO., INC. AND SUBSIDIARY

     The net present value of future minimum lease payments under the capital leases as of December 31, 1997, is as follows:

Year ending December 31 --
  1998....................................................   $22,443
  1999....................................................    13,780
  2000....................................................     3,875
                                                             -------
          Total lease payments............................    40,098
Less -- Amounts representing interest.....................    (3,244)
                                                             -------
Present value of minimum lease payments...................   $36,854
                                                             =======

12. MAJOR CUSTOMERS AND RISK CONCENTRATION:

     The Company did not have sales greater than 10 percent of total sales to any one customer during the years ended December 31, 1996 or 1997.

     The Company had purchases from one supplier which were greater than 10 percent of total purchases during the years ended December 31, 1996 and 1997. The purchases from such supplier comprised 22 percent and 14 percent of the Company's purchases during the years ended December 31, 1996 and 1997, respectively.

     In addition, the Company grants credit, generally without collateral, to its customers. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors within the New York, New Jersey and Connecticut regions. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

     The Company had cash and cash equivalents in financial institutions which exceed the federally insured limits by $296,357 and $1,844,350 at December 31, 1996 and 1997, respectively.

13. COMMON STOCK:

     The Company has 10,000 shares of no par common stock authorized and 5,000 shares issued and outstanding as of December 31, 1997.

14. SUBSEQUENT EVENTS (UNAUDITED):

     In July 1998, the Company and its stockholders entered into a definitive agreement with Chemical Logistics Corporation (Chemical), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Chemical common stock, concurrent with the consummation of an initial public offering (the Offering) of common stock of Chemical.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Tarr, Inc.:

     We have audited the accompanying combined balance sheet of Tarr, Inc. and related entities (collectively, the Company) as of December 31, 1997, and the related combined statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Tarr, Inc. and related entities as of December 31, 1997, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

Houston, Texas
May 29, 1998

                        TARR, INC. AND RELATED ENTITIES

                            COMBINED BALANCE SHEETS

                                                              DECEMBER 31,    MARCH 31,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
                                         ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $    33,133    $    50,940
  Accounts receivable, less allowance for doubtful accounts
     of $172,927............................................    2,751,016      2,780,919
  Inventories...............................................    2,025,480      1,833,313
  Other current assets......................................      207,693        226,631
  Deferred income taxes.....................................       23,483         25,023
                                                              -----------    -----------
          Total current assets..............................    5,040,805      4,916,826
                                                              -----------    -----------
PROPERTY, PLANT AND EQUIPMENT, at cost......................    5,386,879      5,518,203
  Less -- Accumulated depreciation..........................   (2,638,975)    (2,739,074)
                                                              -----------    -----------
                                                                2,747,904      2,779,129
                                                              -----------    -----------
GOODWILL, net...............................................      693,960        684,973
OTHER ASSETS, net...........................................      238,519        227,510
                                                              -----------    -----------
          Total assets......................................  $ 8,721,188    $ 8,608,438
                                                              ===========    ===========
                          LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................  $ 1,880,982    $ 2,449,933
  Accrued liabilities.......................................      197,115        167,590
  Container deposits refundable to customers................      346,261        346,261
  Current maturities of long-term debt......................      392,041        377,541
  Line of credit............................................    2,850,000      2,227,993
                                                              -----------    -----------
          Total current liabilities.........................    5,666,399      5,569,318
                                                              -----------    -----------
LONG-TERM DEBT, less current maturities.....................    1,110,937      1,026,101
                                                              -----------    -----------
NOTE PAYABLE, stockholder...................................       99,444         89,444
                                                              -----------    -----------
DEFERRED INCOME TAXES.......................................      147,473        153,090
                                                              -----------    -----------
OTHER LIABILITIES...........................................      229,817        218,491
                                                              -----------    -----------
COMMITMENTS AND CONTINGENCIES (Note 12)
STOCKHOLDERS' EQUITY:
  Common stock (Note 5).....................................           --             --
  Additional paid-in capital................................    1,126,362      1,126,362
  Retained earnings.........................................      340,756        425,632
                                                              -----------    -----------
          Total stockholders' equity........................    1,467,118      1,551,994
                                                              -----------    -----------
          Total liabilities and stockholders' equity........  $ 8,721,188    $ 8,608,438
                                                              ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                        TARR, INC. AND RELATED ENTITIES

                         COMBINED STATEMENTS OF INCOME

                                                                           THREE MONTHS ENDED
                                                           YEAR ENDED           MARCH 31,
                                                          DECEMBER 31,   -----------------------
                                                              1997          1997         1998
                                                          ------------   ----------   ----------
                                                                               (UNAUDITED)
SALES, net..............................................  $31,662,463    $7,863,539   $6,183,131
                                                          -----------    ----------   ----------
COSTS AND EXPENSES:
  Cost of sales.........................................   24,955,806     6,159,891    4,632,273
  Operating and delivery................................    2,910,426       679,214      647,516
  Selling, general and administrative...................    2,797,694       643,207      697,028
  Depreciation..........................................      419,546        99,078      117,610
                                                          -----------    ----------   ----------
          Total costs and expenses......................   31,083,472     7,581,390    6,094,427
                                                          -----------    ----------   ----------
INCOME FROM OPERATIONS..................................      578,991       282,149       88,704
OTHER INCOME (EXPENSE):
  Interest expense......................................     (339,349)      (77,322)     (95,315)
  Other income..........................................      137,218        27,450      116,269
  Other expense.........................................       (9,383)      (10,822)     (15,016)
                                                          -----------    ----------   ----------
INCOME BEFORE INCOME TAXES..............................      367,477       221,455       94,642
INCOME TAXES............................................       32,794        20,121        9,766
                                                          -----------    ----------   ----------
NET INCOME..............................................  $   334,683    $  201,334   $   84,876
                                                          ===========    ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                        TARR, INC. AND RELATED ENTITIES

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                                         COMMON STOCK        ADDITIONAL                   TOTAL
                                      ------------------      PAID-IN     RETAINED    STOCKHOLDERS'
                                      SHARES     AMOUNT       CAPITAL     EARNINGS       EQUITY
                                      -------   --------     ----------   ---------   -------------
BALANCE, December 31, 1996..........  1,873.7   $     --     $1,126,362   $ 594,849    $1,721,211
  Distributions to stockholders.....       --         --             --    (588,776)     (588,776)
  Net income........................       --         --             --     334,683       334,683
                                      -------   --------     ----------   ---------    ----------
BALANCE, December 31, 1997..........  1,873.7         --      1,126,362     340,756     1,467,118
  Net income (unaudited)............       --         --             --      84,876        84,876
                                      -------   --------     ----------   ---------    ----------
BALANCE, March 31, 1998
  (unaudited).......................  1,873.7   $     --     $1,126,362   $ 425,632    $1,551,994
                                      =======   ========     ==========   =========    ==========

   The accompanying notes are an integral part of these financial statements.

                        TARR, INC. AND RELATED ENTITIES

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                           THREE MONTHS ENDED
                                                            YEAR ENDED          MARCH 31,
                                                           DECEMBER 31,   ---------------------
                                                               1997         1997        1998
                                                           ------------   ---------   ---------
                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.............................................  $   334,683    $ 201,334   $  84,876
                                                           -----------    ---------   ---------
  Adjustments to reconcile net income to net cash
     provided by (used in) operating activities --
     Depreciation........................................      419,546       99,078     117,610
     Amortization........................................       74,034       18,508      19,996
     Provision for deferred income taxes.................       24,192        6,047       4,077
     Donation of automobiles.............................           --           --      23,150
     Gain on disposition of property, plant and
       equipment.........................................      (14,372)     (11,621)     (2,505)
     Changes in operating assets and liabilities --
       Receivables.......................................      223,906     (113,339)    (29,903)
       Inventories.......................................     (454,581)    (156,478)    192,167
       Other current assets..............................       15,897      (30,595)    (18,938)
       Accounts payable, accrued liabilities and other...     (471,433)    (186,132)    528,100
       Income taxes payable..............................       (5,994)      12,322          --
                                                           -----------    ---------   ---------
          Total adjustments..............................     (188,805)    (362,210)    833,754
                                                           -----------    ---------   ---------
          Net cash provided by (used in) operating
            activities...................................      145,878     (160,876)    918,630
                                                           -----------    ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures...................................   (1,052,109)    (179,068)   (171,985)
  Proceeds from disposition of property, plant and
     equipment...........................................       14,372       11,621       2,505
                                                           -----------    ---------   ---------
          Net cash used in investing activities..........   (1,037,737)    (167,447)   (169,480)
                                                           -----------    ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net repayments under notes payable.....................     (354,188)     (48,861)   (114,336)
  Borrowings on line of credit...........................      600,000      250,000    (622,007)
  Net (advances) borrowings of notes payable.............    1,208,288      151,893       5,000
  Distributions to stockholders..........................     (588,776)     (49,350)         --
                                                           -----------    ---------   ---------
          Net cash provided by (used in) financing
            activities...................................      865,324      303,682    (731,343)
                                                           -----------    ---------   ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.....      (26,535)     (24,641)     17,807
CASH AND CASH EQUIVALENTS, beginning of period...........       59,668       59,688      33,133
                                                           -----------    ---------   ---------
CASH AND CASH EQUIVALENTS, end of period.................  $    33,133    $  35,047   $  50,940
                                                           ===========    =========   =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for --
     Interest............................................  $   311,864    $  61,677   $  74,591
     Taxes...............................................  $    17,060    $      --   $     960

   The accompanying notes are an integral part of these financial statements.

                        TARR, INC. AND RELATED ENTITIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS:

     Tarr, Inc. (Tarr), an Oregon corporation, and related entities including Tarr, Inc. of Arizona (Arizona), an Arizona corporation, and Tarr Trucking, Inc. (Trucking), an Oregon corporation (collectively referred to as the Company), is primarily engaged in the distribution of liquid organic chemicals and petroleum products. The Company's primary operations supply the Northwest portion of the United States and Arizona.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of Combination

     The combined financial statements include the accounts of Tarr, Arizona and Trucking, affiliates through common ownership. All significant intercompany balances and transactions have been eliminated.

  Interim Financial Information

     The interim financial statements included herein are unaudited; however, they include all adjustments of a normal recurring nature which, in the opinion of management, are necessary to present fairly the financial position of the Company at March 31, 1998, and the results of its operations and cash flows for the three months ended March 31, 1997 and 1998. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year-end. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

  Cash and Cash Equivalents

     Cash and cash equivalents include all liquid debt instruments purchased with an original maturity of three months or less.

  Allowance for Doubtful Accounts

     The Company provides an allowance for doubtful accounts based upon the specific identification of accounts receivable where collection is no longer probable.

  Inventories

     Inventories are valued at the lower of cost (first-in, first-out) or market. Substantially all of the goods consist of finished products.

  Property, Plant and Equipment

     Plant and equipment are stated at cost and depreciation is computed using the straight-line method for financial reporting purposes and accelerated methods for federal income tax purposes. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset. Property, plant and equipment are reviewed for impairment whenever events or circumstances provide evidence that suggests that the carrying amounts of the property, plant and equipment may not be recoverable.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of income.

                        TARR, INC. AND RELATED ENTITIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

  Goodwill and Other Assets

     Goodwill is being amortized over a period of 40 years. Amortization amounted to $30,000 for the year ended December 31, 1997, with accumulated amortization of $473,737 at December 31, 1997.

     Other assets consist primarily of a noncompete and consulting agreement related to an agreement between the Company and another party whereby the Company retained the other party's experience and abilities while restricting the other party's ability to compete against the Company. In return, the Company agreed to pay $5,000 per month over the term of the agreement to the other party for the consulting services and covenant not to compete. The total future payments were discounted over the term of the agreement and recorded as an asset and liability in the accompanying balance sheet.

     These intangible assets are reviewed for impairment whenever events or circumstances provide evidence that suggests that the carrying amount of the intangible asset may not be recoverable. The Company assesses the recoverability of the intangible asset by determining whether the carrying amount of the intangible asset can be recovered through projected undiscounted future cash flows over the remaining amortization period.

  Container Deposits Refundable to Customers

     Many products are sold in steel or polyethylene drums for which the Company charges a deposit. These deposits are refundable to the customer upon return of the drum and are therefore recorded as a liability. Periodically, the Company assesses (based on aging and experience) the deposit liability account for deposits not expected to be claimed. For those deposits not expected to be claimed, the drums are considered sold and the deposit is recognized as income.

  Revenue Recognition

     The Company recognizes income on the accrual method. Under this method, credit sales and the cost of such sales are recognized in full upon completion of the sales transaction.

  Income Taxes

     On October 1, 1987, Tarr, with the consent of its stockholders, elected to have its income taxed under the provisions of Subchapter S of the Internal Revenue Code, which provided that, in lieu of corporate income taxes, the stockholders are taxed on the Tarr's taxable income. Tarr regularly declares dividends in amounts at least equal to the stockholders' tax liabilities resulting from the S Corporation election.

     Arizona and Trucking are C Corporations and thus follow the asset and liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred assets and liabilities are recorded for future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws.

  Environmental Expenditures

     Environmental expenditures are expensed or capitalized in accordance with generally accepted accounting principles. Liabilities for these expenditures are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                        TARR, INC. AND RELATED ENTITIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  New Accounting Pronouncements

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," which requires the reporting of comprehensive income and its components to be displayed with the same prominence as other financial statements. This statement requires a company to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the balance sheet. The Company has adopted this statement, and the differences between traditional income and comprehensive income were insignificant.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." This statement requires the reporting of expanded information of a company's operating segments. It also expands the definition of what constitutes an entity's operating segments. This statement is required to be adopted for fiscal years beginning after December 15, 1997. The Company intends to adopt this statement during its fiscal year ending December 31, 1998. Management is presently evaluating what, if any, additional disclosures may be required when this statement is implemented.

3. PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment consists of the following:

                                                               ESTIMATED     DECEMBER 31,
                                                              USEFUL LIVES       1997
                                                              ------------   ------------
                                                               (IN YEARS)
Land........................................................                 $   424,794
Buildings and improvements..................................        20         1,238,831
Tank farm...................................................        20           303,919
Machinery and equipment.....................................      5-10         1,619,197
Automobiles and trucks......................................         5         1,610,686
Furniture and fixtures......................................         7           189,452
                                                                             -----------
                                                                               5,386,879
Less -- Accumulated depreciation............................                  (2,638,975)
                                                                             -----------
          Total.............................................                 $ 2,747,904
                                                                             ===========

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts receivable consists of the following:

                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
Balance at beginning of period..............................    $ 88,027
Provision for doubtful accounts.............................      84,900
Amounts written off.........................................          --
                                                                --------
Balance at end of period....................................    $172,927
                                                                ========

                        TARR, INC. AND RELATED ENTITIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

     Other assets consist of the following:

                                                               DECEMBER 31,
                                                                   1997
                                                               ------------
Consulting and noncompete agreements........................    $ 440,343
Other.......................................................       24,480
                                                                ---------
                                                                  464,823
Less -- Accumulated amortization............................     (226,304)
                                                                ---------
                                                                $ 238,519
                                                                =========

     Accrued liabilities consist of the following:

                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
Payable for consulting and noncompete agreement.............    $ 43,515
Interest payable............................................      15,482
Payroll taxes payable.......................................       3,181
Sales and use taxes payable.................................     106,265
Property taxes payable......................................       3,974
Other taxes payable.........................................      24,698
                                                                --------
                                                                $197,115
                                                                ========

5. COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL:

     Common stock consisted of Tarr, Inc., no par value, 10,000 shares authorized, 1,423.7 shares issued and outstanding; Tarr, Inc. of Arizona, no par value, 100 and 900 shares voting and nonvoting, respectively, 100 voting and 300 nonvoting shares issued and outstanding, respectively; and Tarr Trucking, Inc., no par value, 100 shares authorized, 50 shares issued and outstanding.

6. FAIR VALUE OF FINANCIAL INSTRUMENTS:

  Cash, Accounts Receivable and Payables

     The carrying amount approximates market value due to the highly liquid nature of these short-term investments.

  Long-Term Debt, Line of Credit and Note Payable, Stockholder

     The estimated market value of the Company's long-term debt, line of credit and note payable, stockholder is based on quoted market prices or, where such prices are not available, on estimated year-end interest rates of debt with the same remaining average maturities and credit quality. The carrying amount approximates market value at December 31, 1997.

                        TARR, INC. AND RELATED ENTITIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

7. LONG-TERM DEBT:

     Long-term debt includes the following:

                                                               DECEMBER 31,
                                                                   1997
                                                               ------------
Note payable to the city of Wilsonville in installments of
  $5,823, including interest at 5.72% with final payment due in May 2008. Secured by land improvements at the
  Wilsonville Cardlock site.................................    $   94,110
Notes payable to Ford Motor Credit in installments of $632,
  including interest at 8.75% with final payment due in
  January 2003, secured by two vehicles.....................        37,948
Note payable to bank in installments of $4,447, including
  interest at prime plus .75% with final payment due in
  February 2000. Secured by accounts receivable and
  inventory.................................................        88,387
Note payable in monthly installments of approximately
  $5,700, including interest at 9.1% with final payment due
  October 2004. Secured by property in Wilsonville,
  Oregon....................................................       345,114
Note payable in monthly installments of approximately
  $6,175, including interest at 8.75% with final payment due
  December 2000. Secured by accounts receivable, certain
  equipment and inventory...................................       200,519
Note payable in monthly installments of approximately
  $6,200, including interest at 8.75%, with final payment
  due October 2000. Secured by certain equipment............       186,899
Note payable in monthly installments of approximately
  $4,200, including interest at 9.5%, with final payment due
  July 2002. Secured by certain equipment...................       186,855
Note payable in monthly installments of approximately
  $2,600, including interest at 8.65%, with the final
  payment due February 2002.................................       109,964
Note payable in monthly installments of approximately
  $2,600, including interest at 8%, with the final payment
  due November 1999. Secured by certain property in
  Portland, Oregon..........................................        56,035
Note payable in monthly installments of approximately
  $1,300, including interest at 10%, with the final payment
  due August 2002. Secured by certain property in Vancouver,
  Washington................................................        57,515
Note payable in monthly installments of approximately
  $6,000, including interest at 9%, with the final payment
  due October 1999..........................................       115,000
Chevron note payable with interest rate of 10%..............        24,632
                                                                ----------
                                                                 1,502,978
Less -- Current maturities..................................      (392,041)
                                                                ----------
          Long-term debt....................................    $1,110,937
                                                                ==========

     Long-term debt maturities as of December 31, 1997, are as follows:

1998........................................................  $  392,041
1999........................................................     374,408
2000........................................................     271,270
2001........................................................     143,537
2002........................................................     107,805
Thereafter..................................................     213,917
                                                              ----------
                                                              $1,502,978
                                                              ==========

                        TARR, INC. AND RELATED ENTITIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

8. LINE OF CREDIT:

     At December 31, 1997, the Company has a line of credit with a bank totaling $2,850,000 and expiring February 28, 1999. The line of credit is payable upon demand or upon the lender's determination that there has been a material adverse change in the financial condition or management of the Company. The line of credit bears interest at 1/2 percent plus prime. The line of credit is secured by accounts receivable and inventories. The secured interest cannot exceed 80 percent of the recorded value of the accounts receivable and 50 percent of the recorded value of inventory with a maximum inventory advance of $550,000. Borrowings outstanding under the line of credit were $2,850,000 at December 31, 1997.

     The line-of-credit agreement provides, among other things, that the Company will maintain certain minimum levels of tangible net worth, working capital, total liabilities to tangible net worth and debt coverage ratios, as defined in the agreement. At December 31, 1997, the Company was in technical violation of the negative covenants relating to the working capital, total liabilities to tangible net worth and debt coverage ratios. The Company received a waiver from the lender agreeing to waive the covenant violations until December 31, 1998. The majority stockholder has also issued a personal guarantee to the bank during the waiver period.

9. INCOME TAXES:

     Income tax expense consists of the following:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
Current --
  Federal...................................................    $ 6,707
  State.....................................................      1,895
                                                                -------
                                                                  8,602
                                                                -------
Deferred --
  Federal...................................................     18,862
  State.....................................................      5,330
                                                                -------
                                                                 24,192
                                                                -------
          Total income tax expense..........................    $32,794
                                                                =======

     Actual income tax expense differs from income tax computed by applying the United States federal statutory rate to income before provision for income taxes as follows:

Statutory federal income tax................................   $ 128,617
S Corporation income........................................    (104,705)
State income tax, less federal benefit......................       4,696
Nondeductible expenses......................................       4,186
                                                               ---------
                                                               $  32,794
                                                               =========

     Deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes. The tax

                        TARR, INC. AND RELATED ENTITIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

effects of the temporary differences that give rise to the significant portions of the deferred tax assets and liabilities are presented below:

                                                               DECEMBER 31,
                                                                   1997
                                                               ------------
Deferred income tax assets --
  Net operating loss........................................    $  13,834
  Basis difference in inventory.............................       20,956
  Other.....................................................       44,389
                                                                ---------
          Total deferred income tax assets..................       79,179
                                                                ---------
Deferred income tax liabilities --
  Basis difference in property and equipment................      (84,894)
  Other.....................................................     (118,275)
                                                                ---------
          Total deferred income tax liabilities.............     (203,169)
                                                                ---------
          Net deferred income tax liabilities...............    $(123,990)
                                                                =========

10. EMPLOYEE BENEFIT PLAN:

     The Company has a profit-sharing plan for all employees. Employees are eligible to participate in the plan after completing 12 months of employment and are vested after six years of employment. The amount contributed by the Company is discretionary. Profit-sharing contributions amounted to $18,650 for the year ended December 31, 1997.

11. RELATED-PARTY TRANSACTIONS:

     The Company paid cash bonuses of $9,240 to its majority stockholder and $37,000 to its minority stockholder in 1997.

     In 1997, the Company borrowed $99,444 from its majority stockholder. The note bears an interest rate of 8.5 percent but specifies no payback term. It is classified as long-term, as the stockholder has no current intention of calling the note. The Company recorded $2,084 of interest expense related to this note in 1997.

12. COMMITMENTS AND CONTINGENCIES:

  Litigation

     The Company has various claims and lawsuits outstanding in connection with its operations. In the opinion of management, uninsured losses on these claims and lawsuits, if any, would not be material to the Company's financial position, results of operations or cash flows.

  Environmental Matters

     The Company is subject to certain laws and regulations, such as the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), the Resource Conservation and Recovery Act and similar state statutes. The Company is currently not named as a potentially responsible party under CERCLA or similar state legislation with respect to its operations.

  Leases

     The Company is leasing an office building under a noncancelable operating lease expiring in 2008. The lease agreement provides for annual payments of approximately $42,000.

                        TARR, INC. AND RELATED ENTITIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

     The Company is leasing a warehouse facility under a noncancelable operating lease which expires in 1999. The lease agreement provides for annual payments of approximately $43,000.

     Additionally, the Company leases certain facilities, warehouses, equipment and trucks under noncancelable operating leases. Rent expense was $238,345 for the year ended December 31, 1997.

     Future minimum payments under noncancelable operating leases are as follows:

1998.....................................................   $192,561
1999.....................................................    136,309
2000.....................................................     94,181
2001.....................................................     92,736
2002.....................................................     78,324
Thereafter...............................................    230,500
                                                            --------
                                                            $824,611
                                                            ========

13. MAJOR CUSTOMERS AND RISK CONCENTRATION:

     The Company did not have sales greater than 10 percent of total sales to any one customer during the year ended December 31, 1997. The Company had purchases from three vendors that were individually greater than 10 percent of total purchases for 1997. The total percentage purchased from these three vendors accounts for 59 percent of total purchases for 1997.

     In addition, the Company grants credit, generally without collateral, to its customers located primarily in the Northwest region. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors within the region. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

14. SUBSEQUENT EVENTS:

     In July 1998, the Company and its stockholders entered into a definitive agreement with Chemical Logistics Corporation (Chemical) pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Chemical common stock, concurrent with the consummation of the initial public offering (the Offering) of additional common stock of Chemical.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To A.C.C., Inc.:

     We have audited the accompanying balance sheet of A.C.C., Inc., t/a American Chemicals Co., Inc. (the Company), as of March 31, 1998, and the related statements of income, stockholder's equity and cash flows for the nine-month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of A.C.C., Inc., t/a American Chemicals Co., Inc., as of March 31, 1998, and the results of its operations and its cash flows for the nine-month period then ended in conformity with generally accepted accounting principles.

Houston, Texas
May 15, 1998

                 A.C.C., INC. T/A AMERICAN CHEMICALS CO., INC.

                                 BALANCE SHEET

                                                              MARCH 31,
                                                                 1998
                                                              ----------
                                 ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $   77,192
  Accounts receivable.......................................   2,247,473
  Inventories...............................................   1,100,966
  Other current assets......................................     217,245
  Deferred income taxes.....................................      12,989
                                                              ----------
          Total current assets..............................   3,655,865
                                                              ----------
PLANT AND EQUIPMENT, at cost................................      88,082
  Less -- Accumulated depreciation..........................     (48,857)
                                                              ----------
                                                                  39,225
                                                              ----------
          Total assets......................................  $3,695,090
                                                              ==========
                  LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................  $1,390,056
  Accrued liabilities.......................................     120,440
  Container deposit refundable to customers.................      15,585
  Due to affiliates.........................................     285,528
  Income taxes payable......................................     191,995
  Note payable, employee....................................       6,762
                                                              ----------
          Total current liabilities.........................   2,010,366
                                                              ----------
DEFERRED INCOME TAXES.......................................      30,765
                                                              ----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, no par, 2,500 shares authorized, 1 share
     issued and outstanding.................................   1,326,343
  Retained earnings.........................................     327,616
                                                              ----------
          Total stockholder's equity........................   1,653,959
                                                              ----------
          Total liabilities and stockholder's equity........  $3,695,090
                                                              ==========

   The accompanying notes are an integral part of these financial statements.

                 A.C.C., INC. T/A AMERICAN CHEMICALS CO., INC.

                              STATEMENT OF INCOME

                                                              NINE MONTHS
                                                                 ENDED
                                                               MARCH 31,
                                                                 1998
                                                              -----------
SALES, net..................................................  $14,044,316
                                                              -----------
COSTS AND EXPENSES:
  Cost of sales.............................................   11,576,620
  Operating and delivery....................................      781,309
  Selling, general and administrative.......................    1,243,733
  Depreciation..............................................       20,039
                                                              -----------
          Total costs and expenses..........................   13,621,701
                                                              -----------
INCOME FROM OPERATIONS......................................      422,615
OTHER INCOME, net...........................................          969
                                                              -----------
INCOME BEFORE INCOME TAXES..................................      423,584
INCOME TAXES................................................      188,950
                                                              -----------
NET INCOME..................................................  $   234,634
                                                              ===========

   The accompanying notes are an integral part of these financial statements.

                 A.C.C., INC. T/A AMERICAN CHEMICALS CO., INC.

                       STATEMENT OF STOCKHOLDER'S EQUITY

                                                       COMMON STOCK                      TOTAL
                                                    -------------------   RETAINED   STOCKHOLDER'S
                                                    SHARES     AMOUNT     EARNINGS      EQUITY
                                                    ------   ----------   --------   -------------
BALANCE, June 30, 1997............................     1     $1,326,343   $ 92,982    $1,419,325
     Net income...................................    --             --    234,634       234,634
                                                      --     ----------   --------    ----------
BALANCE, March 31, 1998...........................     1     $1,326,343   $327,616    $1,653,959
                                                      ==     ==========   ========    ==========

   The accompanying notes are an integral part of these financial statements.

                 A.C.C., INC. T/A AMERICAN CHEMICALS CO., INC.

                            STATEMENT OF CASH FLOWS

                                                              NINE MONTHS
                                                                 ENDED
                                                               MARCH 31,
                                                                 1998
                                                              -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................   $ 234,634
                                                               ---------
  Adjustments to reconcile net income to net cash provided
     by operating activities--
     Depreciation...........................................      20,039
     Increase in LIFO reserve...............................      21,695
     Provision for deferred income taxes....................     (11,806)
     Changes in operating assets and liabilities--
       Increase in receivables..............................     (44,855)
       Increase in inventories..............................    (132,040)
       Increase in prepaid expenses.........................     (57,796)
       Decrease in accounts payable, accrued liabilities and
        other...............................................    (216,461)
       Increase in income taxes payable.....................     150,235
                                                               ---------
          Total adjustments.................................    (270,989)
                                                               ---------
          Net cash used in operating activities.............     (36,355)
                                                               ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of note payable, employee......................     (49,429)
                                                               ---------
          Net cash used in financing activities.............     (49,429)
                                                               ---------
NET DECREASE IN CASH AND CASH EQUIVALENTS...................     (85,784)
CASH AND CASH EQUIVALENTS, beginning of period..............     162,976
                                                               ---------
CASH AND CASH EQUIVALENTS, end of period....................   $  77,192
                                                               =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for--
     Taxes..................................................   $   7,683

   The accompanying notes are an integral part of these financial statements.

                 A.C.C., INC., T/A AMERICAN CHEMICALS CO., INC.

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION:

  Description of Business

     A.C.C., Inc., t/a American Chemicals Co., Inc. (the Company), a Florida corporation, is a domestic distributor of a broad line of organic and inorganic chemicals. The Company sells its products primarily to customers in the northeastern United States.

  Basis of Presentation

     The accompanying financial statements represent the financial position, results of operations and cash flows for the Company, a wholly owned subsidiary of Colt Corporation (Colt).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash and Cash Equivalents

     Cash and cash equivalents include all liquid debt instruments purchased with an original maturity of three months or less.

  Allowance for Doubtful Accounts

     The Company provides an allowance for doubtful accounts based upon the specific identification of accounts receivable where collection is no longer probable. As of March 31, 1998, the Company did not have an allowance for doubtful accounts as historical credit losses have been insignificant.

  Inventories

     Inventories are stated at lower of cost or market, with costs being determined using the last-in, first-out (LIFO) method. Substantially all of the Company's inventories consist of finished goods.

  Plant and Equipment

     Plant and equipment are recorded at cost and are being depreciated using the straight-line method for financial reporting purposes and accelerated methods for federal income tax purposes. Plant and equipment are reviewed for impairment whenever events or circumstances provide evidence that suggests that the carrying amounts of the plant and equipment may not be recoverable.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of plant and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of income.

  Customer Deposits on Drums and Cylinders

     Many products are sold in steel or polyethylene drums for which the Company charges a deposit. These deposits are refundable to the customer upon return of the drum and are therefore recorded as a liability. Periodically, the Company assesses (based on aging and experience) the deposit liability account for deposits not expected to be claimed. For those deposits not expected to be claimed, the drums are considered sold and the deposit is recognized as income.

     Containers used to ship products which cost in excess of $1,000 and have a useful life greater than one year are capitalized and depreciated over their useful life (generally five years). Containers used to ship products which cost less than $1,000 are accounted for as inventory.

                 A.C.C., INC., T/A AMERICAN CHEMICALS CO., INC.

  Revenue Recognition

     The Company recognizes income on the accrual method. Under this method, credit sales and the cost of such sales are recognized in full upon completion of the sales transaction.

  Income Taxes

     The Company follows the asset and liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No.
109. Under this method, deferred assets and liabilities are recorded for future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws.

     The operations of the Company were included in the consolidated U.S. federal income tax return of Colt. For purposes of these financial statements, current and deferred income taxes have been provided on an "as if" separate-return basis. As a member of a consolidated group, the Company is jointly and severally liable for federal income taxes of the group.

  Environmental Expenditures

     Environmental expenditures are expensed or capitalized in accordance with generally accepted accounting principles. Liabilities for these expenditures are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  New Accounting Pronouncements

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," which requires the reporting of comprehensive income and its components to be displayed with the same prominence as other financial statements. This statement requires a company to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the statement of financial position. The Company has adopted this statement, and the differences between traditional income and comprehensive income were insignificant.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." This statement requires the reporting of expanded information of a company's operating segments. It also expands the definition of what constitutes an entity's operating segments. This statement is required to be adopted for fiscal years beginning after December 15, 1997. The Company intends to adopt this statement during its fiscal year ending March 31, 1999. Management is presently evaluating what, if any, additional disclosures may be required when this statement is implemented.

                 A.C.C., INC., T/A AMERICAN CHEMICALS CO., INC.

3. INVENTORIES:

     The following sets forth the balances of selected accounts assuming that the first-in, first-out (FIFO) method had been used for costing all inventories:

                                                               MARCH 31,
                                                                  1998
                                                               ----------
Inventories.................................................   $1,207,981
Working capital.............................................    1,771,888
Net income..................................................      266,095
Retained earnings...........................................      454,005

4. PLANT AND EQUIPMENT:

     Plant and equipment consists of the following:

                                                          ESTIMATED     MARCH 31,
                                                         USEFUL LIVES     1998
                                                         ------------   ---------
                                                          (IN YEARS)
Machinery and equipment................................      5-7         $68,666
Furniture and fixtures.................................        7          19,416
                                                                         -------
                                                                          88,082
Less -- Accumulated depreciation.......................                   48,857
                                                                         -------
          Total........................................                  $39,225
                                                                         =======

5. FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and a note payable. The carrying values of the Company's financial instruments approximate fair value due to the short-term nature of these investments.

6. INCOME TAXES:

     Income tax expense consists of the following:

                                                              NINE MONTHS
                                                                 ENDED
                                                               MARCH 31,
                                                                 1998
                                                              -----------
Current --
  Federal...................................................   $162,487
  State.....................................................     38,269
                                                               --------
                                                                200,756
                                                               ========
Deferred --
  Federal...................................................    (10,729)
  State.....................................................     (1,077)
                                                               --------
                                                                (11,806)
                                                               --------
          Total income tax expense..........................   $188,950
                                                               ========

                 A.C.C., INC., T/A AMERICAN CHEMICALS CO., INC.

     Actual income tax expense differs from income tax computed by applying the United States federal statutory rate to income before provision for income taxes as follows:

                                                              NINE MONTHS
                                                                 ENDED
                                                               MARCH 31,
                                                                 1998
                                                              -----------
Statutory federal income tax................................   $148,254
State income tax, less federal benefit......................     24,175
Other.......................................................     16,521
                                                               --------
                                                               $188,950
                                                               ========

     Deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes. The tax effects of the temporary differences that give rise to the significant portions of the deferred tax assets and liabilities are presented below:

                                                               MARCH 31,
                                                                 1998
                                                               ---------
Deferred income tax assets --
  Accrued expenses..........................................   $ 13,884
  State tax liability.......................................      1,374
                                                               --------
          Total deferred income tax assets..................     15,258
                                                               --------
Deferred income tax liabilities --
  Basis difference in plant and equipment...................     (8,034)
  Other.....................................................    (25,000)
                                                               --------
          Total deferred income tax liabilities.............    (33,034)
                                                               --------
          Net deferred income tax liabilities...............   $(17,776)
                                                               ========

7. EMPLOYEE BENEFIT PLANS:

  401(k) Plan

     On January 1, 1998, Colt established a defined contribution 401(k) profit-sharing plan which covers substantially all of the Company's employees. The plan provides for Colt to match one-half of the first 6 percent contributed by each of the Company's employees. Total contributions by Colt on behalf of Company employees under the plan were $4,065 for the nine-month period ended March 31, 1998.

  Profit-Sharing Plan

     Colt has a discretionary profit-sharing plan which covers substantially all of the Company's employees. Contributions are determined at the discretion of Colt's board of directors. There were no contributions made on behalf of the Company's employees in the nine-month period ended March 31, 1998.

  Other

     For the nine-month period ended March 31, 1998, the Company made retirement benefit payments of $37,494 to a former employee.

                 A.C.C., INC., T/A AMERICAN CHEMICALS CO., INC.

8. RELATED-PARTY TRANSACTIONS:

     Included in operating and selling, general and administrative expenses for the nine-month period ended March 31, 1998, is $411,659 which represents the Company's net allocated share of certain operating and selling, general and administrative costs paid by an affiliated entity. Operating and selling, general and administrative costs are allocated based on the estimated level of effort devoted to Colt's various subsidiary operations and the relative size of the subsidiary (based on revenues and payroll). The Company's management believes the method of allocating operating and selling general and administrative expenses is reasonable. Total operating and selling, general and administrative expenses reflected in the accompanying statement of income are reasonable when compared with the total operating and selling, general and administrative costs the Company would have incurred on a stand-alone basis.

     Historical interest expense on amounts due to affiliates has not been reflected in the accompanying financial statements. As of March 31, 1998, the Company had net amounts due to affiliates of $285,528. Amounts due to affiliates have no specific repayment terms and are noninterest-bearing. The average balance on the amounts due to affiliates for the nine-month period ended March 31, 1998, was $247,547.

     The Company rents certain land, equipment and storage facilities owned by related parties on a month-to-month basis. Total expenses related to these items for the nine-month period ended March 31, 1998, was $128,700.

     In July 1997, the Company borrowed $56,191 from an officer of the Company. As of March 31, 1998, the loan balance was $6,762. The loan was noninterest-bearing and will be repaid in full July 1998.

9. COMMITMENTS AND CONTINGENCIES:

  Environmental Matters

     The Company is subject to certain laws and regulations, such as the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), the Resource Conservation and Recovery Act and similar state statutes. The Company is currently not named as a potentially responsible party under CERCLA or similar state legislation with respect to its operations.

  Litigation

     The Company is not currently involved in any significant disputes or legal actions; however, such actions could arise in the ordinary course of business.

  Leases

     The Company leases certain trucks under noncancelable operating leases. Rent expense for such leases during the nine-month period ended March 31, 1998, was $106,414. Future minimum payments under noncancelable operating leases are as follows:

Remaining portion of 1998...................................   $ 80,112
1999........................................................    106,816
2000........................................................    106,816
2001........................................................     62,309
                                                               --------
                                                               $356,053
                                                               ========

                 A.C.C., INC., T/A AMERICAN CHEMICALS CO., INC.

  Union Contracts

     Certain employees have union representation under a ratified agreement through May 2000. The agreement covers compensation and benefits.

10. MAJOR CUSTOMERS AND RISK CONCENTRATION:

     The Company did not have sales greater than 10 percent of total sales to any one customer during the nine-month period ended March 31, 1998.

     The Company had purchases from three suppliers which were greater than 10 percent of total purchases during the nine-month period ended March 31, 1998. The purchases from such suppliers comprised approximately 50 percent of the Company's purchases during the nine-month period ended March 31, 1998.

     In addition, the Company grants credit, generally without collateral, to its customers located primarily in the northeastern region. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors within the area. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

11. COMMON STOCK:

     The Company has 2,500 shares of no par common stock authorized and one share issued and outstanding. The Company's sole stockholder is Colt.

12. SUBSEQUENT EVENTS (UNAUDITED):

     In July 1998, the Company and its stockholders entered into a definitive agreement with Chemical Logistics Corporation (Chemical) pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Chemical common stock, concurrent with the consummation of an initial public offering (the Offering) of common stock of Chemical.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Chemical Logistics Corporation:

     We have audited the accompanying balance sheet of Chemical Logistics Corporation as of December 31, 1997, and the related statements of operations, cash flows and stockholders' equity for the period from inception (July 15, 1997) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chemical Logistics Corporation as of December 31, 1997, and the results of its operations and its cash flows for the period from inception (July 15, 1997) through December 31, 1997, in conformity with generally accepted accounting principles.

Houston, Texas
July 17, 1998

                         CHEMICAL LOGISTICS CORPORATION

                                 BALANCE SHEETS

                                                              DECEMBER 31,    MARCH 31,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
                                         ASSETS
CASH........................................................    $  1,000     $     1,224
DEFERRED OFFERING COSTS.....................................          --          35,421
                                                                --------     -----------
          Total assets......................................    $  1,000     $    36,645
                                                                ========     ===========
                          LIABILITIES AND STOCKHOLDERS' EQUITY
ACCRUED LIABILITIES.........................................    $ 16,592     $    71,157
STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value, 10,000,000 shares
     authorized, none issued................................          --              --
  Common Stock, $.01 par value, 50,000,000 shares
     authorized, 1,659,366 and 2,124,487 shares issued and
     outstanding, respectively..............................       1,000           1,280
  Additional paid-in capital................................          --       5,232,611
  Retained deficit..........................................     (16,592)     (5,268,403)
                                                                --------     -----------
          Total stockholders' equity........................     (15,592)        (34,512)
                                                                --------     -----------
          Total liabilities and stockholders' equity........    $  1,000     $    36,645
                                                                ========     ===========

   The accompanying notes are an integral part of these financial statements.

                         CHEMICAL LOGISTICS CORPORATION

                            STATEMENTS OF OPERATIONS

                                                              FOR THE PERIOD
                                                              FROM INCEPTION
                                                              (JULY 15, 1997)   THREE MONTHS
                                                                  THROUGH          ENDED
                                                               DECEMBER 31,      MARCH 31,
                                                                   1997             1998
                                                              ---------------   ------------
                                                                                (UNAUDITED)
REVENUES....................................................     $     --       $        --
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES................       16,592         5,251,811
                                                                 --------       -----------
LOSS BEFORE INCOME TAXES....................................      (16,592)       (5,251,811)
INCOME TAXES................................................           --                --
                                                                 --------       -----------
NET LOSS....................................................     $(16,592)      $(5,251,811)
                                                                 ========       ===========

   The accompanying notes are an integral part of these financial statements.

                         CHEMICAL LOGISTICS CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                              FOR THE PERIOD
                                                              FROM INCEPTION
                                                              (JULY 15, 1997)   THREE MONTHS
                                                                  THROUGH          ENDED
                                                               DECEMBER 31,      MARCH 31,
                                                                   1997             1998
                                                              ---------------   ------------
                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................     $(16,592)      $(5,251,811)
  Adjustments to reconcile net loss to net cash used in
     operating activities --
     Compensation expense related to issuance of stock to
      CLC management........................................           --         5,232,611
     Changes in assets and liabilities --
       Increase in deferred offering costs..................           --           (35,421)
       Increase in accrued liabilities......................       16,592            54,565
                                                                 --------       -----------
          Net cash provided by (used in) operating
             activities.....................................           --               (56)
                                                                 --------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Initial capitalization....................................        1,000                --
  Issuance of additional shares to management...............           --               280
                                                                 --------       -----------
          Net cash provided by financing activities.........        1,000               280
                                                                 --------       -----------
NET INCREASE IN CASH........................................        1,000               224
CASH, beginning of period...................................           --             1,000
                                                                 --------       -----------
CASH, end of period.........................................     $  1,000       $     1,224
                                                                 ========       ===========

   The accompanying notes are an integral part of these financial statements.

                         CHEMICAL LOGISTICS CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                    COMMON STOCK        ADDITIONAL                       TOTAL
                                 -------------------     PAID-IN       RETAINED      STOCKHOLDERS'
                                  SHARES      AMOUNT     CAPITAL        DEFICIT         EQUITY
                                 ---------    ------    ----------    -----------    -------------
INITIAL CAPITALIZATION BY
  BELLMEADE, July 15, 1997....   1,659,366    $1,000    $       --    $        --     $     1,000
NET LOSS......................          --        --            --        (16,592)        (16,592)
                                 ---------    ------    ----------    -----------     -----------
BALANCE, December 31, 1997....   1,659,366     1,000            --        (16,592)        (15,592)
ISSUANCE OF ADDITIONAL SHARES
  TO
  MANAGEMENT..................     465,121       280     5,232,611             --       5,232,891
NET LOSS......................          --        --            --     (5,251,811)     (5,251,811)
                                 ---------    ------    ----------    -----------     -----------
BALANCE, March 31, 1998.......   2,124,487    $1,280    $5,232,611    $(5,268,403)    $   (34,512)
                                 =========    ======    ==========    ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                         CHEMICAL LOGISTICS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

     Chemical Logistics Corporation (the Company) was founded in July 1997, to create a premier national chemical distribution company. The Company intends to acquire, in separate transactions, nine entities engaged in the chemical distribution business (the Acquisitions), complete the consummation of its initial public offering (the Offering) and, subsequent to the Offering, continue to acquire through merger or purchase similar companies to expand its national and regional operations.

     The Company has not conducted any operations, and all activities to date have related to the Offerings and the Acquisitions. All expenditures of the Company to date have been funded by its founders and current stockholders, on behalf of the Company. The Company's founders and stockholders have also committed to fund future organization expenses and offering costs. As of March 31, 1998, costs of approximately $35,421 have been incurred in connection with the Offering, and such costs will be a reduction of the proceeds from the Offering. The Company has treated these costs as deferred offering costs in the accompanying balance sheet. The Company is dependent upon the Offering to execute the Acquisitions and to repay its current stockholders for funding deferred offering costs. There is no assurance that the Acquisitions or Offering will be completed. The ability of the Company to generate future operating revenues is dependent upon among other things, the ability of the Company to integrate operations and computer systems, identify and integrate satisfactory acquisition candidates and manage the effect of business growth and the need for other key personnel.

2. STOCKHOLDERS' EQUITY:

  Common Stock

     The Company effected a 16.59366-for-1 stock split in July 1998 for each share of common stock of the Company (Common Stock) then outstanding. The effects of the Common Stock split have been retroactively reflected in the balance sheets and in these notes.

     In connection with its initial capitalization the Company issued 1,659,366 shares to Bellmeade Capital Partners, L.L.C., the founder of the Company, in July 1997. In March 1998, the Company issued a total of 465,121 shares to management, directors and consultants of the Company. As a result of the issuance of shares to the Company's management, directors and consultants for nominal consideration, the Company recorded, for financial statement presentation purposes, a nonrecurring, noncash compensation charge of $5.2 million, calculated based on the difference between the amount paid for the shares and the offering price of the shares of $15.00 less a discount of 25 percent. Certain members of management who joined the Company subsequent to March 31, 1998, will be issued an additional 123,377 shares at $.01 per share. As a result of the issuance of the 123,377 shares, the Company will record an additional nonrecurring, noncash compensation charge of approximately $1.4 million.

  1998 Stock Plan

     The Plan was adopted by the board of directors and stockholders in June 1998. The purpose of the Plan is to provide officers, employees, directors and consultants with additional incentives by increasing their ownership interests in the Company. Individual awards under the Plan may take the form of one or more of (a) either incentive stock options or nonqualified stock options (NQSOs), (b) stock appreciation rights (SARs), (c) restricted stock, (d) phantom stock, (e) bonus stock awards, (f) awards not otherwise provided for, the value of which is based in whole or in part upon the value of the Common Stock, and
(g) cash awards that may or may not be based on the achievement of performance goals (Awards). The performance goals for Awards, until changed, include target levels of net income, cash flows, return on equity, profit margins, sales, stock price, market share improvement, achievement of national accounts, reductions in cost of goods sold and earnings per share.

                         CHEMICAL LOGISTICS CORPORATION

     The Compensation Committee or the Company's chief executive officer or president, to the extent such duties are delegated to either of them by the Compensation Committee, will administer the Plan and select the individuals who will receive awards and establish the terms and conditions of those awards. The maximum number of shares of Common Stock that may be subject to outstanding awards, determined immediately prior to grant of any award, may not exceed 15 percent of the aggregate number of shares of Common Stock then outstanding. Shares of Common Stock which are attributable to awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards. The maximum number of shares of Common Stock with respect to which any person may receive options and SARs in any calendar year is 500,000 shares. With respect to other forms of Awards, the maximum Award that may be granted to any individual in any calendar year cannot exceed $4 million (determined as of the date of the grant of the Award). Options and SARs may have such exercise prices as the Compensation Committee, at its discretion, determines.

     The Plan will remain in effect for 10 years, unless earlier terminated by the board of directors. The Plan may be amended by the board of directors or the Compensation Committee without the consent of the stockholders of the Company, except that any amendment will be subject to stockholder approval if required by any federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

     Each of the foregoing options will have an exercise price equal to the initial public offering price per share. These options will vest at the rate of 20 percent per year, commencing on the first anniversary of grant and will expire at the earliest of (a) 10 years from the date of grant, (b) three months following termination of employment, other than due to death or disability or
(c) one year following a termination of employment due to death or disability.

     The Plan also provides for (a) the automatic grant to each nonemployee director serving at the consummation of the Offering of an option to purchase 10,000 shares, (b) the automatic grant to each individual who is first elected or appointed as a nonemployee after the Offering of an option to purchase 10,000 shares on such election or appointment and (c) an automatic annual grant to each nonemployee director of an option to purchase 5,000 shares following each annual meeting of the stockholders on which such director remains a nonemployee director. All such director options will have an exercise price per share equal to the fair market value of the Common Stock on the date of grant, will vest six months after grant and will expire on the earliest of (a) 10 years from the date of grant or (b) one year following termination from the board.

  Stock Purchase Plan

     Prior to the closing of the Offering, the Company will adopt an employee stock purchase plan (the Stock Purchase Plan) for employees of the Company. Pursuant to the Stock Purchase Plan, the Company will pay any brokerage commissions, transfer taxes and other fees associated with a participant's purchase of Common Stock at the end of each six-month option period under the plan. Additionally, purchases made pursuant to the Stock Purchase Plan will be made at a 15 percent discount from (a) the then current market price of the Common Stock or (b) its market price at the beginning of the applicable option periods, whichever is lower. This discount will be funded by the Company. The Stock Purchase Plan is intended to serve as a means of encouraging participants to invest in Common Stock.

3. STOCK-BASED COMPENSATION:

     Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," allows entities to choose between a new fair value method of accounting for employee stock options or similar equity instruments and the current method of accounting prescribed by Accounting Principles Board
(APB) Opinion No. 25 under which compensation expense is recorded to the extent that the fair market value

                         CHEMICAL LOGISTICS CORPORATION
of the related stock is in excess of the options exercise price at date of grant. Entities electing to remain with the accounting in APB Opinion No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting prescribed in SFAS No. 123 had been applied. The Company will measure compensation expense attributable to stock options based on the method prescribed in APB Opinion No. 25 and will provide the required pro forma disclosure of net income and earnings per share, as applicable.

4. NEW ACCOUNTING PRONOUNCEMENTS:

     SFAS No. 130 requires the presentation of comprehensive income in an entity's financial statements. Comprehensive income represents all changes in equity of an entity during the reporting period, including net income and charges directly to equity which are excluded from net income. This statement is not anticipated to have a material impact on the Company or its financial disclosures.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." This statement requires the reporting of expanded information of a company's operating segments. It also expands the definition of what constitutes an entity's operating segments. This statement is required to be adopted for fiscal years beginning after December 15, 1997. The Company intends to adopt this statement during its fiscal year ending December 31, 1997. Management is presently evaluating what, if any, additional disclosures may be required when this statement is implemented.

5. FOUNDING COMPANY ACQUISITIONS:

     In July 1998, the Company signed definitive agreements pursuant to which all outstanding shares of common stock of the following entities (the Founding Companies) will be exchanged for cash and shares of the Common Stock, concurrent with the consummation of the Offering. The entities to be acquired are as follows:

     - Robins
     - Industrial
     - Southwest Solvents
     - Chemical Solvents
     - Tilley
     - Cron
     - Brown
     - Tarr
     - American

     The aggregate consideration that will be paid by the Company to acquire the Founding Companies will be approximately $31.1 million in cash and 6,543,329 shares of Common Stock.

     The Company will enter into employment agreements with each executive officer of the Company which prohibits such officer from disclosing the Company's confidential information and trade secrets and generally restricts these individuals from competing with the Company for a period of time equal to the greater of (i) two years after the date of the termination of employment with the Company and (ii) five years following the consummation of the Offering. Each of the agreements has an initial term of three years and provides for an automatic annual extension at the end of its initial term and is terminable by the Company for "cause" upon ten days' written notice and without "cause" by either party upon thirty days' written notice. All employment agreements provide that if the officer's employment is terminated by the Company without "cause," the officer will be entitled to receive his base salary (at the rate then in effect) for the greater of (i) the time period remaining under the initial term of the agreement or (ii) one year. In addition, the time

                         CHEMICAL LOGISTICS CORPORATION
period during which such officer is restricted from competing with the Company will be shortened to one year from the date of termination.

6. EVENTS SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     The Company has recently initiated negotiations with a group of commercial banks to provide the Company with a credit facility to be used for acquisitions, working capital and other general corporate purposes and may result in financial covenants that limit the Company's operations and financial flexibility. There can be no assurance that the Company will be able to obtain such financing if and when it is needed or that, if available, it will be available on terms the Company deems acceptable.

------------------------------------------------------
------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS

                                               PAGE
                                               ----
Prospectus Summary...........................
Risk Factors.................................
The Company..................................
Use of Proceeds..............................
Dividend Policy..............................
Capitalization...............................
Dilution.....................................
Selected Financial Data......................
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations.................................
Business.....................................
Management...................................
Certain Transactions.........................
Principal Stockholders.......................
Description of Capital Stock.................
Shares Eligible for Future Sale..............
Underwriting.................................
Legal Matters................................
Experts......................................
Additional Information.......................
Index to Financial Statements................

                            ------------------------

     UNTIL                     , 1998 (25 DAYS AFTER THE DATE OF THIS
PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                3,200,000 SHARES
                                     (LOGO)

                               CHEMICAL LOGISTICS
                                  CORPORATION
                                  COMMON STOCK
                              -------------------

                                   PROSPECTUS
                              -------------------
                                 BT ALEX. BROWN
                          DONALDSON, LUFKIN & JENRETTE

                              SANDERS MORRIS MUNDY
                                         , 1998
------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION(1)

SEC Registration Fee........................................  $   17,370
NASD Filing Fee.............................................       6,388
Listing Fee.................................................      *
Accounting Fees and Expenses................................      *
Legal Fees and Expenses.....................................      *
Printing Expenses...........................................      *
Transfer Agent's Fees.......................................      *
Miscellaneous...............................................      *
                                                              ----------
          Total.............................................  $4,300,000
                                                              ==========

---------------

(1) The amounts set forth above, except for the SEC and NASD fees, are in each case estimated.

 *  To be completed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subsection (a) of section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article Eighth of the Company's Amended and Restated Certificate of Incorporation states that:

          No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article Eighth shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eighth shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     In addition, Article VI of the Company's Bylaws further provides that the Company shall indemnify its officers, directors and employees to the fullest extent permitted by law.

     The Company intends to enter into indemnification agreements with each of its executive officers and directors.

     Under Section   of the Underwriting Agreement filed as Exhibit 1.1 to this
Registration Statement, the Underwriters have agreed to indemnify, under certain conditions, the Company, its officers and directors, and persons who control the Company within the meaning of the Securities Act of 1933, as amended, against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     Set forth below is certain information concerning all sales of securities by the Company during the past three years that were not registered under the Securities Act of 1933. The description presented below gives effect to the Company's recent 16.59366 for one stock split effected in June 1998.

          (a) On July 15, 1997, the Company issued 1,659,366 shares of its Common Stock at an aggregate price of $1,000 to Lorne D. Bain, John D. Rogers, and J. Chris Brewster.

          (b) On March 12, 1998, the Company issued 465,121 shares of its Common Stock to certain executive officers, key employees and consultants at an aggregate price of $280.29.

          (c) On April 1, 1998, the Company issued 19,083 shares of its Common Stock to certain executive officers at an aggregate price of $11.50.

          (d) On April 10, 1998, the Company issued 188,571 shares of its Common Stock to Bruce W. Wilkinson at a price of $113.64.

          (e) On April 15, 1998, the Company issued 12,810 shares of its Common Stock to Bruce W. Wilkinson at a price of $7.72.

          (f) On May 29, 1998, the Company issued 36,290 shares of its Common Stock to Scott R. Creasman at a price of $21.87.

          (g) On June 16, 1998, the Company issued 19,962 shares of its Common Stock to Rodney R. Proto at a price of $12.03.

          (h) See "Certain Transactions" for a discussion of the issuance of shares of Common Stock in connection with the Acquisitions.

     These transactions were completed without registration under the Securities Act of 1933 in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

          *1.1           -- Form of Underwriting Agreement.
           2.1           -- Form of Stock Purchase Agreement dated as of July 20,
                            1998 by and among the parties listed in the Schedule to
                            Form of Stock Purchase Agreement attached hereto.
           3.1           -- Amended and Restated Certificate of Incorporation.
           3.2           -- Bylaws.
          *4.1           -- Specimen Common Stock Certificate.
          *5.1           -- Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered.
         *10.1           -- Form of Employment and Non-Competition Agreement.
         *10.2           -- Form of Officer and Director Indemnification Agreement.
         *10.3           -- Chemical Logistics Corporation 1998 Stock Plan.
         *10.4           -- Chemical Logistics Corporation Stock Purchase Plan.
         *23.1           -- Consent of Andrews & Kurth L.L.P. (included in Exhibit
                            5.1).
          23.2           -- Consent of Arthur Andersen LLP.
          24.1           -- Powers of Attorney (included in signature page set forth on page II-5).
          27             -- Financial Data Schedule.
          99.1           -- Consents of Directors to serve.

---------------

* To be filed by amendment.

ITEM 17. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

          (1) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or

     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 23, 1998.

                                            CHEMICAL LOGISTICS CORPORATION

                                            By:   /s/ BRUCE W. WILKINSON
                                              ----------------------------------
                                                     Bruce W. Wilkinson,
                                                  Chairman of the Board and
                                                   Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Bruce W. Wilkinson and Francis S. Kalman, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statements filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON JULY 23, 1998.

                      SIGNATURE                                             TITLE
                      ---------                                             -----

               /s/ BRUCE W. WILKINSON                    Chairman of the Board and Chief Executive
-----------------------------------------------------      Officer (Principal Executive Officer)
                 Bruce W. Wilkinson

                  /s/ LORNE D. BAIN                      President and Director
-----------------------------------------------------
                    Lorne D. Bain

                /s/ FRANCIS S. KALMAN                    Senior Vice President, Chief Financial
-----------------------------------------------------      Officer and Secretary (Principal Financial
                  Francis S. Kalman                        Officer)

                /s/ SCOTT R. CREASMAN                    Vice President -- Controller (Principal
-----------------------------------------------------      Accounting Officer)
                  Scott R. Creasman

                               INDEX TO EXHIBITS

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          *1.1           -- Form of Underwriting Agreement.
           2.1           -- Form of Stock Purchase Agreement dated as of July 20,
                            1998 by and among the parties listed in the Schedule to
                            Form of Stock Purchase Agreement attached hereto.
           3.1           -- Amended and Restated Certificate of Incorporation.
           3.2           -- Bylaws.
          *4.1           -- Specimen Common Stock Certificate.
          *5.1           -- Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered.
         *10.1           -- Form of Employment and Non-Competition Agreement.
         *10.2           -- Form of Officer and Director Indemnification Agreement.
         *10.3           -- Chemical Logistics Corporation 1998 Stock Plan.
         *10.4           -- Chemical Logistics Corporation Stock Purchase Plan.
         *23.1           -- Consent of Andrews & Kurth L.L.P. (included in Exhibit
                            5.1).
          23.2           -- Consent of Arthur Andersen LLP.
          24.1           -- Powers of Attorney (included in signature page set forth on page II-5).
          27             -- Financial Data Schedule.
          99.1           -- Consents of Directors to serve.

---------------

* To be filed by amendment.